UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

(RULE 14C-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the Appropriate box:

☐ Preliminary information statement.	☐ Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2)).
☑ Definitive information statement.

Fidelity National Title Group, Inc.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the Appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☑	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

N/A

(2)	Form, Schedule or Registration Statement No.:

N/A

(3)	Filing Party:

N/A

(4)	Date Filed:

N/A

FIDELITY NATIONAL TITLE GROUP, INC.
601 Riverside Avenue
Jacksonville, FL 32204

We Are Not Asking You for a Proxy and
You are Requested Not To Send Us a Proxy

To the Stockholders of Fidelity National Title Group, Inc.:

On June 25, 2006, Fidelity National Title Group, Inc., which we refer to as FNT, entered into a securities exchange and distribution agreement, as amended and restated as of September 18, 2006, with Fidelity National Financial, Inc., which we refer to as FNF, under which FNF agreed to transfer its interests in certain companies and certain other assets to FNT in exchange for the assumption by FNT of certain liabilities of FNF and the issuance to FNF of shares of FNT Class A Common Stock, par value $0.0001 per share, which we refer to as FNT Class A common stock. In connection with the transactions under the securities exchange and distribution agreement, which we refer to as the proposed transactions, FNF will receive that number of shares of FNT Class A common stock equal to (i) 33,563,829 plus (ii) the aggregate amount of cash and certain investment assets included in the transfer of assets (not to exceed $275 million for purposes of this calculation) divided by $23.50. FNF will also convert all of the FNT Class B Common Stock, par value $0.0001 per share, which we refer to as FNT Class B common stock, it holds into FNT Class A common stock. Immediately thereafter, the shares acquired by FNF from FNT, together with the converted shares, will be distributed to holders of FNF common stock and, as a result, such FNF stockholders will receive shares of our common stock representing approximately 85% of our common stock outstanding on a fully-diluted basis.

We believe that our stockholders will benefit in several ways from the proposed transactions, including the distribution by FNF of all shares of FNT common stock held by it. First, the distribution will increase our public float, which in the long term we anticipate may enhance the trading price of our common stock. Second, the proposed transactions may enhance our ability to issue our common stock to raise equity capital and fund acquisitions and for management incentives. Our ability to do so is currently limited because, for several tax-related reasons, FNF is unwilling to own less than 80% of our common stock. These factors and others are described further in this information statement.

In connection with the proposed transactions, our certificate of incorporation will be amended to, among other things, (a) increase the authorized number of shares of FNT Class A common stock from 300 million to 600 million, (b) eliminate the FNT Class B common stock and all provisions relating thereto, (c) remove all references to and any requirements resulting from FNF’s ownership of FNT common stock and (d) change our name to “Fidelity National Financial, Inc.” Following the proposed transactions, our common stock will be listed and traded on the New York Stock Exchange, under the symbol “FNF.” Further, we will amend the FNT 2005 Omnibus Incentive Plan to increase the number of shares available for grants thereunder by 15.5 million.

Our board of directors, after its independent evaluation and acting upon the unanimous recommendation of a special committee of our independent directors, approved the proposed transactions as contemplated under the securities exchange and distribution agreement. A copy of the securities exchange and distribution agreement, as amended, is attached to this information statement as Annex A.

Under Delaware law, the approval of the holders of a majority of the outstanding shares of our common stock is required to approve the amendment to our certificate of incorporation. In addition, under the rules of the New York Stock Exchange, listed companies such as FNT are required to obtain stockholder approval prior to issuing securities to affiliates if the number of shares to be issued in the transaction exceeds one percent of the shares outstanding prior to the transaction.

On October 23, 2006, we will hold our annual meeting of stockholders, at which holders of record of our common stock will consider and vote on (1) the issuance of additional shares of FNT Class A common stock, (2) the adoption of an amendment to the FNT 2005 Omnibus Incentive Plan, which will increase the number of shares available for grants under the current plan, (3) the adoption of the FNT Annual Incentive Plan, (4) the charter amendments, (5) the election of certain directors of FNT and (6) the ratification of the appointment of KPMG LLP as FNT’s independent registered public accounting firm. Neither FNT nor FNF is soliciting proxies from FNT stockholders. You may, if you wish, attend the meeting and vote personally on all matters presented at the annual meeting. We recommend that FNT stockholders vote “FOR” the proposed transactions and the other annual meeting items.

FNF owns approximately 82% of our outstanding common stock as the result of its ownership of 100% of our outstanding FNT Class B common stock. Because of the greater voting rights of the FNT Class B common stock, the shares FNF holds represent 97.9% of the outstanding voting rights of our common stock. FNF will be present at the annual meeting and intends to vote “FOR” the proposed transactions and the other annual meeting items. You are invited to attend the FNT annual meeting, at which you will have the opportunity to vote, but your approval of the matters presented at the FNT annual meeting is not required.

Sincerely,

Raymond R. Quirk
Chief Executive Officer

This notice and the accompanying information statement are dated September 18, 2006 and are first being mailed to our stockholders on or about September 22, 2006. You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to you does not create any implication to the contrary.

FIDELITY NATIONAL TITLE GROUP, INC.
601 Riverside Avenue
Jacksonville, FL 32204

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 23, 2006

We Are Not Asking You for a Proxy and
You are Requested Not To Send Us a Proxy

To the Stockholders of Fidelity National Title Group, Inc.:

The 2006 annual meeting of stockholders of Fidelity National Title Group, Inc., which we refer to as FNT, will be held on October 23, 2006, at 9:30 a.m., local time, in the Peninsular Auditorium at 601 Riverside Avenue, Jacksonville, Florida 32204. At the meeting, stockholders will vote on each of the following proposals:

1.	The issuance of additional shares of FNT Class A common stock pursuant to the securities exchange and distribution agreement dated as of June 25, 2006, as amended and restated as of September 18, 2006, between FNT and Fidelity National Financial, Inc., which we refer to as FNF, which provides for, among other things, the transfer of FNT common stock to FNF and the assumption by FNT of certain liabilities of FNF in exchange for FNF’s interests in certain companies owned or controlled by it and certain other assets of FNF. We refer to the securities exchange and distribution agreement dated June 25, 2006 (prior to its amendment and restatement) as the original securities exchange and distribution agreement and the securities exchange and distribution agreement as amended and restated as of September 18, 2006 as the securities exchange and distribution agreement.

2.	The adoption of an amendment to the FNT 2005 Omnibus Incentive Plan, which will increase the number of shares available for grants under the current plan by an additional 15.5 million.

3.	The adoption of the FNT Annual Incentive Plan.

4.	The adoption of the amended and restated certificate of incorporation of FNT, which will, among other things, (a) increase the authorized number of shares of FNT Class A common stock from 300 million to 600 million, (b) eliminate the FNT Class B common stock and all provisions relating thereto, (c) remove all references to and any requirements resulting from FNF’s ownership of FNT common stock and (d) change our name to “Fidelity National Financial, Inc.”

5.	The election of four Class I directors to serve until the 2009 annual meeting of stockholders.

6.	The ratification of the appointment of KPMG LLP as FNT’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

7.	Any other matters as may properly be brought before the annual meeting.

FNT’s board of directors has unanimously adopted and approved the securities exchange and distribution agreement and the transactions contemplated thereby and determined that the transactions contemplated by the agreement are advisable and in the best interests of FNT and its stockholders. FNT’s board of directors recommends that FNT stockholders vote “FOR” Proposal 1 relating to the issuance of additional shares of FNT Class A common stock pursuant to the securities exchange and distribution agreement and “FOR” the other annual meeting proposals described above.

FNT’s board of directors has fixed the close of business on September 11, 2006, as the record date for determining those stockholders entitled to vote at the FNT annual meeting. Accordingly, only stockholders of record at the close of business on that date are entitled to notice of, and to vote at, the FNT annual meeting. A complete list of our stockholders will be available for inspection at the FNT annual meeting.

Please review the information statement accompanying this notice for more complete information regarding the proposed transactions and the annual meeting.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the proposed transactions, passed upon the merits or fairness of the proposed transactions or determined if this information statement is accurate or complete. Any representation to the contrary is a criminal offense.

By Order of the Board of Directors

Todd C. Johnson
Secretary

This information statement is dated September 18, 2006 and is first being mailed to our stockholders on or about September 22, 2006.

ANNEXES

QUESTIONS AND ANSWERS ABOUT THE PROPOSED TRANSACTIONS

Following are questions and related answers that briefly address some of the questions you may have regarding the securities exchange and distribution agreement and the proposed transactions as contemplated therein. These questions and answers may not contain all of the information relevant to you, do not purport to summarize all material information discussed in this information statement, and are subject to, and are qualified in their entirety by, the more detailed information contained in or attached to this information statement. Therefore, please read carefully this information statement, including the attached annexes, in its entirety.

Q:	What are the proposed transactions?

A:	In general terms, the transactions contemplated under the securities exchange and distribution agreement, which we refer to as the proposed transactions, involve the transfer by Fidelity National Financial, Inc., which we refer to as FNF, to us of substantially all of FNF’s assets, other than its ownership interests in FNT, FNF Capital Leasing Inc., a wholly owned subsidiary which we refer to as FNF Leasing, and Fidelity National Information Services, Inc., which we refer to as FIS. These assets include FNF’s interests in various subsidiaries, up to an aggregate of $275 million in cash and certain investment assets and any other property or rights that FNF owns immediately prior to the closing under the securities exchange and distribution agreement. In consideration of the contribution of these assets by FNF, FNT will, with certain limited exceptions, assume all of FNF’s liabilities and issue shares of FNT Class A common stock to FNF. We refer to this contribution of assets by FNF to FNT in exchange for the assumption of liabilities and issuance to FNF of shares of FNT Class A common stock as the asset contribution.

Immediately following the asset contribution, FNF will convert all of its shares of FNT Class B common stock into shares of FNT Class A common stock and then distribute all of the shares of FNT Class A common stock that it owns, including the converted shares and the shares received from FNT pursuant to the securities exchange and distribution agreement, to holders of FNF common stock as a dividend, which we refer to as the spin-off. As a result, FNF stockholders will receive shares of our common stock representing, on a fully-diluted basis, approximately 85% of our outstanding common stock. After the completion of the spin-off, FNF will have no assets other than its approximately 50.5% ownership position in FIS, its ownership of FNF Leasing and its rights under certain agreements entered into pursuant to the securities exchange and distribution agreement.

Additionally, our certificate of incorporation will be amended to, among other things:

• increase the authorized number of shares of FNT Class A common stock from 300 million to 600 million;

• eliminate the FNT Class B common stock and all provisions relating thereto;

• remove all references to and any requirements resulting from FNF’s ownership of FNT common stock; and

• change our name to “Fidelity National Financial, Inc.”

We refer to the amendments to our certificate of incorporation as the charter amendments.

Further, we will amend the FNT 2005 Omnibus Incentive Plan, which we refer to as the omnibus incentive plan, to increase the number of shares available for grants thereunder by 15.5 million.

Following the completion of the proposed transactions, our common stock will be listed and traded on the New York Stock Exchange, which we refer to as the NYSE, under the symbol “FNF.”

Q:	Why is FNT proposing the proposed transactions?

A:	We believe that our stockholders will benefit in several ways from the proposed transactions, including the distribution by FNF of all shares of FNT common stock held by it. First, the distribution will increase our public float, which in the long term we anticipate will enhance the trading price of our common stock. Second, the proposed transactions may enhance our ability to issue our common stock to raise equity capital and fund acquisitions and for management incentives. Our ability to do so is currently limited because, for several tax-related reasons, FNF is unwilling to own less than 80% of our common stock. These factors and others are described further in this information statement.

v

Q:	How will the proposed transactions affect my FNT common stock?

A:	Your rights as an FNT stockholder will not be affected by the proposed transactions, and you will not receive any additional shares by virtue of the FNT common stock you own at the time the proposed transactions are completed. However, your current percentage ownership of our company will be reduced as a result of the issuance of additional shares of FNT Class A common stock in connection with the proposed transactions and our company will be subject to the changes described in this information statement.

Q:	What other transactions are contemplated in connection with the securities exchange and distribution agreement?

A:	The proposed transactions are part of a larger organizational restructuring of FNF. At the same time that FNF and FNT entered into the securities exchange and distribution agreement, FNF and FIS entered into an agreement and plan of merger, which we refer to as the merger agreement. The merger agreement provides that following the spin-off under the securities exchange and distribution agreement, FNF will merge with and into FIS, which we refer to as the merger. The merger is expected to be completed approximately two weeks following the occurrence of the spin-off. Shortly after the spin-off but prior to the merger, FNF Leasing will merge with and into a wholly owned subsidiary of FIS, which we refer to as the Leasing merger, pursuant to the agreement and plan of merger entered into among FNF Leasing, FIS and a wholly owned subsidiary of FIS, which we refer to as the Leasing merger agreement. Upon the completion of the merger, FNF’s separate corporate existence will cease and FIS will be the surviving corporation. In order to complete the proposed transactions, all of the conditions to the consummation of the merger of FNF and FIS and the Leasing merger must be satisfied or waived (other than (i) conditions that, by their terms, are to be satisfied on the closing date for such transactions, (ii) the completion of the spin-off and (iii) in the case of the merger, the completion of the Leasing merger). In addition, in order for the merger to be completed, the proposed transactions, including the spin-off, and the Leasing merger must be completed.

Q:	Why is FNT proposing to amend its certificate of incorporation to increase the authorized number of shares of FNT Class A common stock?

A:	FNT’s certificate of incorporation currently provides that the total number of shares of all classes of stock FNT is authorized to issue is 650 million, consisting of 300 million shares of FNT Class A common stock, 300 million shares of FNT Class B common stock and 50 million shares of preferred stock. In connection with the proposed transactions, the FNT Class B common stock will be eliminated, and FNT desires to replace the 300 million authorized shares of FNT Class B common stock with authorized shares of FNT Class A common stock. As a result, we are amending our certificate of incorporation to provide for an increase to the number of authorized shares of FNT Class A common stock from 300 million to 600 million.

Q:	Why is FNT proposing to amend the omnibus incentive plan?

A:	In connection with the proposed transactions, FNF will no longer remain in existence and its outstanding options are being divided between FNT and FIS. Additionally, following the proposed transactions, there will be certain equity award grants for which FNT does not have sufficient shares authorized under its current omnibus incentive plan. The amendment to the omnibus incentive plan, which we refer to as the option plan amendment, will increase the number of shares available for grants thereunder by 15.5 million, to provide additional shares for these planned grants and future grants.

Q:	What are the other material conditions to complete the proposed transactions?

A:	The proposed transactions are subject to conditions that include the following:

• The NYSE must approve the listing of the shares of our common stock to be issued pursuant to the securities exchange and distribution agreement.

• FNT stockholders must approve the issuance of our shares of FNT Class A common stock to FNF and the option plan amendment.

• All of the conditions to the consummation of the merger of FNF with and into FIS, pursuant to the merger agreement, and the Leasing merger must be satisfied, other than as described above.

• FNF must terminate or assign to FNT its obligations under certain intercompany agreements with FNT and FIS, and FNT must amend certain related party agreements, as well as enter into additional agreements with FIS.

• The receipt of a private letter ruling from the Internal Revenue Service and an opinion of FNF’s special tax advisor, Deloitte Tax LLP, together to the effect that the spin-off will be tax free for both FNF and its stockholders.

The proposed transactions also are subject to other customary closing conditions.

Q:	When do you expect the proposed transactions to be completed?

A:	If the stockholders of FNT give their approval in connection with the proposed transactions, we expect to complete the proposed transactions following the satisfaction of the other conditions thereto. There may be a substantial period of time between the approval by stockholders of FNT of the proposals at the FNT annual meeting and the effectiveness of the proposed transactions. We currently anticipate that the proposed transactions will be completed in the fourth quarter of 2006.

Q:	What are the material United States federal income tax considerations of the proposed transactions?

A:	FNF has requested an Internal Revenue Service ruling, and expects to receive a ruling from the Internal Revenue Service and an opinion of its special tax advisor, Deloitte Tax LLP, satisfactory to us, together to the effect that the proposed transactions (including the spin-off) will be tax free transactions under the Internal Revenue Code of 1986, as amended, which we refer to as the Internal Revenue Code. Our stockholders (other than FNF) are not parties to the proposed transactions (including the spin-off); therefore, there will be no tax consequences to them as a result of the proposed transactions.

Q:	Why did our board of directors constitute a special committee of independent FNT directors?

A:	A special committee of our board of directors, composed solely of independent directors, which we refer to as the FNT special committee, was constituted because of the potential for conflicts of interest resulting from the fact that FNF initiated the proposed transactions and owns a majority of our common stock.

Q:	Did the special committee make a determination as to the fairness of the proposed transactions?

A:	Yes. The special committee of our board of directors has determined that the proposed transactions are fair to, and in the best interests of, our company and its stockholders and unanimously recommended approval of the terms and conditions of the securities exchange and distribution agreement. Our board of directors, after its independent evaluation and acting upon the unanimous recommendation of the special committee, has adopted and approved the proposed transactions and the securities exchange and distribution agreement.

Q:	Why am I not required to vote on the proposed transactions and related matters?

A:	Each of the issuance of shares to FNF as part of the proposed transactions, the charter amendments and the option plan amendment may be approved with the affirmative vote or consent of the holders of a majority of our outstanding common stock. FNF owns approximately 82% of our outstanding common stock as the result of its ownership of 100% of the outstanding FNT Class B common stock. Because of the greater voting rights of the FNT Class B common stock, the shares FNF holds represent 97.9% of the outstanding voting rights of our common stock. FNF will be present at the annual meeting and intends to vote “FOR” the proposed transactions, including the charter amendments and the option plan amendment. Accordingly, your approval of these matters is not required.

Q:	Do I have dissenters’ or appraisal rights with respect to the proposed transaction?

A:	No. FNT stockholders will not have dissenters’ or appraisal rights under Delaware law as a result of the proposed transactions.

Q:	Why did FNT send me this information statement?

A:	Under applicable securities regulations, we are required to provide you with information regarding the proposed transactions and related matters as well as the completion of the proposed transactions, even though your vote or consent is not required to complete the proposed transactions, and we are not asking you to send us a proxy.

Q:	Who can help answer my questions?

A:	If you have any questions about the proposed transactions or if you need additional copies of this information statement, you should contact:

Morrow & Co.
470 West Avenue
Stamford, CT 06902
(203) 658-9400
(800) 662-5200

SUMMARY

This summary highlights selected information contained elsewhere in this information statement and the attached annexes. This summary does not purport to contain a complete statement of all material information relating to the securities exchange and distribution agreement, the transactions contemplated therein and the other matters being considered at our annual meeting, and is subject to, and qualified in its entirety by, the more detailed information contained in or attached to this information statement. Where appropriate, items in this summary contain a cross reference directing you to a more complete description included elsewhere in this information statement. You should carefully read this information statement in its entirety, as well as all annexes attached to this information statement. As your approval of the matters described in this information statement is neither required nor requested, we are not asking you for a proxy and you are requested not to send us a proxy.

Information about Fidelity National Title Group, Inc.

Fidelity National Title Group, Inc., which we refer to as FNT, is one of the largest title insurance companies in the United States. Our title insurance underwriters — Fidelity National Title Insurance Company, which we refer to as Fidelity National Title, Chicago Title Insurance Company, which we refer to as Chicago Title, Ticor Title Insurance Company, which we refer to as Ticor Title, Security Union Title Insurance Company, which we refer to as Security Union Title and Alamo Title Insurance Company, which we refer to as Alamo Title — together issued approximately 29.0% of all title insurance policies issued nationally during 2005, as measured by premiums. Our title business consists of providing title insurance and escrow and other title-related products and services arising from the real estate closing process. Our operations are conducted on a direct basis through our own employees who act as title and escrow agents and through independent agents. In addition to our independent agents, our customers are lenders, mortgage brokers, attorneys, real estate agents, home builders and commercial real estate developers. We do not focus our marketing efforts on the homeowner.

We are a Delaware corporation formed on May 24, 2005. We are a majority owned subsidiary of Fidelity National Financial, Inc., which we refer to as FNF. FNF owns 143,176,041 shares, or approximately 82%, of our outstanding common stock, representing 97.9% of the voting rights of our common stock. Our principal executive offices are located at 601 Riverside Avenue, Jacksonville, Florida 32204. Our telephone number is (904) 854-8100.

The predecessors to FNT have primarily been title insurance companies, some of which have been in operation since the late 1800s. Many of these title insurance companies have been acquired in the last two decades. In 1984, our parent company, FNF, acquired a controlling interest in Fidelity National Title Insurance Company. During the 1990s, FNF acquired Alamo Title, Nations Title Inc., Western Title Company of Washington and First Title Corp. In 2000, FNF completed the acquisition of Chicago Title Corp., creating the largest title insurance organization in the world. In 2004, FNF acquired American Pioneer Title Insurance Company, which now operates under our Ticor Title brand. Chicago Title previously acquired Security Union Title in 1987 and Ticor Title in 1991. Our businesses have historically been operated as wholly-owned subsidiaries of FNF until October 2005, when FNF distributed to its stockholders a minority interest in FNT.

Additional information concerning our company is included in the reports that we periodically file with the U.S. Securities and Exchange Commission, which we refer to as the SEC, copies of which may be obtained as described in “Where You Can Find More Information” beginning on page 164.

Information about Fidelity National Financial, Inc.

FNF is a holding company that, through its operating subsidiaries, provides outsourced products and services to a variety of industries. During 2005, FNF completed certain strategic initiatives, including contributing its title operations to FNT (and in turn we became a majority-owned, publicly traded company); selling a minority interest in its subsidiary FIS; and agreeing to merge FIS into a separate publicly traded company, Certegy Inc., which we refer to as Certegy. Certegy is now known as FIS. Through FNT, FNF is one of the largest title insurance companies in the United States, with approximately 29.0% national market share. Through FIS, FNF provides industry leading data processing, payment and risk management services to financial institutions and retailers. Through other wholly-owned subsidiaries, FNF is a leading provider of specialty insurance products, including flood insurance, homeowners insurance and home warranty insurance.

Since February 1, 2006 when FNF closed its acquisition of an approximately 40% interest in Sedgwick CMS Holdings, Inc., which we refer to as Sedgwick CMS, FNF is now a provider of outsourced insurance claims management services to large corporate and public sector entities.

FNF has four reporting segments:

•	Fidelity National Title Group, Inc. This segment consists of our operations.

•	Fidelity National Information Services, Inc. This segment consists of the operations of FNF’s majority owned subsidiary, FIS. FIS provides transaction processing services, consisting principally of technology solutions for banks and other financial institutions, credit and debit card services and check risk management and related services for retailers and others. FIS also provides lender processing services, consisting principally of technology solutions for mortgage lenders, selected mortgage origination services such as title agency and closing services, default management and mortgage information services. FIS’ credit and debit card services and check risk management services were added through FIS’ merger with Certegy. This merger closed in February 2006.

•	Specialty Insurance. The specialty insurance segment, consisting of FNF’s various non-title insurance subsidiaries, issues flood, home warranty, homeowners, automobile and certain niche personal lines insurance policies.

•	Corporate and Other. The corporate and other segment consists of the operations and investments of the parent holding company, certain smaller businesses and certain other unallocated corporate overhead expenses.

Information about the Transferred Business (beginning on page 89)

Under the securities exchange and distribution agreement, FNF has agreed to transfer to us its interests in the following assets, which we refer to as the contributed assets, and we have agreed to assume certain liabilities of FNF, which we refer to as the assumed liabilities. We refer to the contributed assets and the assumed liabilities collectively as the transferred business:

Contributed Assets

Specialty Insurance Business.  Through its insurance subsidiaries, including Fidelity National Insurance Company, FNF offers various property and casualty insurance policies and other contracts which include:

•	Home warranty. The specialty insurance operations issue one-year, renewable contracts that protect new and existing homeowners against defects in household systems and appliances.

•	Flood insurance. The specialty insurance operations issue new and renewal flood insurance policies in conjunction with the U.S. National Flood Insurance Program. We are the largest domestic provider of the Write-Your-Own program sponsored by the U.S. National Flood Insurance Program.

•	Personal lines insurance. The specialty insurance operations offer and underwrite homeowners insurance in 48 states. Automobile insurance is currently underwritten in 23 states and is anticipated to expand to the balance of the U.S. in 2006. In addition, these operations also underwrite personal umbrella, inland marine (boat and recreational watercraft), and other niche personal lines products in selected markets.

Insurance Claims Management.  On February 1, 2006, FNF completed the acquisition of an approximately 40% interest in Sedgwick CMS. Sedgwick CMS is a leading provider of outsourced insurance claims management services to large corporate and public sector entities. Since FNF’s acquisition of its interest in Sedgwick CMS, Sedgwick CMS has acquired VPA, Inc., a privately-held claims services organization, based in Calabasas, California, specializing in absence and disability benefit management programs for large employers. Additionally, Sedgwick CMS has acquired CompManagement, Inc. and its affiliated companies through a merger of a subsidiary of Sedgwick CMS with CompManagement, Inc.’s parent company, Security Capital Corporation, for a cash purchase price of approximately $191.5 million. Sedgwick CMS offers three core claims management product lines, which include worker’s compensation, liability and disability and operates in over 100 locations with more than 4,000 employees.

Real Estate Holdings.   Through its subsidiary, Cascade Timberlands LLC, which we refer to as Cascade, FNF owns an interest in approximately 293,000 acres of productive timberlands located on the eastern side of the Cascade mountain range extending from Bend, Oregon toward the California border. FNF began to purchase equity interests in Cascade in March 2006. FNF has acquired approximately 71% of Cascade for an aggregate price of approximately $94 million.

Other Contributed Assets.   Pursuant to the securities exchange and distribution agreement, FNF has agreed to transfer to us its interest in certain other real estate holdings in Montana. Additionally, FNF has agreed to transfer to us all cash and certain investment assets held by FNF as of the date of completion of the proposed transactions (up to an aggregate of $275 million), and substantially all other properties, assets and rights of any nature, kind and description, tangible and intangible (including goodwill), whether real, personal or mixed, held by FNF immediately prior thereto. The contributed assets will not, however, include the shares of the capital stock of FNT, FIS or FNF Leasing held by FNF.

Assumed Liabilities

Pursuant to the securities exchange and distribution agreement, we have agreed to assume all of FNF’s liabilities, except (i) any liabilities of FNF to the extent FIS or any subsidiary of FIS or FNF Leasing or any subsidiary of FNF Leasing has, as of or prior to the closing under the securities exchange and distribution agreement, which we refer to as the closing, agreed in writing to be responsible for such liabilities, (ii) any liabilities of FNF to the extent arising out of or related to the ownership or operation of the assets or properties, or the operations or conduct of the business, of FIS or any subsidiary of FIS or FNF Leasing or any subsidiary of FNF Leasing, in each case to the extent FIS or any subsidiary of FIS or FNF Leasing or any subsidiary of FNF Leasing has, as of or prior to the closing, agreed to be responsible for such liabilities, (iii) any guaranties or other similar contractual liabilities of FNF in respect of a primary liability of FIS or any subsidiary of FIS or FNF Leasing or any subsidiary of FNF Leasing, (iv) certain limited tax liabilities, (v) any liabilities arising from the operation or conduct of the business of FNF after the date that is 30 days after the closing, if the merger has not been completed as of such date and (vi) any liabilities for transaction bonuses that may be paid to certain executive officers of FNF. We refer collectively to these liabilities to be assumed by FNT as the assumed liabilities.

Our Future Strategy

Following the asset contribution, we will no longer be purely a title insurance company. Instead, we will be a holding company which operates through its subsidiaries in several different industries. In addition, we expect to actively evaluate possible strategic transactions, including but not limited to potential acquisitions of other companies, business units and operating and investment assets. Any such acquisitions may or may not be in lines of business that are the same as or provide potential synergies with our existing operations. There can be no assurance, however, that any suitable acquisitions or other strategic opportunities will arise.

The Proposed Transactions (beginning on page 29)

Pursuant to the securities exchange and distribution agreement, FNF has agreed to transfer to us the contributed assets in exchange for our assumption of the assumed liabilities and our issuance of that number of shares of FNT Class A common stock equal to (i) 33,563,829 plus (ii) the aggregate amount of cash and certain investment assets included in the transfer of assets (not to exceed $275 million for purposes of this calculation) divided by $23.50.

Immediately after the completion of FNF’s contribution of assets to FNT, the assumption by FNT of the assumed liabilities and the transfer of shares of FNT Class A common stock by FNT to FNF, which we refer to collectively as the asset contribution, FNF will convert all of the FNT Class B common stock it holds into FNT Class A common stock. Immediately after the asset contribution and the conversion of the FNT Class B common stock into FNT Class A common stock, FNF will distribute all of the FNT Class A common stock held by it, including the converted shares and the shares received from FNT, to the holders of FNF common stock. FNF will distribute to each holder of FNF common stock, as of the record date of the distribution, as a dividend shares of FNT common stock equal to that holder’s pro rata portion of all of the shares of FNT Class A common stock held by FNF immediately prior to the payment date. Fractional shares that would otherwise be received by FNF stockholders will be aggregated and sold and the net cash proceeds of the sale will be distributed in lieu of fractional shares. We refer to the distribution to the stockholders of FNF of all FNT common stock held by FNF as the spin-off.

Immediately after the completion of the spin-off and the merger described below, we will amend our certificate of incorporation, which amendment we refer to as the charter amendments, to (i) increase the authorized number of shares of FNT Class A common stock from 300 million to 600 million, (ii) eliminate the FNT Class B common stock and all provisions relating thereto, (iii) remove all references to and any requirements resulting from FNF’s ownership of FNT common stock and (iv) change our name to “Fidelity National Financial, Inc.” Following completion of the proposed transactions, the symbol for our common stock on the NYSE will become “FNF.” Further, we will amend the omnibus incentive plan to increase the number of shares available for grants thereunder by 15.5 million.

The proposed transactions are part of a larger organizational restructuring of FNF. At the same time that FNF and FNT entered into the securities exchange and distribution agreement, FNF and FIS entered into an agreement and plan of merger, which we refer to as the merger agreement. The merger agreement provides that following the spin-off under the securities exchange and distribution agreement, FNF will merge with and into FIS, which we refer to as the merger. The merger is expected to be completed approximately two weeks following the occurrence of the spin-off in accordance with its terms. Shortly after the spin-off but prior to the merger, pursuant to the Leasing merger agreement, FNF Leasing will merge with and into a wholly owned subsidiary of FIS. Upon the completion of the merger, FNF’s separate corporate existence will cease and FIS will continue as the surviving corporation. In order to complete the proposed transactions, all of the conditions to the consummation of the merger of FNF and FIS and the Leasing merger must be satisfied or waived (other than (i) conditions that, by their terms, are to be satisfied on the closing date for such transactions, (ii) the completion of the spin-off and (iii) in the case of the merger, the completion of the Leasing merger). In addition, in order for the merger to be completed, the proposed transactions, including the spin-off, and the Leasing merger must be completed. After the completion of the proposed transactions and the Leasing merger, and immediately prior to the merger, FNF will have no assets other than its approximately 50.5% ownership position in FIS and its rights under certain agreements entered into pursuant to the securities exchange and distribution agreement.

Opinion of the FNT Special Committee’s Financial Advisor (beginning on page 35)

In connection with the original securities exchange and distribution agreement, Banc of America Securities LLC, which we refer to as Banc of America Securities, delivered to the FNT special committee a written opinion, dated June 25, 2006, as to the fairness, from a financial point of view and as of such date, to FNT of the aggregate number of shares of FNT Class A common stock to be issued by FNT pursuant to (and in exchange for the contributed assets described in) the original securities exchange and distribution agreement. We refer to the contributed assets described in the original securities exchange and distribution agreement as the original contributed assets, and the aggregate number of shares of FNT Class A common stock to be issued by FNT in the original securities exchange and distribution agreement as the aggregate stock consideration. The full text of the written opinion, dated June 25, 2006, of Banc of America Securities, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex B to this information statement and is incorporated by reference in its entirety into this information statement. FNT stockholders are encouraged to read the opinion carefully in its entirety. Banc of America Securities provided its opinion to the FNT special committee to assist the FNT special committee in its evaluation of the aggregate stock consideration to be issued by FNT under the original securities exchange and distribution agreement from a financial point of view. Banc of America Securities’ opinion does not address any other aspect of the proposed transactions or any related transactions and does not constitute a recommendation as to how any stockholder should vote or act in connection with the proposed transactions.

Banc of America Securities was not requested to, and did not, render to the FNT special committee an opinion in connection with the securities exchange and distribution agreement (as used in this section, as elsewhere in this information statement, the term securities exchange and distribution agreement refers to the securities exchange and distribution agreement as amended and restated as of September 18, 2006). Accordingly, Banc of America Securities’ opinion dated June 25, 2006 does not take into account any events or developments after the date of such opinion, including any modifications to the proposed transactions or the consideration payable by FNT pursuant to the securities exchange and distribution agreement.

Interests of Directors and Executive Officers in the Proposed Transactions (beginning on page 47)

You should be aware that certain of our directors and officers have interests in the proposed transactions that differ from, or are in addition to, the interests of FNT stockholders. In particular, William P. Foley, II, the chairman of our board of directors, is also the chairman of the board of directors and chief executive officer of FNF, the controlling stockholder of FNT. Following the proposed transactions, Mr. Foley will be our Chief Executive Officer and the Executive Chairman of FIS. In connection with the proposed transactions, FNT will enter into a new employment agreement with Mr. Foley as described below and he will receive a grant of 475,000 shares of our restricted stock. Additionally, Mr. Foley currently holds 5,408,216 options to purchase FNF common stock, although 3,856,684 of such options will be exercised or cashed-out prior to the spin-off pursuant to the terms of the option letter agreement among FNF, William P. Foley, II, Alan L. Stinson and Brent B. Bickett. See “The Securities Exchange and Distribution Agreement — Additional Agreements” beginning on page 58. With respect to the FNF stock options held by Messrs. Foley, Stinson and Bickett at the time of the spin-off, 50% of such options will be replaced with FNT options and the remaining 50% of such options will be assumed by FIS pursuant to the terms of the merger agreement.

Certain of our other directors and executive officers hold options to acquire FNF common stock, some of which will be similarly replaced with options to acquire FNT common stock. In addition, most of our directors and executive officers own shares of FNF common stock and will receive shares of our Class A Common Stock in the spin-off. In particular, Mr. Foley owns, in the aggregate, 5,721,266 shares and 110,000 restricted shares of FNF common stock and will receive shares of our common stock in respect thereof in connection with the spin-off, with the shares to be received in respect of the restricted stock to be subject to the same restrictions.

Pursuant to his new employment agreement, Mr. Foley will serve as our Chief Executive Officer. Mr. Foley will receive an annual base salary of $500,000, with an annual cash bonus opportunity equal to 300% of his annual base salary for achieving targeted results, with higher or lower amounts payable depending on performance relative to those targets. In the event of a termination of Mr. Foley’s employment by FNT for any reason other than cause or disability, or in the event of a termination by Mr. Foley for good reason or for any reason during the 6-month period immediately following a change in control, he will receive (i) any accrued obligations, (ii) a prorated annual bonus, (iii) a lump-sum payment equal to 300% of the sum of his (x) annual base salary and (y) the highest annual bonus paid to him within the 3 years preceding his termination, (iv) immediate vesting and/or payment of all FNT equity awards, and (v) continued receipt of life and health insurance benefits for a period of 3 years, reduced by comparable benefits he may receive from another employer. The agreement expressly provides that no event or transaction which is entered into, is contemplated by, or occurs as a result of the securities exchange and distribution agreement or the merger agreement between FNF and FIS will constitute a change in control under the agreement.

It is intended that FNT will also enter in employment agreements with certain other FNT executive officers who, along with Mr. Foley, will serve as executive officers of both FNT and FIS. Specifically, FNT will enter into an employment agreement immediately following the spin-off with Alan L. Stinson and with Brent B. Bickett, both of whom will serve as dual executive officers. With respect to each of Messrs. Bickett and Stinson, the compensation committee has approved an annual base salary of $300,000, with an annual cash bonus opportunity equal to 150% of his annual base salary for achieving targeted results, with higher or lower amounts payable depending on performance relative to those targets. In addition, Messrs. Bickett and Stinson will each receive a grant of 130,000 shares of FNT restricted stock, with 3 year graded vesting (1/3 each year), immediately following the spin-off.

In connection with the proposed transactions, FIS will enter into a new employment agreement with Mr. Foley and he will also receive a grant of 830,000 options to purchase shares of FIS’s common stock, with 3 year graded vesting (1/3 each year) and a 7 year term, immediately following the merger. In addition, FIS will also enter into new employment agreements with, and grant options to, Mr. Stinson and Mr. Bickett.

In addition, the FNF Compensation Committee is evaluating paying transaction bonuses to a group of officers of FNF, including Messrs. Foley, Stinson, and Bickett. The purpose of the transaction bonus is to reward certain officers for their efforts towards successful completion of the merger and the proposed transactions. The merger is the final step of FNF’s long-term strategy, which has included previous acquisitions (Alltel Information Services for example) and reorganizations. The result of FNF’s long-term strategy has been the creation of significant value for shareholders and a rate of return that has consistently exceeded that of the S&P 500 since 1987. If FNF shareholders approve the proposed transactions and the Committee is confident that the transactions will close, the Committee will grant the transaction bonuses (the bonuses would be paid just prior to the closing of the spin-off). Although no bonus will actually be granted by the Committee until shortly prior to the spin-off, the Committee currently would expect to award Mr. Foley a bonus of $19.0 million and Messrs. Stinson and Bickett each a bonus of $2.2 million. The other officers would receive an aggregate of $1.6 million.

Record Date; Outstanding Shares; Shares Entitled to Vote (beginning on page 26)

We have fixed the close of business on September 11, as the record date for determining the FNT stockholders entitled to receive notice of or to vote at our annual meeting. Only holders of record of shares of FNT common stock at the close of business on that date will be entitled to vote at our annual meeting. At the close of business on the record date there were 174,323,398 shares of our common stock outstanding.

Expected Completion of the Proposed Transactions

We expect that the proposed transactions will be approved at our annual meeting. If all conditions to the consummation of the merger are satisfied, we expect to complete the proposed transactions as soon as practicable after the satisfaction of the other conditions to the proposed transactions, including the receipt of a private letter ruling from the Internal Revenue Service, third party consents and regulatory approvals. There may be a substantial period of time between the approval of the proposed transactions at our annual meeting and the effectiveness of the proposed transactions. We currently anticipate that the proposed transactions will be completed in the fourth quarter of 2006.

Ownership of FNT After the Proposed Transactions

As part of the consideration for the transfer by FNF to us of certain assets, we expect to issue approximately 45,265,956 shares of FNT Class A common stock, assuming that we receive cash and certain investment assets in an aggregate amount of $275 million from FNF in connection with the proposed transactions. Further, based on the number of shares of FNT Class B common stock held by FNF on the record date and to be converted to FNT Class A common stock in connection with the spin-off, we expect to issue approximately 143,176,041 additional shares of FNT Class A common stock to FNF. Upon completion of the proposed transactions, including the distribution by FNF to its stockholders of all shares of FNT common stock held by FNF, we expect that the stockholders of FNF will own approximately 85% of the then outstanding shares of FNT common stock.

No Dissenters’ Rights

FNT’s stockholders are not entitled to demand appraisal of, or to receive payment for, their shares of FNT common stock under the Delaware General Corporation Law in connection with the proposed transactions.

Conditions to Completion of the Proposed Transactions (beginning on page 62)

A number of conditions must be satisfied or waived on or prior to the closing under the securities exchange and distribution agreement (which we refer to as the closing) before the proposed transactions may be completed. These include, among others:

•	the absence of any inaccuracy in either party’s representations and warranties that would be reasonably likely to have a material adverse effect;

•	the receipt of governmental and regulatory consents and approvals, including all necessary approvals for the transfer of FNF’s interest in its regulated insurance company subsidiaries to FNT and for the spin-off of the FNT insurance operations;

•	the receipt of FNT stockholder approval (which we refer to collectively as the FNT stockholder approval) of (i) the issuance of shares of FNT common stock in connection with the asset contribution, (ii) the adoption of the amendment to the omnibus incentive plan and (iii) the adoption of the charter amendments;

•	the receipt of a private letter ruling from the Internal Revenue Service and an opinion of FNF’s special tax advisor Deloitte Tax LLP together to the effect that the spin-off will be tax free to FNF and its stockholders;

•	the receipt of consents required from third parties, including under credit agreements of FNF, FNT and FIS and any other material agreements;

•	the effectiveness of the registration statement on Form S-1, which we refer to as the Form S-1, in respect of the distribution to FNF stockholders of shares of FNT common stock by FNF in connection with the spin-off, and the absence of any stop order or related SEC proceedings in connection therewith;

•	the termination or amendment of specified intercompany agreements and the entering into of specified additional agreements between FNT and FIS;

•	the total liabilities of FNF to be assumed by FNT that would be reflected on an unconsolidated balance sheet of FNF prepared in accordance with generally accepted accounting principles in the United States, which we refer to as GAAP, not exceeding $100 million at the time of the closing; and

•	the satisfaction or waiver of all of the conditions to the consummation of the merger of FNF with and into FIS and the Leasing merger (other than (i) those that are to be satisfied as of the consummation of such transactions, (ii) the occurrence of the spin-off and (iii) in the case of the merger, the occurrence of the Leasing merger).

Termination of the Securities Exchange and Distribution Agreement (beginning on page 64)

The securities exchange and distribution agreement may be terminated at any time prior to the closing, whether before or after receipt of the FNT stockholder approval:

•	by the mutual written consent of FNT and FNF;

•	by either FNT or FNF if the FNT stockholder approval has not been obtained;

•	by either FNT or FNF if the closing has not been consummated on or before December 31, 2006;

•	by either FNT or FNF if the merger agreement or the Leasing merger agreement has been terminated;

•	by either FNT or FNF if any governmental entity prohibits the transactions contemplated under the securities exchange and distribution agreement; or

•	by FNF in its sole discretion (in which case FNF will be required to reimburse FNT for its reasonable costs and expenses in connection with the securities exchange and distribution agreement).

Material United States Federal Income Tax Considerations

FNF has requested an Internal Revenue Service ruling, and expects to receive a ruling from the Internal Revenue Service and an opinion of its special tax advisor, Deloitte Tax LLP, satisfactory to us, together to the effect that the proposed transactions (including the spin-off) will be tax free transactions under the Internal Revenue Code. Our stockholders (other than FNF) are not parties to the proposed transactions; therefore, there will be no tax consequences to them as a result of the proposed transactions.

Accounting Treatment

Acquisitions among entities under common control such as the asset contribution are not considered business combinations and are to be accounted for at historical cost in accordance with EITF 90-5, Exchanges of Ownership

Interests between Enterprises under Common Control. Furthermore, the substance of the proposed transactions and the merger is effectively a reverse spin-off of FIS by FNF in accordance with EITF 02-11, Accounting for Reverse Spinoffs. Accordingly, the historical financial statements of FNF will become those of FNT; however, the criteria to account for FIS as discontinued operations as prescribed by SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets will not be met. This is primarily due to the continuing involvement of FNT with and significant influence that FNT will have over FIS subsequent to the merger through common board members, common senior management and continuing business relationships. It is expected that FIS will continue to be included in FNF’s consolidated financial statements through the date of the completion of the proposed transactions and the merger.

Directors and Officers of FNT Following the Spin-off

Under the securities exchange and distribution agreement, we have agreed that our board of directors, after the completion of the proposed transactions, will consist of our existing directors except that William G. Bone and William A. Imparato will resign and Douglas K. Ammerman, Thomas M. Hagerty, Daniel D. Lane and Cary H. Thompson will be appointed to join our board of directors.

In addition, William P. Foley, II will be our Chairman of the Board and Chief Executive Officer, Alan L. Stinson will be our Chief Operating Officer, Brent Bickett will be an executive officer of FNT, Peter T. Sadowski will be our Executive Vice President and General Counsel and Michael L. Gravelle will be our Executive Vice President, Legal.

Changes in Intercompany Agreements

At or prior to the closing, FNT and FNF will, and will cause their relevant subsidiaries to, terminate or amend certain specified intercompany agreements and, in the case of FNT, enter into certain specified additional agreements with FIS. Generally speaking, the intercompany agreements to which FNF is a party will either be terminated or assigned to FNT. Certain of the intercompany agreements between FIS and/or its subsidiaries, on the one hand, and FNT and/or subsidiaries, on the other, will require amendment to reflect the merger as well as other changes necessary to take into account changes in the relationship between the parties after the merger.

Cross-Indemnity Agreement and Tax Disaffiliation Agreement

At or prior to the closing, (i) FNT and FIS will enter into the cross-indemnity agreement and (ii) FNF, FNT and FIS will enter into the tax disaffiliation agreement, both of which are described below under the caption “The Securities Exchange and Distribution Agreement and Related Documents—Additional Agreements” beginning on page 58.

Risk Factors

In evaluating the proposed transactions or the securities exchange and distribution agreement, you should carefully read this information statement and especially consider the factors discussed in the section entitled “Risk Factors” beginning on page 21.

Regulatory Matters

The insurance subsidiaries of FNF and FNT are subject to regulation under applicable state laws. Before a person can acquire control of a U.S. insurance company, prior written approval must be obtained from the insurance commissioner of the state where the insurer is domiciled. Generally, state statutes presume control to exist if any person, directly or indirectly, owns, controls, holds with the power to vote, or holds proxies representing, 10% or more (5% in Florida) of the voting securities of a domestic insurer. The state insurance commissioner reviewing an application to acquire control will consider such factors as the financial strength of the applicant, the integrity and management of the applicant’s board of directors and executive officers and the acquiror’s plans for the future operations of the domestic insurer. In connection with the proposed transactions, FNF and FNT are in the process of seeking exemptions from the requirements of the various state insurance laws from this approval process on the basis that the proposed transactions do not result in any new person acquiring control of the FNF or FNT insurance subsidiaries as such term is defined under the applicable state insurance laws. In the alternative, FNF and FNT will request approval for the proposed transactions from state insurance commissioners where necessary.

Additionally, on July 3, 2006, the California Insurance Commissioner issued a notice of proposed action and notice of public hearing relating to certain proposed regulations governing rate-making for title insurance. The hearing on the proposed regulations took place on August 30, 2006. If implemented, the proposed regulations would result in significant reductions in title insurance rates, which are likely to have a significant negative impact on FNT’s revenues in California. Further, the proposed regulations would give the California Insurance Commissioner the ability to set maximum allowable title insurance rates on a going-forward basis. It is possible that such maximum rates would be lower than the rates that FNT would otherwise set.

Treatment of FNF Equity Awards in Connection with the Spin-off (beginning on page 51)

Stock Options

FNF stock options held by persons who, after the spin-off, will solely be employed by or serve as a director of FNT or an FNT affiliate will be replaced with FNT stock options granted under the omnibus incentive plan, with the same terms and conditions as the FNF options, but with equitable adjustments made to the exercise prices and the number of shares underlying the options to reflect the difference in value of FNF and FNT common stock.

In addition, William P. Foley, II, Alan L. Stinson and Brent B. Bickett entered into an agreement with FNF on June 25, 2006, pursuant to which FNF has the right to cash out a certain number of the FNF stock options held by Messrs. Foley, Stinson and Bickett for their fair market value or require these individuals to exercise such options. To the extent FNF exercises its right under this agreement, it is required to do so immediately prior to the effective time of the spin-off or as near thereto as practicable. FNF’s right to cash out these FNF stock options or require such options to be exercised is subject to the right of Messrs. Foley, Stinson and Bickett to exercise such stock options if doing so would not adversely affect the tax treatment of the proposed transactions. With respect to the FNF stock options held by Messrs. Foley, Stinson and Bickett that are not subject to the agreement entered into with FNF, and with respect to FNF stock options held by other persons who, like Messrs. Foley, Stinson and Bickett, will be employed by or serve as a director of both FNT and FIS, whom we refer to as dual service providers, 50% of such options (to the extent outstanding at the closing) will be replaced with FNT options, as described above, and the remaining 50% of such options will be assumed by FIS and converted into FIS stock options pursuant to the terms of the merger agreement.

Restricted Stock

All holders of FNF restricted stock will receive FNT shares in connection with the spin-off in the same proportion as other FNF stockholders, with such shares subject to the same transfer restrictions and forfeiture conditions as the FNF restricted stock based upon continued service with FNT and its affiliates or FIS and its affiliates, as the case may be. In addition, FNF restricted stock granted to and held by persons who, after the spin-off, will solely be employed by or serve as a director of FNT or an FNT affiliate will be replaced with shares of FNT restricted stock pursuant to the terms of the securities exchange and distribution agreement, with the same terms and conditions as the FNF restricted stock based upon continued service with FNT and its affiliates. With respect to dual service providers, 50% of their FNF restricted stock will be replaced with FNT restricted stock and 50% will be converted into FIS restricted stock.

Indemnification and Insurance (beginning on page 64)

Under the securities exchange and distribution agreement, we have agreed to indemnify each person who, prior to the closing, was an officer or director of FNF to the same extent that such officer or director was indemnified by FNF under FNF’s charter and by-laws. We will also purchase and maintain for at least six years after date of closing a directors’ and officers’ insurance policy insuring directors, officers and employees of FNF and its subsidiaries (but not directors, officers or employees of FIS and its subsidiaries acting in their capacity as such) and providing coverage at least as favorable to the insured persons as FNF’s current director’s and officer’s insurance.

MARKET PRICE AND DIVIDEND INFORMATION

Our Historical Market Price

Our common stock is listed and traded on the New York Stock Exchange, which we refer to as the NYSE, under the symbol “FNT.” FNF’s common stock is listed and traded on the NYSE under the symbol “FNF.” Following the completion of the proposed transactions and the merger of FNF with and into FIS pursuant to the merger agreement, our common stock will be listed and traded on the NYSE under the symbol “FNF.” The table below sets forth, for the periods indicated, the high and low split-adjusted sales prices per share of FNF and our common stock as reported on the NYSE:

	Our Common Stock		FNF Common Stock
	High	Low	High	Low

Year Ended December 31, 2005
Quarter ended March 31	N/A	N/A	$47.00	$30.35	(a)
Quarter ended June 30	N/A	N/A	36.98	30.05
Quarter ended September 30	N/A	N/A	44.71	35.56
Quarter ended December 31	$24.35	$20.30	45.56	35.50	(b)
Year Ended December 31, 2006
Quarter ended March 31	$25.73	$21.72	$39.86	$35.15
Quarter ended June 30	$23.75	$19.54	$43.53	$34.82
Quarter ended September 30 (through September 15)	$22.00	$18.03	$42.30	$36.85
     _ _

(a)	During the first quarter of 2005, FNF declared and paid a $10.00 special dividend.

(b)	During the fourth quarter of 2005, FNF distributed to its stockholders 17.5% of the outstanding shares of our common stock which resulted in a reduction in FNF’s stock price of $4.06 on the ex-dividend date.

On September 15, 2006, the latest practicable date before the mailing of this information statement, the last sale price of our common stock as reported on the NYSE was $22.00 per share. On June 23, 2006, the last trading day prior to the public announcement of the proposed transactions, the last sale price of our common stock as reported on the NYSE was $20.55 per share.

FNT Dividend Information

The following table presents information on dividends declared each quarter on our common stock and FNF common stock, respectively, for the periods indicated.

Year Ended December 31, 2005	Our Dividends		FNF Dividends

Quarter ended March 31	N/A		$10.25	(a)
Quarter ended June 30	N/A		0.25
Quarter ended September 30	N/A		0.25
Quarter ended December 31	$0.25		0.25
Year Ended December 31, 2006
Quarter ended March 31	$0.29		$0.25
Quarter ended June 30	$0.29		$0.25
Quarter ended September 30 (through September 15)	$0.29	(b)	$0.25	(b)
     _ _

(a)	During the first quarter of 2005, FNF declared and paid a $10.00 special dividend.

(b)	On July 20, 2006, FNT declared a quarterly cash dividend payable September 28, 2006, to stockholders of record as of September 14, 2006. On July 20, 2006, FNF declared a quarterly cash dividend payable September 29, 2006, to stockholders of record as of September 14, 2006.

Until the completion of the proposed transactions, the securities exchange and distribution agreement does not permit any declaration, setting aside or payment of any dividend or other distribution by FNT or FNF in respect of its capital stock, except for FNT’s and FNF’s ordinary quarterly cash dividends consistent with past practice.

Our current dividend policy anticipates the payment of quarterly dividends in the future. The declaration and payment of dividends will be at the discretion of our board of directors and will be dependent upon our future earnings, financial condition and capital requirements. Our ability to declare and pay dividends is also subject to our compliance with the financial covenants contained in a credit agreement entered into on October 17, 2005, which we refer to as our credit agreement. See “FNT’s Management Discussion and Analysis of Financial Conditions and Results of Operations — Liquidity and Capital Resources” beginning on page 84. On February 8, 2006, our board of directors declared an increase in our quarterly cash dividend to $0.29 per share, a 16% increase over the previous cash dividend of $0.25 per share.

Since we are a holding company, our ability to pay dividends will depend largely on the ability of our subsidiaries to pay dividends to us, and the ability of our title insurance subsidiaries to do so is subject to, among other factors, their compliance with applicable insurance regulations. As of December 31, 2005, $1.9 billion of our net assets are restricted from dividend payments without prior approval from the Departments of Insurance in the states where our title insurance subsidiaries are domiciled. As of June 30, 2006, our first tier title insurance subsidiaries could pay dividends or make distributions to us of approximately $205 million without prior regulatory approval during the remainder of 2006. In addition, our ability to declare dividends is subject to restrictions under our credit agreement. We do not believe the restrictions contained in our credit agreement will, in the foreseeable future, adversely affect our ability to pay cash dividends at the current dividend rate.

FINANCIAL SUMMARY

Summary Historical Financial Data of FNT

The following table shows selected historical consolidated and combined financial data for FNT. The data of FNT as of December 31, 2005, 2004 and 2003 and for each of the years in the four-year period ended December 31, 2005, are derived from FNT’s audited consolidated and combined financial statements and related notes. The data as of December 31, 2002 and 2001 and June 30, 2006 and 2005 and for the year ended December 31, 2001 and the six-month periods ended June 30, 2006 and 2005 are derived from FNT’s unaudited annual and interim consolidated and combined financial statements. In the opinion of FNT’s management, the unaudited annual and interim consolidated and combined financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the interim consolidated and combined financial statements. Results for the interim periods are not necessarily indicative of the results to be expected for the full year.

Detailed historical financial information is included in the audited consolidated and combined balance sheets as of December 31, 2005 and 2004, and the related consolidated and combined statements of earnings, comprehensive earnings, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2005 as well as the unaudited interim consolidated balance sheet as of June 30, 2006 and the related unaudited interim consolidated and combined statements of earnings and cash flows for the six month periods ended June 30, 2006 and 2005, each of which is included in this information statement. You should read the following selected financial data together with FNT’s historical consolidated and combined financial statements, including the related notes, and the other information included in this information statement. See “Selected Historical Financial Data of FNT” beginning on page 66.

	Six Months Ended
	June 30,		Year Ended December 31,
	2006(1)	2005(1)	2005(1)	2004(1)	2003(1)	2002	2001(2)(3)
	(In thousands, except per share data)

Statement of Earnings Data:
Direct title insurance premiums	$952,301	$1,017,396	$2,184,993	$2,003,447	$2,105,317	$1,557,769	$1,252,656
Agency title insurance premiums	1,337,134	1,304,200	2,763,973	2,714,770	2,595,433	1,989,958	1,441,416

Total title premiums	2,289,435	2,321,596	4,948,966	4,718,217	4,700,750	3,547,727	2,694,072
Escrow and other title related fees	541,657	543,465	1,162,344	1,039,835	1,058,729	790,787	656,739

Total title and escrow	2,831,092	2,865,061	6,111,310	5,758,052	5,759,479	4,338,514	3,350,811
Interest and investment income	74,419	42,155	118,084	64,885	56,708	72,305	88,232
Realized gains and losses, net	20,613	21,922	44,684	22,948	101,839	584	946
Other income	22,429	20,020	41,783	43,528	52,689	55,927	50,476

	2,948,553	2,949,158	6,315,861	5,889,413	5,970,715	4,467,330	3,490,465

Personnel costs	918,656	904,603	1,897,904	1,680,805	1,692,895	1,260,070	1,036,236
Other operating expenses	443,228	447,818	935,263	849,554	817,597	633,193	558,263
Agent commissions	1,032,537	1,005,121	2,140,912	2,117,122	2,035,810	1,567,112	1,131,892
Depreciation and amortization	53,431	49,389	102,105	95,718	79,077	53,042	100,225
Provision for claim losses	171,738	150,677	354,710	259,402	248,834	175,963	134,527
Interest expense	23,700	724	16,663	3,885	4,582	8,586	15,695

	2,643,290	2,558,332	5,447,557	5,006,486	4,878,795	3,697,966	2,976,838

Earnings before income taxes and minority interest	305,263	390,826	868,304	882,927	1,091,920	769,364	513,627
Income tax expense	108,369	146,637	327,351	323,598	407,736	276,970	205,965

Earnings before minority interest	196,894	244,189	540,953	559,329	684,184	492,394	307,662
Minority interest	1,279	1,292	1,972	1,165	859	624	—
Cumulative effect of accounting change	—	—	—	—	—	—	5,709

Net earnings	$195,615	$242,897	$538,981	$558,164	$683,325	$491,770	$301,953

	Six Months Ended
	June 30,		Year Ended December 31,
	2006(1)	2005(1)	2005(1)		2004(1)	2003(1)	2002	2001(2)(3)
	(In thousands, except per share data)

Per share amounts:
Basic earnings per share	$1.13		$3.11

Weighted average shares outstanding, basic basis	173,475		173,463	(4)

Diluted earnings per share	$1.13		$3.11

Weighted average shares outstanding, diluted basis	173,651		173,575	(4)

Unaudited pro forma net earnings per share — basic and diluted(5)		$1.40			$3.22

Unaudited pro forma weighted average shares outstanding — basic and diluted(5)		172,951			172,951

Dividends declared per share	$0.58		$0.25

(1)	Effective January 1, 2003, we adopted the fair value recognition provisions of SFAS No. 123, “Accounting for Stock-Based Compensation”, using the prospective method of adoption in accordance with SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure”, and as a result recorded stock compensation expense of $5.7 million for the six months ended June 30, 2005 and $12.5 million, $5.4 million and $4.9 million for the years ended December 31, 2005, 2004 and 2003, respectively. Effective January 1, 2006, we adopted SFAS No. 123 (Revised), “Share-Based Payment,” and recorded stock compensation expense of $6.3 million in the first six months of 2006.

(2)	Effective January 1, 2002, we adopted SFAS No. 142 “Goodwill and Other Intangible Assets” and as a result, have ceased to amortize goodwill. Goodwill amortization in 2001 was $33.2 million.

(3)	During 2001, we recorded a $5.7 million, after-tax charge, reflected as a cumulative effect of a change in accounting principle, as a result of adopting Emerging Issues Task Force No. 99-20, “Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets.”

(4)	Because there were no outstanding shares prior to FNF’s distribution of our common stock (representing 17.5% of our outstanding shares) as a dividend to its stockholders, which was completed on October 17, 2005, basic and diluted weighted average shares outstanding for 2005 have been calculated using activity from October 18, 2005 to December 31, 2005 as if shares outstanding and common stock equivalents at October 18, 2005 had been outstanding for the entire year.

(5)	Unaudited pro forma net earnings per share is calculated using the number of outstanding shares of FNF on a date prior to the distribution of FNT shares to FNF stockholders.

	June 30,	December 31,
	2006	2005	2004	2003	2002	2001
	(In thousands)

Balance sheet data (at end of period):
Investments(1)	$3,420,412	$3,300,738	$2,819,489	$2,510,182	$2,337,472	$1,705,267
Cash and cash equivalents(2)	677,876	462,157	268,414	395,857	433,379	491,709
Total assets	6,199,666	5,900,533	5,074,091	4,782,664	4,494,716	3,848,300
Notes payable	573,197	603,262	22,390	54,259	107,874	176,116
Reserve for claim losses	1,130,444	1,063,857	980,746	932,439	887,973	881,053
Minority interests	5,392	4,338	3,951	2,488	1,098	239
Equity	2,551,178	2,480,037	2,676,756	2,469,186	2,234,484	1,741,387

(1)	Investments as of June 30, 2006 and December 31, 2005, 2004, 2003, 2002 and 2001 include securities pledged to secure trust deposits of $696.6 million, $656.0 million, $546.0 million, $448.1 million, $474.9 million and $319.1 million, respectively. Investments as of June 30, 2006, and December 31, 2005, include securities pledged relating to FNT’s securities lending program of $216.4 million and $120.2 million, respectively.

(2)	Cash and cash equivalents as of June 30, 2006 and December 31, 2005, 2004, 2003, 2002 and 2001 include cash pledged to secure trust deposits of $322.1 million, $234.7 million, $195.2 million, $231.1 million, $295.1 million and $367.9 million, respectively. Cash and cash equivalents as of June 30, 2006, and December 31, 2005, include cash pledged relating to FNT’s securities lending program of $222.5 million and $124.3 million, respectively.

	Six Months
	Ended June 30,	Year Ended December 31,
	2006	2005	2004	2003	2002	2001
	(In whole numbers)

Other non-financial data (unaudited):
Direct operations orders opened(1)	1,381,000	3,052,805	3,142,945	3,771,393	2,953,797	2,496,597
Direct operations orders closed(1)	910,100	2,169,656	2,249,792	2,916,201	2,141,680	1,685,147
Fee per closed file(1)	$1,597	$1,487	$1,324	$1,081	$1,099	$1,120

(1)	These measures are used by management to judge productivity and are a measure of transaction volume for our direct title businesses. An order is opened when we receive a customer order and is closed when the related real estate transaction closes, which typically takes 45-60 days from the opening of an order.

Summary Historical Financial Data of FNF

The following table shows selected historical consolidated financial data for FNF. The data as of and for each of the five years ended December 31, 2005 was derived from FNF’s audited consolidated financial statements. The data as of March 30, 2006 and for the six-month periods ended June 30, 2006 and 2005 was derived from FNF’s unaudited interim consolidated financial statements. In the opinion of FNF’s management, the unaudited interim consolidated financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the interim consolidated financial statements. Results for the interim periods are not necessarily indicative of the results to be expected for the full year.

Detailed historical financial information is included in the audited consolidated balance sheets as of December 31, 2005 and 2004, and the related consolidated statements of earnings, comprehensive earnings, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2005 included in FNF’s Annual Report on Form 10-K for the year ended December 31, 2005, as well as the unaudited interim consolidated balance sheet as of June 30, 2006 and the related unaudited interim consolidated statements of earnings, comprehensive earnings and cash flows for the six month periods ended June 30, 2006 and 2005 included in FNF’s Quarterly Report on Form 10-Q for the six months ended June 30, 2006. You should read the following selected financial data together with FNF’s historical consolidated financial statements, including the related notes, and the other information incorporated by reference in this information statement. See “Where You Can Find More Information” beginning on page 164.

The information set forth below represents the consolidated results of operations and financial condition of FNF, including FNT and FIS. Subsequent to the completion of the proposed transactions, the historical financial statements of FNF will become the historical financial statements of FNT. For more information on the accounting treatment of the proposed transactions, see “The Proposed Transactions—Accounting Treatment” beginning on page 49. As a result it may be difficult to analyze the results of operations and financial condition of the transferred business based on this information. For information about the transferred business, see “Unaudited Pro Forma Combined Financial Information” beginning on page 95.

	Six Months
	Ended
	June 30,		Year Ended December 31,
	2006(1)	2005(1)	2005(1)(3)	2004(1)(4)	2003(1)(5)	2002	2001(2)(6)(7)
	(In thousands, except per share data)

Statement of Earnings Data:
Revenue	$4,999,268	$4,703,254	$9,668,938	$8,296,002	$7,715,215	$5,082,640	$3,874,107

Expenses:
Personnel costs	1,769,772	1,555,192	3,224,678	2,786,297	2,465,026	1,476,430	1,187,177
Other operating expenses	1,095,405	840,249	1,716,711	1,599,124	1,448,133	945,829	711,151
Agent commissions	998,789	967,671	2,060,467	2,028,926	1,823,241	1,521,573	1,098,328
Depreciation and amortization	262,600	202,559	406,259	338,434	227,937	74,163	118,282
Provision for claim losses	238,567	197,966	480,556	311,916	287,136	179,292	134,724
Goodwill amortization	—	—	—	—	—	—	54,155
Interest expense	117,605	71,535	172,327	47,214	43,103	34,053	46,569

	4,482,738	3,835,172	8,060,998	7,111,911	6,294,576	4,231,340	3,350,386

	Six Months
	Ended
	June 30,		Year Ended December 31,
	2006(1)	2005(1)	2005(1)(3)	2004(1)(4)	2003(1)(5)	2002	2001(2)(6)(7)
	(In thousands, except per share data)

Earnings before income taxes, minority interest and cumulative effect of a change in accounting principle	516,530	868,082	1,607,940	1,184,091	1,420,639	851,300	523,721
Income tax expense	192,149	210,388	573,391	438,114	539,843	306,468	209,488

Earnings before minority interest and cumulative effect of a change in accounting principle	324,381	657,694	1,034,549	745,977	880,796	544,832	314,233
Minority interest	85,389	23,155	70,443	5,015	18,976	13,115	3,048

Earnings before cumulative effect of a change in accounting principle	238,992	634,539	964,106	740,962	861,820	531,717	311,185
Cumulative effect of a change in accounting principle, net of income taxes	—	—	—	—	—	—	(5,709)

Net earnings	$238,992	$634,539	$964,106	$740,962	$861,820	$531,717	$305,476

Per Share Data:
Basic earnings per share before cumulative effect of a change in accounting principle	$1.37	$3.67	$5.58	$4.33	$5.81	$4.05	$2.41
Cumulative effect of a change in accounting principle, net of income taxes, basic basis	—	—	—	—	—	—	(.05)

Basic net earnings per share	$1.37	$3.67	$5.58	$4.33	$5.81	$4.05	$2.36

Weighted average shares outstanding, basic basis	174,647	172,773	172,839	171,014	148,275	131,135	129,316

Diluted earnings per share before cumulative effect of a change in accounting principle	$1.32	$3.58	$5.43	$4.21	$5.63	$3.91	$2.34
Cumulative effect of a change in accounting principle, net of income taxes, diluted basis	—	—	—	—	—	—	(.05)

Diluted net earnings per share	$1.32	$3.58	$5.43	$4.21	$5.63	$3.91	$2.29

Weighted average shares outstanding, diluted basis	179,788	177,109	177,597	176,000	153,171	135,871	133,189

Dividends declared per share	$0.50	$10.50	$11.00	$0.79	$0.54	$0.32	$0.26

(1)	Effective January 1, 2003, we adopted the fair value recognition provisions of SFAS No. 123, “Accounting for Stock-Based Compensation”, using the prospective method of adoption in accordance with SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure”, and as a result recorded stock compensation expense of $17.1 million for the six months ended June 30, 2005, and $34.1 million, $21.8 million and $6.2 million for the years ended December 31, 2005, 2004 and 2003, respectively. Effective January 1, 2006, we adopted SFAS No. 123 (Revised), “Share-Based Payment,” and recorded stock compensation expense of $45.6 million in the first six months of 2006.

(2)	Effective January 1, 2002, we adopted SFAS No. 142 “Goodwill and Other Intangible Assets” and as a result, have ceased to amortize goodwill. Goodwill amortization in 2001 was $54.2 million.

(3)	FNF’s financial results for the year ended December 31, 2005 includes in revenue and net earnings a $318.2 million gain on sale relating to the issuance of subsidiary stock, approximately $100.0 million in additional income tax expense relating to the distribution to its stockholders of a 17.5% interest of FNT and additional minority interest expense related to the minority interest issued in FNT and FIS.

(4)	FNF’s financial results for the year ended December 31, 2004 include the results of various entities acquired on various dates during 2004.

(5)	FNF’s financial results for the year ended December 31, 2003 include the results of its acquisition of ALLTEL Information Services, Inc. for the period from April 1, 2003, the acquisition date, through December 31, 2003, and include the results of operations of various other entities acquired on various dates during 2003.

(6)	FNF’s financial results for the year ended December 31, 2001 include the results of the former operations of Vista Information Solutions, Inc. for the period from August 1, 2001, the acquisition date, through December 31, 2001. In the fourth quarter of 2001, FNF recorded certain charges totaling $10.0 million, after applicable taxes, relating to the discontinuation of small-ticket lease origination at FNF Capital and the wholesale international long distance business at Micro General Corporation.

(7)	During 2001, FNF recorded a $5.7 million, after-tax charge, reflected as a cumulative effect of a change in accounting principle, as a result of adopting Emerging Issues Task Force No. 99-20, “Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets.”

	June 30,	December 31,
	2006	2005	2004	2003	2002	2001
	(In thousands, except per share data)

Balance Sheet Data:
Investments(1)	$4,311,173	$4,564,189	$3,346,276	$2,689,817	$2,565,815	$1,823,512
Cash and cash equivalents(2)	806,306	513,394	331,222	459,655	482,600	542,620
Total assets	14,404,379	11,104,617	9,270,535	7,263,175	5,245,951	4,415,998
Notes payable	3,519,942	3,217,019	1,370,556	659,186	493,458	565,690
Reserve for claim losses	1,186,360	1,113,506	1,000,474	945,237	890,148	881,089
Minority interests and preferred stock of subsidiary	1,891,509	636,304	18,874	14,835	131,797	47,166
Stockholders’ equity	4,356,921	3,279,775	4,700,091	3,873,359	2,253,936	1,638,870
Book value per share(3)	$24.72	$18.84	$27.24	$23.50	$17.13	$12.65

(1)	Investments as of June 30, 2006 and December 31, 2005, 2004, 2003, 2002 and 2001 include securities pledged to secure trust deposits of $696.6 million, $656.0 million, $546.0 million, $448.1 million, $474.9 million and $319.1 million, respectively. Investments as of June 30, 2006, and December 31, 2005 include securities pledged relating to FNF’s securities lending program of $237.2 million and $138.7 million, respectively.

(2)	Cash and cash equivalents as of June 30, 2006 and December 31, 2005, 2004, 2003, 2002 and 2001 include cash pledged to secure trust deposits of $322.1 million, $234.7 million, $195.2 million, $231.1 million, $295.1 million and $367.9 million, respectively. Cash and cash equivalents as of June 30, 2006 and December 31, 2005 include cash pledged relating to FNF’s securities lending program of $243.9 million and $143.4 million, respectively.

(3)	Book value per share is calculated as stockholders’ equity at June 30, 2006 and December 31 of each year presented divided by actual shares outstanding at the end of each period presented.

	Six Months Ended
	June 30,	Year Ended December 31,
	2006	2005	2004	2003	2002	2001
	(In whole numbers)

Other Data:
Orders opened by direct title operations(1)	1,679,300	3,615,400	3,680,200	4,820,700	3,228,300	2,635,200
Orders closed by direct title operations(1)	1,080,800	2,487,000	2,636,300	3,694,000	2,290,300	1,770,600
Provision for claim losses to title insurance premiums	7.5%	7.2%	5.5%	5.4%	5.0%	5.0%
Title related revenue(2):
Percentage direct operations	54.2%	56.0%	54.8%	59.7%	55.3%	59.0%
Percentage agency operations	45.8%	44.0%	45.2%	40.3%	44.7%	41.0%

(1)	These measures are used by management to judge productivity and are a measure of transaction volume for our direct title businesses. An order is opened when we receive a customer order and is closed when the related real estate transaction closes, which typically takes 45-60 days from the opening of an order.

(2)	Includes title insurance premiums and escrow and other title related fees.

Summary Unaudited Pro Forma Condensed Combined Financial Information

The following summary unaudited pro forma condensed combined financial information gives effect to the transfer by FNF to us of substantially all of its assets and liabilities (other than its ownership interest in FIS), as if the transfer had been completed as of June 30, 2006 for balance sheet purposes and as of January 1, 2005 with respect to the statement of earnings data and is derived from the unaudited pro forma combined financial statements included elsewhere in this information statement. The pro forma financial information should be read in conjunction with the unaudited pro forma combined consolidated financial statements and related notes and the separate financial statements and related notes of FNT and FNF, which also are included in or incorporated by reference into this information statement. See “Unaudited Pro Forma Combined Financial Information” beginning on page 95.

Because the substance of the combined proposed transactions among FNF, FNT, and FIS pursuant to the securities exchange and distribution agreement and the merger agreement is effectively a reverse spin-off of FIS by FNF, and because FNT and FIS are entities under common control, the historical financial statements of FNF will become the historical financial statements of FNT subsequent to the proposed transactions. For more information on the accounting treatment of the proposed transactions, see “The Proposed Transactions — Accounting Treatment” beginning on page 49.

The selected unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of FNT would have been had the proposed transactions occurred on the dates assumed and does not reflect any benefits or synergies that may result from the proposed transactions, nor is it indicative of future operating results or financial position. Accounting policies used in the preparation of the pro forma condensed combined financial statements are in accordance with those used in FNF’s and our consolidated financial statements.

These pro forma financial statements do not reflect adjustments related to the proposed FIS/FNF Leasing merger which will occur prior to the merger of FNF into FIS. The financial condition and results of operations of FNF Leasing are not material with respect to the unaudited combined pro forma financial statements. Total assets of FNF Leasing were $83.3 million, or 1.2% of pro forma total assets, at June 30, 2006, and $69.8 million at December 31, 2005. Pretax income was $0.7 million, or less than 1% of pro forma pretax income, for the six months ended June 30, 2006, and $1.3 million or less than 1% of pro forma pretax income, for the year ended December 31, 2005.

	Pro Forma	Pro Forma
	Six Months Ended	Year Ended
	June 30, 2006	December 31, 2005
	(In thousands, except	(In thousands, except
	per share data)	per share data)

Consolidated statement of earnings data:
Revenue	$3,174,372	$7,088,406
Earnings before income taxes and minority interest	343,369	1,282,730
Net earnings	214,507	827,709
Basic earnings per common share	$0.98	$3.78
Diluted earnings per common share	0.97	3.73
Basic shares outstanding	218,741	218,729
Diluted shares outstanding	222,096	222,029

Pro Forma as of
June 30,
2006
(In thousands)

Consolidated balance sheet data:
Investments	$4,110,689
Cash and cash equivalents	712,950
Total assets	7,217,877
Long-term debt	640,601
Total stockholders’ equity	3,272,996

UNAUDITED COMPARATIVE PER SHARE DATA

The following table presents certain unaudited historical per share information of FNT and combined pro forma per share information after giving effect to the proposed transactions, which will be accounted for at historical cost. Subsequent to the proposed transactions, the historical financial statements of FNF will become the historical financial statements of FNT. For more information on the accounting treatment of the proposed transactions, see “The Proposed Transactions — Accounting Treatment” beginning on page 49. The unaudited pro forma information is presented on this basis for informational purposes only and is not intended to be indicative of the results of future operations or the results that would have occurred had the business combination been consummated at the beginning of the periods presented. The information set forth below has been derived from and should be read in conjunction with the financial statements and related notes of FNT and FNF included elsewhere in or incorporated by reference into this information statement and the unaudited pro forma condensed combined financial statements included elsewhere in this information statement.

	Six Months Ended June 30, 2006
	Historical	Historical	FNT	FNF
	FNT	FNF	Pro Forma(1)	Pro Forma

Earnings per common share:
Basic	$1.13	$1.37	N/A	$0.98
Diluted	1.13	1.32	N/A	0.97
Dividends	0.58	0.50	N/A	0.58	(2)
Book value per common share	14.64	24.72	N/A	N/A

	Year Ended December 31, 2005
	Historical	Historical	FNT	FNF
	FNT	FNF	Pro Forma	Pro Forma

Earnings per common share:
Basic	$3.11	$5.58	N/A	$3.78
Diluted	3.11	5.43	N/A	3.73
Dividends	0.25	11.00	N/A	1.16	(2)
Book value per common share	14.23	18.84	N/A	N/A

(1)	Because the substance of the proposed transactions and the merger is effectively a reverse spin-off of FIS by FNF, and because FNT and FIS are entities under common control, the historical financial statements of FNF will become the historical financial statements of FNT subsequent to the proposed transactions. For more information on the accounting treatment of the proposed transactions, see “The Proposed Transactions — Accounting Treatment” beginning on page 49.

(2)	Subsequent to the proposed transactions, FNT intends to continue to make dividend payments of $0.29 per quarter, or $1.16 per year, although the declaration of any dividends is subject to the discretion of its board of directors.

RISK FACTORS

An investment in FNT after the proposed transactions will be subject to risks different from those to which an investment in FNT on a stand-alone basis would be subject. Moreover, by reason of the proposed transactions, and the resulting change in the business of FNT as compared to FNT’s business as currently conducted, the nature of the investment by each FNT stockholder will change. In addition to the other information contained in or incorporated by reference into this information statement, you should carefully review the risks described below together with all of the other information included in this information statement.

Risks Related to the Proposed Transactions

The issuance of shares of our common stock to FNF in connection with the proposed transactions may dilute our future earnings per share.

If the proposed transactions are completed, we expect that we will issue to FNF approximately 45,265,956 shares of our common stock, based on receiving an amount of cash and certain investment assets of $275 million from FNF in the proposed transactions. As a result of the expected earnings power of the businesses and assets to be transferred to us, our future earnings per share may be lower than they otherwise would have been had such transfers and share issuance not occurred.

In addition, in the securities exchange and distribution agreement, we have agreed to issue stock options and shares of restricted stock in replacement for certain FNF stock options and shares of FNF restricted stock held by our directors and employees who will become our employees. The aggregate number of such new FNT options and shares of restricted stock has not yet been determined. These issuances will also be dilutive to the interests of holders of FNT common stock.

If the proposed transactions are not completed, we will have nonetheless incurred substantial costs and our results of operations and the market price of our common stock may be adversely affected.

We have incurred and expect to continue to incur substantial costs in connection with the proposed transactions. In addition, we have diverted significant management resources in an effort to complete the proposed transactions and are subject to restrictions contained in the securities exchange and distribution agreement on the conduct of our business. If the proposed transactions are not completed, we will receive little or no benefit from these costs.

Additionally, if the proposed transactions are not completed, we may experience negative reactions from the financial markets and our customers, suppliers and employees. Each of these factors may adversely affect the trading price of our common stock.

The completion of the proposed transactions is subject to the satisfaction or waiver of conditions.

The completion of the proposed transactions is subject to the satisfaction or waiver of a number of conditions set forth in the securities exchange and distribution agreement. If these conditions are not satisfied or waived, the proposed transactions will not be completed. Also, even if all of these conditions are satisfied or waived, the proposed transactions may not be completed, as FNF has the right to terminate the securities exchange and distribution agreement prior to the closing thereunder in its sole discretion and both FNF and FNT have the right to terminate the securities exchange and distribution agreement prior to the closing thereunder under certain other circumstances specified therein and described in greater detail in “The Securities Exchange and Distribution Agreement — Termination of the Securities Exchange and Distribution Agreement” beginning on page 64.

If the spin-off does not constitute a tax free spin-off under Section 355 of the Internal Revenue Code or the merger does not constitute a tax free reorganization under Section 368(a) of the Code, then we may have to indemnify FIS or FNF for payment of taxes and tax-related losses.

Under the tax disaffiliation agreement, which we are required to enter into with FNF and FIS as a condition to the closing under the securities exchange and distribution agreement, we are required to indemnify FNF and FIS for taxes and tax-related losses (including stockholder suits) if the spin-off were determined to be taxable either to FNF or the FNF stockholders or both, unless such adverse determination were the result of a breach by FIS of its agreement not to take any action within its control that would cause the spin-off to be taxable or the result of an acquisition of FIS stock within the control of FIS or an FIS subsidiary. FNF estimates the amount of our indemnification obligation for the amount of tax on FNF’s transfer of our stock in the spin-off to be in the range of $150 million and possibly greater depending on, among other things, the value of our stock at the time of the spin-off. In addition, we are required under the tax disaffiliation agreement to indemnify FNF and FIS for taxes and tax-related losses (including stockholder suits) in the event the merger was determined to be taxable. FNF estimates the amount of our indemnification obligation for the amount of tax on FNF’s transfer of its FIS stock in the merger to be in the range of $1 billion and possibly greater depending on, among other things, the value of FIS’s stock at the time of the merger. See “The Securities Exchange and Distribution Agreement — Additional Agreements” beginning on page 58.

FNT may be affected by significant restrictions following the merger with respect to certain actions that could jeopardize the tax free status of the spin-off or the merger.

Even if the spin-off otherwise qualifies as a spin-off under Section 355 of the Internal Revenue Code, the distribution of our common stock to the FNF stockholders in connection with the spin-off may not qualify as tax free to FNF (or its successor upon the consummation of the merger, FIS) under Section 355(e) of the Internal Revenue Code if 50% or more of our stock is acquired as part of a plan or series of related transactions that includes the spin-off.

In order to help preserve the tax free treatment of the spin-off, the tax disaffiliation agreement restricts us from taking certain actions without first obtaining the consent of certain officers of FIS or obtaining an opinion from a nationally recognized law firm or accounting firm that such transaction will not cause the spin-off to be taxable under Section 355(e). In general, such actions would include, for a period of two years after the spin-off, engaging in any transaction involving (i) the acquisition of our stock or (ii) the issuance of shares of our stock.

Risks Related to Our Business Following the Distribution

FNT may not be able to integrate the transferred business successfully.

The success of the proposed transactions will depend in large part upon our ability to integrate the organizations, operations, systems and personnel of the companies transferred to us by FNF. The integration of such companies is a challenging, time-consuming and costly process. It is possible that the integration process could result in the loss of key employees, the disruption of our ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect our or such companies’ ability to maintain relationships with suppliers, customers and employees or to achieve the anticipated benefits of the proposed transactions. In addition, successful integration of such companies will require the dedication of significant management resources, which will temporarily detract attention from the day-to-day business of such companies or FNT. If our management is not able to integrate the organizations, operations, systems and personnel of such companies in a timely and efficient manner, the anticipated benefits of the proposed transactions may not be realized fully or at all or may take longer to realize than expected.

Like our title insurance subsidiaries, certain companies included in the transferred business engage in insurance-related businesses and must comply with additional regulations. These regulations may impede, or impose burdensome conditions on, our rate increases or other actions that we might otherwise take to increase the revenues of our subsidiaries.

Like our title insurance operations, the specialty insurance businesses included in the transferred business are subject to extensive regulation by state insurance authorities in each state in which they operate. These agencies have broad administrative and supervisory power relating to the following, among other matters:

•	licensing requirements;

•	trade and marketing practices;

•	accounting and financing practices;

•	capital and surplus requirements;

•	the amount of dividends and other payments made by insurance subsidiaries;

•	investment practices;

•	rate schedules;

•	deposits of securities for the benefit of policyholders;

•	establishing reserves; and

•	regulation of reinsurance.

Most states also regulate insurance holding companies like us with respect to acquisitions, changes of control and the terms of transactions with our affiliates. State regulations may impede or impose burdensome conditions on our insurance companies’ ability to increase or maintain rate levels or on other actions that we may want to take to enhance operating results, and could affect our ability to pay dividends on our common stock. In addition, we may incur significant costs in the course of complying with regulatory requirements. We cannot assure you that future legislative or regulatory changes will not adversely affect our business operations.

If the rating agencies downgrade our company our results of operations and competitive position in the industry may suffer.

Ratings have always been an important factor in establishing the competitive position of insurance companies. Our insurance companies are rated by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., Moody’s Corporation, Fitch Ratings, Inc, A.M. Best Company, Inc. and Demotech, Inc. Ratings reflect the opinion of a rating agency with regard to an insurance company’s or insurance holding company’s financial strength, operating performance, and ability to meet its obligations to policyholders and are not evaluations directed to investors. In connection with the public announcement of the proposed transactions on April 27, 2006, Standard & Poor’s and A.M. Best revised their outlook to positive from stable and Moody’s and Fitch affirmed financial strength ratings of A3 and A−, respectively. Our ratings are subject to continued periodic review by those rating entities and the continued retention of those ratings cannot be assured. If our ratings are reduced from their current levels by those rating entities, our results of operations could be adversely affected.

We could have conflicts with FIS, and the fact that our chief executive officer and certain other officers will also serve as officers of FIS could create conflicts of interests.

Conflicts may arise between FIS and us as a result of our ongoing agreements and the nature of our respective businesses. We will seek to manage any potential conflicts through our agreements with FIS and entities affiliated with FIS and through oversight by independent members of our board of directors. However, there can be no assurances that such measures will be effective or that we will be able to resolve all potential conflicts with FIS and such affiliated entities, and even if we do, the resolution may be less favorable to us than if we were dealing with a different third party.

Some of the individuals who will be our executive officers after the proposed transactions own substantial amounts of FIS stock and options because of their relationships with FNF and FIS prior to the proposed transactions. Such ownership could create or appear to create potential conflicts of interest when officers are faced with decisions that could have different implications for our company and FIS.

William P. Foley, II will be our Chief Executive Officer and chairman of our board of directors and the executive chairman of the board of directors of FIS following the proposed transactions. In addition, Alan L. Stinson will be our Chief Operating Officer and the Executive Vice President of Finance of FIS and Brent B. Bickett will be an executive officer of FNT and the Executive Vice President, Strategic Planning of FIS. As a result, they will have obligations to us as well as FIS and may have conflicts of interest with respect to matters potentially or actually involving or affecting us.

Matters that could give rise to conflicts include, among other things:

•	our past and ongoing relationships with FIS, including tax matters, employee benefits, indemnification, and other matters; and

•	the quality and pricing of services that we have agreed to provide to FIS entities or that those entities have agreed to provide to us.

Provisions of our certificate of incorporation may prevent us from receiving the benefit of certain corporate opportunities.

Because FIS may engage in the same activities in which we engage, there is a risk that we may be in direct competition with FIS over business activities and corporate opportunities. To address these potential conflicts, we have adopted a corporate opportunity policy that has been incorporated into our certificate of incorporation. Among other things, this policy limits the situations in which one of our directors or officers, if also a director or officer of FIS, must offer corporate opportunities to us of which such individual becomes aware. These provisions may limit the corporate opportunities of which we are made aware or which are offered to us.

The pro forma financial statements may not be an indication of our financial condition or results of operations following the proposed transactions.

The pro forma financial statements contained in this prospectus are presented for illustrative purposes only and may not be an indication of our financial condition or results of operations following the proposed transactions. The pro forma financial statements have been derived from the financial statements of FNT and FNF and certain adjustments and assumptions have been made regarding FNT after giving effect to the proposed transactions. The information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments and assumptions are difficult to make with complete accuracy. Furthermore, as described elsewhere in this information statement, the historical financial statements of FNF are not representative of the transferred business on a stand-alone basis. As a result, the actual financial condition and results of operations of FNT following the proposed transactions may not be consistent with, or evident from, these pro forma financial statements.

The assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect FNT’s financial condition or results of operations following the proposed transactions. Any potential decline in FNT’s financial condition or results of operations could cause the stock price of FNT to decline.

We may not realize the anticipated benefits from the acquisition of the transferred business.

The transferred business is subject to risks and liabilities that are different from those of our current operations. Further, it is anticipated that the specialty insurance business may continue to expand into lines of business outside of our traditional area of operations and into new states with which we have limited experience.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the information contained in, or incorporated by reference into, this information statement, including in the sections entitled “The Proposed Transactions” and “FNT’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” contains forward-looking statements that involve risk and uncertainties. These statements relate to, among other things, consummation of the proposed transactions, future financial and operating results of FNT and the transferred business and benefits of the proposed transactions. In many cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these terms and other comparable terminology. Actual results could differ materially from those anticipated in these statements as a result of a number of factors, including those set forth in the sections of this information statement listed above, in the section entitled “Risk Factors” or elsewhere in this information statement or in FNT’s and FNF’s other filings with the SEC, including FNF’s annual report on Form 10-K for the year ended December 31, 2005 filed with the SEC and incorporated by reference into this information statement. FNT is not under any obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise. You should carefully consider the possibility that actual results may differ materially from forward-looking statements in this information statement.

THE FNT ANNUAL MEETING

General

This information statement is being furnished to FNT stockholders in connection with FNT’s annual meeting. This information statement is intended to provide you with the information you need to know to be able to consider the matters presented at the annual meeting. We are not soliciting proxies from FNT stockholders in connection with the annual meeting on account of the fact that a quorum will be present by virtue of FNF’s approximately 82% interest in our outstanding shares (representing 97.9% of the outstanding voting rights of our common stock) and that FNF intends to vote FOR the proposed transactions and the other annual meeting items. Accordingly, you are invited to attend the annual meeting, at which you will have the opportunity to vote, but your approval of the matters presented at the annual meeting is not required.

Date, Time and Place of the FNT Annual Meeting

The FNT annual meeting will be held on October 23, at 9:30 a.m., local time, in the Peninsular Auditorium at 601 Riverside Avenue, Jacksonville, Florida 32204.

Purposes of the FNT Meeting

At the FNT annual meeting, FNT stockholders will vote upon the following proposals:

•	To approve the issuance of additional shares of FNT Class A common stock pursuant to the securities exchange and distribution agreement, dated as of June 25, 2006, as amended and restated as of September 18, 2006, between FNT and FNF, which provides for, among other things, the transfer of FNT common stock to FNF and the assumption by FNT of certain liabilities of FNF in exchange for FNF’s interests in certain companies owned or controlled by it and certain other assets of FNF.

•	To adopt an amendment to the FNT 2005 Omnibus Incentive Plan, which we refer to as the omnibus incentive plan, that will increase the number of shares available for grants under the current plan by an additional 15.5 million.

•	To adopt the FNT Annual Incentive Plan.

•	To adopt the amended and restated certificate of incorporation of FNT, which will, among other things, (a) increase the authorized number of shares of FNT Class A common stock from 300 million to 600 million, (b) eliminate the FNT Class B common stock and all provisions relating thereto, (c) remove all references to and any requirements resulting from FNF’s ownership of FNT common stock and (d) change our name to “Fidelity National Financial, Inc.”

•	To elect four Class I directors to serve until the 2009 annual meeting of stockholders.

•	To ratify the appointment of KPMG LLP as FNT’s independent registered public accounting firm for its fiscal year ending December 31, 2006.

•	To transact such other business as may properly be brought before the annual meeting.

Record Date; Outstanding Shares; Shares Entitled to Vote

The record date for our annual meeting was September 11, 2006. This means that you must have been a stockholder of record of FNT common stock at the close of business on the record date in order to vote at the annual meeting. You are entitled to one vote for each share of FNT Class A common stock you own on the record date. On the record date, FNT had 174,323,398 shares of FNT common stock outstanding.

NYSE Stockholder Approval Requirements

NYSE rules require that a listed company obtain the consent of its stockholders prior to issuing securities to affiliates that would result in the issuance of more than one percent of the company’s outstanding common stock. If the proposed transactions are completed, FNT will issue shares of common stock representing, in the aggregate, in excess of one percent of its currently outstanding shares of common stock. NYSE rules also require that a listed company obtain stockholder approval of equity compensation plans like the proposed amendment to the omnibus incentive plan.

Quorum and Voting Rights

Proxies are not being solicited from the stockholders of FNT with respect to our annual meeting. FNF’s ownership of a majority of the outstanding shares of common stock of FNT establishes the presence of a quorum at the meeting. Approval of each of Proposal 1, relating to the issuance of shares of FNT Class A common stock pursuant to the securities exchange and distribution agreement, Proposal 2, relating to the amendment to the omnibus incentive plan, Proposal 3 relating to the FNT Annual Incentive Plan, and Proposal 4, relating to the amendment and restatement of the certificate of incorporation of FNT, requires an affirmative vote of a majority of the votes cast at the FNT annual meeting, Proposal 5, relating to the election of directors, requires the affirmative vote of a plurality of the votes cast at the FNT annual meeting and Proposal 6, relating to ratification of the appointment of FNT’s independent auditors, and any other proposal that may be properly presented at the FNT annual meeting, requires an affirmative vote of a majority of the votes cast at the FNT annual meeting. FNF intends to vote its FNT shares in connection with each of the proposals which alone will suffice for the requisite minimum number of shares necessary with respect to each of the proposals. Accordingly, you are invited to attend our annual meeting, at which you will have the opportunity to vote, but your approval of the matters presented at the annual meeting is neither required nor requested.

ITEM 1 —	THE ISSUANCE OF SHARES OF FNT COMMON STOCK PURSUANT TO THE SECURITIES EXCHANGE AND DISTRIBUTION AGREEMENT

As discussed elsewhere in this information statement, FNT stockholders are being asked to vote for a proposal to approve the issuance of shares of FNT Class A common stock pursuant to the securities exchange and distribution agreement. You should carefully read this information statement in its entirety for more detailed information concerning the securities exchange and distribution agreement and the issuance of FNT common stock. You are also urged to read the securities exchange and distribution agreement, a copy of which is attached to this information statement as Annex A.

The FNT board of directors recommends that FNT stockholders vote FOR the issuance of FNT Class A common stock pursuant to the securities exchange and distribution agreement.

ITEM 2 —	ADOPTION OF AN AMENDMENT TO THE FNT 2005 OMNIBUS INCENTIVE PLAN

As discussed elsewhere in this information statement, FNT stockholders are being asked to vote for the adoption of the amendment to the omnibus incentive plan to increase the total number of shares available for grants thereunder by an additional 15.5 million shares. See “Amendment to the FNT 2005 Omnibus Incentive Plan” beginning on page 124.

The FNT board of directors recommends that FNT stockholders vote FOR the adoption of the amendment to the omnibus incentive plan.

ITEM 3 —	ADOPTION OF THE FNT ANNUAL INCENTIVE PLAN

As discussed elsewhere in this information statement, FNT stockholders are being asked to vote for the adoption of the FNT Annual Incentive Plan. See “the FNT Annual Incentive Plan” beginning on page 132.

The FNT board of directors recommends that FNT stockholders vote FOR the adoption of the FNT Annual Incentive Plan.

ITEM 4 —	ADOPTION OF AN AMENDMENT AND RESTATEMENT OF FNT’S CERTIFICATE OF INCORPORATION

As discussed elsewhere in this information statement, FNT stockholders are being asked to vote for the adoption of the amended and restated certificate of incorporation of FNT, which will, among other things, (a) increase the authorized number of shares of FNT Class A common stock from 300 million to 600 million,

(b) eliminate the FNT Class B common stock and all provisions relating thereto, (c) remove all references to and any requirements resulting from FNF’s ownership of FNT common stock and (d) change our name to “Fidelity National Financial, Inc.”

The FNT board of directors recommends that FNT stockholders vote FOR the adoption of the amendment and restatement of FNT’s certificate of incorporation.

ITEM 5 —	APPROVE ELECTION OF DIRECTORS

As discussed elsewhere in this information statement, FNT stockholders are being asked to vote for the election of four Class I nominees for director. You should carefully read this information statement in its entirety for more detailed information concerning the election of directors.

The FNT board of directors recommends that FNT stockholders vote FOR the election of all four nominees.

ITEM 6 —	APPROVE RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

As discussed elsewhere in this information statement, FNT stockholders are being asked to ratify the appointment of KPMG LLP as FNT’s independent registered public accountants for fiscal year 2006. You should carefully read this information statement in its entirety for more detailed information concerning the ratification of KPMG LLP.

The FNT board of directors recommends that FNT stockholders vote FOR the ratification of the appointment of KPMG LLP as FNT’s independent registered public accountants for FNT’s fiscal year ending December 31, 2006.

Stock Ownership of Directors and Executive Officers

As of the record date for our annual meeting, FNT’s directors and executive officers and their affiliates had the right to vote approximately 1.9 million shares of the then outstanding FNT Class A common stock at our annual meeting, which represented approximately 1.1% of the total number of shares of FNT common stock outstanding and approximately 0.1% of the voting rights entitled to vote at the meeting.

Voting at the Annual Meeting

As proxies are not being solicited, all voting will be done in person at our annual meeting. Ballots will be available to all stockholders in attendance at the meeting provided that, with respect to stockholders whose FNT shares are held in “street name,” those stockholders must present appropriate proof of beneficial ownership of their FNT shares upon entrance to the meeting in order to be able to vote their shares at the meeting.

Shares held in “street name”

Generally, a broker, bank or other nominee may only vote the common stock that it holds in “street name” for you in accordance with your instructions. Therefore, if you are the beneficial owner of shares held in “street name” by a broker, and wish to vote on the proposals to be presented at our annual meeting, please give instructions to your broker on how to vote your shares. If you plan to attend our annual meeting and wish to vote in person, but your shares are held in “street name”, you must obtain a legal proxy authorizing you to vote the shares in person, which you must bring with you to the meeting.

Other voting matters

This information statement is available on the SEC’s Internet site at www.sec.gov or on our Internet site at www.fntg.com.

THE PROPOSED TRANSACTIONS

Structure of the Proposed Transactions

Transfer of assets and assumption of liabilities

The securities exchange and distribution agreement provides for the contribution of substantially all of FNF’s assets to FNT (other than FNF’s ownership interest in FIS, FNF Leasing and FNT). These assets include FNF’s interests in Fidelity Sedgwick Holdings, Inc., Fidelity National Insurance Company, Fidelity National Insurance Services, Inc., Fidelity National Timber Resources Inc., FNF Holding, LLC, FNF International Holdings, Inc., National Alliance Marketing Group, Inc., Rocky Mountain Aviation, Inc. and Cascade Timberlands LLC. The assets to be transferred also include cash and any other property or rights that FNF owns immediately prior to the closing under the securities exchange and distribution agreement, which we refer to as the closing. In exchange for the transfer by FNF to FNT of these assets, which we refer to as the contributed assets, FNT will issue to FNF that number of shares of FNT Class A common stock equal to (i) 33,563,829 plus (ii) the aggregate amount of cash and certain investment assets included in the contributed assets (not to exceed $275 million for purposes of this calculation) divided by $23.50. FNT will also assume all of FNF’s liabilities, except for:

•	any liabilities of FNF to the extent FIS or any subsidiary of FIS or FNF Leasing or any subsidiary of FNF Leasing has, as of or prior to the closing, agreed in writing to be responsible therefor;

•	any liabilities of FNF to the extent arising out of or related to the ownership or operation of the assets or properties, or the operations or conduct of the business, of FIS or any subsidiary of FIS or FNF Leasing or any subsidiary of FNF Leasing, in each case to the extent FIS or any subsidiary of FIS or FNF Leasing or any subsidiary of FNF Leasing has, as of or prior to the closing, agreed to be responsible therefor;

•	any guaranties or other similar contractual liabilities of FNF in respect of a primary liability of FIS or any subsidiary of FIS or FNF Leasing or any subsidiary of FNF Leasing ;

•	certain limited tax liabilities (which are addressed in the tax disaffiliation agreement among FNT, FNF and FIS to be entered into at the closing). See “The Securities Exchange and Distribution Agreement and Related Documents — Additional Agreements” beginning on page 58;

•	any liabilities arising from the operations or conduct of the business of FNF after the date that is 30 days after the closing, if the merger has not been completed as of such date; and

•	Any liability for transaction bonuses which may be paid to certain executive officers of FNF.

The liabilities of FNF to be assumed by FNT are referred to as the assumed liabilities. The assumed liabilities also include any liabilities arising from the operations or conduct of the business of FNF after the spin-off, except as set forth above. (FNF has agreed to not conduct any operations following the spin-off except as necessary to comply with law or to complete the Leasing merger or the merger.) FNT will assume and agree to pay, honor and discharge when due all of the assumed liabilities pursuant to an assumption agreement to be executed and delivered by FNT at the closing, other than the tax liabilities which will be assumed under the tax disaffiliation agreement. It is a condition to FNT’s obligations under the securities exchange and distribution agreement that the total amount of liabilities assumed from FNF itself of a nature that would be reflected on a GAAP balance sheet, other than tax liabilities, not exceed $100 million as of the closing. The contribution of assets by FNF to FNT in exchange for the assumption by FNT of the assumed liabilities and the issuance to FNF of shares of FNT Class A Common Stock is referred to as the asset contribution. We refer to the contributed assets and the assumed liabilities collectively as the transferred business.

Spin-off

Prior to the asset contribution, the FNF board of directors will approve and formally declare the spin-off dividend. Following the asset contribution, FNF will convert all shares of FNT Class B common stock held by it into shares of FNT Class A common stock. Thereafter, and prior to the consummation of the merger, the transfer agent appointed by FNF will distribute all of the shares of FNT Class A common stock that FNF owns (including the converted shares and the shares received from FNT in connection with the asset contribution) to the holders of FNF common stock. The number of shares to which each holder is entitled will be determined by applying the formula contained in the spin-off declaration. Fractional shares that would otherwise be received by FNF stockholders will be aggregated and sold and the net cash proceeds of the sale will be distributed in lieu of fractional shares. We refer to the distribution to the stockholders of FNF of all the shares of FNT common stock held by FNF as the spin-off.

Stock Plan Amendment

We will amend the omnibus incentive plan to increase the total number of shares available for grants thereunder by an additional 15.5 million shares.

Charter Amendments

Immediately after the completion of the spin-off and the merger of FNF with and into FIS described below, we will amend our certificate of incorporation to:

•	increase the authorized number of shares of FNT Class A common stock from 300 million to 600 million;

•	eliminate the FNT Class B common stock and all provisions relating thereto;

•	remove all references to and any requirements resulting from FNF’s ownership of FNT common stock; and

•	change our name to “Fidelity National Financial, Inc.”

We refer to these amendments as the charter amendments.

In this information statement we refer to the asset contribution, the spin-off, the amendment to the omnibus incentive plan and the charter amendments collectively as the proposed transactions. Following the completion of the proposed transactions and the merger described below, our common stock will be listed and traded on the New York Stock Exchange under the symbol “FNF.”

Merger of FNF and FIS

The proposed transactions are part of a larger organizational restructuring of FNF. At the same time that FNF and FNT entered into the securities exchange and distribution agreement, FNF entered into an agreement and plan of merger, which we refer to as the merger agreement, with its majority-owned subsidiary FIS. The merger agreement provides for the merger of FNF with and into FIS, which we refer to as the merger, following the spin-off. In order to complete the proposed transactions under the securities exchange and distribution agreement, all of the conditions to the consummation of the merger of FNF and FIS and the Leasing merger must be satisfied or waived (other than (i) conditions that, by their terms, are to be satisfied on the closing date for such transactions, (ii) the completion of the spin-off and (iii) in the case of the merger, the completion of the Leasing merger). In addition, in order for the merger to be completed, the proposed transactions under the securities exchange and distribution agreement, including the spin-off, must be completed. After the completion of the proposed transactions, and immediately prior to the merger, FNF will have no assets other than its approximately 50.5% ownership position in FIS, its ownership of FNF Leasing (which, subject to satisfaction of the conditions in the Leasing merger agreement, will merge with and into a subsidiary of FIS shortly after the spin-off) and its rights under certain agreements entered into pursuant to the securities exchange and distribution agreement. Upon the consummation of the merger, FNF’s separate corporate existence will cease and FIS will continue as the surviving corporation.

Background of the Proposed Transactions

FNF formed a subsidiary (“old FIS”) and contributed assets to it in early 2005 in connection with the sale of a 25% interest in old FIS to a group of private equity investors led by Thomas H. Lee Partners and Texas Pacific Group. The principal businesses contributed were FNF’s bank core processing and mortgage processing business, its lender services businesses and its real estate information businesses. In February 2006, old FIS merged into a subsidiary of Certegy in a transaction in which FNF and the private equity investors received an aggregate of 67.4% of the common stock of Certegy. Certegy was subsequently renamed Fidelity National Information Services, Inc. We refer to this merger with Certegy as the Certegy merger. Prior to the Certegy merger, FNF had distributed a minority interest in FNT, the holding company for FNF’s title insurance operations, to the stockholders of FNF in a taxable distribution. This distribution resulted in FNT becoming publicly traded on the NYSE.

Following the Certegy merger and the establishment of public markets for FNT common stock and FIS common stock, FNF management perceived that the public market price for FNF common stock was not adequately reflecting the fair value of its parts, including FNF’s majority stakes in both FNT and FIS. FNF believed that one possible factor contributing to this discount, among others, was FNF’s requirement that, for so long as FNF retained significant ownership positions in FNT and FIS, FNF maintain an 80% interest in FNT for certain tax-related reasons and a majority ownership position in FIS in order to consolidate its financial results within FNF for accounting purposes, which limited the ability of each of FNT and FIS to use its common stock as currency for acquisitions and management incentives, among other uses.

By early April 2006, FNF senior management had concluded that the public markets had discounted the value of FNF in relation to the sum of its parts. FNF senior management began discussing the potential inefficiencies in FNF’s holding company structure and how the market valuation of FNF’s assets might be maximized in a corporate restructuring.

The FNF board of directors recognized a number of factors in its decision to investigate the possibility of a restructuring transaction, including that:

•	FNF’s majority ownership of FIS and FNT may limit the public float, the number of eligible stockholders, the trading liquidity and, therefore, limit the market value of FIS and FNT common stock; and

•	FNF’s need to maintain its ownership positions in FIS and FNT may limit the ability of each of FIS and FNT to use its common stock as currency for acquisitions and, therefore, may constrain FIS and FNT from pursuing attractive acquisition opportunities.

Senior management also recognized the possibility that eliminating the FNF holding company structure and making FIS and FNT independent companies would simplify the profile of the FNF family of companies, eliminate the discount surrounding FNF common stock, provide more valuable currencies for future acquisitions and other purposes for both FIS and FNT and more fully realize the underlying value of FIS and all of the assets of FNF.

Accordingly, senior management of FNF, in consultation with Bear Stearns & Co. Inc., began studying potential transactions that might mitigate or eliminate the perceived structural inefficiencies described above. FNF believed that any such transaction would have to meet at least two constraints: (i) that it not cause a taxable transaction for the company or its stockholders and (ii) that it not trigger purchase accounting rules that would require FNT or FIS (or a successor company in any transaction) to recognize significant goodwill in connection with any sale or transfer of assets.

At the regular quarterly meeting of the FNT board of directors on April 19, 2006, senior management of FNF proposed to the FNT directors a plan for a three-step transaction that would result in FIS and FNT becoming independent entities held entirely by public stockholders. In the first step, FNF would transfer its specialty insurance businesses, its interest in Sedgwick CMS, and certain other assets to FNT in exchange for stock of FNT. In the second step, FNF would spin out its entire ownership of FNT to FNF stockholders in a tax free distribution, effectively leaving FNF with its ownership in FIS as its only asset. In the third step, FIS would merge with FNF and issue stock of FIS to stockholders of FNF in a tax free transaction, thus making FIS independent of FNF ownership. The FNT board of directors approved pursuing these transactions, subject to further analysis of the value of such transactions to FNT and its stockholders and evaluation and negotiation of the transactions by the special committee of the FNT board of directors established at the same meeting. In authorizing the pursuit of this plan, the FNT board of directors considered, among other things, the need for FNT to pursue its own independent business and acquisition strategies and the projected impact of the transactions on FNT common stock valuations.

At their regular quarterly meetings on April 26, 2006, each of the FNF and FIS boards of directors approved pursuing these transactions, subject to further analysis of the value of such transactions to each company and their respective stockholders/shareholders and evaluation and negotiation of the transactions by the special committees of each board established at the same meetings. At its April 26, 2006 meeting, the FNF board of directors did not set or propose any definitive financial terms for either the asset contribution to FNT or the merger. As part of the announcement of the proposed plan, FNF did indicate that it expected to propose a total consideration range of $1.0 billion to $1.25 billion for the assets to be sold to FNT.

Formation of FNT Special Committee; Initial FNF Proposal

The FNT board of directors authorized the creation of a special committee of disinterested directors, consisting of Philip G. Heasley, chairman, Willie D. Davis and General William Lyon, that would, among other things, negotiate the terms and conditions of any proposed sale of assets of FNF to FNT in connection with a potential spin-off of FNT common stock to the holders of FNF common stock, and provide a recommendation to the FNT board of directors as to whether such transactions with FNF should be pursued by FNT. The FNT special committee retained Foley & Lardner LLP to serve as its legal counsel and Banc of America Securities LLC, which we refer to as Banc of America Securities, as its financial advisor in connection with the proposed acquisition.

On May 19, 2006, the special committee of disinterested directors of FNF, which we refer to as the FNF special committee, provided a term sheet to the FNT special committee in which FNF proposed total consideration to FNF of $1.25 billion, plus the assumption of nearly all of FNF’s liabilities, in exchange for the businesses and assets to be transferred by FNF to FNT, with the number of FNT shares issued to FNF to be determined based on the average closing price of FNT Class A common stock on the NYSE during the 10 trading days before the execution of the definitive securities exchange and distribution agreement for the transaction. The FNF term sheet would have resulted in the issuance to FNF of approximately 61,819,980 shares of FNT Class A common stock, based on the average closing price of FNT Class A common stock of $20.22 per share during the 10 trading days ending on the date the definitive agreement was signed.

Deliberations and Negotiations by the FNT Special Committee

During May and June 2006, the FNT special committee held seven meetings with its advisors to consider the proposed transaction and its potential effect on FNT. At the first four meetings held to consider FNF’s proposal and develop a counter-proposal, the FNT special committee reviewed Banc of America Securities’ progress in analyzing the original contributed assets to be transferred to FNT pursuant to the original securities exchange and distribution agreement and the potential financial impact of such transfer on FNT. The FNT special committee instructed its advisors to obtain additional information from the management of each of FNT and FNF, including more information regarding the transferred business, projections regarding FNT’s own business, anticipated transaction costs and the FNF stock options to be assumed by FNT as part of the proposed transactions. The FNT special committee also received updates from its advisors about their due diligence regarding the assumed liabilities, including the possibility of contingent liabilities of FNF unrelated to the transferred business. These contingent liabilities include liabilities for taxes in the unanticipated event that the distribution by FNF of shares of FNT common stock and the merger were taxable events. In addition, during this period, at the FNT special committee’s direction, Foley & Lardner LLP negotiated the terms of the legal documents for the proposed transaction, drafts of which had been prepared by LeBoeuf, Lamb, Greene & MacRae LLP, legal counsel to FNF, including representations, warranties and covenants in the original securities exchange and distribution agreement and the terms of a cross-indemnity agreement between FNT and FIS.

At its fifth meeting held on June 20, 2006, after reviewing updated information from its advisors, the FNT special committee authorized Banc of America Securities to make a counter-offer to FNF reflecting total consideration of $1.025 billion for the transferred business, with the number of FNT shares issued to FNF to be determined based on $24 per share. In addition, the FNT special committee proposed, among other things, that (1) the number of options to be assumed by FNT in connection with the proposed transactions be reduced through the pre-transaction exercise by FNF senior management of specified options, and (2) the cash to be included in the transferred business be limited to $275 million.

On June 21, 2006, after further consultation with its financial and legal advisors, the FNF special committee made a counter-proposal to FNT of total consideration of $1.150 billion for the transferred business (including $275 million of cash), with the number of FNT shares issued to FNF to be determined based on $22 per share and reduced to the extent that the cash transferred to FNF was less than $275 million. Under this counter-proposal, FNF also would repay in cash at closing inter-company notes to FNT of $24 million.

The FNT special committee met with its advisors later that day to consider the counter-proposal and authorized a final counter-proposal to FNF of total consideration of $1.075 billion (to be reduced dollar for dollar to the extent the transferred cash and certain investment assets was less than $275 million), with the number of FNT shares issued to FNF to be determined based on $23.50 per share. Assuming FNF transferred cash and certain investment assets of $275 million to FNT at closing, FNT would have had to issue 45,744,681 shares of FNT Class A common stock to FNF in connection with the proposed transactions. FNF’s special committee accepted this final counter-proposal, subject to the completion of definitive documentation, on June 23, 2006.

Later on June 23, 2006, FNT’s special committee met with its advisors and discussed the results of the negotiations with the FNF special committee regarding the consideration payable by FNT in exchange for the transferred business, the status of the negotiations with respect to the original securities exchange and distribution agreement and related matters. Also at this meeting, Banc of America Securities informed the FNT special committee that, assuming no material changes in the terms of the proposed transactions or in the information it considered in connection with its financial analysis, it believed it would be in a position to render to the FNT special committee, at the time of execution of the original securities exchange and distribution agreement, an opinion to the effect that, as of the date of its opinion and based on and subject to the matters described in its opinion, the aggregate stock consideration to be issued by FNT pursuant to the original securities exchange and distribution agreement was fair, from a financial point of view, to FNT. The FNT special committee voted unanimously in favor of recommending FNT’s final counter-proposal to the full board of directors of FNT. On June 25, 2006, the FNT board of directors met to consider the proposed transactions and the FNT special committee’s recommendation, and approved the original securities exchange and distribution agreement and the proposed transactions. Following the meeting of the FNT board of directors and its approval of the original securities exchange and distribution agreement and the proposed transactions and the approval by the board of directors of each of FNF and FIS, FNF and FNT executed and delivered the original securities exchange and distribution agreement, FNF and FIS executed and delivered the merger agreement, FNF and Messrs. Foley, Stinson and Bickett executed and delivered the letter agreement regarding executive options, and Banc of America Securities delivered its opinion to the FNT special committee.

In late August 2006, FNF proposed to amend and restate the original securities exchange and distribution agreement in order to restructure the transaction slightly to provide for FNF to retain FNF Leasing and its subsidiary rather than contribute these assets to FNT. FNF Leasing is engaged in the technology leasing business and represents a small portion of the assets that were the subject of the original securities exchange and distribution agreement. FNF proposed the change as a result of comments received from the Internal Revenue Service on FNF’s request for a ruling that the transactions (including the spin-off) will be tax free transactions under the Internal Revenue Code. See “— Material United Stated Federal Income Tax Considerations.” The proposed amended and restated securities exchange and distribution agreement also corrected typographical errors and made technical legal revisions to conform the agreement with the intent of the parties.

The FNT special committee’s counsel reviewed drafts of the proposed securities exchange and distribution agreement and a proposed merger agreement pursuant to which FNF Leasing will become a subsidiary of FIS as part of the restructured transaction. The FNT special committee met with its advisors on September 6, 2006 and September 15, 2006 to discuss the proposed restructuring and the proposed securities exchange and distribution agreement. After discussion, the FNT special committee unanimously voted to approve the changes, subject to an $11.25 million reduction in the number of shares to be issued to FNF in the transaction, priced at the original $23.50 per share. This reduction took into account the views of the FNT special committee regarding the estimated value of FNF Leasing. The FNT special committee also voted at its September 6, 2006 meeting, and again at its September 15, 2006 meeting, not to request that Banc of America Securities update its opinion dated June 25, 2006 delivered to the FNT special committee at the time the original securities exchange and distribution agreement was signed, noting that the $11.25 million reduction in assets is small in relation to the total assets to be contributed by FNF to FNT and that the $11.25 million reduction is consistent with the range of values for FNF Leasing that the FNT special committee considered in negotiating the number of shares to be issued to FNF under the original securities exchange and distribution agreement.

After the September 6, 2006 meeting of the FNT special committee, the transaction was also restructured based on representations made by FNF representatives to the Internal Revenue Service, to provide for the sale by FNT and its subsidiaries of all FIS shares owned by them to FIS on the day before closing at the closing price of the shares on the NYSE on the immediately preceding trading day. FNT subsidiaries own approximately 1,432,000 shares of FIS common stock as of the date of this information statement. The FNT special committee did not meet separately to approve this additional change in view of the fact that the change was not material and was within the scope of the approval granted at the September 6, 2006 meeting.

Subsequent to September 15, 2006, the securities exchange and distribution agreement was executed and delivered by FNT.

Factors Considered by the FNT Special Committee

The FNT special committee believed that the securities exchange and distribution agreement and the proposed transactions are in the best interests of FNT and its stockholders. Accordingly, the FNT special committee voted to recommend that the FNT board of directors approve the securities exchange and distribution agreement and the proposed transactions.

In evaluating the proposed transactions, the FNT special committee reviewed and discussed the securities exchange and distribution agreement and the transactions contemplated thereby with FNT’s management team and the FNT special committee’s legal and financial advisors and considered a number of factors, including the following:

•	the elimination, through the FNF distribution of FNT shares, of the overhang caused by the large block of FNT stock held by FNF and the resulting increase in the public float of FNT;

•	acquisition of a complementary special insurance business and a 40% ownership position in an attractive claims processing business;

•	greater operational and financial flexibility as the result of eliminating the requirements for being an 80% consolidated subsidiary of FNF, including the ability to use FNT stock for acquisitions after the transaction;

•	the potential use of the cash acquired from FNF for acquisition opportunities that might arise in the future and management’s favorable track record in making acquisitions; and

•	the projected increase to book value per share.

The FNT special committee also considered the following material negative factors:

•	the dilution to FNT’s projected earnings per share and return on equity in 2007 and 2008; and

•	FNT’s assumption of FNF liabilities, which could include unknown contingent liabilities.

The FNT special committee gave primary weight to the anticipated unlocking of value that it expected to accompany the elimination of the overhang from FNF’s approximately 82% ownership of FNT and the increase in the public float of FNT’s stock. The FNT special committee believed that the dilution to FNT’s earnings per share and return on equity in 2007 and 2008 would be mitigated in subsequent years if the assets acquired from FNF achieved their long-range earnings potential. The FNT special committee also believed that the risk of assumed contingent liabilities was relatively remote. In particular, the risk of tax liabilities with respect to the restructuring would be mitigated by the IRS private letter ruling and the opinion of FNF’s special tax advisor that are conditions to closing. The FNT special committee therefore determined that the benefits of the proposed transactions, including FNF’s distribution of FNT shares, outweighed the detriments and voted unanimously in favor of recommending the transaction to FNT’s full board of directors.

FNT’s Reasons for the Proposed Transactions; Recommendation by FNT’s Board of Directors

As discussed above, for several tax-related reasons, FNF has been unwilling to own less than 80% of FNT’s common stock, which has limited FNT’s ability to issue its common stock to raise equity capital and fund acquisitions and for management incentives. Additionally, we believe that the ownership stake that FNF currently has in FNT limits the public float of FNT, which may be significantly reducing the number of eligible holders of our common stock and limiting the trading liquidity, and thus the valuation, of FNT common stock. We believe that the stockholders of FNT will benefit in several ways from the proposed transactions, including the spin-off. The proposed transactions, in conjunction with the merger of FNF into FIS, will eliminate FNF and the holding company structure, and we will be an independent company without the control of a single majority stockholder. This will increase FNT’s public float, which in the long term we anticipate will enhance the trading volume and value of FNT’s common stock. As a result, we expect to be better able to issue our common stock (i) to raise equity capital, (ii) as currency to take advantage of acquisition opportunities and (iii) for employee compensation to incentivize, attract and retain key employees. Additionally, we expect the proposed transactions to afford us the synergy benefits of ownership of complementary businesses, including FNF’s specialty insurance business and an approximately 40% ownership position in Sedgwick CMS, FNF’s insurance claims processing business. Further, the cash component of the contributed assets is expected to provide us with additional operating flexibility.

Our board of directors, after its independent evaluation and acting upon the unanimous recommendation of the special committee, approved the securities exchange and distribution agreement and the proposed transactions.

Opinion of the FNT Special Committee’s Financial Advisor

FNT has retained Banc of America Securities to act as the FNT special committee’s financial advisor in connection with the transaction. Banc of America Securities is an internationally recognized investment banking firm which is regularly engaged in the valuation of businesses and securities in connection with transactions and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. FNT selected Banc of America Securities to act as the FNT special committee’s financial advisor in connection with the transaction on the basis of Banc of America Securities’ experience in similar transactions, its reputation in the insurance industry and investment community, and its familiarity with FNT, FNF and their respective businesses.

On June 25, 2006, the date on which the original securities exchange and distribution agreement was executed, Banc of America Securities delivered to the FNT special committee a written opinion, dated June 25, 2006, to the effect that, as of such date and based on and subject to various assumptions and limitations described in its opinion, the aggregate stock consideration to be issued by FNT under the original securities exchange and distribution agreement was fair, from a financial point of view, to FNT. Banc of America Securities was not requested to, and did not, render to the FNT special committee an opinion in connection with the securities exchange and distribution agreement (as used in this section, as elsewhere in this information statement, the term securities exchange and distribution agreement refers to the securities exchange and distribution agreement as amended and restated as of September 18, 2006). Accordingly, Banc of America Securities’ opinion dated June 25, 2006 does not take into account any events or developments after the date of such opinion, including any modifications to the proposed transactions or the consideration payable by FNT pursuant to the securities exchange and distribution agreement (as used in this section, as elsewhere in this information statement, the term securities exchange and distribution agreement.

The full text of Banc of America Securities’ written opinion, dated June 25, 2006, to the FNT special committee, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex B to this information statement and is incorporated by reference in its entirety into this information statement. FNT stockholders are encouraged to read the opinion carefully in its entirety. The following summary of Banc of America Securities’ opinion is qualified in its entirety by reference to the full text of the opinion. Banc of America Securities provided its opinion to the FNT special committee to assist the FNT special committee in its evaluation of the aggregate stock consideration to be issued by FNT under the original securities exchange and distribution agreement from a financial point of view. Banc of America Securities’ opinion does not address any other aspect of the proposed transactions or any related transactions and does not constitute a recommendation as to how any stockholder should vote or act in connection with the proposed transactions.

For purposes of its opinion, Banc of America Securities:

•	reviewed publicly available financial statements and other business and financial information relating to FNT and the original contributed assets;

•	reviewed internal financial statements and other financial and operating data concerning FNT and the original contributed assets;

•	reviewed financial forecasts relating to (i) FNF’s insurance subsidiaries, consisting of Fidelity National Insurance Company, FIS and National Alliance Marketing Group, Inc. (which we collectively refer to in this section as the specialty insurance companies), (ii) FNF Leasing (which, pursuant to the original securities exchange and distribution agreement, was part of the original contributed assets), and (iii) Sedgwick CMS (which, together with the specialty insurance companies and FNF Leasing, we collectively refer to in this section as the FNF businesses), which forecasts were prepared by FNF’s management and the managements of the FNF businesses;

•	reviewed financial forecasts and estimates prepared by FNF’s management relating to FNT and certain of the original contributed assets other than the FNF businesses (which we collectively refer to in this section as the other FNF assets), including estimates as to the anticipated investment strategy for the cash portion of the other FNF assets and the potential rates of return for such investments;

•	discussed the past and current operations, financial condition and prospects of FNT with FNT’s senior executives, discussed the past and current operations, financial condition and prospects of the FNF businesses with senior executives of FNT, FNF and the FNF businesses, and discussed business and financial matters pertaining to the other FNF assets with FNT’s and FNF’s senior executives;

•	reviewed the potential pro forma financial impact of the transaction as set forth in the original securities exchange and distribution agreement on FNT’s future financial performance, including the potential effects on FNT’s estimated earnings and book value per share and return on equity;

•	reviewed the reported prices and trading activity for FNT Class A common stock;

•	compared the financial performance of FNT and the FNF businesses, respectively, with that of publicly traded companies Banc of America Securities deemed relevant;

•	compared financial terms of the transaction as set forth in the original securities exchange and distribution agreement to financial terms, to the extent publicly available, of other transactions Banc of America Securities deemed relevant with respect to the FNF businesses and Cascade;

•	participated in discussions and negotiations among the FNT special committee and FNF’s representatives and their respective advisors;

•	reviewed the original securities exchange and distribution agreement, dated June 25, 2006 (prior to its amendment and restatement) and certain related documents;

•	with respect to certain real property assets comprising the other FNF assets, reviewed and discussed with FNT’s and FNF’s senior executives appraisals prepared by a third party consultant to FNF and/or the purchase prices paid by FNF for such properties;

•	reviewed public announcements made by FNT and FNF, and held discussions with the FNT special committee and the managements of FNT and FNF, regarding the transaction as set forth in the original securities exchange and distribution agreement and certain related transactions, including the spin-off and the merger, which we refer to in this section collectively as the related transactions; and

•	performed other analyses and considered other factors as Banc of America Securities deemed appropriate.

Banc of America Securities assumed and relied on, without independent verification, the accuracy and completeness of the financial and other information reviewed by it for the purposes of its opinion. Banc of America Securities assumed, at FNT’s direction, that the financial forecasts and estimates prepared by FNT’s management it reviewed relating to FNT and certain of the other FNF assets were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of FNT’s management as to FNT’s future financial performance and the other matters covered by such forecasts and estimates. Banc of America Securities assumed, upon FNF’s advice and at FNT’s direction, that the financial forecasts it reviewed relating to the FNF businesses were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the managements of FNF and the FNF businesses as to the future financial performance of the FNF businesses. Banc of America Securities did not make any independent valuation or appraisal of the original contributed assets or FNT’s assets or liabilities and Banc of America Securities was not furnished with any such valuations or appraisals (other than appraisals relating to real property assets comprising a portion of the other FNF assets, which Banc of America Securities reviewed and relied on, without independent verification, for purposes of its opinion). Banc of America Securities assumed, with FNT’s consent, that, other than those liabilities relating to the original contributed assets to be assumed by FNT as specified in the original securities exchange and distribution agreement, FNT would not incur any liability or other obligations in connection with the transaction or related transactions that would impact its analyses in any material respect. Banc of America Securities also assumed, with FNT’s consent, that the transaction and related transactions would be consummated as provided in or contemplated by the original securities exchange and distribution agreement and related documents, with full satisfaction of all covenants and conditions contained in the original securities exchange and distribution agreement and related documents and without any waivers, and in compliance with all applicable laws and contractual and other requirements. Banc of America Securities further assumed, with FNT’s consent, that all regulatory, governmental and third party consents, approvals, agreements, waivers and rulings necessary for the consummation of the transaction would be obtained without any adverse effect on FNT, the original contributed assets or the transaction.

Banc of America Securities expressed no view or opinion as to any terms or aspects of the transaction, other than the aggregate stock consideration to the extent expressly specified in its opinion, including, without limitation, the related transactions, the form or structure of the transaction or any tax or accounting aspects or any aspects or implications of the securities exchange and distribution agreement. In addition, Banc of America Securities expressed no opinion as to the relative merits of the transaction in comparison to other transactions available to FNT or in which FNT might engage or as to whether any transaction might be more favorable to FNT as an alternative to the transaction, nor did Banc of America Securities express any opinion as to the underlying business decision of the FNT special committee to proceed with or effect the transaction. Banc of America Securities expressed no opinion as to what the value of FNT Class A common stock actually will be when issued or the prices at which FNT Class A common stock may trade at any time. Except as described above, the FNT special committee imposed no other limitations on the investigations made or procedures followed by Banc of America Securities in rendering its opinion.

Banc of America Securities’ opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to Banc of America Securities as of, the date of its opinion. Accordingly, although subsequent developments may affect its opinion, Banc of America Securities did not assume any obligation to update, revise or reaffirm its opinion.

The following represents a brief summary of the material financial analyses presented by Banc of America Securities to the FNT special committee in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by Banc of America Securities, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by Banc of America Securities. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Banc of America Securities. Banc of America Securities was not requested to, and did not, update its financial analysis in connection with the securities exchange and distribution agreement.

Sum-of-the-Parts Analysis of the Original Contributed Assets

Banc of America Securities performed a “Sum-of-the-Parts-Analysis” of the original contributed assets by performing separate financial analyses of, or utilizing certain financial information or data relating to, the original contributed assets. These original contributed assets included, among other things, the flood insurance business and home warranty and personal lines insurance businesses of the specialty insurance companies, a 40% interest in Sedgwick CMS, a 70.1% interest in Cascade, FNF Leasing, FNF’s real estate holdings in Montana and a cash amount of up to $275 million. The Sum-of-the-Parts-Analysis indicated the following approximate implied aggregate reference range for the original contributed assets, as compared to the approximate implied value of the aggregate stock consideration to be issued by FNT under the original securities exchange and distribution agreement, assuming the transfer of $275 million in cash to FNT, of 45,744,681 shares of FNT Class A common stock based on the closing price of FNT common stock on June 23, 2006:

Implied Value of
Implied Sum-of-the-Parts	Aggregate Stock Consideration
Reference Range for Original	Issuable by FNT under Original
Contributed Assets	Securities Exchange and Distribution Agreement

$1,050,000,000 - $1,249,000,000	$940,000,000

As more fully described below, the Sum-of-the-Parts Analysis performed by Banc of America Securities was based on, in the case of each of the FNF businesses, a “Selected Companies Analysis,” “Selected Transactions Analysis” and “Discounted Cash Flow Analysis” and, in the case of Cascade, a “Selected Transactions Analysis,” the appraised value of real estate held by Cascade and the purchase prices previously paid by FNF for such real estate. In the case of FNF’s real estate holdings in Montana, Banc of America Securities utilized an estimated value based on the purchase price previously paid by FNF for such real estate. The financial analyses of Sedgwick CMS and Cascade reflected FNF’s equity ownership in those entities of 40% and 70.1%, respectively.

Specialty Insurance Companies’ Businesses

In evaluating the businesses of the specialty insurance companies to be transferred to FNT under the original securities exchange and distribution agreement, Banc of America Securities performed separate financial analyses of the flood insurance business and home warranty and personal lines insurance businesses of the specialty insurance companies.

Flood Insurance Business

Selected Companies Analysis.  Banc of America Securities reviewed financial and stock market information for the following four selected publicly held claims administrators and other insurance services providers and four selected domestic insurance brokers:

Claims Administrators
and Other Insurance Providers	Domestic Insurance Brokers

• Fiserv, Inc.	• Brown & Brown, Inc.
• Arthur J. Gallagher & Co.	• Hilb Rogal & Hobbs Company
• Crawford & Company	• Arthur J. Gallagher & Co.
• CorVel Corporation	• USI Holdings Corporation

Banc of America Securities reviewed, among other things, enterprise values of the selected companies, calculated as fully-diluted market value, plus net debt and minority interests, less cash and cash equivalents, as a multiple of calendar years 2006 and 2007 estimated earnings before interest, taxes, depreciation and amortization, commonly referred to as EBITDA. Banc of America Securities also reviewed market values of the selected companies as a multiple of calendar years 2006 and 2007 estimated net income. Banc of America Securities then applied a range of selected EBITDA and net income multiples derived from the selected companies to corresponding data of the flood insurance business, as adjusted, in the case of calendar year 2006 estimated EBITDA and net income, to exclude extraordinary amounts as a result of the calendar year 2005 hurricane season. Multiples were based on closing stock prices on June 23, 2006. Estimated financial data of the selected companies were based on publicly available research analysts’ estimates. Estimated financial data of the flood insurance business were based on internal estimates of the specialty insurance companies’ management.

Selected Transactions Analysis.  Banc of America Securities reviewed, to the extent publicly available, financial information relating to the following 30 selected acquisition transactions in the insurance brokerage and 13 selected acquisition transactions in the flood insurance industry:

Insurance Brokerage Transactions

Announcement Date	Acquiror	Target

• 3/1/06	• Hub International Limited	• Citizens Clair Insurance Group, Brewer & Lord of Norwell, LLC and The Feitelberg Company LLC
• 9/22/05	• Hicks, Muse Tate & Furst Incorporated, Banc of America Capital Investors and Emerald Group	• The Swett & Crawford Group, Inc.
• 9/7/05	• J.C. Flowers & Co. LLC	• Crump Group, Inc.
• 3/5/05	• Wachovia Corporation	• Palmer & Clay, Inc.
• 2/15/05	• American Wholesale Insurance Group, Inc.	• Stewart Smith Group Inc.
• 2/11/05	• Brown & Brown, Inc.	• Hull & Company, Inc.
• 4/23/04	• Brown & Brown, Inc.	• Proctor Financial Insurance Corp.
• 4/01/04	• U.S.I. Holdings Corporation	• Bertholon Rowland, Inc.

Announcement Date	Acquiror	Target

• 3/14/04	• Hub International Limited	• Talbot Financial Corporation
• 3/12/04	• Marsh & McLennan Companies, Inc.	• Heath Lambert Limited (Australia and New Zealand operations)
• 1/5/04	• Capital Risk LLC	• HCC Employee Benefits, Inc.
• 11/11/03	• BB&T Insurance Services, Inc.	• McGriff, Seibels & Williams Inc.
• 11/10/03	• The BISYS Group, Inc.	• USA Insurance Group, Inc.
• 3/14/03	• The BISYS Group, Inc.	• Tri-City Brokerage, Inc.
• 12/31/02	• Hub International Limited	• Fifth Third Insurance Services, Inc.
• 10/23/02	• Brown & Brown, Inc.	• Cal-Surance Associates, Inc.
• 9/26/02	• Clark/Bardes, Inc.	• Long Miller & Associates, LLC
• 5/13/02	• Hilb, Rogal and Hamilton Company	• Hobbs Group, LLC
• 12/19/01	• Greater Bay Bancorp	• Alburger Basso de Grosz Insurance Services, Inc.
• 7/25/01	• Brown & Brown, Inc.	• Raleigh, Schwarz & Powell, Inc.
• 4/16/01	• Benfield Greig Group plc	• E.W. Blanch Holdings, Inc.
• 3/08/01	• Wells Fargo & Company	• ACO Brokerage Holdings Corporation
• 1/20/01	• Hub International Limited	• Kaye Group Inc.
• 1/3/01	• Brown & Brown, Inc.	• Riedman Corporation
• 6/7/00	• M Financial Group	• Management Compensation Group, Northwest, LLC
• 8/25/98	• Marsh & McLennan Companies, Inc.	• Sedgwick Group plc
• 7/21/98	• Kohlberg Kravis Roberts & Co.	• Willis Corroon Group plc
• 8/4/97	• Knightsbridge Capital LLC	• Acordia, Inc.
• 3/12/97	• Marsh & McLennan Companies, Inc.	• Johnson & Higgins, Inc.
• 12/11/96	• Aon Corporation	• Alexander & Alexander Services Inc.

Flood Insurance Transactions

Announcement Date	Acquiror	Target

• 7/1/04	• CTG Real Estate Information Services Inc.	• Determination Processing Services Inc.
• 11/4/03	• The Seibels Bruce Group, Inc.	• The Seibels Bruce Group, Inc.
• 9/4/03	• The First American Financial Corporation (now known as The First American Corporation)	• Transamerica Flood Hazard Certification, Inc.
• 9/2/03	• LandAmerica Financial Group, Inc.	• LERETA Corp.
• 4/9/03	• Fiserv, Inc.	• Insurance Management Solutions Group, Inc.
• 10/15/02	• FNF	• Bankers Insurance Group, Inc.
• 11/30/01	• Fiserv, Inc.	• National Con-Serv, Inc.
• 10/3/00	• Fiserv, Inc.	• National Flood Services, Inc.
• 11/24/99	• The First American Financial Corporation (now known as The First American Corporation)	• Crystal River Title Co.
• 5/26/98	• LERETA Corp.	• AccuFlood Inc.
• 10/20/97	• Guaranty National Corporation	• Unisun Insurance Company
• 2/14/97	• Investor Group	• National Flood Services, Inc.
• 6/24/96	• Investor Group	• The First American Financial Corporation (now known as The First American Corporation)

Banc of America Securities reviewed, among other things, transaction values of the selected transactions, calculated as the equity value implied for the target company based on the consideration payable in the selected transaction, plus net debt and minority interests, less cash and cash equivalents, as a multiple of latest 12 months EBITDA. Banc of America Securities also reviewed purchase prices paid in the selected transactions as a multiple of latest 12 months net income. Banc of America Securities then applied a range of selected EBITDA and net income multiples derived from the selected transactions to the calendar year 2006 estimated EBITDA and net income, in each case as adjusted to exclude extraordinary amounts as a result of the calendar year 2005 hurricane season, of the flood insurance business. Multiples for the selected transactions were based on publicly available financial information at the time of announcement of the relevant transaction. Estimated financial data of the flood insurance business were based on internal estimates of the specialty insurance companies’ management.

Discounted Cash Flow Analysis.  Banc of America Securities performed a discounted cash flow analysis of the flood insurance business in order to calculate the estimated present value of the standalone cash flows that the flood insurance business could generate during the fourth quarter of fiscal year 2006 through fiscal year 2011 based on internal estimates of the specialty insurance companies’ management. Banc of America Securities calculated a range of estimated terminal values by applying a range of terminal value multiples of 8.0x to 9.0x to the fiscal year 2011 estimated net income of the flood insurance business. The present value of the cash flows and terminal values were then calculated using discount rates ranging from 13.0% to 14.0%.

Home Warranty and Personal Lines Insurance Businesses

Selected Companies Analysis.  Banc of America Securities reviewed financial and stock market information for the following nine selected publicly held personal lines insurance companies:

Personal Lines Insurance Companies

• The Allstate Corporation
• Safeco Corporation
• Mercury General Corporation
• The Hanover Insurance Group, Inc.
• Ohio Casualty Corporation
• State Auto Financial Corporation
• Alfa Corporation
• Safety Insurance Group, Inc.
• The Midland Company

Banc of America Securities reviewed, among other things, market values of the selected companies as multiples of calendar years 2006 and 2007 estimated net income and book value, excluding accumulated other comprehensive income, as of March 31, 2006. Banc of America Securities then applied a range of selected net income and book value multiples derived from the selected companies to corresponding data of the home warranty and personal lines insurance businesses. Multiples were based on closing stock prices on June 23, 2006. Financial data of the selected companies were based on publicly available research analysts’ estimates and public filings. Financial data of the home warranty and personal lines insurance businesses were based on internal estimates and data of the specialty insurance companies’ management.

Selected Transactions Analysis.  Banc of America Securities reviewed financial information, to the extent publicly available, relating to the following 15 selected acquisition transactions in the personal lines insurance industry:

Announcement Date	Acquiror	Target

• 11/14/05	• General Motors Acceptance Corporation	• MEEMIC Insurance Company
• 7/29/05	• Sentry Insurance a Mutual Company	• Viking Insurance Holdings, Inc.
• 12/15/03	• Liberte Investors Inc. (now known as First Acceptance Corporation)	• USAuto Holdings, Inc.
• 11/17/03	• The St. Paul Companies, Inc. (now known as The St. Paul Travelers Companies, Inc.)	• Travelers Property Casualty Corp.
• 5/22/03	• Liberty Mutual Group Inc.	• Prudential’s Property & Casualty Insurance Company
• 5/22/03	• The Palisades Group, LLC	• The Prudential Property and Casualty New Jersey Holdings, Inc.
• 3/27/03	• Nationwide Mutual Insurance Company	• THI Holdings, Inc.
• 11/1/00	• American National Insurance Company	• Farm Family Holdings, Inc.
• 10/25/00	• State Auto Financial Corporation	• Meridian Insurance Group, Inc.
• 9/25/00	• White Mountains Insurance Group, Ltd.	• CGU Corporation
• 6/22/00	• Medical Assurance, Inc.	• Professionals Group, Inc.
• 3/21/00	• Citigroup Inc.	• Travelers Property Casualty Corp.
• 10/19/99	• Farmers Insurance Exchange	• Foremost Corporation of America
• 7/12/99	• Metropolitan Property & Casualty Company	• The St. Paul Companies, Inc.
• 6/9/99	• The Allstate Corporation	• CNA Financial Corporation (Personal Insurance Business)

Banc of America Securities reviewed, among other things, purchase prices in the selected transactions as multiples of latest 12 months and estimated next 12 months net income and book value as of the most recent completed accounting period prior to public announcement of the relevant transaction. Banc of America Securities then applied a range of selected net income and book value multiples derived from the selected transactions to the calendar year 2005 and estimated calendar year 2006 net income and book value, excluding accumulated other comprehensive income, as of March 31, 2006 of the home warranty and personal lines insurance businesses. Multiples for the selected transactions were based on publicly available financial information at the time of announcement of the relevant transaction. Financial data of the specialty insurance companies’ home warranty and personal lines insurance businesses were based on internal estimates and data of the specialty insurance companies’ management.

Discounted Cash Flow Analysis.  Banc of America Securities performed a discounted cash flow analysis of the home warranty and personal lines insurance businesses in order to calculate the estimated present value of the standalone cash flows that the home warranty and personal lines insurance businesses could generate during the fourth quarter of fiscal year 2006 through fiscal year 2011 based on internal estimates of the specialty insurance companies’ management. Banc of America Securities calculated a range of estimated terminal values by applying a range of terminal value multiples of 9.5x to 11.5x to the fiscal year 2011 estimated net income of the home warranty and personal lines insurance businesses. The present value of the cash flows and terminal values were then calculated using discount rates ranging from 12.5% to 13.5%.

Sedgwick CMS

Selected Companies Analysis.  Banc of America Securities reviewed financial and stock market information for the following four selected publicly held claims administrators and other insurance services providers and four selected publicly held call center outsourcers:

Claims Administrators and
Other Insurance Services Providers	Call Center Outsourcers

• Fiserv, Inc.	• Convergys Corp.
• Arthur J. Gallagher & Co.	• TeleTech Holdings
• Crawford & Company	• StarTek, Inc.
• CorVel Corporation	• ICT Group Inc.

Banc of America Securities reviewed, among other things, enterprise values of the selected companies as a multiple of calendar years 2006 and 2007 estimated EBITDA. Banc of America Securities then applied a range of selected EBITDA multiples derived from the selected companies to corresponding data of Sedgwick CMS. Multiples were based on closing stock prices on June 23, 2006. Estimated financial data of the selected companies were based on publicly available research analysts’ estimates. Estimated financial data of Sedgwick CMS were based on internal estimates of Sedgwick CMS’ management.

Selected Transactions Analysis.  Banc of America Securities reviewed, to the extent publicly available, financial information relating to the following 14 selected acquisition transactions in the insurance services industry and 10 selected acquisition transactions in the business processes outsourcing and human resources services industry:

Insurance Services Transactions

Announcement Date	Acquiror	Target

• 2/27/06	• Aetna, Inc.	• Broadspire Services, Inc. (Disability Business)
• 12/27/05	• Fidelity National Financial, Inc.	• Sedgwick Claims Management Services Inc.
• 3/31/05	• Monitor Clipper Partners Inc.	• Medical Services Company
• 10/4/04	• Scandent Group, Inc.	• Cambridge Integrated Services Group, Inc.
• 3/9/04	• Broadspire Services, Inc.	• Cunningham Lindsey Claims Management, Inc. (US TPA Business)
• 3/2/04	• U.S. Risk Insurance Group, Inc.	• Ward North America Holding, Inc.
• 10/3/03	• CompManagement, Inc.	• Octagon Risk Services, Inc.
• 7/22/03	• Platinum Equity, LLC	• Kemper Corporation / National Loss Control Services Corporation
• 4/2/03	• Cunningham Lindsey US Inc.	• RSKCo Services, Inc.
• 4/15/03	• Fiserv, Inc.	• Wausau Benefits, Inc.
• 4/9/03	• Fiserv, Inc.	• Insurance Management Solutions Group, Inc.
• 12/31/02	• Cobalt Corporation	• Claim Management Services, Inc.
• 11/12/02	• CGI Group Inc.	• Underwriters Adjustment Bureau Ltd.
• 9/21/99	• Brera Capital Partners LLC	• The GAB Robins Group of Companies

Business Processes Outsourcing and HR Services Transactions

Announcement Date	Acquiror	Target

• 7/21/05	• Perot Systems Corporation	• Technical Management Inc. and its subsidiaries, including Transaction Applications Group, Inc.
• 3/31/05	• Affiliated Computer Services, Inc.	• Mellon Human Resources & Investor Solutions Inc.
• 1/18/05	• Watson Wyatt & Company Holdings	• Watson Wyatt LLP
• 1/18/05	• Electronic Data Systems Corporation	• Towers Perrin’s Human Resources Business Process Outsourcing
• 11/8/04	• General Atlantic/Oak Hill Capital Partners, L.P.	• Gecis Global Holdings Inc.
• 6/15/04	• Hewitt Associates, Inc.	• Exult, Inc.
• 2/4/03	• New Mountain Capital LLC	• Choice Point Inc. (CP Commercial Services)
• 5/29/01	• Capita Group plc	• Mclaren Dick & Company Limited
• 11/2/00	• Capital Group plc	• Eastgate Group Limited
• 2/6/00	• BCE Emergis Inc.	• United Payors & United Providers, Inc.

Banc of America Securities reviewed, among other things, transaction values of the selected transactions as a multiple of latest 12 months EBITDA. Banc of America Securities then applied a range of selected EBITDA multiples derived from the selected transactions to corresponding data of Sedgwick CMS. Multiples for the selected transactions were based on publicly available financial information at the time of announcement of the relevant transaction. Financial data for Sedgwick CMS were based on internal estimates of Sedgwick CMS’ management.

Discounted Cash Flow Analysis.  Banc of America Securities performed a discounted cash flow analysis of Sedgwick CMS to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that Sedgwick CMS could generate during the fourth quarter of fiscal year 2006 through fiscal year 2011 based on internal estimates of Sedgwick CMS’ management. Banc of America Securities calculated a range of estimated terminal values by applying a range of terminal value multiples of 7.0x to 9.0x to the fiscal year 2011 estimated EBITDA of Sedgwick CMS. The present value of the cash flows and terminal values were then calculated using discount rates ranging from 11.0% to 13.0%.

Cascade

Selected Transactions Analysis.  Banc of America Securities reviewed financial information relating to the following 15 selected acquisition transactions in the timber industry:

Announcement Date	Acquiror	Target

• 2006	• Fidelity National Financial, Inc.	• Cascade
• 2004	• Longview Fibre Company	• Plum Creek Timber Company, Inc.
• 2004	• Jeld-Wen, Inc.	• US Timberlands Company, LP
• 2004	• Cascades Timberlands LLC	• Crown Pacific Partners, LP
• 2003	• Ponderosa Land & Cattle Company	• Weyerhaeuser Company
• 2003	• US Forest Service	• Pioneer Forest Inc.
• 2003	• Private Investor	• Plum Creek Timber Company, Inc.
• 2002	• Patriot Investments, LLC	• Crown Pacific Partners, LP
• 2002	• Undisclosed	• Pioneer Forest Inc.
• 2002	• Undisclosed	• Pioneer Forest Inc.
• 2002	• Undisclosed	• Pioneer Forest Inc.
• 2002	• Undisclosed	• US Timberlands Company, LP
• 1996	• Crown Pacific Partners, LP	• Cavenham Forest Industries Inc./Willamette Industries, Inc.
• 1996	• US Timberlands Company, LP	• Weyerhaeuser Company
• 1996	• Various	• Valcor, Inc./Medite Corporation
• 1996	• Pioneer Forest Inc.	• Louisiana-Pacific Corporation

Banc of America Securities reviewed, among other things, the purchase price per acre paid in the selected transactions. Banc of America Securities then applied a range of selected purchase prices per acre paid derived from the selected transactions to the total timberland acreage of Cascade.

Other.  In analyzing Cascade, Banc of America Securities also reviewed estimated values of Cascade based on the appraised value of the real estate properties held by Cascade and the purchase prices previously paid by FNF for such properties.

FNF Leasing

Selected Companies Analysis.  Banc of America Securities reviewed financial and stock market information for the following four selected publicly held technology leasing companies:

Technology Leasing Companies

• CIT Group Inc.
• CapitalSource Inc.
• GATX Corporation
• Financial Federal Corporation

Banc of America Securities reviewed, among other things, market values of the selected companies as a multiple of calendar years 2006 and 2007 estimated net income. Banc of America Securities then applied a range of selected net income multiples derived from the selected companies to corresponding data of FNF Leasing. Multiples were based on closing stock prices on June 23, 2006. Estimated financial data of the selected companies were based on publicly available research analysts’ estimates. Estimated financial data of FNF Leasing were based on internal estimates of FNF Leasing’s management.

Selected Transactions Analysis.  Banc of America Securities reviewed, to the extent publicly available, financial information relating to the following 31 selected acquisition transactions in the consumer finance industry with transaction values of less than $1 billion:

Announcement Date	Acquiror	Target

• 5/16/06	• Cerberus Capital Management L.P.	• Pitney Bowes Credit Corporation
• 2/16/06	• TD Bank Financial Group	• VFC Inc.
• 12/14/05	• JPMorgan Chase & Co.	• Collegiate Funding Services, Inc.
• 7/19/05	• CIT Group Inc.	• Healthcare Business Credit Corporation
• 12/16/04	• National City Corporation	• Charter One Vendor Finance, LLC
• 10/26/04	• General Electric Company	• Bay4 Capital, LLC
• 10/22/04	• KeyCorp	• American Express Business Finance Corporation
• 4/15/04	• CIT Group Inc.	• GATX Corporation (Technology Services Business)
• 2/24/04	• MBNA Corporation	• Sky Financial Solutions, Inc.
• 11/23/02	• E*TRADE Group, Inc.	• Ganis Credit Corporation
• 4/3/02	• General Electric Company	• Comdisco Inc. (Healthcare Lending Assets)
• 2/8/02	• Compaq Financial Services	• El Camino Arrendamento Mercantil SA (Brazilian Assets)
• 1/23/02	• General Electric Company	• Comdisco Inc. — Electronics, Lab. & Science Equipment Leasing
• 12/21/01	• General Electric Company	• Xerox Credit Corporation
• 7/30/01	• Berkshire Hathaway Inc.	• XTRA Corporation
• 7/23/01	• General Electric Company	• SAFECO Credit Company, Inc.
• 2/14/01	• American Express Company	• SierraCities.com Inc.
• 2/13/01	• GATX Corporation	• El Camino Resources, Ltd.
• 1/15/01	• General Electric Company	• Rollins Truck Leasing Corp.
• 12/15/00	• Wells Fargo Financial Leasing, Inc.	• Conseco, Inc.
• 5/23/00	• ABN Amro Bank, N.V.	• Fidelity Leasing, Inc.
• 3/2/00	• U.S. Bancorp	• Oliver-Allen Corporation
• 12/8/99	• The FINOVA Group Inc.	• Fremont Financial Corporation
• 9/23/99	• Textron Financial Corporation	• Litchfield Financial Corporation
• 9/1/99	• MLC Holdings Inc.	• CLG Inc.
• 4/19/99	• Heller Financial, Inc.	• Healthcare Financial Partners, Inc.
• 3/8/99	• Rabobank	• Tokai Financial Services, Inc.
• 11/23/98	• Fleet Financial Group, Inc.	• Sanwa Business Credit Corporation
• 4/7/97	• KeyCorp	• Leasetec Corporation
• 2/14/97	• TCF Financial Corporation	• Winthrop Resources Corporation
• 1/10/96	• General Electric Company	• BellSouth Financial Services Corporation

Banc of America Securities reviewed, among other things, purchase prices in the selected transactions as a multiple of latest 12 months and estimated next 12 months net income. Banc of America Securities then applied a range of selected net income multiples derived from the selected transactions to corresponding data of FNF Leasing. Multiples for the selected transactions were based on publicly available financial information at the time of announcement of the relevant transaction. Financial data of FNF Leasing were based on internal estimates and data of FNF Leasing’s management.

Discounted Cash Flow Analysis.  Banc of America Securities performed a discounted cash flow analysis of FNF Leasing to calculate the estimated present value of the standalone cash flows that FNF Leasing could generate during the fourth quarter of fiscal year 2006 through fiscal year 2011 based on internal estimates of FNF Leasing’s management. Banc of America Securities calculated a range of estimated terminal values by applying a range of terminal value multiples of 12.0x to 14.0x to the fiscal year 2011 estimated net income of FNF Leasing. The present value of the cash flows and terminal values were then calculated using discount rates ranging from 14.5% to 15.5%.

FNT Analyses

Selected Companies Analysis.  Banc of America Securities reviewed publicly available financial and stock market information for the following three selected title insurance companies:

Title Insurance Companies

• The First American Corporation
• LandAmerica Financial Group, Inc.
• Stewart Information Services Corporation

Banc of America Securities reviewed, among other things, closing stock prices of the selected companies as multiples of calendar years 2006 and 2007 estimated earnings per share, commonly referred to as EPS, and book value, excluding accumulated other comprehensive income, per share as of March 31, 2006. Banc of America Securities then applied a range of selected EPS and book value per share multiples derived from the selected companies to corresponding data of FNT. Banc of America Securities also reviewed the relationship of book value per share multiples relative to calendar year 2006 estimated return on equity, or ROE, for the selected companies. Banc of America Securities then applied book value per share multiples based on this relationship to the book value, excluding accumulated other comprehensive income, per share of FNT as of March 31, 2006. Multiples were based on closing stock prices on June 23, 2006. Book values of the selected companies and FNT were based on public filings. Other financial data of the selected companies were based on publicly available research analysts’ estimates. Other financial data of FNT were based both on publicly available research analysts’ forecasts, referred to below as “street forecasts,” and internal forecasts prepared by FNT’s management, referred to below as “management forecasts.” This analysis indicated the following selected per share equity reference ranges for FNT, as compared to the closing price of FNT common stock on June 23, 2006:

Selected Per Share Equity
Reference Ranges for FNT		Closing Price of FNT
Street Forecasts	Management Forecasts	Common Stock on June 23, 2006

$23.00 - $26.00	$20.00 - $23.00	$20.55

Discounted Cash Flow Analysis.  Banc of America Securities performed a discounted cash flow analysis of FNT to calculate the estimated present value of the standalone cash flows that FNT could generate during the fourth quarter of fiscal year 2006 through fiscal year 2011 based on internal estimates of the FNT’s management. Banc of America Securities calculated a range of estimated terminal values by applying a range of terminal value multiples of 9.0x to 10.0x to FNT’s fiscal year 2011 estimated net income. The present value of the cash flows and terminal values were then calculated using discount rates ranging from 10.0% to 11.0%. This analysis indicated the following implied per share equity reference range for FNT, as compared to the closing price of FNT common stock on June 23, 2006:

Closing Price of FNT
Per Share Equity Reference Range for FNT	Common Stock on June 23, 2006

$20.00 - $22.58	$20.55

Pro Forma Accretion/Dilution Analysis

Banc of America Securities analyzed the potential pro forma financial effect of the transaction as set forth in the original securities exchange and distribution agreement on FNT’s estimated EPS, book value per share and ROE for calendar years 2007 and 2008 after applying varying pre-tax investment yields of 10%, 15% and 20% to the cash amount to be transferred to FNT. Estimated financial data for FNT were based both on internal estimates of FNT’s management and publicly available research analysts’ estimates. Estimated financial data of the original contributed assets were based on internal estimates of the managements of FNT and the FNF businesses. Based on the aggregate stock consideration to be issued by FNT under the original securities exchange and distribution agreement of 45,744,681 shares of FNT Class A common stock (assuming the transfer of $275 million in cash to FNT), this analysis indicated that the transaction as set forth in the original securities exchange and distribution agreement could be dilutive to FNT’s estimated EPS and ROE, and accretive to FNT’s estimated book value per share, in calendar years 2007 and 2008 under each of the various pre-tax investment yields analyzed with respect to the cash amount to be transferred to FNT. The actual results achieved by the combined company may vary from projected results and the variations may be material.

Miscellaneous

As noted above, the discussion set forth above is merely a summary of the material financial analyses performed by Banc of America Securities and is not a comprehensive description of all analyses undertaken by Banc of America Securities in connection with its opinion. No company, transaction or business used in its analyses is identical to the original contributed assets, FNT or the transaction. Accordingly, an evaluation of the results of these analyses is not entirely mathematical. Rather, these analyses involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or other values of the companies, business segments or transactions to which the original contributed assets, FNT or the transaction were compared. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. Banc of America Securities believes that its analyses and the summary above must be considered as a whole. Banc of America Securities further believes that selecting portions of its analyses and the factors considered or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Banc of America Securities’ analyses and opinion. Banc of America Securities did not assign any specific weight to any of the analyses described above. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis.

In performing its analyses, Banc of America Securities considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of FNT and FNF. The estimates of the future performance of FNT provided by FNT’s management and of the FNF businesses provided by the managements of FNF and the FNF businesses in or underlying Banc of America Securities’ analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by Banc of America Securities’ analyses. These analyses were prepared solely as part of Banc of America Securities’ analysis of the financial fairness of the aggregate stock consideration to be issued by FNT pursuant to the original securities exchange and distribution agreement and were provided to the FNT special committee in connection with the delivery of Banc of America Securities’ opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company or business might actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be Banc of America Securities’ view of the actual value of FNT or the original contributed assets.

The type and amount of consideration payable in the transaction were determined through negotiations between the FNT special committee and FNF, rather than by any financial advisor, and were approved by the FNT special committee. The decision to enter into the original securities exchange and distribution agreement and the securities exchange and distribution agreement was solely that of the FNT special committee and FNT’s board of directors. As described above, Banc of America Securities’ opinion and analyses were only one of many factors considered by the FNT special committee in its evaluation of the transaction and should not be viewed as determinative of the views of the FNT special committee or FNT’s board of directors or management with respect to the transaction or the consideration payable in the transaction.

FNT has agreed to pay Banc of America Securities for its services in connection with the transaction an aggregate fee of $2.9 million, a portion of which was payable upon rendering Banc of America Securities’ opinion and a significant portion of which is contingent upon the completion of the transaction. FNT also has agreed to indemnify Banc of America Securities, any controlling person of Banc of America Securities and each of their respective directors, officers, employees, agents, affiliates and representatives against specified liabilities, including liabilities under the federal securities laws.

Banc of America Securities or its affiliates in the past have provided, currently are providing and in the future may provide financial advisory and financing services to FNT, for which services Banc of America Securities and its affiliates have received and expect to receive compensation, including, among other things, acting as administrative agent, book manager, lead arranger and lender under certain revolving credit facilities of FNT. Banc of America Securities or its affiliates in the past have provided, currently are providing and in the future may provide financial advisory and financing services to FNF and certain of its affiliates, for which services Banc of America Securities and its affiliates have received and expect to receive compensation, including, among other things, (i) having acted as financial advisor to FNF in connection with the spin-off of FNT to FNF’s stockholders in 2005 and to Sedgwick CMS in connection with the sale of Sedgwick CMS to FNF in January 2006, referred to in this paragraph as the Sedgwick acquisition, (ii) having provided financing to an affiliate of FNF in connection with the Sedgwick acquisition and providing financing to Sedgwick CMS in connection with certain acquisition transactions, (iii) having acted as lead arranger and co-manager for FIS in connection with certain public offerings and (iv) acting as administrative agent, book manager, joint or co-lead arranger and lender under certain revolving credit facilities of FNF and certain of its affiliates. In addition, one of Banc of America Securities’ affiliates currently has an investment in FIS. In the ordinary course of its businesses, Banc of America Securities or its affiliates may actively trade or hold the securities or loans of FNT, FNF and certain of their respective affiliates for Banc of America Securities’ accounts or for the accounts of customers and, accordingly, Banc of America Securities or its affiliates may at any time hold long or short positions in such securities or loans.

Interests of Directors and Executive Officers in the Proposed Transactions

In considering the recommendation of our board of directors with respect to the proposed transactions, you should be aware that certain of our directors and officers have interests in the proposed transactions that differ from, or are in addition to, the interests of FNT stockholders. In particular, William P. Foley, II, the chairman of our board of directors, is also the chairman of the board of directors and chief executive officer of FNF, the controlling stockholder of FNT. Following the proposed transactions, Mr. Foley will be our Chief Executive Officer and the Executive Chairman of FIS. Also in connection with the proposed transactions, FNT will enter into a new employment agreement with Mr. Foley, the proposed terms of which are described below, and he will also receive a grant of 475,000 shares of our restricted common stock. Additionally, Mr. Foley currently holds 5,408,216 options to purchase FNF common stock, although 3,856,684 of such options will be exercised or cashed out prior to the spin-off pursuant to the terms of the option letter agreement among FNF, William P. Foley, II, Alan L. Stinson and Brent B. Bickett. See “The Securities Exchange and Distribution Agreement and Related Documents — Additional Agreements” beginning on page 58. With respect to the FNF stock options held by Messrs. Foley, Stinson and Bickett at the time of the spin-off, 50% of such options will be replaced with FNT options and the remaining 50% of such options will be assumed by FIS pursuant to the terms of the merger agreement.

Certain of our other directors and executive officers hold options to acquire FNF common stock, some of which will be similarly replaced with options to acquire FNT common stock. All replacement options and shares of restricted stock will be issued in such numbers (and, in the case of options, at such exercise prices) as will be necessary to preserve the intrinsic value of the FNF awards replaced, and otherwise will have the same terms, conditions and restrictions as the awards replaced.

In addition, certain of the directors and executive officers of FNT hold shares of FNF common stock and as a result will receive a portion of the shares of Class A Common Stock to be distributed. In particular, Mr. Foley owns, in the aggregate, 5,721,266 shares and 110,000 restricted shares of FNF common stock and will receive shares of our common stock in respect thereof in connection with the distribution.

The FNT special committee was aware of these interests and considered them, among other matters, in determining that the proposed transactions are fair to, and in the best interests of, our company and its stockholders, and in unanimously recommending that our board of directors approve the terms and conditions of the securities exchange and distribution agreement.

Our compensation committee has approved the terms of an employment agreement with William P. Foley, II. Pursuant to the agreement, Mr. Foley will serve as our Chief Executive Officer. Mr. Foley will receive an annual base salary of $500,000, with an annual cash bonus opportunity equal to 300% of his annual base salary for achieving targeted results, with higher or lower amounts payable depending on performance relative to those targets. In the event of a termination of Mr. Foley’s employment by FNT for any reason other than cause or disability, or in the event of a termination by Mr. Foley for good reason or for any reason during the 6-month period immediately following a change in control, he will receive (i) any accrued obligations, (ii) a prorated annual bonus, (iii) a lump-sum payment equal to 300% of the sum of his (x) annual base salary and (y) the highest annual bonus paid to him within the 3 years preceding his termination, (iv) immediate vesting and/or payment of all FNT equity awards, and (v) continued receipt of life and health insurance benefits for a period of 3 years, reduced by comparable benefits he may receive from another employer. The agreement expressly provides that no event or transaction which is entered into, is contemplated by, or occurs as a result of the securities exchange and distribution agreement or the merger agreement between FNF and FIS will constitute a change in control under the agreement.

It is intended that FNT will also enter in employment agreements with certain other FNT executive officers who, along with Mr. Foley, will serve as executive officers of both FNT and FIS. Specifically, FNT will enter into an employment agreement immediately following the spin-off with Alan L. Stinson and with Brent B. Bickett, both of whom will serve as dual executive officers. With respect to each of Messrs. Bickett and Stinson, the compensation committee has approved an annual base salary of $300,000, with an annual cash bonus opportunity equal to 150% of his annual base salary for achieving targeted results, with higher or lower amounts payable depending on performance relative to those targets. In addition, Messrs. Bickett and Stinson will each receive a grant of 130,000 shares of FNT restricted stock, with 3 year graded vesting (1/3 each year), immediately following the spin-off.

In connection with the proposed transactions, FIS will enter into a new employment agreement with Mr. Foley, and he will also receive a grant of 830,000 options to purchase shares of FIS’s common stock, with 3 year graded vesting (1/3 each year) and a 7 year term, immediately following the merger. Pursuant to the agreement, Mr. Foley will serve as FIS’s Executive Chairman. Mr. Foley will receive an annual base salary of $500,000, with an annual cash bonus opportunity equal to 300% of his annual base salary. In the event of a termination of Mr. Foley’s employment by FIS for any reason other than cause or disability, or in the event of a termination by Mr. Foley for good reason or for any reason during the 6-month period immediately following a change in control, he will receive (i) any accrued obligations, (ii) a prorated annual bonus, (iii) a lump-sum payment equal to 300% of the sum of his (x) annual base salary and (y) the highest annual bonus paid to him within the 3 years preceding his termination, (iv) immediate vesting and/or payment of all FIS equity awards, and (v) continued receipt of life and health insurance benefits for a period of 3 years, reduced by comparable benefits he may receive from another employer. The agreement expressly provides that no event or transaction which is entered into, is contemplated by, or occurs as a result of the distribution agreement or the merger agreement between FNF and FIS will constitute a change in control under the agreement. It is intended that FIS will also enter into employment agreements with certain other FIS executive officers who, along with Mr. Foley, will serve as executive officers of both FIS and FNT. Specifically, FIS will enter into employment agreements in connection with the proposed transactions with Brent B. Bickett and with Alan L. Stinson, both of whom will serve as dual executive officers. With respect to each of Messrs. Bickett and Stinson, the FIS compensation committee has approved an annual base salary of $300,000, with an annual cash bonus opportunity equal to 150% of his annual base salary. In addition, Messrs. Bickett and Stinson will each receive a grant of 230,000 options to purchase shares of FIS common stock, with 3 year graded vesting (1/3 each year) and a 7 year term, immediately following the merger.

In addition, the FNF Compensation Committee is evaluating paying transaction bonuses to a group of officers of FNF, including Messrs. Foley, Stinson, and Bickett. The purpose of the transaction bonus is to reward certain officers for their efforts towards successful completion of the merger and the proposed transactions. The merger is the final step of FNF’s long-term strategy, which has included previous acquisitions (Alltel Information Services for example) and reorganizations. The result of FNF’s long-term strategy has been the creation of significant value for shareholders and a rate of return that has consistently exceeded that of the S&P 500 since 1987. If shareholders approve the proposed transactions and the Committee is confident that the transactions will close, the Committee will grant the transaction bonuses (the bonuses would be paid just prior to the closing of the spin-off). Although no bonus will actually be granted by the Committee until shortly prior to the spin-off, the Committee currently would expect to award Mr. Foley a bonus of $19.0 million and Messrs. Stinson and Bickett each a bonus of $2.2 million. The other officers would receive an aggregate of $1.6 million.

Accounting Treatment

Acquisitions among entities under common control such as the asset contribution are not considered business combinations and are to be accounted for at historical cost in accordance with EITF 90-5, Exchanges of Ownership Interests between Enterprises under Common Control. Furthermore, the substance of the proposed transactions and the merger is effectively a reverse spin-off of FIS by FNF in accordance with EITF 02-11, Accounting for Reverse Spinoffs. Accordingly, the historical financial statements of FNF will become those of FNT; however, the criteria to account for FIS as discontinued operations as prescribed by SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets will not be met. This is primarily due to the continuing involvement of FNT with and significant influence that FNT will have over FIS subsequent to the merger through common board members, common senior management and continuing business relationships. It is expected that FIS will continue to be included in FNF’s consolidated financial statements through the date of the completion of the proposed transactions and the merger.

No Dissenters’ Rights

FNT stockholders are not entitled to demand appraisal of, or to receive payment for, their shares of FNT common stock under the Delaware General Corporation Law in connection with the proposed transactions.

Insurance Regulatory Approvals Required for the Proposed Transactions

The following requests, applications and notices have been filed with the various state insurance departments that regulate the insurance subsidiaries of FNF and FNT, seeking the necessary approvals, orders and consents from such state insurance departments prior to the closing:

•	California. With respect to Fidelity National Insurance Company, which we refer to as FNIC, and Fidelity National Home Warranty Company, which we refer to as FNHWC, subsidiaries of FNF that will become subsidiaries of FNT, and with respect to Fidelity National Title Insurance Company, which we refer to as FNTIC, Security Union Title Insurance Company, which we refer to as SUTIC, and Ticor Title Insurance Company, which we refer to as Ticor, subsidiaries of FNT, FNF and FNT have requested an exemption from the provisions of Section 1215.2 of the California Insurance Code, which we refer to as the CIC, pursuant to subdivision (f) thereof, on the basis that the proposed transactions, including the insertion of a new holding company, FNT, Inc., and the elimination of FNF as a stockholder, are not included (individually or together) within the purposes of CIC Section 1215.2 since they do not result in any new person acquiring control of FNIC, FNHWC, FNTIC, SUTIC or Ticor, as “control” is defined in CIC Section 1215(b). In addition, with respect to Fidelity National Title Company and Fidelity National Title Company of California, California underwritten title companies that will become subsidiaries of FNT, Inc., FNT, Inc. will request the commissioner’s consent to the transfer of FNT, Inc.’s shares pursuant to CIC Section 12389.3; this consent is not required prior to closing.

•	New York. With respect to Fidelity National Property and Casualty Insurance Company, which we refer to as FNPAC, a subsidiary of FNF, and Nations Title Insurance of New York, Inc., which we refer to as Nations Title, a subsidiary of FNT, FNF and FNT requested an exemption from the provisions of Sections 1501 through 1506 of the New York Insurance Law, which we refer to as the NYIL, pursuant to Section 1502(b) thereof, on the basis that the proposed transactions are not included within the purposes of Sections 1501 through 1506 since they do not result in any new person acquiring control of FNPAC or Nations Title, as “control” is defined pursuant to Section 1501 of the NYIL. On September 7, 2006 the State of New York Insurance Department notified FNPAC and Nations Title that none of the transactions contemplated herein constituted a change in control.

•	Texas. With respect to Fidelity National Indemnity Insurance Company, which we refer to as FNIIC, a subsidiary of FNF, and Alamo Title Insurance, which we refer to as Alamo Title, a subsidiary of FNT, FNF and FNT requested an exemption from the provisions of Sections 823.151 through 823.165 of the Texas Insurance Code, which we refer to as the Texas Code, and the request for the issuance of an order by the Texas Insurance Department granting such exemption, on the basis that the proposed transactions are not included within the purposes of the Texas Code since they do not result in any new person acquiring control of FNIIC or Alamo Title as “control” is defined pursuant to Section 823.151 of the Texas Code. The Texas Insurance Department issued an order granting the request on September 12, 2006.

•	Florida. With respect to Ticor Title Insurance Company of Florida, which we refer to as Ticor Title, a subsidiary of FNT, a Statement Regarding the Acquisition of Control of a Domestic Insurer pursuant to Section 628.461 of the Florida Statutes was filed seeking the prior approval of the Commissioner of the Office of Insurance Regulation of the State of Florida for the acquisition of control of Ticor Title by FNT.

•	Illinois. With respect to Chicago Title and Trust Company and Chicago Title Land Trust Company, a notification has been submitted to the Illinois Department of Financial and Professional Regulation regarding the proposed transactions, stating that such transactions are not contemplated within 205 ILCS 620/3-2(g) and are thus exempt from the requirements of Section 205 relating to the change in control of an Illinois trust company.

•	Missouri. With respect to Chicago Title Insurance Company , which we refer to as CTIC, a request was made and an exemption has been granted from the provisions of Missouri Revised Statutes Sections 382.040, 382.050 and 382.060 pursuant to Mo. Rev. Stat. Section 382.070 on the basis that the proposed transactions are not included within the purposes of Mo. Rev. Stat. Sections 382.010 through 382.300 since such transactions do not result in any new person acquiring control of CTIC as “control” is defined in Mo. Rev. Stat. Section 382.101.

•	Oregon. With respect to Chicago Title Insurance Company of Oregon, which we refer to as CTIC-OR, a request has been made and an exemption has been granted from the provisions of ORS Sections 732.521 and 732.523 on the basis that the proposed transactions are not included within the purposes of ORS Section 732.521 since such transactions do not result in any new person acquiring control of CTIC-OR as contemplated thereby.

•	Puerto Rico. With respect to Chicago Title Insurance Company of Puerto Rico, which we refer to as CTIC-PR, a request has been made for an exemption from the provisions of the Puerto Rico Insurance Code, which we refer to as the Puerto Rico Code, on the basis that the proposed transactions are not included within the purposes of the Puerto Rico Code since such transactions do not result in any new person acquiring control of CTIC-PR as contemplated thereby.

•	Vermont. With respect to FNF Title Reinsurance Company, a request has been made and an approval has been granted by the Vermont Department of Banking Insurance and Securities exempting the proposed transactions pursuant to DOI Reg. 81-2, Section 14.

Antitrust

Under the Hart-Scott-Rodino Act and the rules promulgated under that act by the FTC, the merger may not be completed until notifications have been given and information furnished to the FTC and the Antitrust Division of the DOJ, and until the specified waiting period has expired or been terminated. FNF plans to file notification and report forms under the Hart-Scott-Rodino Act with the FTC and the Antitrust Division of the DOJ. The waiting period generally expires thirty days after the notification and report forms have been filed.

Material United States Federal Income Tax Considerations

FNF has requested an Internal Revenue Service ruling, and expects to receive a ruling from the Internal Revenue Service and an opinion of its special tax advisor, Deloitte Tax LLP, satisfactory to us, together to the effect that the proposed transactions (including the spin-off) will be tax free transactions under the Internal Revenue Code. Our stockholders (other than FNF) are not parties to the proposed transaction; therefore, there will be no tax consequences to them as a result of the proposed transactions.

THE SECURITIES EXCHANGE AND DISTRIBUTION AGREEMENT
AND RELATED DOCUMENTS

This section of the information statement describes selected portions of the securities exchange and distribution agreement and related agreements and documents. While we believe that the description covers the material terms of the securities exchange and distribution agreement, this summary may not contain all of the information that is important to you. You should refer to the full text of the securities exchange and distribution agreement for details of the terms and conditions thereof and the proposed transactions. The securities exchange and distribution agreement is attached to this document as Annex A and is incorporated by reference into this information statement. We urge you to read the securities exchange and distribution agreement carefully in its entirety.

The securities exchange and distribution agreement and related documents have been included with this information statement to provide you with information regarding their terms. They are not intended to provide any factual, business, or operational information about FNT or FNF. Such information can be found elsewhere in this information statement and in the other public filings FNT and FNF make with the SEC, which are available without charge at www.sec.gov.

The securities exchange and distribution agreement contains representations and warranties FNT and FNF made to each other. These representations and warranties were made as of specific dates and are subject to qualifications and limitations agreed to by FNT and FNF in connection with negotiating the terms of the securities exchange and distribution agreement. Moreover, these representations and warranties are subject to contractual standards of materiality that may be different from those generally applicable to disclosures to shareholders and in some cases may have been made solely for the purpose of allocating risk between FNT and FNF and to provide contractual rights and remedies to the parties rather than to establish matters as facts. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of affairs.

Structure of the Proposed Transactions

FNF will transfer to us the transferred business in exchange for our issuance to FNF of shares of FNT Class A common stock and our assumption of the assumed liabilities. Following completion of the asset contribution, FNF will convert all of the FNT Class B common stock it holds into FNT Class A common stock and immediately thereafter effect the spin-off of all of the shares of FNT Class A common stock held by FNF, including the converted shares and the shares of FNT Class A common stock issued by FNT to FNF, to the holders of FNF common stock. Following the spin-off and the Leasing merger, FNF will be merged with and into FIS pursuant to the merger agreement and we will file the charter amendments. See “The Proposed Transactions — Structure of the Proposed Transactions” beginning on page 29.

Consideration for the Proposed Transactions

In connection with the proposed transactions, we will issue to FNF that number of shares of FNT Class A common stock equal to (i) 33,563,829 plus (ii) the aggregate amount of cash and certain investment assets included in the contributed assets (not to exceed $275 million for purposes of this calculation) divided by $23.50. We will also assume all of the assumed liabilities.

Treatment of FNF Equity Awards

Options

At the time of the spin-off, all outstanding options to purchase shares of FNF common stock, which we refer to as FNF options, held by employees or directors of FNT or FNF who will be employees or directors of FNT after the spin-off will be replaced with options to purchase shares of FNT Class A common stock, which we refer to as the replacement option, granted under the omnibus incentive plan. Each replacement option will be exercisable for a number of shares of FNT Class A common stock calculated by multiplying the number of shares of FNF common stock subject to such FNF option as of the effective time of the spin-off by the option exchange number, rounding down to the nearest whole number. The “option exchange number” will equal the closing price of a share of FNF common stock on the business day immediately preceding the date that the spin-off is consummated divided by the closing price of share of FNT Class A common stock on the date that the spin-off is consummated (or, if the spin-off is consummated after the close of trading on the NYSE on such date, on the next business day following such date), rounded to the nearest ten thousandth. The exercise price for each share of FNT Class A common stock under a replacement option will be calculated by dividing the exercise price for one share of FNF common stock under the related FNF option as of the effective time of the spin-off by the option exchange number, rounding up to the nearest whole cent. No vesting schedule for any replacement option will be modified as a result of the proposed transactions. Notwithstanding the foregoing, 50% of all FNF options held as of the effective time of the spin-off by any employees or directors of FNF who will become dual employees or directors of FNT and FIS after the spin-off (other than the FNF options that are subject to the agreement among FNF, William P. Foley, II, Alan L. Stinson and Brent B. Bickett, which we refer to as the option letter agreement) will be replaced with replacement options, and the remaining 50% of the FNF options (other than the FNF options that are subject to the option letter agreement) held by such employees or directors will be assumed by FIS and converted into FIS stock options pursuant to the merger agreement. In connection with the spin-off and the merger, William P. Foley, II, Alan L. Stinson, Brent B. Bickett and Michael L. Gravelle will become dual employees of FNT and FIS. Additionally, Cary H. Thompson, Daniel D. (Ron) Lane and Thomas M. Hagerty will become dual directors of FNT and FIS.

Restricted Stock

Each holder as of the record date, as determined by the board of directors, of a share of FNF common stock which when issued was subject to forfeiture under an FNF stock plan and which remains subject to forfeiture as of the effective time of the spin-off, which we refer to as an FNF restricted share, will receive the spin-off dividend; provided, however, that such spin-off dividend will be subject to the same terms, conditions and restrictions applicable to its corresponding FNF restricted share based upon continued service with FNT and its affiliates or FIS and its affiliates, as the case may be.

The FNF restricted shares held by employees or directors who, after the spin-off, will serve as FNT employees or directors will be replaced with shares of FNT restricted stock pursuant to the terms of the securities exchange and distribution agreement, with the same terms, conditions and restrictions applicable to the corresponding FNF restricted shares based upon continued service with FNT and its affiliates. In addition, with respect to dual service providers, 50% of their FNF restricted stock will be replaced with FNT restricted stock and 50% will be converted into FIS restricted stock.

Employee Benefits

In connection with the spin-off, FNT has agreed to (i) provide coverage under its health and welfare plans to employees of FNF and its subsidiaries who become employees of FNT or an FNT subsidiary following the spin-off, (ii) waive any preexisting conditions or waiting periods under such plans, and (iii) cause such plans to honor expenses incurred by the employees and their beneficiaries for purposes of satisfying deductibles and maximum out-of-pocket expenses. FNT will also cause any benefit plan in which such employees of FNF and its subsidiaries are eligible to participate after the spin-off to take into account for purposes of eligibility, vesting, and benefit accrual, service with FNF and its subsidiaries as if such service were with FNT. Prior to the spin-off, FNF will transfer all of its employee benefit plans, including the FNF 401(k), the FNF employee stock purchase plan, and its various health and welfare plans, including all related insurance policies and service agreements, to FNT, and FNT will assume sponsorship of such plans.

Amendment and Restatement of Certificate of Incorporation

The securities exchange and distribution agreement provides for the amendment of our certificate of incorporation immediately after the completion of the spin-off and the merger. See “Amendment and Restatement of FNT’s Certificate of Incorporation” beginning on page 135.

Representations and Warranties

The securities exchange and distribution agreement contains representations and warranties made by FNT and FNF to each other regarding their respective businesses. None of the representations and warranties of the parties will survive the closing, and there is no indemnity for any breach of the representations and warranties.

Representations and Warranties by FNF

FNF has made representations and warranties to FNT as to itself and as to the entities, which we refer to as the subject companies, the equity securities of which are to be transferred to FNT as part of the asset contribution, including representations and warranties as to:

•	corporate organization and other similar matters;

•	capital structure of the subject companies;

•	authorization, execution, delivery, performance and enforceability of the securities exchange and distribution agreement and related matters;

•	conduct of business in the ordinary course since December 31, 2005, with no material adverse changes;

•	employee benefit plans of FNF and the subject companies and related matters;

•	filing of tax returns, payment of taxes and other tax matters;

•	documents filed with the SEC, the accuracy and sufficiency of information contained in those documents, the conformity of financial statements with applicable accounting principles and the absence of undisclosed financial liabilities;

•	accuracy of information supplied by FNF for inclusion in securities filings;

•	compliance with applicable laws and reporting requirements and possession of all permits, licenses and regulatory or other approvals required to conduct business;

•	absence of material pending or threatened litigation;

•	title to assets; and

•	environmental matters.

Representations and Warranties by FNT

FNT has made representations and warranties to FNF as to itself and its subsidiaries, including representations and warranties as to:

•	corporate organization and other similar matters;

•	capital structure;

•	authorization, execution, delivery, performance and enforceability of the securities exchange and distribution agreement and related matters;

•	conduct of business in the ordinary course since December 31, 2005, with no material adverse changes;

•	employee benefit plans of FNT and related matters;

•	filing of tax returns, payment of taxes and other tax matters;

•	documents filed with the SEC, the accuracy and sufficiency of information contained in those documents, the conformity of financial statements with applicable accounting principles and the absence of undisclosed financial liabilities;

•	absence of undisclosed liabilities;

•	accuracy of information supplied by FNT for inclusion in securities filings;

•	compliance with applicable laws and reporting requirements and possession of all permits, licenses and regulatory or other approvals required to conduct business; and

•	absence of material pending or threatened litigation.

Materiality

Significant portions of the representations and warranties, as well as of certain covenants and agreements, of the parties in the securities exchange and distribution agreement are qualified as to “materiality” or “material adverse effect.” For purposes of the securities exchange and distribution agreement, “material adverse effect” means:

•	with respect to FNF, (x) any event, circumstance or change that, individually or in the aggregate, is or would reasonably be likely to be materially adverse to the assets, liabilities, business, condition (financial or otherwise) or results of operations of the transferred business (which collectively means the contributed assets and the assumed liabilities) taken as a whole, other than any such event, circumstance or change to the extent resulting from (A) changes in general economic conditions affecting the United States occurring after the date of the securities exchange and distribution agreement, (B) general changes or developments in the industries in which the transferred business is operated occurring after the date of the securities exchange and distribution agreement, (C) changes in laws or regulations occurring after the date of the securities exchange and distribution agreement or (D) the announcement of the securities exchange and distribution agreement and the transactions contemplated thereby, unless, in the case of the foregoing clause (A) or (B), such changes referred to therein have a materially disproportionate effect on the transferred business, taken as a whole, relative to other participants in the industries in which the transferred business is operated, or (y) any material adverse effect on the ability of FNF to perform its obligations under the securities exchange and distribution agreement or to consummate the transactions contemplated thereby on a timely basis;

•	with respect to any subject company, any event, circumstance or change that, individually or in the aggregate, is or would reasonably be likely to be materially adverse to the assets, liabilities, business, condition (financial or otherwise) or results of operations of such subject company (or, in the case of a subsidiary of a subject company, the subject company of which such entity is a subsidiary) and its subsidiaries taken as a whole, other than any such event, circumstance or change to the extent resulting from (A) changes in general economic conditions affecting the United States occurring after the date of the securities exchange and distribution agreement, (B) general changes or developments in the industries in which such subject company and its subsidiaries operate occurring after the date of the securities exchange and distribution agreement, (C) changes in laws or regulations occurring after the date of the securities exchange and distribution agreement or (D) the announcement of the securities exchange and distribution agreement and the transactions contemplated thereby, unless, in the case of the foregoing clause (A) or (B), such changes referred to therein have a materially disproportionate effect on such subject company and its subsidiaries, taken as a whole, relative to other participants in the industries in which such subject company and such subsidiaries operate; and

•	with respect to FNT, (x) any event, circumstance or change that, individually or in the aggregate, is or would reasonably be likely to be materially adverse to the assets, liabilities, business, condition (financial or otherwise) or results of operations of FNT and its subsidiaries taken as a whole, other than any such event, circumstance or change to the extent resulting from (A) changes in general economic conditions affecting the United States occurring after the date of the securities exchange and distribution agreement, (B) general changes or developments in the industry in which FNT and its subsidiaries operate occurring after the date of the securities exchange and distribution agreement, (C) changes in laws or regulations occurring after the date of the securities exchange and distribution agreement or (D) the announcement of the securities exchange and distribution agreement and the transactions contemplated thereby, unless, in the case of the foregoing clause (A) or (B), such changes referred to therein have a materially disproportionate effect on FNT and its subsidiaries taken as a whole relative to other participants in the industry in which FNT and its subsidiaries operate, or (y) any material adverse effect on the ability of FNT to perform its obligations under the securities exchange and distribution agreement or to consummate the transactions contemplated thereby on a timely basis.

Interim Operating Limitations

FNF (with respect to itself and the subject companies and their subsidiaries) and FNT (with respect to itself and its subsidiaries) have agreed to be subject to certain limitations on how they conduct their respective businesses between the date of the securities exchange and distribution agreement and the date of the closing thereunder. During this period, subject to specified exceptions, FNT has agreed to cause its business and that of its subsidiaries, and FNF has agreed to cause its business and that of the subject companies and their subsidiaries, to be carried on only in the ordinary and usual course of business consistent with past practice and, if applicable and to the extent consistent therewith, use all reasonable efforts to preserve intact the current business organization, keep available the services of current officers and employees and preserve relationships with any governmental entities, customers, suppliers, distributors, creditors, lessors, agents, insureds, reinsureds and others having business dealings with the relevant business to the end that its goodwill and ongoing businesses will be unimpaired at the closing. Further limitations on the conduct of business by the subject companies and their subsidiaries, by FNF, and by FNT and its subsidiaries between the date of the securities exchange and distribution agreement and the closing are described in general below, although certain of such limits are subject to exceptions.

Conduct of Business by the Subject Companies

FNF will not permit any subject company or subsidiary thereof to, without the prior consent of FNT, which is not to be unreasonably withheld or delayed:

•	(i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any outstanding capital stock or other equity securities, (ii) split, combine or reclassify any of its outstanding capital stock or other equity securities or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock or other equity securities or (iii) acquire any shares of outstanding capital stock or other equity securities or any rights, warrants or options to acquire any such shares or other equity securities;

•	issue, sell, grant, pledge or otherwise encumber any shares of its capital stock or other equity securities, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares or other equity securities, voting securities or convertible securities other than upon the exercise of options or warrants issued by it and outstanding on the date of the securities exchange and distribution agreement;

•	acquire any business or any corporation, partnership, joint venture, association or other business organization or division thereof or substantially all of the assets of any of the foregoing, or any assets that are material, individually or in the aggregate, to any subject company or its subsidiaries taken as a whole;

•	sell, lease, license, mortgage or otherwise encumber or subject to any lien or otherwise dispose of any of its properties or assets that are material to any subject company and its subsidiaries taken as a whole;

•	amend or propose any change to its certificate or articles of incorporation or formation, by-laws and other organizational documents;

•	(x) incur any indebtedness for borrowed money or guarantee or otherwise become responsible for any such indebtedness, other than indebtedness in an amount less than $5 million individually or $15 million in the aggregate or (y) make any material loans, advances or capital contributions to, or investments in, any other individual or entity, other than to such subject company or to any direct or indirect wholly-owned subsidiary of such subject company and routine, immaterial advances to employees and other than purchases of investment assets in the ordinary course of business consistent with past practice;

•	except in accordance with the budget of any such subject company as of the date of the securities exchange and distribution agreement, make or agree to make any new capital expenditure or expenditures which, individually, involves payments of in excess of $5 million or, in the aggregate, involve payments of in excess of $15 million;

•	make any tax election or settle or compromise any income tax liability that, individually or in the aggregate, would reasonably be expected to have a material adverse effect;

•	pay, discharge, settle or satisfy any claims, liabilities or obligations, other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the financial statements of the subject companies as at and for the year ended December 31, 2005 or incurred since December 31, 2005 in the ordinary course of business consistent with past practice, or in amounts not in excess of $5 million in each case;

•	settle or compromise any action, suit or other litigation or claim arising out of the transactions contemplated by the securities exchange and distribution agreement;

•	make any change in accounting, underwriting or actuarial methods, principles or practices used by such subject companies materially affecting its assets, liabilities or business, including any change with respect to establishment of reserves for unearned premiums, losses and loss adjustment expenses, except insofar as may be required by law or by a change in applicable accounting principles;

•	cancel, modify or waive any material debts or claims held by it or waive any material rights under any material contract to which such subject company or its subsidiary is a party; or

•	authorize any of, or commit or agree to take any of, the foregoing actions.

Conduct of Business by FNF

FNF will not, without the prior consent of FNT, which is not to be unreasonably withheld or delayed:

•	declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its outstanding capital stock or other equity securities, other than ordinary quarterly cash dividends consistent with past practice, or except as required by the terms of any agreement, arrangement or plan in effect as of the date hereof, purchase, redeem or otherwise acquire any shares of outstanding capital stock or other equity securities or any rights, warrants or options to acquire any such shares or other equity securities;

•	acquire any business or any corporation, partnership, joint venture, association or other business organization or division thereof or substantially all of the assets of any of the foregoing, or any assets the acquisition of which would result in a material change in the cash and other specified assets to be transferred to FNT in connection with the proposed transactions;

•	make any tax election or settle or compromise any income tax liability that, individually or in the aggregate, would reasonably be expected to have a material adverse effect;

•	pay, discharge, settle or satisfy any claims, liabilities or obligations, other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the balance sheet as of December 31, 2005 or incurred since December 31, 2005 in the ordinary course of business consistent with past practice, or in amounts not in excess of $10 million in each case;

•	settle or compromise any action, suit or other litigation or claim arising out of the transactions contemplated by the securities exchange and distribution agreement;

•	acquire any equity securities issued by FIS;

•	acquire any equity securities issued by FNT;

•	loan or contribute funds to, or acquire any shares of capital stock of, National Title Insurance of New York, Inc.;

•	other than in the ordinary course of business consistent with past practice, cancel, modify or waive any material debts or claims held by it or waive any material rights under any material contract to which FNF is a party; or

•	authorize any of, or commit or agree to take any of, the foregoing actions.

Conduct of Business by FNT

FNT will not, and will not permit any of its subsidiaries to, without the prior consent of FNF, which is not to be unreasonably withheld or delayed:

•	declare, set aside or pay any dividends on, or make any other distributions in respect of, any outstanding capital stock or other equity securities of FNT or an FNT subsidiary, other than ordinary quarterly cash dividends consistent with past practice, split, combine or reclassify any of its outstanding capital stock or other equity securities or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock or other equity securities, or purchase, redeem or otherwise acquire any shares of outstanding capital stock or other equity securities or any rights, warrants or options to acquire any such shares or other equity securities;

•	issue, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, other than upon the exercise of options outstanding under the FNT stock plan on the date of the securities exchange and distribution agreement;

•	acquire any business or any corporation, partnership, joint venture, association or other business organization or division thereof, or substantially all of the assets of any of the foregoing, or any assets that are material, individually or in the aggregate, to FNT or any FNT subsidiary, except purchases of investment assets in the ordinary course of business consistent with past practice, except, in each case, for such transactions among FNT and any FNT subsidiary or between FNT subsidiaries;

•	sell, lease, license, mortgage or otherwise encumber or subject to any lien or otherwise dispose of any of its properties or assets that are material to FNT or any FNT subsidiary, except in the ordinary course of business consistent with past practice;

•	amend or propose any change to its certificate or articles of incorporation or formation, by-laws and other organizational documents;

•	(x) incur any indebtedness for borrowed money or guarantee or otherwise become responsible for any such indebtedness of another individual or entity, other than indebtedness in an amount less than $25 million individually or $50 million in the aggregate, other than in the ordinary course of business consistent with past practice and other than indebtedness owing to or guarantees owing to FNT or any direct or indirect wholly-owned subsidiary of FNT (it being understood that FNT’s guarantee of the performance of an FNT subsidiary to a third party customer or vendor will not constitute an incurrence of indebtedness under this subsection) or (y) make any material loans, advances or capital contributions to, or investments in, any other individual or entity, other than to FNT or to any direct or indirect wholly-owned subsidiary of FNT and routine, immaterial advances to employees and other than purchases of investment assets in the ordinary course of business consistent with past practice;

•	except in accordance with FNT’s or an FNT subsidiary’s budget as of the date hereof, make or agree to make any new capital expenditure or expenditures which, individually, involves payments of in excess of $10 million or, in the aggregate, involve payments of in excess of $25 million or has not, prior to the date hereof, been budgeted by FNT or such FNT subsidiary and approved by its board of directors;

•	make any tax election or settle or compromise any income tax liability that, individually or in the aggregate, would reasonably be expected to have a material adverse effect;

•	pay, discharge, settle or satisfy any claims, liabilities or obligations, other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the audited consolidated and combined financial statements (or the notes thereto) of FNT as at and for the year ended December 31, 2005 or incurred since December 31, 2005 in the ordinary course of business consistent with past practice, or in amounts not in excess of $10 million in each case;

•	settle or compromise any action, suit or other litigation or claim arising out of the proposed transactions;

•	make any change in accounting, underwriting or actuarial methods, principles or practices used by FNT or any of its subsidiaries materially affecting its assets, liabilities or business, including any change with respect to establishment of reserves for unearned premiums, losses and loss adjustment expenses, except insofar as may be required by law or by a change in applicable accounting principles;

•	other than in the ordinary course of business consistent with past practice, cancel, modify or waive any material debts or claims held by it or waive any material rights under any material contract to which FNT or any FNT subsidiary is a party; or

•	authorize any of, or commit or agree to take any of, the foregoing actions.

Additional Covenants and Agreements

Sale of FIS Shares

As of the date hereof, certain subsidiaries of FNT own approximately 1,432,000 shares of common stock of FIS. We have agreed to sell all shares of such common stock owned by us or our subsidiaries to FIS for cash on the day prior to closing under the securities exchange and distribution agreement, at a price equal to the closing trading price for such shares on the preceding trading day.

Certain Pre-Closing Contributions by FNT

Prior to the closing, FNT will contribute all of the shares of capital stock of its subsidiaries held by FNT to a newly-formed, wholly-owned subsidiary of FNT.

Conversion of FNT Class B Common Stock

Immediately following the asset contribution, FNF will convert all of the FNT Class B common stock it holds into FNT Class A common stock. Immediately after the asset contribution and the conversion of the FNT Class B common stock into FNT Class A common stock, FNF will distribute all of the FNT Class A common stock held by it, including the converted shares and the shares received from FNT, to the holders of FNF common stock. Each holder of FNF common stock, as of the record date of the distribution, will receive a dividend equal to that holder’s pro rata portion of all of the shares of FNT Class A common stock held by FNF immediately prior to the payment date. Fractional shares that would otherwise be received by FNF stockholders will be aggregated and sold and the net cash proceeds of the sale will be distributed in lieu of fractional shares.

New York Stock Exchange Listing

FNT will use reasonable best efforts to cause the shares of FNT Class A common stock that will be issued to FNF and the shares of FNT Class A common stock that will be reserved for issuance upon conversion of the replacement options to be authorized for listing on the NYSE subject to official notice of issuance, prior to the date of closing.

Additional Agreements

Tax Disaffiliation Agreement

As a condition to the closings under the securities exchange and distribution agreement and the merger agreement, FIS, FNF and FNT are required to enter into a tax disaffiliation agreement. FNT and its subsidiaries currently are members of the FNF consolidated federal income tax return. In addition, certain FNT subsidiaries are included with FIS group companies in state combined income tax returns. From and after the time of the spin-off, FNT’s companies will no longer be included in the FNF consolidated federal income tax return or in any state combined return with any FIS company. The tax disaffiliation agreement allocates responsibility between FIS and FNT for filing returns and paying taxes for periods prior to the spin-off, subject to the indemnification provisions set forth in the agreement. The tax disaffiliation agreement also includes indemnifications for any adjustments to taxes for periods prior to the spin-off and for any taxes and for any associated adverse consequences that may be imposed on the parties as a result of the spin-off, as a result of actions taken by the parties or otherwise, and as a result of the merger.

Indemnification

•	FNT will indemnify FNF (and its successor after the merger, FIS) with respect to the FNF federal consolidated income taxes for periods prior to the spin-off (other than taxes attributable to income of FIS or FIS subsidiaries), and with respect to any state income taxes payable by FIS but attributable to FNF, to FNT, to a subsidiary of FNT or to one of the former direct FNF subsidiaries that are being contributed to FNT pursuant to the securities exchange and distribution agreement.

•	FIS will indemnify FNT with respect to any state income taxes payable by FNT but attributable to a subsidiary of FIS.

•	FNT will indemnify FIS for all taxes and any associated adverse consequences (including shareholder suits) if the merger of FNF into FIS is determined to be a taxable transaction.

•	FNT will indemnify FIS for all taxes and any associated adverse consequences (including shareholder suits) if the spin-off is determined to be a taxable transaction, unless such adverse determination is the result of a breach by FIS of its covenant not to take certain actions within its control that would cause the spin-off to be taxable or the result of certain acquisitions of FIS stock within the control of FIS or an FIS affiliate.

Designation of Agent

FNF, prior to the merger, to the extent permissible under the tax law, will designate FNT or an affiliate of FNT as the agent of the FNF federal consolidated group, such that FNT (or such FNT affiliate) will represent that group before the Internal Revenue Service for all federal income tax matters related to periods prior to the spin-off. There will be conforming agency designations at the state level to the extent permitted by law.

Filing of Returns and Payment of Taxes

•	In general, FNT will file and pay the tax due on all FNF federal consolidated returns.

•	FNT and FIS will share the responsibility for filing and paying tax on combined state returns that contain FNT group companies and FIS group companies; determination of which group will file the return and pay the tax will depend upon whether the common parent of the combined group is an FNT company or an FIS company.

•	There are limitations on each group’s ability to amend returns if amendment would increase the tax liability of the other group.

•	The payment of taxes will be subject to the indemnification obligations provided for in the tax disaffiliation agreement.

Restrictions on Stock Acquisitions

In order to help preserve the tax free nature of the spin-off, FNT and FIS have mutually agreed that neither company will engage in any direct or indirect acquisition, issuance, or other transaction involving that company’s stock unless the company first obtains an opinion from a nationally recognized law firm or accounting firm that the acquisition will not cause the spin-off to be taxable. This restriction is subject to various exceptions, including that the opinion restriction may be waived with the consent of certain officers of the other company.

Other Operational Provisions

•	Prior tax sharing agreements will be terminated, except for tax sharing agreements relating to insurance companies. Such agreements will be amended to substitute FNT for FNF.

•	Dispute resolution provisions generally follow the provisions contained in the cross-indemnity agreement between us and FIS. See below “— Cross-Indemnity Agreement” beginning on page 60.

•	Subject to some limitations and exceptions, the indemnifying party controls any contest or audit related to any indemnified tax.

Cross-Indemnity Agreement

It is a condition to closing under both the securities exchange and distribution agreement and the merger agreement that FNT and FIS enter into a cross-indemnity agreement. Under the cross-indemnity agreement, each party will indemnify the other party and certain of the other party’s affiliates and representatives from and against any losses incurred (whether before, at or after the closing under both agreements) by the indemnified parties arising out of:

•	the ownership or operation of the assets or properties, the operations or conduct of the business, and the employee retirement and benefit plans and financial statements of the indemnifying party;

•	any breach by the indemnifying party of the cross-indemnity agreement, of its organizational documents, or of any law or contract to which it is a party;

•	any untrue statement of, or omission to state, a material fact in any governmental filing of the indemnified party to the extent it was as a result of information about the indemnifying party;

•	any untrue statement of, or omission to state, a material fact in any governmental filing of the indemnifying party, except to the extent it was as a result of information about the indemnified party;

•	claims brought by third parties to the extent related to the transactions contemplated by the securities exchange and distribution agreement (to the extent we are the indemnifying party) or, among other things, the merger agreement (to the extent FIS is the indemnifying party), subject to certain exceptions; and

•	the provision of services by or employment of representatives of the indemnifying party, and the termination of such services or employment.

The cross-indemnity agreement expressly provides that it is not intended to change the allocation of liability for any matter in any other existing or future agreement between FNT and its affiliates and FIS and its affiliates, to all of which agreements the cross-indemnity agreement is made subject.

Option Letter Agreement

In connection with the spin-off and the merger, William P. Foley, II, Alan L. Stinson and Brent B. Bickett entered into an agreement with FNF on June 25, 2006, pursuant to which FNF has the right to cash out a certain number of the FNF stock options held by Messrs. Foley, Stinson and Bickett for their fair market value as of the date FNF elects to exercise such right or cause these individuals to exercise such options. To the extent FNF exercises its right under this agreement, it is required to do so immediately prior to the effective time of the spin-off or as near thereto as practicable. FNF’s right to cash out these FNF stock options or cause such options to be exercised is subject to the right of Messrs. Foley, Stinson and Bickett to exercise such stock options if doing so would not adversely affect the tax treatment of the transactions contemplated by the securities exchange and distribution agreement.

Leasing Merger Agreement

In connection with the spin-off and the merger, Fidelity National Information Services, Inc., its subsidiary FIS Capital Leasing, Inc. and FNF Leasing entered into an Agreement and Plan of Merger, dated as of September 18, 2006 which we refer to as the Leasing merger agreement, under which FNF Leasing will merge with and into FIS Capital Leasing, Inc. The surviving entity will be named FNF Capital Leasing, Inc. When the Leasing merger is completed, FNF as the sole stockholder of FNF Leasing will receive shares of FIS common stock in exchange for the outstanding shares of FNF Leasing. The respective obligations of each party to effect the Leasing merger are subject to the satisfaction or waiver on or prior to the closing date of the Leasing merger of certain conditions, including: (i) the merger agreement shall be in full force and effect; (ii) the receipt of governmental and regulatory consents and approvals; (iii) the receipt of a private letter ruling from the IRS or an opinion of Deloitte Tax LLP, FNF’s special tax adviser, to the effect that the Leasing merger will be a tax-free reorganization; (iv) the receipt of consents required from third parties; and (v) the occurrence of the spin-off in accordance with the securities exchange and distribution agreement. The Leasing merger agreement may be terminated and the Leasing merger abandoned at any time prior to the effective time of the merger by written consent of the parties or by either party if: (w) the securities exchange and distribution agreement has been terminated; (x) the merger agreement has been terminated; (y) the Leasing merger has not been consummated on or before December 31, 2006; or (z) a governmental entity prohibits the Leasing merger. Under the Leasing merger agreement, the closing of the Leasing merger is to occur two business days following the spin-off.

FNF Leasing is a small leasing business that leases technology assets to major corporations nationwide (mainly Fortune 1000/middle markets credits), with transaction sizes ranging from $100,000 to over $100 million. The business had revenues in 2005 of $7.2 million.

Changes in Related Party Agreements after the Proposed Transactions

At or prior to the closing, FNT and FNF will, and will cause their relevant subsidiaries to, terminate and/or amend certain specified intercompany agreements, enter into prescribed amendments to certain specified related party agreements and enter into certain specified additional agreements with FIS. Generally speaking, the intercompany and related party agreements to which FNF is a party will either be terminated or assigned to FNT. Certain of the intercompany and related party agreements between FIS and/or its subsidiaries, on the one hand, and FNT and/or subsidiaries, on the other, will require amendment to reflect the merger as well as other changes necessary to take into account changes in the relationship between the parties after the merger. See “Certain Relationships and Related Transactions with FNF and FIS — Changes in Related Party Agreements after the Proposed Transactions” beginning on page 121.

Directors and Officers

We have agreed that our board of directors, after the completion of the proposed transactions, will consist of our existing directors except that William G. Bone and William A. Imparato will resign and Douglas K. Ammerman, Thomas M. Hagerty, Daniel D. Lane and Cary H. Thompson will be appointed to join our board of directors. The disclosure schedules to the securities exchange and distribution agreement identify the individuals who will be officers of FNT after the closing, including William P. Foley, II, who will be the Chief Executive Officer of FNT, Alan L. Stinson, who will be FNT’s Chief Operating Officer, Brent B. Bickett, who will be an executive officer, and Peter T. Sadowski, who will be Executive Vice President — Legal.

Information about these individuals follows:

Douglas K. Ammerman has served as a director of FNF since 2005. Mr. Ammerman is a retired partner of KPMG LLP and has a Master’s Degree in business taxation from the University of Southern California. He began his career in 1973 with Peat, Marwick and Mitchell (now KPMG). He was admitted to KPMG partnership in 1984 and formally retired from KPMG in 2002. He is 54 years old.

Thomas M. Hagerty has served as a director of FIS since 2006 and has served as a director of FNF since January 2005. Mr. Hagerty is a Managing Director of Thomas H. Lee Partners, L.P. From July 2000 through April 2001, Mr. Hagerty also served as the Interim Chief Financial Officer of Conseco, Inc. On December 17, 2002, Conseco, Inc. voluntarily commenced a case under Chapter 11 of the United States Code in the United States Bankruptcy Court, Northern District of Illinois, Eastern Division. He has been employed by Thomas H. Lee Partners, L.P. and its predecessor, Thomas H. Lee Company, since 1988. Prior to joining Thomas H. Lee Partners, L.P., Mr. Hagerty worked in the mergers and acquisitions department of Morgan Stanley & Co, Inc. Mr. Hagerty currently serves as a director of MGIC Investment Corporation. Prior to the Certegy merger, Mr. Hagerty served as a director of Fidelity National Information Services, Inc. (“old FIS”), a subsidiary of FNF which merged into Certegy. He is 43 years old.

Daniel D. (Ron) Lane has served as a director of FIS since 2006 and has served as a director of FNF since 1989. Since February 1983, Mr. Lane has been a principal, Chairman and Chief Executive Officer of Lane/ Kuhn Pacific, Inc., a corporation that comprises several community development and home building partnerships, all of which are headquartered in Newport Beach, California. He is on the Board of Directors of CKE Restaurants, Inc. Mr. Lane also is an active member of the Board of Trustees of the University of Southern California. Prior to the Certegy merger, Mr. Lane served as a director of old FIS. He is 71 years old.

Cary H. Thompson has served as a director of FIS since 2006 and has served as a director of FNF since 1992. Mr. Thompson currently is a Senior Managing Director with Bear Stearns & Co. Inc. and has been since 1999. From

1996 to 1999, Mr. Thompson was a director and Chief Executive Officer of Aames Financial Corporation. Mr. Thompson served as a managing director of Nat West Capital Markets from May 1994 to June 1996. Mr. Thompson also serves on the Board of Directors of SonicWall Corporation. Prior to the Certegy merger, he served as a director of old FIS. He is 49 years old.

William P. Foley, II.  Mr. Foley is the Chairman of the Board and Chief Executive Officer of FNF, and has served in both capacities since FNF’s formation in 1984. Mr. Foley also served as President of FNF from 1984 until December 31, 1994. Mr. Foley also is currently the Chairman of FIS and FNT, and serves on the Board of Florida Rock Industries, Inc. Upon completion of the proposed transactions, Mr. Foley will also be a director and the Executive Chairman of FIS.

Brent B. Bickett.  Mr. Bickett is President of FNF and he has served in that position since February 2006. He jointed FNF in 1999 as a Senior Vice President, Corporate Finance and served as Executive Vice President, Corporate Finance from 2002 until January 2006. From August 1990 until January 1999, Mr. Bickett was a member of the Investment Banking Division of Bear, Stearns & Co., Inc., where he served as a Managing Director of the firm’s real estate, gaming, lodging and leisure group from 1997 until 1999. Upon completion of the proposed transactions, Mr. Bickett will also be the Executive Vice President, Strategic Planning of FIS.

Alan L. Stinson.  Mr. Stinson joined FNF in October 1998 as Executive Vice President, Financial Operations and assumed the role of Executive Vice President and Chief Financial Officer of FNF in early 1999. Mr. Stinson was also named Chief Operating Officer in February 2006. Prior to his employment with FNF, Mr. Stinson was Executive Vice President and Chief Financial Officer of Alamo Title Holding Company. From 1968 to 1994, Mr. Stinson was employed by Deloitte & Touche, LLP, where he was a partner from 1980 to 1994. Upon completion of the proposed transactions, Mr. Stinson will also be the Executive Vice President, Finance of FIS.

Peter T. Sadowski.  Mr. Sadowski is the Executive Vice President and General Counsel for FNF and has been since 1999, and has also served as Executive Vice President of FNT since October 2005. Prior to joining FNF, Mr. Sadowski was a Partner with Goldberg, Katz, Sadowski and Stansen from 1996 to 1999 and with the Stolar Partnership from 1980 to 1996, and prior to that, he served as Assistant Attorney General of the State of Missouri. Upon completion of the proposed transactions, Mr. Sadowski will also be an officer of FIS.

Principal Conditions to Completion of the Proposed Transactions

Mutual Conditions

The obligations of FNT and FNF to complete the proposed transactions are subject to the satisfaction or waiver on or prior to the closing date under the securities exchange and distribution agreement of the following conditions:

•	the absence of any inaccuracy in either parties’ representations and warranties that would be reasonably likely to have a material adverse effect;

•	the receipt of governmental and regulatory consents and approvals, including all necessary approvals for the transfer of FNF’s interest in its regulated insurance company subsidiaries to FNT and for the spin-off of the FNT insurance operations;

•	the absence of any temporary restraining order, preliminary or permanent injunction or other order issued by, and no law issued, promulgated, enforced or entered into by, any governmental entity or competent jurisdiction or other legal restraint or prohibition preventing the consummation of the proposed transactions;

•	the receipt of the FNT stockholder approval of (i) the issuance of shares of FNT common stock in connection with the asset contribution, (ii) the adoption of the amendment to the omnibus incentive plan and (iii) the adoption of the charter amendments;

•	the registration statement on Form S-1, which we refer to as the Form S-1, to be filed with the SEC in respect of the distribution to FNF stockholders of shares of FNT common stock in connection with the spin-off (of which this information statement forms a part), shall have become effective and not subject to any stop order, and no proceedings for that purpose shall have been initiated or threatened by the SEC;

•	the amendment of specified related party agreements, the termination and/or amendment of specified intercompany agreements, and the entering into of specified additional agreements between FNT and FIS; and

•	the satisfaction or waiver of all of the conditions to the consummation of the merger of FNF with and into FIS and the Leasing merger (other than (i) those that are to be satisfied as of the consummation of such transactions, (ii) the occurrence of the spin-off and (iii) in the case of the merger, the occurrence of the Leasing merger).

FNT Conditions

In addition, FNT’s obligations to complete the proposed transactions are subject to the satisfaction or waiver on or prior to the closing date under the securities exchange and distribution agreement of the following conditions:

•	FNF shall have complied with or performed in all material respects of all of its covenants and agreements required by the securities exchange and distribution agreement to be complied with or performed by it at or prior to the date of closing;

•	FNF shall have received all consents required from third parties, including any such consent required under the credit agreements of FNF, FNT and FIS and any other material agreements;

•	FIS shall have executed and delivered the cross-indemnity agreement (which is described below under “— Additional Agreements” beginning on page 60) and FNF and FIS shall have executed and delivered the tax disaffiliation agreement (which is described below under “— Additional Agreements” beginning on page 58);

•	FNF shall have received (i) an opinion of FNF’s special tax advisor, Deloitte Tax LLP, in substance and form reasonably satisfactory to FNT, dated as of the closing date, to the effect that, for U.S. federal income tax purposes, the proposed transactions will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and the spin-off will qualify as a tax free transaction under Section 355 and related provisions of the Internal Revenue Code (including Section 361(c)(1)) for both FNF and its stockholders, and (ii) a private letter ruling from the Internal Revenue Service;

•	the board of directors of FNF shall have approved and formally declared the spin-off dividend; and

•	the total liabilities of FNF to be assumed by FNT that would be reflected on an unconsolidated balance sheet of FNF prepared in accordance with GAAP shall not exceed $100 million at closing.

FNF Conditions

In addition, FNF’s obligations to complete the proposed transactions are subject to the satisfaction or waiver on or prior to the closing date under the securities exchange and distribution agreement of the following conditions:

•	FNT shall have complied with or performed in all material respects of all of its covenants and agreements required by the securities exchange and distribution agreement to be complied with or performed by it at or prior to the date of closing;

•	FNT shall have received all consents required from third parties, including any such consent required under the credit agreements of FNF, FNT and FIS and any other material agreements;

•	FNT shall have executed and delivered the cross-indemnity agreement and the tax disaffiliation agreement (which are described above under “— Additional Agreements” beginning on page 58); and

•	the shares of FNT Class A common stock to be issued to FNF in connection with the proposed transactions, or reserved for issuance upon conversion of the replacement options, shall have been authorized for listing on the NYSE upon official notice of issuance.

Termination of the Securities Exchange and Distribution Agreement

The securities exchange and distribution agreement may be terminated and abandoned at any time prior to the closing, whether before or after approval of matters presented in connection with the FNT annual meeting:

•	by mutual written consent of FNT and FNF, as authorized by action of the respective special committees of independent members of the boards of directors of FNT and FNF;

•	by either FNT or FNF:

•	if, upon a vote at the FNT annual meeting or any adjournment or postponement thereof, the FNT stockholder approval is not obtained;

•	if the closing has not been consummated on or before December 31, 2006; provided that the right to terminate the securities exchange and distribution agreement in such circumstances will not be available to any party that has breached in any material respect its obligations thereunder in any manner that has proximately contributed to the failure of the closing to be consummated by such date;

•	if the merger agreement or the Leasing merger agreement has been terminated; or

•	if any governmental entity issues an order, decree or ruling or takes any other action prohibiting the proposed transactions and such order, decree, ruling or other action has become final and nonappealable; or

•	by FNF in its sole discretion (in which case FNF will be required to reimburse FNT for its reasonable costs and expenses in connection with the securities exchange and distribution agreement).

Indemnification and Insurance

•	From and after the closing, FNT will indemnify and hold harmless each person who was prior to the closing, (i) an officer or director of FNF or (ii) an officer or director of any other enterprise at the request of FNF (referred to as indemnified parties), except that such indemnification will be subject to any limitation imposed from time to time under applicable law. The indemnity will cover all acts or omissions occurring prior to the closing. Each indemnified party will be entitled to advancement of expenses, provided such indemnified party provides an undertaking to repay such advances if it is ultimately determined that such indemnified party is not entitled to indemnification. Any determination to be made as to whether any indemnified party has met any standard of conduct imposed by law will be made by legal counsel reasonably acceptable to such indemnified party and FNT, retained at FNT’s expense.

•	FNT will also purchase and maintain for at least six years after the date of the closing, a directors’ and officers’ insurance and indemnification policy providing coverage for events occurring prior to the closing for directors, officers or employees of FNF or its subsidiaries (but not directors, officers or employees of FIS and its subsidiaries acting in their capacity as such), on terms and conditions, at least as favorable to the insured persons as FNF’s current director’s and officer’s insurance and indemnification policy.

•	FNT will pay all costs and expenses that may be incurred by any indemnified parties in successfully enforcing the indemnity or other obligations of FNT.

In the event that FNT or any of its successors or assigns (i) consolidates or merges into any other business entity and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any other business entity, then, in each such case, proper provision will be made so that the successors and assigns of FNT assume the indemnification obligations of FNT described above.

Fees and Expenses

Except with respect to the payment of expenses in the case of termination of the securities exchange and distribution agreement by FNF in its sole discretion, prior to the closing each party agrees to pay its own fees and expenses incident to preparing for, entering into and carrying out the securities exchange and distribution agreement and the consummation of the proposed transactions. FNT will bear all SEC registration fees, any state filing fees, and all printing, mailing, solicitation and other expenses associated with this information statement, the Form S-1 and the vote of the FNT stockholders at our annual meeting. All transfer, documentary, sales, use, stamp, registration and other such taxes and fees (including penalties and interest) incurred in connection with the transactions contemplated by the securities exchange and distribution agreement will be paid by FNT when due, and FNT will indemnify FNF against liability for any such taxes.

Amendments; Waivers

The securities exchange and distribution agreement may not be amended except by an instrument in writing signed on behalf of each of FNF and FNT, as authorized by action of the respective special committees of independent members of the boards of directors of each of the parties.

At any time prior to the closing, each party may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in the securities exchange and distribution agreement or in any document delivered pursuant thereto or (c) subject to certain exceptions, waive compliance with any of the agreements of the other party contained in the securities exchange and distribution agreement. The conditions to each of the parties’ obligations to consummate the proposed transactions are for the sole benefit of such party and may be waived by such party in whole or in part. Any agreement on the part of a party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to assert any of its rights will not constitute a waiver of such rights.

Governing Law

The securities exchange and distribution agreement is governed by, and to be interpreted and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

SELECTED HISTORICAL FINANCIAL DATA OF FNT

The following table shows selected historical consolidated and combined financial data for FNT. The data of FNT as of December 31, 2005, 2004 and 2003 and for each of the years in the four-year period ended December 31, 2005, are derived from FNT’s audited consolidated and combined financial statements and related notes. The data as of December 31, 2002 and 2001 and June 30, 2006 and 2005 and for the year ended December 31, 2001 and the six-month periods ended June 30, 2006 and 2005 are derived from FNT’s unaudited annual and interim consolidated and combined financial statements. In the opinion of FNT’s management, the unaudited annual and interim consolidated and combined financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the interim consolidated and combined financial statements. Results for the interim periods are not necessarily indicative of the results to be expected for the full year.

Detailed historical financial information is included in the audited consolidated and combined balance sheets as of December 31, 2005 and 2004, and the related consolidated and combined statements of earnings, comprehensive earnings, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2005 as well as the unaudited interim consolidated balance sheet as of June 30, 2006 and the related unaudited interim consolidated statements of earnings and cash flows for the six month periods ended June 30, 2006 and 2005, each of which is included in this information statement. You should read the following selected financial data together with FNT’s historical consolidated and combined financial statements, including the related notes, and the other information included in this information statement. See “FNT’s Management Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 69.

	Six Months Ended
	June 30,		Year Ended December 31,
	2006(1)	2005(1)	2005(1)	2004(1)	2003(1)	2002	2001(2)(3)
	(In thousands, except per share data)

Statement of Earnings Data:
Direct title insurance premiums	$952,301	$1,017,396	$2,184,993	$2,003,447	$2,105,317	$1,557,769	$1,252,656
Agency title insurance premiums	1,337,134	1,304,200	2,763,973	2,714,770	2,595,433	1,989,958	1,441,416

Total title premiums	2,289,435	2,321,596	4,948,966	4,718,217	4,700,750	3,547,727	2,694,072
Escrow and other title related fees	541,657	543,465	1,162,344	1,039,835	1,058,729	790,787	656,739

Total title and escrow	2,831,092	2,865,061	6,111,310	5,758,052	5,759,479	4,338,514	3,350,811
Interest and investment income	74,419	42,155	118,084	64,885	56,708	72,305	88,232
Realized gains and losses, net	20,613	21,922	44,684	22,948	101,839	584	946
Other income	22,429	20,020	41,783	43,528	52,689	55,927	50,476

	2,948,553	2,949,158	6,315,861	5,889,413	5,970,715	4,467,330	3,490,465

Personnel costs	918,656	904,603	1,897,904	1,680,805	1,692,895	1,260,070	1,036,236
Other operating expenses	443,228	447,818	935,263	849,554	817,597	633,193	558,263
Agent commissions	1,032,537	1,005,121	2,140,912	2,117,122	2,035,810	1,567,112	1,131,892
Depreciation and amortization	53,431	49,389	102,105	95,718	79,077	53,042	100,225
Provision for claim losses	171,738	150,677	354,710	259,402	248,834	175,963	134,527
Interest expense	23,700	724	16,663	3,885	4,582	8,586	15,695

	2,643,290	2,558,332	5,447,557	5,006,486	4,878,795	3,697,966	2,976,838

Earnings before income taxes and minority interest	305,263	390,826	868,304	882,927	1,091,920	769,364	513,627
Income tax expense	108,369	146,637	327,351	323,598	407,736	276,970	205,965

Earnings before minority interest	196,894	244,189	540,953	559,329	684,184	492,394	307,662
Minority interest	1,279	1,292	1,972	1,165	859	624	—
Cumulative effect of accounting change	—	—	—	—	—	—	5,709

Net earnings	$195,615	$242,897	$538,981	$558,164	$683,325	$491,770	$301,953

	Six Months Ended
	June 30,		Year Ended December 31,
	2006(1)	2005(1)	2005(1)		2004(1)	2003(1)	2002	2001(2)(3)
	(In thousands, except per share data)

Per share amounts:
Basic earnings per share	$1.13		$3.11

Weighted average shares outstanding, basic basis	173,475		173,463	(4)

Diluted earnings per share	$1.13		$3.11

Weighted average shares outstanding, diluted basis	173,651		173,575	(4)

Unaudited pro forma net earnings per share — basic and diluted(5)		$1.40			$3.22

Unaudited pro forma weighted average shares outstanding — basic and diluted(5)		172,951			172,951

Dividends declared per share	$0.58		$0.25

(1)	Effective January 1, 2003, we adopted the fair value recognition provisions of SFAS No. 123, “Accounting for Stock-Based Compensation”, using the prospective method of adoption in accordance with SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure”, and as a result recorded stock compensation expense of $5.7 million for the six months ended June 30, 2005 and $12.5 million, $5.4 million and $4.9 million for the years ended December 31, 2005, 2004 and 2003, respectively. Effective January 1, 2006, we adopted SFAS No. 123 (Revised), “Share-Based Payment,” and recorded stock compensation expense of $6.3 million in the first six months of 2006.

(2)	Effective January 1, 2002, we adopted SFAS No. 142 “Goodwill and Other Intangible Assets” and as a result, have ceased to amortize goodwill. Goodwill amortization in 2001 was $33.2 million.

(3)	During 2001, we recorded a $5.7 million, after-tax charge, reflected as a cumulative effect of a change in accounting principle, as a result of adopting Emerging Issues Task Force No. 99-20, “Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets.”

(4)	Because there were no outstanding shares prior to FNF’s distribution of our common stock (representing 17.5% of our outstanding shares) as a dividend to its stockholders, that was completed on October 17, 2005, basic and diluted weighted average shares outstanding for 2005 have been calculated using activity from October 18, 2005 to December 31, 2005 as if shares outstanding and common stock equivalents at October 18, 2005 had been outstanding for the entire year.

(5)	Unaudited pro forma net earnings per share is calculated using the number of outstanding shares of FNF on a date prior to such distribution of FNT Shares to FNF stockholders.

	June 30,	December 31,
	2006	2005	2004	2003	2002	2001
	(In thousands)

Balance sheet data (at end of period):
Investments(1)	$3,420,412	$3,300,738	$2,819,489	$2,510,182	$2,337,472	$1,705,267
Cash and cash equivalents(2)	677,876	462,157	268,414	395,857	433,379	491,709
Total assets	6,199,666	5,900,533	5,074,091	4,782,664	4,494,716	3,848,300
Notes payable	573,197	603,262	22,390	54,259	107,874	176,116
Reserve for claim losses	1,130,444	1,063,857	980,746	932,439	887,973	881,053
Minority interests	5,392	4,338	3,951	2,488	1,098	239
Equity	2,551,178	2,480,037	2,676,756	2,469,186	2,234,484	1,741,387

(1)	Investments as of June 30, 2006 and December 31, 2005, 2004, 2003, 2002 and 2001 include securities pledged to secure trust deposits of $696.6 million, $656.0 million, $546.0 million, $448.1 million, $474.9 million and $319.1 million, respectively. Investments as of June 30, 2006, and December 31, 2005, include securities pledged relating to FNT’s securities lending program of $216.4 million and $120.2 million, respectively.

(2)	Cash and cash equivalents as of June 30, 2006, and December 31, 2005, 2004, 2003, 2002 and 2001 include cash pledged to secure trust deposits of $322.1 million, $234.7 million, $195.2 million, $231.1 million, $295.1 million and $367.9 million, respectively. Cash and cash equivalents as of June 30, 2006, and December 31, 2005, include cash pledged relating to FNT’s securities lending program of $222.5 million and $124.3 million, respectively.

	Six Months
	Ended June 30,	Year Ended December 31,
	2006	2005	2004	2003	2002	2001
	(In whole numbers)

Other non-financial data (unaudited):
Direct operations orders opened(1)	1,381,000	3,052,805	3,142,945	3,771,393	2,953,797	2,496,597
Direct operations orders closed(1)	473,800	2,169,656	2,249,792	2,916,201	2,141,680	1,685,147
Fee per closed file(1)	$1,566	$1,487	$1,324	$1,081	$1,099	$1,120

(1)	These measures are used by management to judge productivity and are a measure of transaction volume for our direct title businesses. An order is opened when we receive a customer order and is closed when the related real estate transaction closes, which typically takes 45-60 days from the opening of an order.

FNT’S MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our consolidated and combined financial statements and the related notes thereto and selected financial data included in this information statement.

Overview

We are one of the largest title insurance companies in the United States. Our title insurance underwriters — Fidelity National Title, Chicago Title, Ticor Title, Security Union Title and Alamo Title — together issue all of FNT’s title insurance policies in 49 states, the District of Columbia, Guam, Puerto Rico, the U.S. Virgin Islands, Canada, and Mexico. Our title business consists of providing title insurance and escrow and other title-related products and services arising from the real estate closing process. Our operations are conducted on a direct basis through our own employees who act as title and escrow agents and through independent agents. In addition to our independent agents, our customers are lenders, mortgage brokers, attorneys, real estate agents, home builders and commercial real estate developers. We do not focus our marketing efforts on the homeowner. We operate our business through a single segment, title and escrow, and do not generate significant revenue outside the United States.

Prior to October 17, 2005, we were a wholly-owned subsidiary of FNF. On that date, FNF distributed shares of FNT Class A common stock representing 17.5% of our outstanding shares to its stockholders as a dividend, which we refer to as the distribution. FNF currently holds shares of our Class B common stock representing approximately 82% of all shares and 97.9% of all voting rights of our outstanding common stock.

Our historical financial statements include assets, liabilities, revenues and expenses directly attributable to our operations as well as transactions between us and FNF and other affiliated entities and allocations of certain of our corporate expenses to FNF and FIS, allocated on a basis that management considers to reflect most fairly or reasonably the utilization of the services provided to or the benefit obtained by those businesses. These expense allocations to FNF and FIS reflect an allocation to us of a portion of the compensation of certain senior officers and other personnel of FNF who are not our employees after the distribution but who have historically provided services to us. Our historical financial statements do not reflect the debt or interest expense we might have incurred if we had been a stand-alone entity. In addition, we incur other expenses, not reflected in our historical financial statements, as a result of being a separate publicly traded company. As a result, our historical financial statements do not necessarily reflect what our financial position or results of operations would have been if we had been operated as a stand-alone public entity during the periods covered, and may not be indicative of our future results of operations or financial position.

Related Party Transactions

Our historical financial statements reflect transactions with other businesses and operations of FNF including those being conducted by another FNF subsidiary, FIS.

A detail of related party items included in revenues and expenses is as follows:

	2005	2004	2003
	(In millions)

Agency title premiums earned	$91.9	$106.3	$284.9
Rental income earned	5.0	8.4	7.3
Interest revenue	1.0	1.0	0.7

Total revenue	$97.9	$115.7	$292.9

A detail of related party items included in operating expenses is as follows:
Agency title commissions	$80.9	$93.6	$250.7
Data processing costs	56.9	56.6	12.4
Data processing costs allocated	—	—	(5.4)
Corporate services allocated	(30.3)	(84.5)	(48.7)
Title insurance information expense	28.1	28.6	28.2
Other real-estate related information	10.9	9.9	11.4
Software expense	7.7	5.8	2.6
Rental expense	3.8	2.8	0.5
License and cost sharing	11.9	12.8	17.9

Total expenses	$169.9	$125.6	$269.6

Total pretax impact of related party activity	$(72.0)	$(9.9)	$23.3

An FIS subsidiary acts as the title agent in the issuance of title insurance policies by a title insurance underwriter owned by us and in connection with certain trustee sales guarantees, a form of title insurance issued as part of the foreclosure process. As a result, our title insurance subsidiaries pay commissions on title insurance policies sold through FIS. For 2005, 2004, and 2003, these FIS operations generated $91.9 million, $106.3 million, and $284.9 million, respectively, of revenues for us, which we record as agency title premium. The amounts generated have declined significantly since 2003, in part due to a decline in the volume of refinancing transactions in the mortgage industry as a whole. We paid FIS commissions at the rate of 88% of premiums generated, equal to $80.9 million, $93.6 million, and $250.7 million for 2005, 2004, and 2003, respectively.

Through June 30, 2005, we leased equipment to a subsidiary of FIS. Revenue relating to these leases was $5.0 million, $8.4 million, and $7.3 million in 2005, 2004, and 2003, respectively.

Beginning in September 2003, our expenses included amounts paid to a subsidiary of FIS for the provision by FIS to us of IT infrastructure support, data center management and related IT support services. For 2005, 2004, and 2003, expenses incurred related to such FIS services totaled $56.9 million, $56.6 million, and $12.4 million, respectively. Prior to September 2003, we performed these services ourselves and provided them to FIS. During 2003, we received payments from FIS of $5.4 million relating to these services that offset our other operating expenses. Subsequent to FNF’s acquisition of Alltel Information Services, Inc. in 2003, we performed these services ourselves. In addition, we incurred software expenses relating to an agreement with a subsidiary of FIS that approximated $7.7 million, $5.8 million, and $2.6 million in 2005, 2004, and 2003, respectively.

Included as a reduction of our expenses for all periods are payments from FNF and FIS relating to the provision by us of corporate services to FNF and to FIS and its subsidiaries. These corporate services include accounting, internal audit, treasury, payroll, human resources, tax, legal, purchasing, risk management, mergers and acquisitions, and general management. For the years ended December 31, 2005, 2004, and 2003, our expenses were reduced by $7.0 million, $9.4 million, and $9.2 million, respectively, related to the provision of these corporate services by us to FNF and its subsidiaries other than FIS and its subsidiaries. For the years ended December 31, 2005, 2004, and 2003, our expenses were reduced by $23.3 million, $75.1 million, and $39.5 million, respectively, related to the provision of corporate services by us to FIS and its subsidiaries.

The title plant assets of several of our title insurance subsidiaries are managed or maintained by a subsidiary of FIS. The underlying title plant information and software continues to be owned by each of our title insurance underwriters, but FIS manages and updates the information in return for either (i) a cash management fee or (ii) the right to sell that information to title insurers, including title insurance underwriters that we own and other third party customers. In most cases, FIS is responsible for keeping the title plant assets current and fully functioning, for which we pay a fee to FIS based on our use of, or access to, the title plant. For 2005, 2004, and 2003, our expenses to FIS under these arrangements were $29.9 million, $28.9 million, and $28.2 million, respectively. In addition, since November 2004, each applicable title insurance underwriter in turn receives a royalty on sales of access to its title plant assets. For the years ended December 31, 2005 and 2004, the revenues from these title plant royalties were $3.0 million and $0.3 million, respectively. We have entered into agreements with FIS that permit FIS and certain of its subsidiaries to access and use (but not to re-sell) the starters databases and back plant databases of our title insurance subsidiaries. Starters databases are our databases of previously issued title policies and back plant databases contain historical records relating to title that are not regularly updated. Each of our applicable title insurance subsidiaries receives a fee for any access to or use of its starters and back plant databases by FIS. We also do business with additional entities within FIS that provide real estate information to our operations, for which we recorded expenses of $10.9 million, $9.9 million, and $11.4 million in 2005, 2004, and 2003, respectively.

We also have certain license and cost sharing agreements with FIS. We recorded expense of $11.9 million, $12.8 million and $17.9 million relating to these agreements in 2005, 2004 and 2003, respectively.

Also, we capitalized software costs of $11.2 million paid to FIS relating to a development agreement.

Our financial statements reflect allocations for a lease of office space to us for our corporate headquarters and business operations in the amounts of $3.8 million, $2.8 million, and $0.5 million in 2005, 2004, and 2003, respectively.

We believe the amounts earned by us or charged to us under each of the foregoing arrangements are fair and reasonable. Although the commission rate paid on the title insurance premiums written by the FIS title agencies was set without negotiation, we believe the commissions earned are consistent with the average rate that would be available to a third party title agent given the amount and the geographic distribution of the business produced and the low risk of loss profile of the business placed. In connection with the title plant management and maintenance services provided by FIS, we believe that the fees charged to us by FIS are at approximately the same rates that FIS and other similar vendors charge unaffiliated title insurers. The IT infrastructure support and data center management services provided to us by FIS are priced within the range of prices that FIS offers to its unaffiliated third party customers for the same types of services. However, the amounts we earned or were charged under these arrangements were not negotiated at arm’s length, and may not represent the terms that we might have obtained from an unrelated third party.

Notes receivable from FNF, due from FNF and notes payable to FNF as of December 31, 2005 and December 31, 2004 were as follows:

	As of
	December 31,
	2005	2004
	(In millions)

Notes receivable from FNF	$19.0	$22.8
Due from FNF	32.7	63.7
Notes payable to FNF	497.8	—

We have notes receivable from FNF relating to agreements between our title underwriters and FNF. These notes amounted to $19.0 million and $22.8 million at December 31, 2005 and 2004, respectively. As of December 31, 2005, these notes bear interest at 5.1%. We earned interest revenue of $1.0 million, $1.0 million, and $0.7 million relating to these notes during 2005, 2004, and 2003, respectively.

We are included in FNF’s consolidated tax returns and thus any income tax liability or receivable is due to/from FNF. Due from FNF at December 31, 2005 and 2004, includes a receivable from FNF relating to overpayment of taxes of $11.5 million and $63.6 million, respectively.

On September 30, 2005, we issued two $250 million intercompany notes payable to FNF, which we refer to as the mirror notes, with terms that mirrored FNF’s existing $250 million 7.30% public debentures due in August 2011 and $250 million 5.25% public debentures due in March 2013. Following the issuance of the mirror notes, we filed a Registration Statement on Form S-4, pursuant to which we offered to accept the outstanding FNF notes in exchange for FNT notes we issued having substantially the same terms. On January 18, 2006, we completed these exchange offers and received $241,347,000 in aggregate principal amount of FNF’s 7.30% Notes due August 15, 2011, and the entire $250 million in aggregate principal amount of FNF’s 5.25% Notes due March 15, 2013. The FNF notes received by us in the exchange were subsequently delivered to FNF in partial redemption of the 7.30% Mirror Note due August 15, 2011, and in full redemption of the 5.25% Mirror Note due March 15, 2013. In order to reflect the partial redemption of the 7.30% Mirror Note due August 15, 2011, the original note was replaced with an identical Mirror Note with a principal balance of $8,653,000, which reflects the unredeemed portion of the original Mirror Note. Interest on each mirror note has been accrued from the last date on which interest on the corresponding FNF notes was paid and at the same rate. We subsequently acquired approximately $2.1 million of the 7.30% FNF Notes remaining outstanding. In connection with the proposed transactions, FNF will redeem the remaining 7.30% FNF Notes, and we will repay the remaining balance of the related mirror note.

On October 24, 2005, we borrowed $150 million under our revolving credit facility and paid it to FNF in satisfaction of a $150 million intercompany note issued by one of our subsidiaries to FNF in August 2005. Later in the fourth quarter, we repaid $50 million of this amount.

Business Trends and Conditions

Title insurance revenue is closely related to the level of real estate activity and the average price of real estate sales. Real estate sales are directly affected by the availability of funds to finance purchases, predominantly mortgage interest rates. Other factors affecting real estate activity include, but are not limited to, demand for housing, employment levels, family income levels and general economic conditions. In addition to real estate sales, mortgage refinancing is an important source of title insurance revenue. We have found that residential real estate activity generally decreases in the following situations:

•	when mortgage interest rates are high or increasing;

•	when the mortgage funding supply is limited; and

•	when the United States economy is weak.

Because commercial real estate transactions tend to be driven more by supply and demand for commercial space and occupancy rates in a particular area rather than by macroeconomic events, our commercial real estate title insurance business can generate revenues which are not dependent on the industry cycles discussed above.

Because these factors can change dramatically, revenue levels in the title insurance industry can also change dramatically. For example, beginning in the second half of 1999 and through 2000, steady interest rate increases caused by actions taken by the Federal Reserve Board resulted in a significant decline in refinancing transactions. As a result, the market shifted from a refinance-driven market in 1998 to a more traditional market driven by new home purchases and resales in 1999 and 2000. However, beginning in January 2001 and continuing through June of 2003, the Federal Reserve Board reduced interest rates by 550 basis points, bringing interest rates down to their lowest level in recent history, which again significantly increased the volume of refinance activity. In 2004 and 2005, mortgage rates increased as the Federal Reserve Board increased interest rates by 325 basis points since June 2004, resulting in decreases in refinance activity. Notwithstanding the increase in interest rates, home prices appreciated strongly in many markets in 2004, benefiting our revenues. In 2005, refinance activity has been lower than in 2004, but purchase loan originations have continued to increase and home prices have continued to appreciate. The decreased refinance activity is evidenced by the statistic of the Mortgage Bankers Association, which we refer to as the MBA, showing that approximately 46.5% of new loan originations in 2005 were refinance transactions as compared with approximately 52.8% in 2004. The ten-year treasury rate has increased from 3.0% in June 2003 to 4.5% at the end of 2005. According to the MBA, U.S. mortgage originations (including refinancings) were approximately $2.4 trillion, $2.8 trillion, and $3.8 trillion in 2005, 2004, and 2003, respectively. The MBA’s Mortgage Finance Forecast estimates a $2.38 trillion mortgage origination market for 2006, which would be an

18.3% decline relative to 2005. The MBA further predicts that the 19.2% decrease will result from purchase transactions declining from $1.49 billion in 2005 to $1.43 billion in 2006, or 3.6%, and refinancing transactions dropping from $1.29 billion to $0.81 billion, or 37.1%. We expect that current interest rate levels and any future increase in interest rates will most likely result in lower levels of mortgage originations in 2006 than in 2005 or 2004.

Historically, real estate transactions have produced seasonal revenue levels for title insurers. The first calendar quarter is typically the weakest quarter in terms of revenue due to the generally low volume of home sales during January and February. The third calendar quarter is typically the strongest in terms of revenue due to a higher volume of home sales in the summer months and the fourth quarter is also strong due to commercial customers desiring to complete transactions by year end. Significant changes in interest rates may alter these traditional seasonal patterns due to the effect the cost of financing has on the volume of real estate transactions.

Critical Accounting Policies

The accounting estimates described below are those we consider critical in preparing our Consolidated and Combined Financial Statements. Management is required to make estimates and assumptions that can affect the reported amounts of assets and liabilities and disclosures with respect to contingent assets and liabilities at the date of the Consolidated and Combined Financial Statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates. See Note A of Notes to the Consolidated and Combined Financial Statements for a more detailed description of the significant accounting policies that have been followed in preparing our financial statements.

Reserve for Claim Losses.  Title companies issue two types of policies since both the buyer and lender in real estate transactions want to know that their interest in the property is insured against certain title defects outlined in the policy. An owner’s policy insures the buyer against such defects for as long as he or she owns the property (as well as against warranty claims arising out of the sale of the property by such owner). A lender’s policy insures the priority of the lender’s security interest over the claims that other parties may have in the property. The maximum amount of liability under a title insurance policy is generally the face amount of the policy plus the cost of defending the insured’s title against an adverse claim. While most non-title forms of insurance, including property and casualty, provide for the assumption of risk of loss arising out of unforeseen future events, title insurance serves to protect the policyholder from risk of loss from events that predated the issuance of the policy.

Unlike many other forms of insurance, title insurance requires only a one-time premium for continuous coverage until another policy is warranted due to changes in property circumstances arising from refinance, resale, additional liens, or other events. Unless we issue the subsequent policy, we receive no notice that our exposure under our policy has ended and as a result we are unable to track the actual terminations of our exposures.

Our reserve for claim losses includes reserves for known claims, which we refer to as PLR, as well as for losses that have been incurred but not yet reported to us, which we refer to as IBNR, net of recoupments. We reserve for each known claim based on our review of the estimated amount of the claim and the costs required to settle the claim. Reserves for IBNR claims are estimates that are established at the time the premium revenue is recognized and are based upon historical experience and other factors, including industry trends, claim loss history, legal environment, geographic considerations, and the types of policies written. We also reserve for losses arising from escrow, closing and disbursement functions due to fraud or operational error.

The table below summarizes our reserves for known claims and incurred but not reported claims.

	As of December 31,		As of December 31,
	2005		2004
	(In thousands)

PLR	$231,007	21.7%	$223,202	22.8%
IBNR	832,850	78.3%	757,544	77.2%

Total Reserve	$1,063,857	100.0%	$980,746	100.0%

Although most claims against title insurance policies are reported relatively soon after the policy has been issued, claims may be reported many years later. By their nature, claims are often complex, vary greatly in dollar amounts and are affected by economic and market conditions and the legal environment existing at the time of settlement of the claims. Estimating future title loss payments is difficult because of the complex nature of title claims, the long periods of time over which claims are paid, significantly varying dollar amounts of individual claims, and other factors.

We continually update loss reserve estimates by utilizing both internal and external resources. Management performs a detailed study of loss reserves based upon the latest available information at the end of each quarter and year. In addition, an independent actuarial consulting firm assists us in analyzing our historic loss experience and developing statistical models to project ultimate loss expectancy. The actuaries prepare a formal analysis of our reserves at December 31 each year. Management examines both the quantitative and qualitative data provided by both the independent actuaries and internal sources such as our legal, claims, and underwriting departments to ultimately arrive at our best reserve estimate. Regardless of technique, all methods involve significant judgment and assumptions. Management strives to improve its loss reserve estimation process by enhancing its ability to analyze loss development patterns and we continually look for ways to identify new trends to reduce the uncertainty of our loss exposure. However, adjustments may be required as experience develops unexpectedly, new information becomes known, new loss patterns emerge, or as other contributing factors are considered and incorporated into the analysis.

Predicting ultimate loss exposure is predicated on evaluating past experience and adjusting for changes in current development and trends. Our independent actuaries’ work includes two principal steps. First, they use an actuarial technique known as the loss development method to calculate loss development factors for FNT. The loss development factors forecast ultimate losses for each policy year based on historic emergence patterns of FNT. Older policy year experience is applied to newer policy years to project future development. When new trends surface, the loss development factors are adjusted to incorporate the more recent development phenomena. Changes in homeownership patterns, increased property turnover rates, and a boom in refinance transactions all are examples of current events that reduce the tail exposure of the loss pattern and warrant these adjustments.

In the second step, the loss development factors calculated in the first step are used to determine the portion of ultimate loss already reported. The percentage of ultimate losses not yet reported is then applied to the expected losses, which are estimated as the product of written premium and an expected loss ratio. The expected loss ratios are derived from an econometric model of the title insurance industry incorporating various economic variables including interest rates as well as industry related developments such as title plant automation and defalcations, which are misappropriations of funds from escrow accounts, to arrive at an expected loss ratio for each policy year.

Using the above approach, our external actuaries develop a single point estimate rather than a range of reserves or a set of point estimates. The point estimate provided by our independent actuaries, combined with our known claim reserves, aggregated $1,147.5 million at December 31, 2005, as compared with our carried reserve of $1,063.9 million, a difference of $83.6 million, or 7.3%. Different professional judgment in three critical assumptions was the primary driver of the difference between the independent actuary’s point estimate and our carried reserve level: different weight given to a separate projection of individually significant losses (losses greater than $500,000); adjustments based on recent experience to realize emerging changes in refinance versus home sale activity; and cost reduction expectations with respect to of unallocated loss adjustment expense, which we refer to as ULAE, reserves. In the independent actuary’s estimate approximately one half of the effect of projecting significant losses separately was taken into consideration; whereas, our management applied full weight to such analysis. Additionally, the independent actuary’s estimate placed less weight on the effects of refinancings in the 2001-2002 policy years, some of the largest refinance years in history; whereas our management placed moderately greater weights on the effects of refinancing assumptions in such years. Finally, adjustments to the ULAE reserves were supported by management’s analysis of the true costs expected to be incurred in a claims run-off scenario.

In our reserve setting process, our independent actuaries fulfill a function, which is to provide information that is utilized as part of the overall mix of information that our management uses to set our reserves, but this is only one component of management’s evaluation process. While there can be no assurance as to the precision of loss reserve estimates, as shown in the table below, our development on prior years’ loss reserves over the past three years has generally been within a narrow range using the reserve setting processes described above.

Our analysis of our reserves as of December 31, 2005 demonstrates management’s continued efforts to improve its loss reserve estimate. In 2004, we incorporated into our methodology a separate analysis of mega claims (defined as claims with incurred amounts greater than $500,000). Prior to the separate analysis of mega claims, such claims influenced the loss development factors used in the actuarial methods by creating a multiplicative effect for newer policy years’ loss projections. The adjudication of mega claims is handled by specific attorneys and may have different emergence patterns than non-mega title claims.

In addition, adjustments were made to reflect the reduced ultimate exposure of recent policy years due to unprecedented refinancing activity and property turnover rates. Our hypothesis, which is supported by recent data, is that a lower percentage of policies from prior years remain in force due to the substantial turnover in property mortgages. Furthermore, it is our belief that refinance transactions develop differently than resale transactions in that there appears to be an acceleration of claim activity as claims are reported more quickly. As a result, we have incorporated the effect of these assumptions into our loss projections.

The table below presents our loss development experience for the past three years. As can be seen in the table, the variability in loss estimates over the past three years has ranged from favorable development in an amount equal to 0.3% of title premiums to adverse development of 0.7% of title premiums with the average being unfavorable development of 0.4% over the three year period. Assuming that variability of potential reserve estimates is + or − 0.4%, the effect on pretax earnings would be as presented in the last line of the table.

	2005	2004	2003
	(In thousands)

Beginning Balance	$980,746	$932,439	$887,973
Reserve Assumed	1,000	38,597	4,203
Claims Loss provision related to:
Current year	319,730	275,982	237,919
Prior years	34,980	(16,580)	10,915

Total claims loss provision	354,710	259,402	248,834

Claims paid, net of recoupments related to:
Current year	(14,479)	(19,095)	(11,591)
Prior years	(258,120)	(230,597)	(196,980)

Total claims paid, net of recoupments	(272,599)	(249,692)	(208,571)

Ending Balance	$1,063,857	$980,746	$932,439

Title Premiums	$4,948,613	$4,718,217	$4,700,750
Provision for claim losses as a percentage of title insurance premiums:
Current year	6.5%	5.8%	5.1%
Prior years	0.7%	(0.3)%	0.2%

Total Provision	7.2%	5.5%	5.3%

Sensitivity Analysis (effect on pretax earnings of a 0.4% loss ratio change)(1):
Ultimate Reserve Estimate +/−	$19,794	$18,873	$18,803

(1)	0.4% has been selected as an example; actual variability could be greater or less.

Valuation of Investments.  We regularly review our investment portfolio for factors that may indicate that a decline in fair value of an investment is other-than-temporary. Some factors considered in evaluating whether or not a decline in fair value is other-than-temporary include: (i) our ability and intent to retain the investment for a period of time sufficient to allow for a recovery in value; (ii) the duration and extent to which the fair value has been less than cost; and (iii) the financial condition and prospects of the issuer. Such reviews are inherently uncertain and the value of the investment may not fully recover or may decline in future periods resulting in a realized loss.

Investments are selected for analysis whenever an unrealized loss is greater than a certain threshold that we determine based on the size of our portfolio. Fixed maturity investments that have unrealized losses caused by interest rate movements are not at risk as we have the ability and intent to hold them to maturity. Unrealized losses on investments in equity securities and fixed maturity instruments that are susceptible to credit related declines are evaluated based on the aforementioned factors. Currently available market data is considered and estimates are made as to the duration and prospects for recovery, and the ability to retain the investment until such recovery takes place. These estimates are revisited quarterly and any material degradation in the prospect for recovery will be considered in the other than temporary impairment analysis. We believe that continuous monitoring and analysis has allowed for the proper recognition of other than temporary impairments over the past three year period. Any change in estimate in this area will have an impact on the results of operations of the period in which a charge is taken. During 2005 and 2004, we recorded other than temporary impairments totaling $6.9 million and $6.6 million, respectively. During 2003, we recorded no other than temporary impairments.

Goodwill.  We have made acquisitions in the past that have resulted in a significant amount of goodwill. As of December 31, 2005 and December 31, 2004, goodwill was $1,051.6 million and $959.6 million, respectively. The majority of our goodwill as of December 31, 2005 and 2004 relates to our Chicago Title acquisition. The process of determining whether or not an asset, such as goodwill, is impaired or recoverable relies on projections of future cash flows, operating results and market conditions. While we believe that our estimates of future cash flows are reasonable, these estimates are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ from what is assumed in our impairment tests. In evaluating the recoverability of goodwill, we perform an annual goodwill impairment test based on an analysis of the discounted future cash flows generated by the underlying assets. We have completed our annual goodwill impairment tests in each of the past three years and have determined that we have a fair value in excess of our carrying value. Such analyses are particularly sensitive to changes in estimates of future cash flows and discount rates. Changes to these estimates might result in material changes in fair value and determination of the recoverability of goodwill, which may result in charges against earnings and a reduction in the carrying value of our goodwill.

Long-Lived Assets.  We review long-lived assets, primarily computer software, property and equipment and other intangibles, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If indicators of impairment are present, we estimate the future net cash flows expected to be generated from the use of those assets and their eventual disposal. We would recognize an impairment loss if the aggregate future net cash flows were less than the carrying amount. We have not recorded any material impairment charges in the past three years. As a result, the carrying values of these assets could be significantly affected by the accuracy of our estimates of future net cash flows, which, similar to our goodwill analysis, cannot be estimated with certainty.

Revenue Recognition.  Our direct title insurance premiums and escrow and other title-related fees are recognized as revenue at the time of closing of the related transaction as the earnings process is then considered complete, whereas premium revenues from agency operations and agency commissions include an accrual based on estimates using historical information of the volume of transactions that have closed in a particular period for which premiums have not yet been reported to us. The accrual for agency premiums is necessary because of the lag between the closing of these transactions and the reporting of these policies to us by the agent. During the second quarter of 2005, we re-evaluated our method of estimation for accruing agency title revenues and commissions and refined the method, which resulted in our recording approximately $50.0 million in additional agency revenue in the second quarter of 2005 than we would have under our prior method. The impact on net earnings of this adjustment was approximately $2.0 million. We are likely to continue to have changes to our accrual for agency revenue in the future, but as demonstrated by this second quarter adjustment, the impact on net earnings of changes in these accruals is very small.

Comparison of Years Ended December 31, 2005, 2004 and 2003

The following table presents certain financial data for the years indicated:

	Year Ended December 31,
	2005	2004	2003
	(Dollars in thousands)

Direct title insurance premiums	$2,184,993	$2,003,447	$2,105,317
Agency title insurance premiums	2,763,973	2,714,770	2,595,433

Total title premiums	4,948,966	4,718,217	4,700,750
Escrow and other title-related fees	1,162,344	1,039,835	1,058,729

Total title and escrow	6,111,310	5,758,052	5,759,479
Interest and investment income	118,084	64,885	56,708
Realized gains and losses, net	44,684	22,948	101,839
Other income	41,783	43,528	52,689

Total revenue	6,315,861	5,889,413	5,970,715

Personnel costs	1,897,904	1,680,805	1,692,895
Other operating expenses	935,263	849,554	817,597
Agent commissions	2,140,912	2,117,122	2,035,810
Depreciation and amortization	102,105	95,718	79,077
Provision for claim losses	354,710	259,402	248,834
Interest expense	16,663	3,885	4,582

Total expenses	5,447,557	5,006,486	4,878,795

Earnings before income taxes and minority interest	868,304	882,927	1,091,920
Income tax expense	327,351	323,598	407,736

Earnings before minority interest	540,953	559,329	684,184
Minority interest	1,972	1,165	859

Net earnings	$538,981	$558,164	$683,325

Orders opened by direct title operations	3,052,805	3,142,945	3,771,393
Orders closed by direct title operations	2,169,656	2,249,792	2,916,201

Total revenue in 2005 increased $432.4 million to $6,321.8 million, an increase of 7.3% compared to 2004 with increases in direct and agency title premiums and escrow and other title-related fees. Total revenue in 2004 decreased $81.3 million, or 1.4%, to $5,889.4 million from $5,970.7 million in 2003. Although the mix of direct and agency title premiums changed from 2003 to 2004, total title premiums and escrow and other title-related fees remained fairly consistent in 2004 as compared with 2003.

Title insurance premiums were $4,949.0 million in 2005, $4,718.2 million in 2004, and $4,700.8 million in 2003. The following table presents the percentages of title insurance premiums generated by our direct and agency operations:

	Year Ended December 31,
	2005		2004		2003
	Amount	%	Amount	%	Amount	%
	(In thousands)

Direct	$2,184,993	44.2%	$2,003,447	42.5%	$2,105,317	44.8%
Agency	2,763,973	55.8	2,714,770	57.5	2,595,433	55.2

Total title insurance premiums	$4,948,966	100.0%	$4,718,217	100.0%	$4,700,750	100.0

Direct title premiums increased from 2004 to 2005 and decreased from 2003 to 2004. From 2004 to 2005, an increase in average fee per file was partially offset by a decrease in closed order levels. From 2003 to 2004, a decrease in closed order levels was partially offset by an increase in average fee per file. The average fee per file in our direct operations was $1,487, $1,324, and $1,081 in 2005, 2004, and 2003, respectively. The increases in the average fee per file in 2005 and 2004 were consistent with the decline in the overall level of refinance activity experienced during those years. The fee per file tends to increase as mortgage interest rates rise, and the mix of business changes from a predominantly refinance-driven market to more of a resale-driven market because resale transactions generally involve the issuance of both a lender’s policy and an owner’s policy whereas refinance transactions typically only require a lender’s policy. The increases in average fee per file also reflect substantial appreciation in home prices during both periods and the strong levels of commercial activity in 2005 as compared to 2004. The decrease in closed order levels in each period reflects a weaker refinance market, partially offset by a strong, stable purchase market.

Agency premiums increased $49.2 million in 2005 and $119.3 million in 2004. During the second quarter of 2005, we re-evaluated our method of estimation for accruing agency title revenues and commissions and refined the method which resulted in our recording approximately $50.0 million in additional agency revenue in the second quarter of 2005 than we would have under our prior method. The impact on net earnings of this adjustment was approximately $2.0 million. A change in agency premiums has a much smaller effect on profitability than the same change in direct premiums would have because our margins as a percentage of gross premiums for agency business are significantly lower than the margins realized from our direct operations due to commissions paid to our agents and other costs related to the agency business. The increase in agency title premiums in 2004 was primarily attributed to an increase in agency premiums of $193.5 million due to our acquisition of APTIC in March 2004 that was offset by a decrease in the amount of agency revenue provided by FIS’ title agency operations. Margins on agency revenues are generally lower than margins on direct title insurance revenues. Agency revenues from FIS title agency businesses were $91.9 million, $106.3 million, and $284.9 million in 2005, 2004, and 2003, respectively.

Trends in escrow and other title-related fees are primarily related to title insurance activity generated by our direct operations. Escrow and other title-related fees during the three-year period ended December 31, 2005, fluctuated in a pattern generally consistent with the fluctuation in direct title insurance premiums and order counts. Escrow and other title-related fees were $1,162.3 million, $1,039.8 million, and $1,058.7 million during 2005, 2004, and 2003, respectively.

Interest and investment income levels are primarily a function of securities markets, interest rates and the amount of cash available for investment. Interest and investment income in 2005 was $118.1 million, compared with $64.9 million in 2004 and $56.7 million in 2003. The increase in interest and investment income in 2005 is primarily due to an increase in the short-term investment and fixed income asset base and an increase in interest rates. Average invested assets were $3,732.6 million, $3,226.2 million and $2,811.5 million in 2005, 2004, and 2003, respectively. The tax equivalent yield in 2005, excluding realized gains and losses, was 3.8%, as compared with 2.7% in 2004 and 2.5% in 2003.

Net realized gains and losses for 2005, 2004, and 2003 were $44.7 million, $22.9 million, and $101.8 million, respectively. Net realized gains in 2003 included a $51.7 million realized gain resulting from IAC InterActive Corp.’s acquisition of Lending Tree Inc. and the subsequent sale of our IAC Interactive Corp. common stock and a realized gain of $21.8 million on the sale of New Century Financial Corporation common stock.

Other income represents revenue generated by other smaller real-estate related businesses that are not directly title-related. Other income was $41.8 million, $43.5 million, and $52.7 million in 2005, 2004, and 2003, respectively.

Our operating expenses consist primarily of personnel costs and other operating expenses, which are incurred as orders are received and processed and agent commissions which are incurred as revenue is recognized. Title insurance premiums, escrow and other title-related fees are generally recognized as income at the time the underlying transaction closes. As a result, direct operations revenue lags approximately 45-60 days behind expenses and therefore gross margins may fluctuate. The changes in the market environment, mix of business between direct and agency operations and the contributions from our various business units have impacted margins and net earnings. We have implemented programs and have taken necessary actions to maintain expense levels consistent with revenue streams. However, a short time lag exists in reducing variable costs and certain fixed costs are incurred regardless of revenue levels. We have taken significant measures to maintain appropriate personnel levels and costs relative to the volume and mix of business while maintaining customer service standards and quality controls. Beginning during the second half of 2003, as open orders on refinance transactions declined with the increase in mortgage interest rates, we began reducing personnel costs with the reduction of approximately 22% of the title and escrow workforce from July to December of 2003. Considering the normal lag time between workforce reductions and the related reductions in personnel expense, we maintained personnel at appropriate levels during 2005 and 2004, including a reduction of approximately 8% of the title and escrow workforce in the fourth quarter of 2005, and will continue to monitor prevailing market conditions and adjust personnel costs in accordance with activity.

Personnel costs include base salaries, commissions, benefits and bonuses paid to employees, and are one of our most significant operating expenses. Personnel costs totaled $1,897.9 million, $1,680.8 million, and $1,692.9 million for the years ended December 31, 2005, 2004, and 2003, respectively. Personnel costs, as a percentage of direct title insurance premiums and escrow and other title-related fees, were 56.6% in 2005, compared with 55.2% in 2004 and 53.5% in 2003. The increase in personnel costs as a percentage of related revenue in 2005 is primarily due to a recent trend in salary increases relating to increased competition for top employees and the strong real estate environment. The increase in personnel costs as a percentage of related revenue in 2004 as compared to 2003 is attributable to the lag in reducing personnel to the appropriate level based on activity.

Other operating expenses consist primarily of facilities expenses, title plant maintenance, premium taxes (which insurance underwriters are required to pay on title premiums in lieu of franchise and other state taxes), postage and courier services, computer services, professional services, advertising expenses, general insurance, and trade and notes receivable allowances. Other operating expenses totaled $935.3 million, $849.6 million, and $817.6 million for the years ended December 31, 2005, 2004, and 2003, respectively. Other operating expenses as a percentage of direct title insurance premiums and escrow and other title-related fees were 27.9% in both 2005 and 2004, and 25.8% in 2003. The increase in other operating expenses as a percentage of total direct title premiums and escrow and other fees in 2004 is consistent with the increase in personnel costs as a percentage of total direct title premiums and escrow and other fees.

Agent commissions represent the portion of premiums retained by agents pursuant to the terms of their respective agency contracts. Agent commissions and the resulting percentage of agent premiums we retain vary according to regional differences in real estate closing practices and state regulations.

The following table illustrates the relationship of agent title premiums and agent commissions:

	Year Ended December 31,
	2005		2004		2003
	Amount	%	Amount	%	Amount	%
	(In thousands)

Agent title premiums	$2,763,973	100.0%	$2,714,770	100.0%	$2,595,433	100.0%
Agent commissions	2,140,912	77.5	2,117,122	78.0	2,035,810	78.4

Net margin	$623,061	22.5%	$597,648	22.0%	$559,623	21.6%

The provision for claim losses includes an estimate of anticipated title and title-related claims and escrow losses. The estimate of anticipated title and title-related claims is accrued as a percentage of title premium revenue based on our historical loss experience and other relevant factors. We monitor our claims loss experience on a continual basis and adjust the provision for claim losses accordingly.

A summary of the reserve for claim losses is as follows:

	2005	2004	2003
	(In thousands)

Beginning balance	$980,746	$932,439	$887,973
Reserve assumed	1,000	38,597	4,203
Claims loss provision related to:
Current year	319,730	275,982	237,919
Prior years	34,980	(16,580)	10,915

Total claims loss provision	354,710	259,402	248,834

Claims paid, net of recoupments related to:
Current year	(14,479)	(19,095)	(11,591)
Prior years	(258,120)	(230,597)	(196,980)

Total claims paid, net of recoupments	(272,599)	(249,692)	(208,571)

Ending balance	$1,063,857	$980,746	$932,439

Provision for claim losses as a percentage of title insurance premiums only	7.2%	5.5%	5.3%

(1)	We assumed the outstanding reserve for claim losses of Service Link, APTIC, and ANFI in connection with their acquisitions in 2005, 2004, and 2003, respectively.

Management continually updates loss reserve estimates as new information becomes known, new loss patterns emerge, or as other contributing factors are considered and incorporated into the analysis of reserve for claim losses. The unfavorable title loss provision amounts in 2005 reflect a higher estimated loss for the 2005 policy year as well as higher than expected incurred losses and payment levels on previously issued policies. The title loss provision in 2004 reflects a higher estimated loss for the 2004 policy year offset in part by a favorable adjustment from previous policy years. The unfavorable development during 2003 reflects higher than expected payment levels on previously issued policies.

Interest expense for the years ended December 31, 2005, 2004, and 2003 was $16.7 million, $3.9 million, and $4.6 million, respectively. The increase in 2005 relates primarily to an increase in average borrowings as compared to the prior year including the $500 million in notes due to FNF and borrowings on the Credit Facility in 2005.

Income tax expense as a percentage of earnings before income taxes for 2005, 2004, and 2003 was 37.7%, 36.6%, and 37.3%, respectively. The fluctuation in income tax expense as a percentage of earnings before income taxes is attributable to our estimate of ultimate income tax liability, and changes in the characteristics of net earnings year to year, such as underwriting income versus investment income.

Comparison of Six Months Ended June 30, 2006 and 2005

	Six Months Ended
	June 30,
	2006	2005
	Unaudited

REVENUE:
Direct title insurance premiums	$952,301	$1,017,396
Agency title insurance premiums	1,337,134	1,304,200
Escrow and other title related fees	541,657	543,465
Interest and investment income	74,419	42,155
Realized gains and losses, net	20,613	21,922
Other income	22,429	20,020

Total revenue	2,948,553	2,949,158

EXPENSES:
Personnel costs	918,656	904,603
Other operating expenses	443,228	447,818
Agent commissions	1,032,537	1,005,121
Depreciation and amortization	53,431	49,389
Provision for claim losses	171,738	150,677
Interest expense	23,700	724

Total expenses	2,643,290	2,558,332

Earnings before income taxes and minority interest	305,263	390,826
Income tax expense	108,369	146,637

Earnings before minority interest	196,894	244,189
Minority interest	1,279	1,292

Net earnings	$195,615	$242,897

Total revenues decreased $0.6 million or less than 0.1% for the first six months of 2006 to $2,948.6 million.

Total title insurance premiums for the six-month periods were as follows:

	Six Months Ended June 30,
	2006	%	2005	%
	(Dollars in thousands)

Title premiums from direct operations	952,301	41.6%	1,017,396	43.8%
Title premiums from agency operations	1,337,134	58.4%	1,304,200	56.2%

Total	$2,289,435	100.0%	$2,321,596	100.0%

Title insurance premiums decreased 1.4% to $2,289.4 million in the first six months of 2006 as compared with the first six months of 2005. The decrease was made up of a $65.1 million, or 6.4%, decrease in direct premiums, partially offset by a $32.9 million, or 2.5%, increase in premiums from agency operations.

The decreased level of direct title premiums is the result of a decrease in closed order volume and was partially offset by an increase in fee per file, reflecting a declining refinance market and a slowing purchase market. Closed order volumes decreased to 910,100 in the first six months of 2006 compared to 1,048,900 in the first six months of 2005. The average fee per file in our direct operations was $1,566 in the first six months of 2006 compared to $1,447 in the first six months of 2005, reflecting a strong commercial market, the decrease in refinance activity, and continued appreciation in home prices. The fee per file tends to increase as mortgage interest rates rise, and the mix of business changes from a predominantly refinance-driven market to more of a resale-driven market because resale transactions generally involve the issuance of both a lender’s policy and an owner’s policy whereas refinance transactions typically only require a lender’s policy.

We are using accrual basis accounting to record agency premiums in a manner that is consistent with direct premium activity because our agents experience the same market conditions that other direct title insurance companies experience. The changes in agency premiums during the six month period ended June 30, 2006 as compared to the corresponding 2005 period were more favorable than the changes in direct premiums due to the fact that title insurance markets are currently stronger in the Southeast, Northeast, and Midwest, where title insurance business is more agency driven. During the first six months of 2006, agency premiums increased 2.5% compared to the corresponding 2005 period, while direct title premiums decreased 6.4% during the same period. Agency revenues from FIS title agency businesses were $41.9 million and $42.5 million in the first six months of 2006 and 2005, respectively.

Trends in escrow and other title related fees are, to some extent, related to title insurance activity generated by our direct operations. Escrow and other title related fees were $541.7 million and $543.5 million for the first six months of 2006 and 2005, respectively. Escrow fees, which are more directly related to our direct operations than our other title related fees, decreased $24.5 million, or 6.7%, in the first six months of 2006 compared to the first six months of 2005, consistent with the decrease in direct title premiums. Other title-related fees increased $22.7 million, or 12.8%, for the first six months of 2006 compared to the first six months of 2005, representing growth in the Canadian real estate market, including growth in our market share and the strength of the Canadian dollar, growth in other operations not directly related to title insurance, and acquisitions, including the acquisition of Service Link in August 2005.

Interest and investment income levels are primarily a function of securities markets, interest rates and the amount of cash available for investment. Interest and investment income in the first six months of 2006 was $74.4 million, compared with $42.2 million in the first six months of 2005. The increase is primarily due to increases in balances and interest rates for cash and short-term investments, increases in average balances and yield rates for long-term fixed income assets, and a special dividend paid on our holdings of Certegy Inc. common stock in the first quarter of 2006 before its merger with old FIS.

Net realized gains for the first six months of 2006 decreased to $20.6 million from $21.9 million in the first six months of 2005, primarily due to losses on sales of other assets, partially offset by greater sales of debt and equity securities.

Our operating expenses consist primarily of personnel costs and other operating expenses, which in our title insurance business are incurred as orders are received and processed, and agent commissions, which are incurred as revenue is recognized. Title insurance premiums, escrow and other title related fees are generally recognized as income at the time the underlying transaction closes. As a result, direct title operations revenue lags approximately 45-60 days behind expenses and therefore gross margins may fluctuate. The changes in the market environment, mix of business between direct and agency operations and the contributions from our various business units have impacted margins and net earnings. We have implemented programs and have taken necessary actions to maintain expense levels consistent with revenue streams. However, a short time lag exists in reducing variable costs and certain fixed costs are incurred regardless of revenue levels.

Personnel costs include base salaries, commissions, benefits, bonuses and stock based compensation paid to employees and are one of our most significant operating expenses. Personnel costs totaled $918.7 million and $904.6 million for the first six months of 2006 and 2005, respectively. Personnel costs as a percentage of total revenues from direct title premiums and escrow and other fees increased to 61.5% for the first six months of 2006 from 58.0% for the first six months of 2005. The increase in personnel costs for the first six months of 2006 as compared to the first six months of 2005 is primarily the result of increased salary and benefit costs due to competition and is partially offset by decreases in personnel costs resulting from the decreases in direct title premiums and escrow and other fees. Average employee count increased to 18,955 in the first six months of 2006 from 18,698 in the first six months of 2005, primarily due to the acquisition of Service Link, partially offset by a decrease in employee count caused by the decrease in orders. Average annualized personnel cost per employee increased in the first six months of 2006 compared to the first six months of 2005, primarily due to increases in fixed personnel costs caused by competition, partially offset by decreases in variable personnel costs such as overtime, commissions and bonuses. Stock-based compensation costs were $6.3 million and $5.7 million for the first six months of 2006 and 2005, respectively. None of the additional expense relates to the Company’s adoption on January 1, 2006, of Statement of Financial Accounting Standards No. 123R, “Share Based Payment” (“SFAS 123R”) because all options that were not previously accounted for under the fair value method were fully vested as of December 31, 2005.

Other operating expenses consist primarily of facilities expenses, title plant maintenance, premium taxes (which insurance underwriters are required to pay on title premiums in lieu of franchise and other state taxes), postage and courier services, computer services, professional services, advertising expenses, general insurance and trade and notes receivable allowances. Other operating expenses totaled $443.2 million and $447.8 million for the first six months of 2006 and 2005, respectively. Other operating expenses as a percentage of total revenues from direct title premiums and escrow and other fees were 29.7% and 28.4% for the first six months of 2006 and 2005, respectively.

Agent commissions represent the portion of premiums retained by agents pursuant to the terms of their respective agency contracts. Agent commissions and the resulting percentage of agent premiums we retain vary according to regional differences in real estate closing practices and state regulations.

The following table illustrates the relationship of agent premiums and agent commissions:

	Six Months Ended June 30,
	2006	%	2005	%
	(Dollars in thousands)

Agent premiums	$1,337,134	100.0%	$1,304,200	100.0%
Agent commissions	1,032,537	77.2%	1,005,121	77.1%

Net	$304,597	22.8%	$299,079	22.9%

Net margin from agency title insurance premiums as a percentage of total agency premiums decreased in the first six months of 2006 compared with the first six months of 2005 due to differences in the percentages of premiums retained by agents as commissions across different geographic regions.

Depreciation and amortization was $53.4 million in the first six months of 2006 as compared to $49.4 million in the first six months of 2005.

The provision for claim losses includes an estimate of anticipated title and title related claims and escrow losses. The estimate of anticipated title and title related claims is accrued as a percentage of title premium revenue based on our historical loss experience and other relevant factors. We monitor our claims loss experience on a continual basis and adjust the provision for claim losses accordingly as new information becomes known, new loss patterns emerge, or as other contributing factors are considered and incorporated into the analysis of the reserve for claim losses. The claim loss provision for title insurance was $171.7 million in the first six months of 2006 as compared to $150.7 million in the first six months of 2005. Our claim loss provision as a percentage of total title premiums was 7.5% in the first six months of 2006 and 6.5% in the first six months of 2005.

Interest expense increased to $23.7 million in the first six months of 2006 from $0.7 million in the first six months of 2005, due to increases in average debt and in interest rates. Average debt increased to approximately $586.1 million in the first six months of 2006 from approximately $15.6 million in the first six months of 2005. Increases in debt at June 30, 2006 compared to June 30, 2005 primarily consist of the following: $240.8 million from a public bond issuance with interest payable at 7.3% and due August 2011 and $248.7 million from a public bond issuance with interest payable at 5.25% and due March 2013 (collectively the “Public Bonds”), $6.6 million from an unsecured note to FNF with interest payable at 7.3% and due August 2011, and $75.0 million from a syndicated credit agreement with interest at LIBOR plus 0.4%. In January of 2006, we issued the Public Bonds in exchange for an equal amount of the existing FNF bonds with the same terms. We then delivered the FNF bonds to FNF in payment of debt owed to FNF by us.

Income tax expense as a percentage of earnings before income taxes was 35.5% and 37.5% for the first six months of 2006 and 2005, respectively. Income tax expense as a percentage of earnings before income taxes is attributable to our estimate of ultimate income tax liability, and changes in the characteristics of net earnings year to year.

Net earnings were $195.6 million and $242.9 million for the first six months of 2006 and 2005, respectively.

Selected Quarterly Financial Data

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,
	(In thousands)

2006
Revenue	$1,393,264	1,556,561
Earnings before income taxes and minority interest	123,284	181,979
Net earnings	79,102	116,513
2005
Revenue	$1,265,220	$1,687,213	$1,776,885	$1,592,512
Earnings before income taxes and minority interest	131,529	259,297	272,571	204,907
Net earnings	82,319	160,578	169,734	126,350
2004
Revenue	$1,314,932	$1,601,316	$1,562,630	$1,410,535
Earnings before income taxes and minority interest	171,740	266,272	214,948	229,967
Net earnings	108,958	168,288	135,923	144,995

Liquidity and Capital Resources

Cash Requirements

Our cash requirements include operating expenses, taxes, payments of interest and principal on our debt, capital expenditures, business acquisitions and dividends on our common stock. We currently pay an annual dividend of $1.16 on each share of our common stock, payable quarterly, or an aggregate of approximately $202.2 million per year, based on the number of shares outstanding at June 30, 2006, although the declaration of any future dividends is at the discretion of our board of directors. We believe that all anticipated cash requirements for current operations will be met from internally generated funds, through cash dividends from subsidiaries, cash generated by investment securities and borrowings on existing credit facilities. Our short-term and long-term liquidity requirements are monitored regularly to ensure that we can meet our cash requirements. We forecast the needs of all of our subsidiaries and periodically review their short-term and long-term projected sources and uses of funds, as well as the asset, liability, investment and cash flow assumptions underlying these projections.

Our insurance subsidiaries generate cash from premiums earned and their respective investment portfolios and these funds are adequate to satisfy the payments of claims and other liabilities. Due to the magnitude of our investment portfolio in relation to our claim loss reserves, we do not specifically match durations of our investments to the cash outflows required to pay claims, but do manage outflows on a shorter time frame.

Our two significant sources of internally generated funds are dividends and other payments from our subsidiaries. As a holding company, we receive cash from our subsidiaries in the form of dividends and as reimbursement for operating and other administrative expenses we incur. The reimbursements are paid within the guidelines of management agreements among us and our subsidiaries. Our insurance subsidiaries are restricted by state regulation in their ability to pay dividends and make distributions. Each state of domicile regulates the extent to which our title underwriters can pay dividends or make other distributions to us. As of December 31, 2005, $1.9 billion of our net assets were restricted from dividend payments without prior approval from the relevant departments of insurance. As of June 30, 2006, our first tier title subsidiaries could pay or make further distributions to us in 2006 of approximately $205 million without prior regulatory approval. Our underwritten title companies collect revenue and pay operating expenses. However, they are not regulated to the same extent as our insurance subsidiaries.

On July 20, 2006, our Board of Directors declared a quarterly cash dividend of $0.29 per share, payable September 28, 2006 to shareholders of record as of September 14, 2006. On April 20, 2006, our Board of Directors declared a quarterly cash dividend of $0.29 per share, which was paid on June 27, 2006 to shareholders of record as of June 15, 2006. On February 8, 2006, our Board of Directors declared a quarterly cash dividend of $0.29 per share, which was paid on March 28, 2006, to shareholders of record as of March 15, 2006.

Financing

In connection with the distribution of FNT stock by FNF, we issued two $250 million intercompany notes payable to FNF (the “Mirror Notes”), with terms that mirrored FNF’s existing $250 million 7.30% public debentures due in August 2011 and $250 million 5.25% public debentures due in March 2013. Following issuance of the Mirror Notes, we filed a Registration Statement on Form S-4, pursuant to which we offered to exchange the outstanding FNF notes for notes we would issue having substantially the same terms and deliver the FNF notes received to FNF to reduce our debt under the Mirror Notes. On January 17, 2006, the offers expired, with $241.3 million aggregate principal amount of the 7.30% notes due 2011 and the entire $250.0 million aggregate principal amount of the 5.25% notes due 2013 validly tendered and not withdrawn in the exchange offers. Following the completion of the exchange offers, we issued a new 7.30% Mirror Note due 2011 in the amount of $8.7 million, representing the principal amount of the portion of the original Mirror Notes that was not exchanged, of which $6.6 million remains outstanding at June 30, 2006. Interest on the Mirror Notes accrues from the last date on which interest on the corresponding FNF notes was paid and at the same rate. The Mirror Notes mature on the maturity dates of the corresponding FNF notes. Upon any acceleration of maturity of the FNF notes, whether upon redemption or an event of default of the FNF notes, we must repay the corresponding Mirror Note.

On October 17, 2005, we entered into a credit agreement with Bank of America, N.A. as Administrative Agent and Swing Line Lender, and the other financial institutions party thereto (the “Credit Agreement”). The Credit Agreement provides for a $400 million unsecured revolving credit facility maturing on the fifth anniversary of the closing date. Amounts under the revolving credit facility may be borrowed, repaid and reborrowed by the borrowers thereunder from time to time until the maturity of the revolving credit facility. Voluntary prepayment of the revolving credit facility under the Credit Agreement is permitted at any time without fee upon proper notice and subject to a minimum dollar requirement. Revolving loans under the credit facility bear interest at a variable rate based on either (i) the higher of (a) a rate per annum equal to one-half of one percent in excess of the Federal Reserve’s Federal Funds rate, or (b) Bank of America’s “prime rate;” or (ii) a rate per annum equal to the British Bankers Association London Interbank Offered Rate (“LIBOR”) plus a margin of between 0.35%-1.25%, all in, depending on the company’s then current public debt credit rating from the rating agencies. Included in the 0.35%-1.25% margin is a related commitment fee on the entire facility.

The Credit Agreement contains affirmative, negative and financial covenants customary for financings of this type, including, among other things, limits on the creation of liens, limits on the incurrence of indebtedness, restrictions on investments, and limitations on restricted payments and transactions with affiliates. The Credit Agreement requires us to maintain investment grade debt ratings, certain financial ratios related to liquidity and statutory surplus and certain levels of capitalization. The Credit Agreement also includes customary events of default for facilities of this type (with customary grace periods, as applicable) and provides that, upon the occurrence of an event of default, the interest rate on all outstanding obligations will be increased and payments of all outstanding loans may be accelerated and/or the lenders’ commitments may be terminated. In addition, upon the occurrence of certain insolvency or bankruptcy related events of default, all amounts payable under the Credit Agreement shall automatically become immediately due and payable, and the lenders’ commitments will automatically terminate. We believe that we were in compliance with all covenants related to the Credit Agreement at June 30, 2006.

At June 30, 2006, we had $75 million in debt under this facility, bearing interest at LIBOR plus 0.4% (equal to 5.9%). This debt was originally borrowed in October 2005 to repay a note previously paid as a dividend to FNF. In the first six months of 2006, we repaid $25.0 million on this facility, net of borrowings.

We have agreed that, without FNF’s consent, we will not issue any shares of our capital stock or any rights, warrants or options to acquire our capital stock, if after giving effect to the issuances and considering all of the shares of our capital stock which may be acquired under the rights, warrants and options outstanding on the date of the issuance, FNF would not be eligible to consolidate our results of operations for tax purposes, would not receive favorable tax treatment of dividends paid by us or would not be able, if it so desired, to distribute the rest of our stock it holds to its stockholders in a tax-free distribution. These limits will generally enable FNF to continue to own at least 80% of our outstanding common stock. The Proposed Transactions will benefit us by eliminating this limit on our ability to issue shares. (See Note A to the Condensed Financial Statements.)

Contractual Obligations

Our long-term contractual obligations generally include our loss reserves, our long-term debt and operating lease payments on certain of our property and equipment. As of December 31, 2005, our required payments relating to our long-term contractual obligations are as follows:

	2006	2007	2008	2009	2010	Thereafter	Total
	(In thousands)

Notes payable	$5,462	$—	$—	$—	$100,000	$497,800	$603,262
Operating lease payments	115,854	94,742	67,273	42,563	20,930	12,576	353,938
Reserve for claim losses	206,734	171,112	137,247	106,564	79,572	362,628	1,063,857
Pension and postretirement obligations	12,906	12,140	16,544	14,169	14,634	110,717	181,110

Total	$340,956	$277,994	$221,064	$163,296	$215,136	$983,721	$2,202,167

As of December 31, 2005 we had reserves for claim losses of $1,063.9 million. The amounts and timing of these obligations are estimated and are not set contractually. Nonetheless, based on historical title insurance claim experience, we anticipate the above payment patterns. While we believe that historical loss payments are a reasonable source for projecting future claim payments, there is significant inherent uncertainty in this payment pattern estimate because of the potential impact of changes in:

•	future mortgage interest rates, which will affect the number of real estate and refinancing transactions and, therefore, the rate at which title insurance claims will emerge;

•	the legal environment whereby court decisions and reinterpretations of title insurance policy language to broaden coverage could increase total obligations and influence claim payout patterns;

•	events such as fraud, defalcation, and multiple property title defects, that can substantially and unexpectedly cause increases in both the amount and timing of estimated title insurance loss payments;

•	loss cost trends whereby increases or decreases in inflationary factors (including the value of real estate) will influence the ultimate amount of title insurance loss payments; and

•	claims staffing levels whereby claims may be settled at a different rate based on the future staffing levels of the claims department.

Minimum Pension Liability Adjustment

Discount rates that are used in determining our December 31, 2005 projected benefit obligation and 2005 net periodic pension costs were based on prevailing interest rates as of December 31, 2005. Similar to prior years, we considered investment grade corporate bond yields at that date as an appropriate basis in determining the discount rate. A decrease in the discount rate used at December 31, 2005 resulted in an additional minimum pension liability adjustment. As such, we recorded a net-of-tax charge of $2.0 million to accumulate other comprehensive loss in 2005 in accordance with Statement of Financial Accounting Standards No. 87, “Employers’ Accounting for Pensions”.

Off-Balance Sheet Arrangements

In conducting our operations, we routinely hold customers’ assets in escrow, pending completion of real estate transactions. Certain of these amounts are maintained in segregated bank accounts and have not been included in the Consolidated and Combined Balance Sheets. As a result of holding these customers’ assets in escrow, we have ongoing programs for realizing economic benefits during the year through favorable borrowing and vendor arrangements with various banks. There were no investments or loans outstanding as of December 31, 2005 related to these arrangements.

Recent Accounting Pronouncements

In June 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 requires an evaluation to determine whether it is more likely than not that an uncertain tax position will be sustained upon examination, including resolution of any related appeals or litigation processes. If it is determined that it is more likely than not that an uncertain tax position will be sustained upon examination, the next step is to determine the amount to be recognized. FIN 48 prescribes recognition of the largest amount of tax benefit or liability that is greater than 50 percent likely of being recognized upon ultimate settlement of an uncertain tax position. Tax positions are to be recognized as of the first financial reporting period during which the more-likely-than-not recognition threshold is met. Similarly, a tax position that has previously been recognized will be derecognized as of the first financial reporting period during which the more-likely-than-not recognition threshold is not met. FIN 48 is effective for fiscal years beginning after December 15, 2006. We do not believe that FIN 48 will have a material effect on our statements of financial position or operations.

In December 2004, the FASB issued SFAS No. 123R, which requires that compensation cost relating to share-based payments be recognized in our financial statements. During 2003, we adopted the fair value recognition provision of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“SFASNo. 123”), effective as of the beginning of 2003. Using the fair value method of accounting, compensation cost is measured based on the fair value of the award at the grant date and recognized over the service period. Upon adoption of SFAS No. 123, we elected to use the prospective method of transition, as permitted by Statement of Financial Accounting Standards No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure” (“SFAS No. 148”). Using this method, stock-based employee compensation cost has been recognized from the beginning of 2003 as if the fair value method of accounting had been used to account for all employee awards granted, modified, or settled in years beginning after December 31, 2002. SFAS No. 123R does not allow for the prospective method, but requires the recording of expense relating to the vesting of all unvested options beginning in the first quarter of 2006. The adoption of SFAS No. 123R on January 1, 2006 had no significant impact on our financial condition or results of operations due to the fact that all options accounted for using the intrinsic value method under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees , were fully vested at December 31, 2005. In accordance with the provisions of SFAS No. 123R, we have not restated our share-based compensation expense for the 2005 periods presented.

Market Risks

Our Consolidated and Combined Balance Sheets include a substantial amount of assets and liabilities whose fair values are subject to market risks. See Note C of Notes to Consolidated Financial Statements. The following sections address the significant market risks associated with our financial activities for the year ended December 31, 2005.

Interest Rate Risk

Our fixed maturity investments and borrowings are subject to interest rate risk. Increases and decreases in prevailing interest rates generally translate into decreases and increases in fair values of those instruments. Additionally, fair values of interest rate sensitive instruments may be affected by the creditworthiness of the issuer, prepayment options, relative values of alternative investments, the liquidity of the instrument and other general market conditions.

Equity Price Risk

The carrying values of investments subject to equity price risks are based on quoted market prices as of the balance sheet date. Market prices are subject to fluctuation and, consequently, the amount realized in the subsequent sale of an investment may significantly differ from the reported market value. Fluctuation in the market price of a security may result from perceived changes in the underlying economic characteristics of the investee, the relative price of alternative investments and general market conditions. Furthermore, amounts realized in the sale of a particular security may be affected by the relative quantity of the security being sold.

Caution should be used in evaluating our overall market risk from the information below, since actual results could differ materially because the information was developed using estimates and assumptions as described below, and because our reserve for claim losses (representing 31.4% of total liabilities) is not included in the hypothetical effects.

The hypothetical effects of changes in market rates or prices on the fair values of financial instruments would have been as follows as of or for the year ended December 31, 2005:

•	An approximate $80.8 million net increase (decrease) in the fair value of fixed maturity securities would have occurred if interest rates were 100 basis points (lower) higher as of December 31, 2005. The change in fair values was determined by estimating the present value of future cash flows using various models, primarily duration modeling.

•	An approximate $37.1 million net increase (decrease) in the fair value of equity securities would have occurred if there was a 20% price increase (decrease) in market prices.

•	It is not anticipated that there would be a significant change in the fair value of other long-term investments or short-term investments if there was a change in market conditions, based on the nature and duration of the financial instruments involved.

•	Interest expense on average variable rate debt outstanding would have been approximately $0.7 million higher (lower) if weighted average interest rates had been 100 basis points higher (lower) for the year ended December 31, 2005.

INFORMATION ABOUT THE TRANSFERRED BUSINESS

Business Overview

The transferred business includes all of FNF’s interests in its subsidiaries (other than FNT, FNF Leasing and FIS) and all other assets and, subject to certain exceptions, liabilities of FNF itself as of the closing of the asset contribution or incurred thereafter. The principal assets included in the transferred business other than cash and certain investments are FNF’s specialty insurance operations, its insurance claims management business and its real estate holdings.

As of June 30, 2006, the transferred business had approximately $934.9 million in assets and $254.0 million in liabilities. For the year ended December 31, 2005, the transferred business had approximately $765.4 million in revenue and $413.1 million in income before income taxes and minority interest and for the six months ended June 30, 2006, the transferred business had approximately $221.4 million in revenue and $37.4 million in income before income taxes and minority interest. The revenues and income before income taxes and minority interest for the year ended December 31, 2005 included a $318.2 million gain on the sale of the minority interest in FIS and excluding this gain, the transferred business would have had revenues of $447.2 million and income before income taxes and minority interest of $94.9 million.

Following the asset contribution, we will no longer be purely a title insurance company. Instead, we will be a holding company which operates through its subsidiaries in several different industries. In addition, we expect to actively evaluate possible strategic transactions, including but not limited to potential acquisitions of other companies, business units and operating and investment assets. Any such acquisitions may or may not be in lines of business that are the same as or provide potential synergies with our existing operations. There can be no assurance, however, that any suitable acquisitions or other strategic opportunities will arise.

Specialty Insurance

Through its insurance subsidiaries, including Fidelity National Insurance Company, FNF offers various insurance policies and contracts which include the following:

•	Home warranty. The specialty insurance operations issue one-year, renewable contracts that protect new and existing homeowners against defects in household systems and appliances.

•	Flood insurance. The specialty insurance operations issue new and renewal flood insurance policies in conjunction with the U.S. National Flood Insurance Program. FNF’s specialty insurance operation is the largest domestic franchise of the Write-Your-Own program sponsored by the National Flood Insurance Program. FNF earns fees under that program for settling flood claims and administering the program. FNF’s specialty insurance revenues in 2005 were significantly increased due to fee revenues FNF earned from settling claims related to the year’s major hurricanes, including Katrina, Rita and Wilma.

•	Personal lines insurance. The specialty insurance operations offer and underwrite homeowners insurance in 48 states. Automobile insurance is currently underwritten in 23 states expanding to the balance of the U.S. in 2006. In addition, the specialty insurance operations underwrite personal umbrella, inland marine (boat and recreational watercraft), and other personal lines niche products in selected markets.

These businesses make up the specialty insurance segment reported by FNF and summary financial data follow:

	Six Months Ended June 30,		Year Ended December 31,
	2006	2005	2005	2004	2003

Revenues	$211,844	$155,973	$438,003	$242,820	$137,423
Expenses	163,913	130,964	304,482	211,268	122,191

Income before income taxes and minority interests	47,931	25,009	133,521	31,552	15,232

Net Earnings	29,316	15,456	83,317	19,878	9,444

Total Assets	$462,134	$273,180	$428,203	$201,140	$135,478

FNF’s strategy in the specialty insurance business, which we intend to continue, is to provide an efficient and effective delivery mechanism for property insurance policies placed directly and through independent agents. This business is positioned to be a low expense provider, while continuing to strictly adhere to pricing and underwriting disciplines to maintain underwriting profitability.

•	The specialty insurance business offers cover under the U.S. National Flood Insurance Program, which we refer to as NFIP, through two property and casualty companies that will be our subsidiaries after the asset contribution. Fidelity Property and Casualty Insurance Company provides flood insurance in all 50 states. Fidelity National Insurance Company provides flood insurance in 30 states and is seeking to expand into additional states. The specialty insurance business is the largest provider of NFIP flood insurance in the U.S. through its independent agent network. Its delivery and service is consistently graded the highest in the industry. Its success has been recognized by the National Flood Insurance Program, which has given its Administrator’s Club Award and its Administrator’s Quill Award for the business’s outstanding growth.

•	The specialty insurance business provides an efficient methodology for obtaining insurance on newly acquired homes, whether new construction or upon resale. The business has an easy to use fully integrated website, which its agents use as a completely paperless and fully automated quoting and policy delivery system. This system is in use for all of its property products, including flood insurance.

•	We believe the underwriting practice of the specialty insurance business is conservative. Catastrophe exposure is closely managed on a real time basis. The business also buys reinsurance to assist in maintaining its profitability and growing its surplus.

Insurance Claims Management

On February 1, 2006 FNF completed the acquisition of an approximately 40% interest in Sedgwick CMS. Sedgwick CMS is a leading provider of outsourced insurance claims management services to large corporate and public sector entities. Since FNF’s acquisition of its interest in Sedgwick CMS, Sedgwick CMS has acquired VPA, Inc., a privately-held claims services organization, based in Calabasas, California, specializing in absence and disability benefit management programs for large employers. Additionally, Sedgwick CMS has recently acquired CompManagement, Inc. and its affiliated companies through a merger of a subsidiary of Sedgwick CMS with CompManagement, Inc.’s parent company, Security Capital Corporation, for a cash purchase price of approximately $191.5 million.

Sedgwick CMS offers three core claims management product lines, which include worker’s compensation, liability and disability and operates in over 100 locations with more than 4,000 employees. Sedgwick provides claims service practices and claims technologies specific to the needs of organizations that have large employee bases or large customer bases. Sedgwick CMS is paid fees under multi-year contracts for claims administration and cost management services performed on behalf of clients with such exposures. Clients finance their claims through self-insurance, high deductible insurance policies and other strategies. Sedgwick CMS accepts no underwriting risk in these arrangements, and levels of claims activity are unrelated to the fluctuations in the insurance cycle. In addition to developing relationships with new clients, Sedgwick CMS will also pursue opportunities to provide additional lines of service to its current clients by leveraging Sedgwick CMS’s expertise in the design and delivery of cost-effective customized claims administration programs for large corporate and public sector entities. FNT plans to use Sedgwick CMS as a platform for making acquisitions and investing in developmental projects that broaden the claims services product lines and establish profitable involvements in related specialty businesses.

Real Estate Holdings

Through its subsidiary, Cascade, FNF owns an interest in approximately 293,000 acres of productive timberlands located on the eastern side of the Cascade mountain range extending from Bend, Oregon toward the California border. FNF began to purchase equity interests in Cascade in March 2006. FNF has acquired approximately 71% of Cascade for an aggregate price of approximately $94.0 million.

Other Assets

In addition to the operations described above, FNF will also transfer to us its interest in certain other real estate holdings in Montana. Additionally, FNF has agreed to transfer to us all cash and certain investment assets (consisting of items defined as cash equivalents under FNF’s credit facility, some of which are reflected on its balance sheet under investments rather than under cash equivalents, and equity securities of non-affiliates) held by FNF as of the date of the closing (up to $275 million), and substantially all other assets held by FNF immediately prior thereto other than FNF’s interest in FNT, FNF Capital Leasing, Inc. and FIS and its rights under certain agreements entered into pursuant to the securities exchange and distribution agreement. We are not obligated to issue shares in exchange for more than $275 million of cash and such types of investments of FNF and it is anticipated that if FNF’s cash and investment assets of these categories would otherwise exceed $275 million, it will not transfer the excess to us.

Assumed Liabilities

In connection with the proposed transactions, FNT will assume all of FNF’s liabilities, except for:

•	any liabilities of FNF to the extent FIS or any subsidiary of FIS or FNF Leasing or any subsidiary of FNF Leasing has, as of or prior to the closing under the securities exchange and distribution agreement, agreed in writing to be responsible therefor;

•	any liabilities of FNF to the extent arising out of or related to the ownership or operation of the assets or properties, or the operations or conduct of the business, of FIS or any subsidiary of FIS or FNF Leasing or any subsidiary of FNF Leasing, in each case to the extent FIS or any subsidiary of FIS or FNF Leasing or any subsidiary of FNF Leasing has, as of or prior to the closing under the securities exchange and distribution agreement, agreed to be responsible therefor;

•	any guaranties or other similar contractual liabilities of FNF in respect of a primary liability of FIS or any subsidiary of FIS or FNF Leasing or any subsidiary of FNF Leasing;

•	certain limited liabilities of FNF in respect of taxes (which are addressed in the tax disaffiliation agreement among FIS, FNF and FNT to be entered into at the closing);

•	certain liabilities arising from the operations or conduct of the business of FNF after the date that is 30 days after the closing, if the merger has not been completed as of such date; and

•	any liabilities for transaction bonuses that may be paid to certain executive officers of FNF.

See “The Proposed Transactions — Structure of the Proposed Transactions” beginning on page 29.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF FNF

The following table shows selected historical consolidated financial data for FNF. The data as of and for each of the five years ended December 31, 2005 was derived from FNF’s audited consolidated financial statements. The data as of June 30, 2006 and for the six-month periods ended June 30, 2006 and 2005 was derived from FNF’s unaudited interim consolidated financial statements. In the opinion of FNF’s management, the unaudited interim consolidated financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the interim consolidated financial statements. Results for the interim periods are not necessarily indicative of the results to be expected for the full year.

Detailed historical financial information is included in the audited consolidated balance sheets as of December 31, 2005 and 2004, and the related consolidated statements of earnings, comprehensive earnings, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2005 included in FNF’s Annual Report on Form 10-K for the year ended December 31, 2005, as well as the unaudited interim consolidated balance sheet as of June 30, 2006 and the related unaudited interim consolidated statements of earnings, comprehensive earnings and cash flows for the six month periods ended June 30, 2006 and 2005 included in FNF’s Quarterly Report on Form 10-Q for the six months ended June 30, 2006. You should read the following selected financial data together with FNF’s historical consolidated financial statements, including the related notes, and the other information incorporated by reference in this information statement. See “Where You Can Find More Information” beginning on page 164.

The information set forth below represents the consolidated results of operations and financial condition of FNF, including FNT and FIS. Subsequent to the proposed transactions, the historical financial statements of FNF will become the historical financial statements of FNT. For more information on the accounting treatment of the proposed transactions, see “The Proposed Transactions — Accounting Treatment” on page 49. As a result it may be difficult to analyze the results of operations and financial condition of the transferred business based on this information. For information about the transferred business, see “Unaudited Pro Forma Combined Financial Information” beginning on page 95.

	Six Months Ended
	June 30,		Year Ended December 31,
	2006(1)	2005(1)	2005(1)(3)	2004(1)(4)	2003(1)(5)	2002	2001(2)(6)(7)
	(In thousands, except per share data)

Statement of Earnings Data:
Revenue	$4,999,268	$4,703,254	$9,668,938	$8,296,002	$7,715,215	$5,082,640	$3,874,107

Expenses:
Personnel costs	1,769,772	1,555,192	3,224,678	2,786,297	2,465,026	1,476,430	1,187,177
Other operating expenses	1,095,405	840,249	1,716,711	1,599,124	1,448,133	945,829	711,151
Agent commissions	998,789	967,671	2,060,467	2,028,926	1,823,241	1,521,573	1,098,328
Depreciation and amortization	262,600	202,559	406,259	338,434	227,937	74,163	118,282
Provision for claim losses	238,567	197,966	480,556	311,916	287,136	179,292	134,724
Goodwill amortization	—	—	—	—	—	—	54,155
Interest expense	117,605	71,535	172,327	47,214	43,103	34,053	46,569

	4,482,738	3,835,172	8,060,998	7,111,911	6,294,576	4,231,340	3,350,386

Earnings before income taxes, minority interest and cumulative effect of a change in accounting principle	516,530	868,082	1,607,940	1,184,091	1,420,639	851,300	523,721
Income tax expense	192,149	210,388	573,391	438,114	539,843	306,468	209,488

Earnings before minority interest and cumulative effect of a change in accounting principle	324,381	657,694	1,034,549	745,977	880,796	544,832	314,233
Minority interest	85,389	23,155	70,443	5,015	18,976	13,115	3,048

Earnings before cumulative effect of a change in accounting principle	238,992	634,539	964,106	740,962	861,820	531,717	311,185
Cumulative effect of a change in accounting principle, net of income taxes	—	—	—	—	—	—	(5,709)

Net earnings	$238,992	$634,539	$964,106	$740,962	$861,820	$531,717	$305,476

	Six Months Ended
	June 30,		Year Ended December 31,
	2006(1)	2005(1)	2005(1)(3)	2004(1)(4)	2003(1)(5)	2002	2001(2)(6)(7)
	(In thousands, except per share data)

Per Share Data:
Basic earnings per share before cumulative effect of a change in accounting principle	$1.37	$3.67	$5.58	$4.33	$5.81	$4.05	$2.41
Cumulative effect of a change in accounting principle, net of income taxes, basic basis	—	—	—	—	—	—	(.05)

Basic net earnings per share	$1.37	$3.67	$5.58	$4.33	$5.81	$4.05	$2.36

Weighted average shares outstanding, basic basis	174,647	172,773	172,839	171,014	148,275	131,135	129,316

Diluted earnings per share before cumulative effect of a change in accounting principle	$1.32	$3.58	$5.43	$4.21	$5.63	$3.91	$2.34
Cumulative effect of a change in accounting principle, net of income taxes, diluted basis	—	—	—	—	—	—	(.05)

Diluted net earnings per share	$1.32	$3.58	$5.43	$4.21	$5.63	$3.91	$2.29

Weighted average shares outstanding, diluted basis	179,788	177,109	177,597	176,000	153,171	135,871	133,189

Dividends declared per share	$0.50	$10.50	$11.00	$.79	$.54	$.32	$.26

(1)	Effective January 1, 2003, we adopted the fair value recognition provisions of SFAS No. 123, “Accounting for Stock-Based Compensation”, using the prospective method of adoption in accordance with SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure”, and as a result recorded stock compensation expense of $17.1 million for the six months ended June 30, 2005, and $34.1 million, $21.8 million and $6.2 million for the years ended December 31, 2005, 2004 and 2003, respectively. Effective January 1, 2006, we adopted SFAS No. 123 (Revised), “Share-Based Payment,” and recorded stock compensation expense of $45.6 million in the first six months of 2006.

(2)	Effective January 1, 2002, we adopted SFAS No. 142 “Goodwill and Other Intangible Assets” and as a result, have ceased to amortize goodwill. Goodwill amortization in 2001 was $54.2 million.

(3)	FNF’s financial results for the year ended December 31, 2005 includes in revenue and net earnings a $318.2 million gain on sale relating to the issuance of subsidiary stock, approximately $100.0 million in additional income tax expense relating to the distribution to its stockholders of a 17.5% interest of FNT and additional minority interest expense related to the minority interest issued in FNT and FIS.

(4)	FNF’s financial results for the year ended December 31, 2004 include the results of various entities acquired on various dates during 2004, as discussed in Note B of Notes to Consolidated Financial Statements of FNF.

(5)	FNF’s financial results for the year ended December 31, 2003 include the results of FNF’s acquisition of ALLTEL Information Services, Inc. for the period from April 1, 2003, the acquisition date, through December 31, 2003, and include the results of operations of various other entities acquired on various dates during 2003.

(6)	FNF’s financial results for the year ended December 31, 2001 include the results of the former operations of Vista Information Solutions, Inc. for the period from August 1, 2001, the acquisition date, through December 31, 2001. In the fourth quarter of 2001, FNF recorded certain charges totaling $10.0 million, after applicable taxes, relating to the discontinuation of small-ticket lease origination at FNF Capital and the wholesale international long distance business at Micro General Corporation.

(7)	During 2001, FNF recorded a $5.7 million, after-tax charge, reflected as a cumulative effect of a change in accounting principle, as a result of adopting Emerging Issues Task Force No. 99-20, “Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets.”

	June 30,	December 31,
	2006	2005	2004	2003	2002	2001
	(In thousands, except per share data)

Balance Sheet Data:
Investments(1)	$4,311,173	$4,564,189	$3,346,276	$2,689,817	$2,565,815	$1,823,512
Cash and cash equivalents(2)	806,306	513,394	331,222	459,655	482,600	542,620
Total assets	14,404,379	11,104,617	9,270,535	7,263,175	5,245,951	4,415,998
Notes payable	3,519,942	3,217,019	1,370,556	659,186	493,458	565,690
Reserve for claim losses	1,186,360	1,113,506	1,000,474	945,237	890,148	881,089
Minority interests and preferred stock of subsidiary	1,891,509	636,304	18,874	14,835	131,797	47,166
Stockholders’ equity	4,356,921	3,279,775	4,700,091	3,873,359	2,253,936	1,638,870
Book value per share (unaudited)(3)	$24.72	$18.84	$27.24	$23.50	$17.13	$12.65

(1)	Investments as of June 30, 2006 and December 31, 2005, 2004, 2003, 2002 and 2001 include securities pledged to secure trust deposits of $696.6 million, $656.0 million, $546.0 million, $448.1 million, $474.9 million and $319.1 million, respectively. Investments as of June 30, 2006, and December 31, 2005 include securities pledged relating to FNF’s securities lending program of $237.2 million and $138.7 million, respectively.

(2)	Cash and cash equivalents as of June 30, 2006 and December 31, 2005, 2004, 2003, 2002 and 2001 include cash pledged to secure trust deposits of $322.1 million, $234.7 million, $195.2 million, $231.1 million, $295.1 million and $367.9 million, respectively. Cash and cash equivalents as of June 30, 2006 and December 31, 2005 include cash pledged relating to FNF’s securities lending program of $243.9 million and $143.4 million, respectively.

(3)	Book value per share is calculated as stockholders’ equity at June 30, 2006 and December 31 of each respective year divided by actual shares outstanding at the end of each period presented.

	Six Months Ended	Year Ended December 31,
	June 30, 2006	2005	2004	2003	2002	2001
	(In whole numbers)

Other Data:
Orders opened by direct title
operations(1)	1,679,300	3,615,400	3,680,200	4,820,700	3,228,300	2,635,200
Orders closed by direct title operations(1)	1,080,800	2,487,000	2,636,300	3,694,000	2,290,300	1,770,600
Provision for claim losses to title insurance premiums	7.5%	7.2%	5.5%	5.4%	5.0%	5.0%
Title related revenue(2):
Percentage direct operations	43.4%	56.0%	54.8%	59.7%	55.3%	59.0%
Percentage agency operations	56.6%	44.0%	45.2%	40.3%	44.7%	41.0%

(1)	These measures are used by management to judge productivity and are a measure of transaction volume for our direct title businesses. An order is opened when we receive a customer order and is closed when the related real estate transaction closes, which typically takes 45-60 days from the opening of an order.

(2)	Includes title insurance premiums and escrow and other title related fees.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On June 25, 2006, FNT entered into a securities exchange and distribution agreement with FNF, as amended and restated as of September 18, 2006, under which FNF agreed to transfer its interests in certain companies and certain other assets to FNT in exchange for the assumption by FNT of certain liabilities of FNF and shares of FNT’s Class A common stock, par value $0.0001 per share. The interests in certain companies and certain other assets constitute substantially all of FNF’s assets and liabilities other than its interest in FNT and FIS. At the same time that FNF and FNT entered into the securities exchange and distribution agreement, FNF and FIS entered into an agreement and plan of merger, which provides that within approximately two weeks following the distribution under the securities exchange and distribution agreement, FNF will merge with and into FIS. Upon the completion of the merger, FNF’s separate corporate existence will cease and FIS will be the surviving corporation.

Acquisitions among entities under common control such as the asset contribution are not considered business combinations and are to be accounted for at historical cost in accordance with EITF 90-5, Exchanges of Ownership Interests between Enterprises under Common Control. Furthermore, the substance of the proposed transactions and the merger is effectively a reverse spin-off of FIS by FNF in accordance with EITF 02-11, Accounting for Reverse Spinoffs. Accordingly, the historical financial statements of FNF will become those of FNT; however, the criteria to account for FIS as discontinued operations as prescribed by SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets will not be met. This is primarily due to the continuing involvement of FNT with and significant influence that FNT will have over FIS subsequent to the merger through common board members, common senior management and continuing business relationships. It is expected that FIS will continue to be included in FNF’s consolidated financial statements through the date of the completion of the proposed transactions and the merger.

The following unaudited combined pro forma financial statements present FNF’s historical financial statements and adjust them as if FNF were no longer reporting FIS in its consolidated balance sheet and results of operations. The unaudited pro forma combined statements of continuing operations for the years ended December 31, 2005, 2004 and 2003, and the six month periods ended June 30, 2006 and 2005, are presented as if the reverse spin-off of FIS by FNF had been completed on January 1, 2005 and do not include expenses of approximately $18 million expected to be incurred in order to effect the proposed transactions, including fees paid to investment bankers, external legal counsel and external accountants. The unaudited pro forma combined balance sheet as of June 30, 2006, is presented as if the reverse spin-off of FIS by FNF had been completed June 30, 2006. These pro forma financial statements do not reflect adjustments related to the proposed Leasing merger which will occur prior to the merger of FNF into FIS. The financial condition and results of operations of FNF Leasing are not material with respect to the unaudited combined pro forma financial statements. Total assets of FNF Leasing were $83.3 million, or 1.2% of pro forma total assets, at June 30, 2006, and $69.8 million at December 31, 2005. Pretax income was $0.7 million, or less than 1% of pro forma pretax income, for the six months ended June 30, 2006, and $1.3 million or less than 1% of pro forma pretax income, for the year ended December 31, 2005.

These unaudited pro forma combined financial statements should be read in conjunction with FNF’s consolidated financial statements and accompanying notes incorporated by reference in this information statement. The unaudited pro forma combined financial statements are not necessarily indicative of the results of operations or financial condition of FNT after the proposed transactions that would have been reported had the proposed transactions been completed as of the dates presented, and are not necessarily representative of the future consolidated results of operations or financial condition of FNT.

[Tables appear on the following pages]

Unaudited Pro Forma Combined Balance Sheet
as of June 30, 2006
(In Thousands)

		FIS	Other
	FNF	Pro Forma	Pro Forma
	Historical	Adjustments(1)	Adjustments		Pro Forma
	(In thousands)

ASSETS:
Investments	$4,311,173	$200,484	$—		$4,110,689
Cash and cash equivalents	806,306	93,356	—		712,950
Trade receivables, net	755,565	532,652	—		222,913
Receivable from related party	—	14,310	—		(14,310)
Goodwill	4,732,792	3,708,679	(73,555	)(2)	1,097,668
Prepaid expenses and other assets	1,012,903	653,991	—		358,912
Capitalized software	711,272	633,552	—		77,720
Title plants	320,048	6,484	—		313,564
Property and equipment, net	531,063	293,852	—		237,211
Other intangible assets	1,223,257	1,122,697	—		100,560

	$14,404,379	$7,260,057	$(73,555)		$7,217,877

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Liabilities:
Accounts payable and accrued liabilities	$1,568,319	$637,811	$—		$930,508
Deferred revenue	523,795	405,202	—		118,593
Notes payable	3,519,942	2,879,341	—		640,601
Reserve for claim losses	1,186,360	7,549	—		1,178,811
Secured trust deposits	1,001,727	—	—		1,001,727
Deferred tax liability	355,806	306,094	—		49,712
Income taxes payable	—	—	—		—

	8,155,949	4,235,997	—		3,919,952
Minority interests and preferred stock of subsidiary	1,891,509	17,712	1,848,868	(3)	24,929

Stockholders’ equity	4,356,921	3,006,348	(1,922,423)		3,272,996

	$14,404,379	$7,260,057	$(73,555)		$7,217,877

See accompanying notes to Unaudited Pro Forma Combined Financial Statements

Unaudited Pro Forma Combined Statement of Continuing Operations
for the Six Months Ended June 30, 2006

		FIS	Other
	Historical	Pro Forma	Pro Forma
	FNF	Adjustments(1)	Adjustments	Note	Pro Forma
	(In thousands, except per share data)

Total revenue	$4,999,268	$1,928,060	$103,164	(2)	$3,174,372
Personnel costs	1,769,772	829,212	2,573	(3)
			11,932	(4)	955,065
Other operating expenses	1,095,405	628,605	54,364	(4)	521,164
Agent commissions	998,789		36,868	(5)	1,035,657
Depreciation and amortization	262,600	207,169			55,431
Provision for claim losses	238,567	185			238,382
Interest expense	117,605	92,301			25,304

Total expenses	4,482,738	1,757,472	105,737		2,831,003
Earnings before income taxes and minority interests	516,530	170,588	(2,573)		343,369
Income tax expense	192,149	65,207	(957)		125,985

Earnings before minority interests	324,381	105,381	(1,616)		217,384
Minority interest expense	85,389	(6)	(82,518)	(6)	2,877

Net income	$238,992	$105,387	$80,902		$214,507

Net income per share-basic	$1.37				$0.98

Pro forma weighted average shares-basic	174,647				218,741	(7)

Net income per share-diluted	$1.32				$0.97

Pro forma weighted average shares-diluted	179,788				222,096	(7)

See accompanying notes to Unaudited Pro Forma Combined Financial Statements

Unaudited Pro Forma Combined Statement of Continuing Operations
for the Year Ended December 31, 2005

			FIS	Other
	Historical		Pro Forma	Pro Forma
	FNF		Adjustments(1)	Adjustments	Note	Pro Forma
	(In thousands, except per share data)

Total revenue	$9,668,938		$2,776,245	$195,713	(2)	$7,088,406

Personnel costs	3,224,678		1,276,557	5,147	(3)	1,953,268
Other operating expenses	1,716,711		751,282	114,878	(4)	1,080,307
Agent commissions	2,060,467		—	80,835	(5)	2,141,302
Depreciation and amortization	406,259		299,637	—		106,622
Provision for claim losses	480,556		1,928	—		478,628
Interest expense	172,327		126,778	—		45,549

Total expenses	8,060,998		2,456,182	200,860		5,805,676

Earnings before income taxes and minority interests	1,607,940		320,063	(5,147)		1,282,730
Income tax expense	573,391		119,063	(1,835)		452,493

Earnings before minority interests	1,034,549		201,000	(3,312)		830,237
Minority interest expense	70,443		4,450	(63,465)	(6)	2,528

Net income	$964,106		$196,550	$60,153		$827,709

Net income per share-basic	$5.56					$3.78

Pro forma weighted average shares-basic	173,463	(7)				218,729	(7)

Net income per share-diluted	$5.55					$3.73

Pro forma weighted average shares-diluted	173,575	(7)				222,029	(7)

See accompanying notes to Unaudited Pro Forma Combined Financial Statements

Unaudited Pro Forma Combined Statement of Continuing Operations
for the Year Ended December 31, 2004

			FIS	Other
	Historical		Pro Forma	Pro Forma
	FNF		Adjustments(1)	Adjustments	Note	Pro Forma
	(In thousands, except per share data)

Total revenue	$8,296,002		$2,345,633	$212,855	(2)	$6,163,224

Personnel costs	2,786,297		1,073,395	—		1,712,902
Other operating expenses	1,599,124		719,770	118,559	(4)	997,913
Agent commissions	2,028,926		—	94,296	(5)	2,123,222
Depreciation and amortization	338,434		238,400	—		100,034
Provision for claim losses	311,916		133	—		311,783
Interest expense	47,214		4,496	—		42,718

	7,111,911		2,036,194	212,855		5,288,572

Earnings from continuing operations before income taxes and minority interests	1,184,091		309,439	—		874,652
Income tax expense	438,114		116,350	—		321,764

Earnings from continuing operations before minority interest	745,977		193,089	—		552,888
Minority interest expense	5,015		3,673	—		1,342

Net income	$740,962		$189,416	$—		$551,546

Earnings per share from continuing operations-basic	$4.28					$3.19

Weighted average shares-basic	172,951	(8)				172,951	(8)
Earnings per share from continuing operations-diluted	$4.28					$3.19

Weighted average shares-diluted	172,951	(8)				172,951	(8)

See accompanying notes to Unaudited Pro Forma Combined Financial Statements

Unaudited Pro Forma Combined Statement of Continuing Operations
for the Year Ended December 31, 2003

		FIS	Other
	Historical	Pro Forma	Pro Forma
	FNF	Adjustments(1)	Adjustments	Note	Pro Forma
	(In thousands, except per share data)

Total revenue	$7,715,215	$1,828,750	$269,163	(2)	$6,155,628

Personnel costs	2,465,026	723,781	—		1,741,245
Other operating expenses	1,448,133	603,927	44,463	(4)	888,669
Agent commissions	1,823,241	—	224,700	(5)	2,047,941
Depreciation and amortization	227,937	143,958	—		83,979
Provision for claim losses	287,136	—	—		287,136
Interest expense	43,103	1,569	—		41,534

	6,294,576	1,473,235	269,163		5,090,504

Earnings from continuing operations before income taxes and minority interests	1,420,639	355,515	—		1,065,124
Income tax expense	539,843	137,940	—		401,903

Earnings from continuing operations before minority interests	880,796	217,575	—		663,221
Minority interest	18,976	14,518	—		4,458

Net income	$861,820	$203,057	$—		$658,763

See accompanying notes to Unaudited Pro Forma Combined Financial Statements

Notes to Unaudited Pro Forma Combined Financial Statements

Notes to Unaudited Pro Forma Combined Balance Sheet as of June 30, 2006

This combined balance sheet includes the historical balance sheet of FNF and removes the historical balance sheet of FIS and FNF’s minority interest liability related to FIS and FNT as though the merger had occurred on June 30, 2006.

(1) This column represents the historical balance sheet of FIS as included in FNF’s consolidated balance sheet as of June 30, 2006.

(2) This amount represents an excess of FIS’ historical goodwill balance related to Certegy over that recorded at FNF. In connection with the merger of FIS and Certegy, FNF’s basis is $73.6 million lower than it would have been if FNF had applied purchase accounting to all stockholders’ interests. This basis difference was recorded as a reduction of goodwill and minority interests in FNF’s consolidation.

(3) This represents the elimination of FNF’s minority interest liability balance relating to FIS and FNT of $1,408.9 million and $440.0 million, respectively, which was carried on FNF’s balance sheet as of June 30, 2006.

Notes to Unaudited Pro Forma Combined Statements of Continuing Operations for the Six Months Ended June 30, 2006 and Year Ended December 31, 2005

These combined statements of continuing operations include the historical statements of continuing operations of FNF and remove the results of operations of FIS and FNF minority interest expense relating to FIS and FNT as though the transaction had occurred on January 1, 2005.

(1) This column represents the historical results of operations of FIS as included in FNF’s consolidated results of operations for the periods presented.

(2) This represents the intercompany revenues relating to various agreements recorded on FIS’s income statement that had already been eliminated from the consolidated results of operations of FNF. These revenues amounted to $103.2 million for the six months ended June 30, 2006 and $195.7 million, $212.9 million, and $269.2 million for the years ended December 31, 2005, 2004, and 2003, respectively.

(3) This represents the compensation expense relating to restricted stock to be granted immediately following the proposed transactions. At the closing, FNT intends to grant 785,000 shares of restricted stock to certain executive officers and directors which will vest over 3 years. Total expense based on FNT’s closing market value of $19.67 per share is $15.4 million and is recorded as a pro forma adjustment of $5.1 million for the year ended December 31, 2005 and $2.6 million for the six months ended June 30, 2006.

(4) This represents the intercompany expenses related to various agreements that were eliminated in the consolidated results of operations of FNF, but will be third-party expenses subsequent to the transaction. These expenses amounted to $66.3 million for the six months ended June 30, 2006 and $114.9 million, $118.6 million, and $44.5 million for the years ended December 31, 2005, 2004 and 2003, respectively.

(5) This represents the additional agent commissions paid by FNF to FIS that were previously eliminated in the consolidated results of FNF, but will be a third-party expense subsequent to the transaction. These commissions amounted to $36.9 million in the six months ended June 30, 2006 and $80.8 million, $94.3 million, and $224.7 million in the years ended December 31, 2005, 2004, and 2003, respectively.

(6) This represents the elimination of the minority interest expense recorded by FNF relating to its earnings in FIS and FNT of $44.8 million and $18.7 million for the year ended December 31, 2005 and $34.2 million and $48.3 million for the six months ended June 30, 2006.

(7) Amounts in the Historical FNF column represent FNT historical weighted average shares for the six months ended June 30, 2006 and the year ended December 31, 2005. Amounts in the Pro Forma column have been calculated as follows:

	Six months ended	Year ended
	June 30, 2006	December 31, 2005

Historical weighted average shares — basic	173,475	173,463
Additional shares issued	45,266	45,266

Pro forma weighted average shares — basic	218,741	218,729

Historical weighted average shares — diluted	173,647	173,575
Additional shares issued	45,266	45,266
Additional dilution from options assumed	2,591	2,792
Additional dilution from restricted stock	592	396

	222,096	222,029

(8) Pro forma weighted average shares for the year ended December 31, 2004 have been calculated using the number of outstanding shares of FNF common stock as of a date prior to FNF’s distribution of FNT stock on October 18, 2005.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS WITH FNF AND FIS

Overview

Historically, FNF and its subsidiaries, including FIS, have provided a variety of services to us, and we have provided various services to FNF and its subsidiaries. Below is a summary description of these various agreements. This description summarizes the material terms of the agreements, but is not complete. You should review the full text of these agreements, which have previously been filed with the SEC. For a discussion of changes in these agreements to be made in connection with the proposed transactions see “— Changes in Related Party Agreements after the Proposed Transactions” beginning on page 121.

Arrangements with FNF

The agreements we entered into with FNF in connection with the distribution include:

•	a separation agreement;

•	corporate services agreements;

•	the mirror notes (one of which has already been fully repaid);

•	a tax matters agreement;

•	an employee matters agreement;

•	a registration rights agreement;

•	an intellectual property cross license agreement;

•	a sublease agreement; and

•	an assignment, assumption and novation agreement.

The agreements we entered into with FIS are discussed separately below under “— Arrangements with FIS.”

Separation Agreement

We entered into a separation agreement with FNF which governs certain aspects of our relationship with FNF following the distribution. This separation agreement will be terminated at the time of the closing under the securities exchange and distribution agreement, which we refer to as the closing.

No Representations and Warranties.   The separation agreement provided that FNF made no representation or warranty as to the condition or quality of any subsidiary contributed to us as part of the restructuring of FNF in connection with the distribution or any other matters relating to our businesses. We had no recourse against FNF if the transfer of any subsidiary to us was defective in any manner. We agreed to bear the economic and legal risks that any conveyance was insufficient to vest in us good title, free and clear of any security interest, and that any necessary consents or approvals were not obtained or that any requirements of laws or judgments were not complied with.

Access to Financial and Other Information.   Under the separation agreement, following the distribution, we and FNF were obligated to provide each other access to certain information, subject to confidentiality obligations and other restrictions. So long as FNF was required to consolidate our results of operations and financial position or to account for its investment in our company on the equity method of accounting, we provided to FNF and its independent auditors, at no charge, all financial information and other data that FNF required in order to timely prepare its financial statements and reports or filings with governmental authorities or to issue its earnings releases, including copies of all quarterly and annual historical financial information and other reports and documents we intended to file with the Securities and Exchange Commission prior to these filings (as well as final copies upon filing), and copies of our budgets and financial projections as well as access to the responsible company personnel so that FNF and its independent auditors could conduct their audits relating to our financial statements. We also agreed that, so long as FNF was required to consolidate our results of operations and financial position or account for its investment in our company on the equity method of accounting, we would use our reasonable efforts to enable our independent auditors to complete their audit of our financial statements in a timely manner so as to permit the timely filing of FNF’s financial statements. In addition, we and FNF agreed to use commercially reasonable efforts to make reasonably available to each other our respective past and present directors, officers, other employees and agents as witnesses in any legal, administrative or other proceedings in which the other party may become involved. We and FNF each retained all proprietary information within each company’s respective possession relating to the other party’s respective businesses for an agreed period of time and, prior to destroying the information, each of us was required to give the other notice and an opportunity to take possession of the information, if necessary or appropriate to the conduct of the respective businesses. We and FNF each agreed to hold in strict confidence all information concerning or belonging to the other for an agreed period of time.

Exchange of Other Information.   The separation agreement also provided for other arrangements with respect to the mutual sharing between us and FNF of information that was requested in connection with any bona fide business purpose.

Indemnification.   We agreed to indemnify, hold harmless and defend FNF, each of its affiliates and each of their respective directors, officers and employees from and against all liabilities relating to, arising out of or resulting from:

•	the ownership or operation of the assets or properties, or the operations or conduct, of the entities transferred to us in connection with the distribution, whether arising before or after the distribution;

•	any guarantee, indemnification obligation, surety bond or other credit support arrangement by FNF or any of its affiliates for our benefit;

•	any breach by us or any of our affiliates of the separation agreement, any of the other transaction documents, any other agreement to which we or our affiliates are a party, our certificate of incorporation or by-laws or any law or regulation;

•	any untrue statement of, or omission to state, a material fact in FNF’s public filings to the extent it was as a result of information that we furnished to FNF or which FNF incorporated by reference from our public filings, if that statement or omission was made or occurred after the distribution; and

•	any untrue statement of, or omission to state, a material fact in any registration statement or prospectus we may prepare or any of our other public filings, except to the extent the statement was made or omitted in reliance upon information provided to us by FNF expressly for use in any registration statement or prospectus or other public filing or information relating to and provided by any underwriter expressly for use in any registration statement or prospectus.

FNF agreed to indemnify, hold harmless and defend us, each of our affiliates and each of our and their respective directors, officers and employees from and against all liabilities relating to, arising out of or resulting from:

•	the ownership or operation of the assets or properties, and the operations or conduct, of FNF or any of its affiliates (other than us and our subsidiaries), whether arising before or after the distribution;

•	any guarantee, indemnification obligation, surety bond or other credit support arrangement by us or any of our affiliates for the benefit of FNF;

•	any breach by FNF or any of its affiliates of the separation agreement or certain of the other transaction documents, any other agreement to which FNF or its affiliates are a party, FNF’s certificate of incorporation or bylaws, or any law or regulation;

•	any untrue statement of, or omission to state, a material fact in our public filings to the extent it was as a result of information that FNF furnished to us or which we incorporated by reference from FNF’s public filings;

•	any untrue statement of, or omission to state, a material fact contained in any registration statement or prospectus we may prepare, but only to the extent the untrue statement or omission was made or omitted in reliance upon information provided by FNF expressly for use in any registration statement or prospectus; and

•	any action or liability arising as a result of the distribution.

The separation agreement also specified procedures with respect to claims subject to indemnification and related matters and provided for contribution in the event that indemnification is not available to an indemnified party. All indemnification amounts were to be reduced by any insurance proceeds and other offsetting amounts recovered by the party entitled to indemnification.

Covenants and Other Provisions.   The separation agreement also contained covenants between FNF and us with respect to various matters, including mutual confidentiality of our and FNF’s information, and litigation and settlement cooperation between us and FNF on pending or future litigation matters. In addition, we agreed that, so long as FNF beneficially owns or controls 50% or more of the total voting power of our outstanding stock, we would not, without FNF’s prior consent:

•	take any action or enter into any agreement that would cause FNF to violate any law, agreement or judgment;

•	take any action that limits FNF’s ability to freely sell, transfer, pledge or otherwise dispose of our stock or limits the rights of any transferee of FNF as a holder of our common stock; or

•	enter into any agreement that binds or purports to bind FNF.

In addition, we agreed that we would not issue any shares of our capital stock or any rights, warrants or options to acquire our capital stock, if after giving effect to the issuances and considering all of the shares of our capital stock which may be acquired under the rights, warrants and options outstanding on the date of the issuance, FNF would not be eligible to consolidate our results of operations for tax purposes, would not receive favorable tax treatment of dividends paid by us or would not be able, if it so desired, to distribute the rest of our stock it holds to its stockholders in a tax free distribution. These limits generally enabled FNF to continue to own at least 80% of our outstanding common stock.

Expenses of the Distribution.   In general, the separation agreement provided that we paid all costs incurred in connection with the distribution.

Dispute Resolution Procedures.   The separation agreement provided that neither party would commence any court action to resolve any dispute or claim arising out of or relating to the separation agreement. Instead, any dispute that was not resolved in the normal course of business was to be submitted to senior executives of each business entity involved in the dispute for resolution. If the dispute was not resolved by negotiation within 30 days, either party could submit the dispute to mediation. If the dispute was not resolved by mediation within 30 days of the selection of a mediator, either party could submit the dispute to binding arbitration before an arbitrator. Both parties would be permitted to seek injunctive or interim relief in the event of any actual or threatened breach of the provisions of the separation agreement relating to confidentiality. If an arbitral tribunal had not been appointed, both parties could seek injunctive or interim relief from any court with jurisdiction over the matter.

Termination.   The separation agreement can be terminated only by the mutual consent of both parties. Both FNF and FNT have consented to the termination of the separation agreement, effective at the closing.

FNF Corporate Services Agreements

We entered into a corporate services agreement with FNF under which we provide corporate and other support services to FNF. This corporate services agreement will be terminated at the effective time of the merger. This agreement governed the provision by us to FNF of these corporate support services, which included:

•	accounting (including statutory accounting services);

•	corporate, legal and related services;

•	purchasing and procurement services;

•	travel services; and

•	other general administrative and management functions.

We also entered into a separate corporate services agreement with FNF, under which FNF provides us senior management consulting services and certain corporate and other support services. This corporate services agreement will also be terminated at the effective time of the merger. This agreement governed the provision by FNF to us of certain corporate support services, which included:

•	mergers & acquisitions and corporate finance services;

•	SEC & reporting services;

•	internal audit services;

•	treasury services;

•	risk management services;

•	tax services;

•	communications and investor relations services; and

•	senior executive and consulting, and general administrative and management services, including the time and attention of FNF’s chief executive officer, chief financial officer and other senior officers.

Under these corporate services agreements, we also agreed to provide each other additional services that we and FNF may identify during the term of the agreements.

Provision of Services.   Under the terms of the corporate services agreements, each party rendered these services under the oversight, supervision, and approval of the other, acting through its respective board of directors and officers. FNF and we each had the right to purchase goods or services and realize other benefits and rights under the other party’s agreements with third-party vendors to the extent allowed by those vendor agreements, during the term of the agreement.

Pricing and Payment Terms.   The pricing for the services provided by us to FNF, and by FNF to us, under the corporate services agreements was on a cost-only basis, with each party in effect reimbursing the other for the costs and expenses incurred in providing these corporate services to the other party. Under the corporate services agreement for corporate services to be provided by us to FNF, our costs and expenses were determined and reimbursed by FNF as follows: (i) all out of pocket expenses and costs incurred by us on FNF’s behalf were fully reimbursed, and (ii) all of our staff and employee costs and expenses associated with performing services under the corporate services agreement, including compensation paid to our employees performing these corporate services as well as general overhead associated with these employees and their functions, were allocated based on the percentage of time that our employees spend on providing corporate services to FNF under the corporate services agreement. FNF’s costs and expenses incurred in providing corporate services to us were similarly determined and reimbursed. These costs and expenses were invoiced by each party to the other on a monthly basis in arrears. Payments were made in cash within thirty days after invoicing.

Prior to September 27, 2005, allocations of expense were made in respect of these services. For the year ended December 31, 2005, our expenses were reduced by $7.0 million related to the provision of these services by us to FNF and its subsidiaries (other than FIS). While the exact amounts to be paid by FNF to us, and by us to FNF, under the corporate services agreements are dependent upon the amount of services actually provided in any given year, we do not anticipate that the level of services to be provided, or the total amounts to be paid by each entity to the other for services in 2006 would differ materially from the total amounts recorded during the 2005 fiscal year for these corporate services.

Duration and Effect of Termination.   The corporate services agreements continue in effect as to each service covered by the agreements until the party receiving the services notifies the other party, in accordance with the terms and conditions set forth in the agreements and subject to certain limitations, that the service is no longer requested. However, if FNF ceases to own 50% or more of our voting stock or ceases to have 50% or more of the voting control for the election of our directors, then the corporate services agreements will terminate after six months. In addition, services to be provided to any subsidiary terminate on the date that the entity ceases to be a subsidiary of the party receiving the services. Under the corporate services agreements, if the party providing the services receives notice that the party receiving services would like to terminate a particular service, and the providing party believes in good faith that, notwithstanding its reasonable commercial efforts, the termination will have a material adverse impact on the other services being provided, then the party providing services can dispute the termination, with the dispute being resolved through the dispute resolution generally applicable to the agreements. When the agreements are terminated, FNF and we would arrange for alternate suppliers or hire additional employees for all the services important to our respective businesses. The corporate services agreements can also be terminated by the mutual consent of both parties. Both FNF and FNT have consented to the termination of both of the corporate services agreement, effective at the closing.

Liability and Indemnification.   The corporate services agreements provided that the provider of services would not be liable to the receiving party for or in connection with any services rendered or for any actions or inactions taken by a provider in connection with the provision of services, except to the extent of liabilities resulting from the provider’s gross negligence, willful misconduct, improper use or disclosure of customer information or violations of law and except for liabilities that arise out of intellectual property infringement. Additionally, the receiving party would indemnify the provider of services for any losses arising from the provision of services, provided that the amount of any losses will be reduced by the amount of the losses caused by the provider’s negligence, willful misconduct, violation of law, or breach of the agreement.

Dispute Resolution Procedures.  The corporate services agreements provided dispute resolution procedures that reflect the parties’ desire for friendly collaboration and amicable resolution of disagreements. In the event of a dispute, the matter was referred to the president (or similar position) of each of the divisions implicated for resolution within 15 days. If the division presidents of the parties were unable to resolve the dispute, the matter was referred to the presidents of FNF and our company for final resolution within 15 days. If the matter remained unresolved, then either party could submit the matter to arbitration. The dispute resolution procedures did not preclude either party from pursuing immediate injunctive relief in the event of any actual or threatened breach of confidentiality or infringement of intellectual property.

New Notes Payable to FNF

In connection with the distribution, we issued two $250 million intercompany notes payable to FNF, with terms that mirror FNF’s existing $250 million 7.30% public notes due in August 2011 and $250 million 5.25% public notes due in March 2013. Following issuance of the intercompany notes, we made an exchange offer in which we exchanged $491.3 million principal amount of the outstanding FNF notes for new notes issued by us and we delivered to FNF the FNF notes that we received to reduce the debt under the intercompany notes. One of the two mirror intercompany notes owing to FNF was repaid in full in connection with the exchange offer, and the other note was reduced to an outstanding principal amount of approximately $8.7 million. We subsequently acquired approximately $2.1 million of the 7.30% FNF Notes that were then outstanding. In connection with the proposed transactions, FNF will redeem the remaining 7.30% FNF Notes, and we will repay the remaining balance owing to FNF of approximately $6.6 million. Upon repayment, the other mirror intercompany note will be cancelled. See “FNT’s Management Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources.”

Tax Matters Agreement

In connection with the distribution, we entered into a tax matters agreement with FNF, which governed the respective rights, responsibilities, and obligations of FNF and us with respect to tax liabilities and refunds, tax attributes, tax contests and other matters regarding income taxes, taxes other than income taxes and related tax returns. The tax matters agreement governed these tax matters as they applied to us and to all of our subsidiaries other than our subsidiaries that are the title insurance companies. This tax matters agreement will be terminated at the time of the closing. Our title insurance companies are also parties to various tax sharing agreements with FNF. FNF’s obligations under all of these tax sharing agreements will be assigned to us effective as of the closing.

Allocation of Tax Liability.   The tax matters agreement provided for the allocation and payment of taxes for periods during which we and FNF are included in the same consolidated group for federal income tax purposes or the same consolidated, combined or unitary returns for state tax purposes, the allocation of responsibility for the filing of tax returns, the conduct of tax audits and the handling of tax controversies, and various related matters. The tax matters agreement became effective on the date of the distribution and is effective until the occurrence of any of the following: (i) written mutual agreement of the parties to terminate the agreement; (ii) FNF is no longer the parent company of FNT; or (iii) FNF does not file a consolidated tax return. By its terms, effective as of the closing, the tax matters agreement will terminate.

Under the tax matters agreement, FNF was primarily responsible for preparing and filing any tax return with respect to the FNF affiliated group for U.S. federal income tax purposes and with respect to any consolidated, combined or unitary group of which FNF or any of its subsidiaries was the filing parent for state or local income tax purposes. We were generally responsible for preparing and filing any federal tax returns that included only us and our subsidiaries and any U.S. state and local tax returns for which we or any of our subsidiaries was the filing parent. For periods during which we were included in FNF’s consolidated federal income tax returns or state consolidated, combined, or unitary tax returns, we generally were required to pay an amount of income tax equal to the amount we would have paid had we filed tax returns as a separate entity. We were responsible for our own separate tax liabilities that were not determined on a consolidated or combined basis. We were also responsible in the future for any increases of consolidated tax liability of FNF that were attributable to us and would be entitled to refunds for reductions of tax liabilities attributable to us for prior periods. Each corporation that is a member of a consolidated group during any portion of the group’s tax year is severally liable for the federal income tax liability of the group for that year. While the tax matters agreement allocates tax liabilities between FNF and us, we could be liable in the event federal tax liability allocated to FNF was incurred but not paid by FNF or any other member of FNF’s consolidated group for FNF’s tax years that include these periods. In this event, we would be entitled to indemnification by FNF under the tax matters agreement.

Tax Disputes and Contests.   Generally, for periods in which we were included in FNF’s consolidated federal income tax return, or state consolidated, combined, or unitary tax returns, we controlled tax contests to the extent the underlying tax liabilities would be allocated to us under the tax matters agreement, and FNF controlled all tax contests to the extent the underlying tax liabilities would be allocated to FNF under the tax matters agreement. We generally had authority to control tax contests with respect to tax returns that include only our subsidiaries and us. Disputes arising between us and FNF related to matters covered by the tax matters agreement are subject to resolution though specific dispute resolutions provisions described in the tax matters agreement.

Employee Matters Agreement

Our employees presently participate in various employee benefit plans and programs sponsored by FNF through the operation of the employee matters agreement. Specifically, under the employee matters agreement, our employees are eligible (subject to generally applicable plan limitations and eligibility conditions) to participate in FNF’s health, dental, disability, and other welfare benefit plans. Our employees are also eligible to participate in FNF’s 401(k) plan. This employee matters agreement will be terminated at the time of the closing, since by that time we will have our own health, dental, disability, and other welfare benefit plans.

Under the employee matters agreement, as long as our employees participate in FNF’s plans, we will be required to contribute to the plans the cost of our employees’ participation in such plans. Such costs will include, for example, payment of 401(k) matching contributions for our employees and payment of the employer portion of the cost of health, dental, disability and other welfare benefits provided to our employees. Since our employees currently administer the plans, we are not charged an administrative expense for participation. Our contributions to FNF’s plans for our employees during 2005 were $125.7 million.

To the extent our employees hold FNF stock-based incentives, such as FNF stock options or restricted stock, related accounting charges under SFAS 123 or SFAS 123R are allocated to us by treating any such accounting charges that are recognized by FNF as FNF contributions to our capital.

The employee matters agreement can be terminated by the mutual consent of both parties. Both FNF and FNT have consented to the termination of the employee matters agreement, effective at the closing. Effective at or prior to closing, we will have our own welfare benefit plans in place.

Registration Rights Agreement

Because FNF did not divest itself of all of its shares of our common stock as part of the distribution, FNF is not able to freely sell our shares without registration under the Securities Act of 1933, which we refer to as the securities act, or a valid exemption therefrom. Accordingly, we entered into a registration rights agreement with FNF requiring us, under certain circumstances, to register our shares beneficially owned by FNF. These registration rights became effective at the time of the distribution. By mutual consent of the parties, the registration rights agreement will be terminated at the time of the closing.

Demand Registration Rights.   Under the registration rights agreement, FNF had the right to require us to register for offer and sale all or a portion of our shares beneficially owned by FNF, which we refer to as a demand registration. The maximum number of demand registrations that we were required to effect was two per year and the number of shares to be registered in each demand registration must have had an aggregate expected offering price of at least $25 million.

Piggy-Back Registration Rights.   In addition, FNF had the right, subject to certain conditions, which it could exercise at any time, to include its shares in any registration of common stock that we would have made in the future, commonly referred to as a piggy-back registration right, if our registration would have permitted the inclusion.

Terms of Offering.   FNF had the right to designate the terms of each offering effected pursuant to a demand registration, which could take any form, including a shelf registration, a convertible registration or an exchange registration. We agreed to cooperate fully in connection with any registration for FNF’s benefit and with any offering FNF made under the registration rights agreement. We also agreed to pay for the costs and expenses related to shares sold by FNF in connection with any registration covered by the agreement, except that FNF would have been responsible for any applicable registration or filing fees with respect to the shares being sold by FNF. The registration rights of FNF were transferable by FNF for an indefinite term. In addition, the registration rights agreement contained indemnification and contribution provisions with respect to information included in any registration statement, prospectus or related documents.

Timing of Demand Registrations.   We were not required to undertake a demand registration within 90 days of the effective date of a previous demand registration, other than a demand registration that was effected as a shelf registration. In addition, we generally had the right (which could be exercised once in any 12-month period) to postpone the filing or effectiveness of any demand registration for up to 90 days, if we determine that the registration would be reasonably expected to have a material adverse effect on any then-active proposals to engage in certain material transactions or would otherwise disadvantage us through premature disclosure of pending developments.

Duration.   The registration rights under the registration rights agreement will remain in effect with respect to our shares until: (i) the shares have been sold pursuant to an effective registration statement under the securities act; (ii) the shares have been sold to the public pursuant to Rule 144 under the securities act (or any successor provision); (iii) the shares have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer have been delivered by us, and subsequent public distribution of the shares does not require registration or qualification under the securities act or any similar state law; (iv) the shares have ceased to be outstanding; or (v) in the case of shares held by a transferee of FNF, when the shares become eligible for sale pursuant to Rule 144(k) under the securities act (or any successor provision). The registration rights agreement can also terminated by the mutual consent of both parties. Both FNF and FNT have consented to the termination of the registration rights agreement, effective at the closing.

Intellectual Property Cross License Agreement

Historically, we and our subsidiaries were permitted, as subsidiaries of FNF, to utilize various trademarks, copyrights, trade secrets and know-how, patents and other intellectual property owned by FNF and its other subsidiaries but used by us in the conduct of our title insurance business. Likewise, FNF and its other subsidiaries were permitted to utilize various trademarks, copyrights, trade secrets and know-how, patents and other intellectual property owned by us and our subsidiaries but used by them in the conduct of their business. The intellectual property cross license agreement permitted each entity to continue to have access to those items of intellectual property that it did not own, but utilized in the conduct of its business, so that each group could continue to grow and develop its respective businesses and markets after the distribution. This agreement governed the respective responsibilities and obligations between us and FNF with respect to the applicable intellectual property. The intellectual property licensed by FNF to us included the use of the name “Fidelity National” and the logo widely used by our company and our subsidiaries. Effective at the closing, all of the intellectual property utilized by us in the conduct of our title insurance business will be contributed or otherwise transferred by FNF to us, and this intellectual property cross license agreement will be terminated.

Terms of the Cross License.   The intellectual property licensed by or to us, and by or to FNF, related to a variety of aspects of the title insurance and other lines of business in which we and FNF and our respective subsidiaries are engaged. With respect to each item of intellectual property licensed, the party that owns the intellectual property as of the date of the distribution continued to own the item, but granted a broad license for use of the intellectual property item to the other party without giving up any ownership rights. Subject to certain limitations and early termination events (limited to bankruptcy, insolvency and the like, or if FNF ceases to own 50% or more of our voting stock or ceases to have 50% or more of the voting control for the election of our directors), the licenses were perpetual, irrevocable, and non-terminable. In addition, as to each item of intellectual property, the license to any subsidiary terminated on the date that the entity ceases to be a subsidiary of the party receiving the benefit of the license. The licenses were also non-exclusive and allow the licensing party to fully utilize its intellectual property, including the granting of licenses to third parties.

Pricing and Payment Terms.   Given the nature of the intellectual property to be licensed and the historical relationship between the parties, the licenses to each party were royalty-free with the consideration for each party’s license of its intellectual property being the receipt of a license of the other’s intellectual property. As a result, no payments were made to us or received by us under the intellectual property cross license agreement.

Sublease Agreement

We entered into a sublease agreement pursuant to which we subleased to FNF a portion of the Jacksonville, Florida headquarters space that we are leasing from a subsidiary of FIS. See “— Arrangements with FIS” beginning on page 111. By its terms, the sublease arrangement with FNF would have continued until December 31, 2007, which is the date on which our lease with the FIS subsidiary expires by its terms. By mutual consent of the parties, the sublease agreement will be terminated at the effective time of the merger.

Pricing and Payment Terms.   Pursuant to the sublease agreement, FNF is obligated to pay rent for approximately 7,000 square feet on terms and at rental rates that mirror our obligations under our lease agreement with the FIS subsidiary. This includes both the base rent amount as well as the additional rent required under our lease. If FNF fails to pay timely, a default rate applies. FNF is also responsible for the entire cost of any services or materials provided exclusively to FNF in connection with the sublease or the use of the space. FNF paid $3.8 million to us in 2005 under this arrangement.

Tax Sharing Agreements

FNF and each of our title insurance subsidiaries are parties to tax sharing agreements, which govern the respective rights, responsibilities, and obligations of FNF and those subsidiaries with respect to tax liabilities and refunds, tax attributes, other matters regarding income taxes and related tax returns. These tax sharing agreements have been in effect for varying periods of time prior to the date of this information statement and have been filed with the respective insurance regulators of the title insurance subsidiaries. Effective as of the closing, FNF’s obligations under all of these tax sharing agreements (other than the agreement with Fidelity National Title of New York, which has been assigned to FIS) will be assigned to us, as the ultimate parent entity (for tax purposes) of the title insurers.

Allocation of Tax Liability.   The tax sharing agreements generally provide for the allocation and payment of taxes for periods during which the respective title insurance subsidiaries and FNF are included in the same consolidated group for federal income tax purposes or the same consolidated, combined or unitary returns for state tax purposes. For periods during which the respective title insurance subsidiaries are included in FNF’s consolidated federal income tax returns or state consolidated, combined, or unitary tax returns, each of the title insurance subsidiaries generally is required to pay an amount of income tax equal to the amount it would have paid had it filed tax returns as a separate entity. Each title insurance subsidiary is also responsible in the future for any increases of consolidated tax liability of FNF that are attributable to the title insurance subsidiary and will be entitled to refunds for reductions of tax liabilities attributable to it for prior periods. Each corporation that is a member of a consolidated group during any portion of the group’s tax year is severally liable for the federal income tax liability of the group for that year. As a result, the title insurance subsidiaries could be liable in the event federal tax liability allocated to FNF is incurred but not paid by FNF or any other member of FNF’s consolidated group for FNF’s tax years that include these periods. In 2005, our payments under these tax sharing agreements were $255.9 million.

Arrangements with FIS

Overview

The agreements we have entered into with FIS and its subsidiaries include:

•	corporate services agreements;

•	starter repository and back plant access agreements;

•	an eLender services agreement;

•	a lease agreement;

•	a master information technology agreement; and

•	a software license agreement for “SoftPro” software.

These agreements are described below. On February 1, 2006, in connection with the merger between FIS and Certegy, which we refer to as the Certegy merger, all of these agreements were amended and restated.

Corporate Services Agreements

We are party to a corporate services agreement with FIS under which we provide corporate and other support services to FIS. By mutual consent of the parties, the corporate services agreement will be amended at the effective time of the merger. For a discussion of the changes to these agreements effective as of the closing, see below “— Changes in Related Party Agreements after the Proposed Transactions” beginning on page 121. The corporate services agreement governs the provision by us to FIS of corporate support services, which include:

•	accounting (including statutory accounting services);

•	corporate, legal and related services;

•	purchasing and procurement services;

•	travel services; and

•	other general administrative and management services.

We are also party to a reverse corporate services agreement with FIS, under which FIS provides us with access to legal services, human resources and employee benefits administration, and access to services with regard to a mainframe computer system. By mutual consent of the parties, the reverse corporate services agreement will also be amended at the effective time of the merger. For a discussion of the changes to these agreements effective as of the closing, see below “— Changes in Related Party Agreements after the Proposed Transactions” beginning on page 121.

Both of these corporate services agreements were amended and restated in connection with the Certegy merger to reflect the parties’ agreement that the mainframe computer services provided by FIS will be phased out within one year of the effective date of the Certegy merger, and to reflect the understanding of the parties that FIS will not be obligated to provide us with legal services if doing so would pose a conflict of interest for FIS. In addition, under the amendments entered into in connection with the Certegy merger, certain services then being provided by us to FIS were deleted since these services were no longer required by FIS, or were to be provided by FNF directly instead.

Provision of Services and Allocation of Costs.  Under the corporate services agreements, each party renders services under the oversight, supervision, and approval of the other party, acting through its board of directors and officers. Each party also has the right to purchase goods or services and realize other benefits and rights under the other party’s agreements with third-party vendors to the extent allowed by those vendor agreements, during the term of the agreements.

Pricing and Payment Terms.  The pricing for the services to be provided by us to FIS, and by FIS to us, under the corporate services agreements is on a cost-only basis, with each party in effect reimbursing the other for the costs and expenses incurred in providing these corporate services to the other party subject to the limitation described below. Under the corporate services agreement for corporate services to be provided by us to FIS, our costs and expenses are determined and reimbursed by FIS as follows: (i) all out of pocket expenses and costs incurred by us on FIS’ behalf are fully reimbursed, and (ii) all of our staff and employee costs and expenses associated with performing services under the corporate services agreement, including compensation paid to our employees performing these corporate services as well as general overhead associated with these employees and their functions, are allocated based on the percentage of time that our employees spend on providing corporate services to FIS under the corporate services agreement. FIS’ costs and expenses incurred in providing corporate services to us are similarly determined and reimbursed. The costs and expenses under the corporate services agreements are invoiced by each party to the other on a monthly basis in arrears, and payments are expected to be made in cash within thirty days after invoicing.

Prior to the date in 2005 that we became a party to these agreements, allocations of expense were made in respect of these services. During 2005, our expenses were reduced by $23.3 million related to the provision of these corporate services by us to FIS. The exact amounts to be paid by FIS to us, and by us to FIS, under the corporate services agreements are dependent upon the amount of services actually provided in any given year.

Duration and Effect of Termination.  The corporate services agreements continue in effect as to each service covered by the agreements until the party receiving the services notifies the other party, in accordance with the terms and conditions set forth in the agreements and subject to certain limitations, that the service is no longer requested. However, the corporate services agreements will terminate after six months from a change of control of FIS (which specifically excluded the Certegy merger). In addition, services to be provided to any subsidiary will terminate on the date that the entity ceases to be a subsidiary of the party receiving the services. Under the corporate services agreements, if the party providing the services receives notice that the party receiving services would like to terminate a particular service, and the providing party believes in good faith that, notwithstanding its reasonable commercial efforts, the termination will have a material adverse impact on the other services being provided, then the party providing services can dispute the termination, with the dispute being resolved through the dispute resolution generally applicable to the agreement. Further, in the event that the party receiving the services is unable to complete its transition efforts prior to the termination date established for any particular corporate service, the party receiving the services can extend the termination date for up to 30 additional days.

Liability and Indemnification.  The corporate services agreements provide that the provider of services is not liable to the receiving party for or in connection with any services rendered or for any actions or inactions taken by a provider in connection with the provision of services, except to the extent of liabilities resulting from the provider’s gross negligence, willful misconduct, improper use or disclosure of customer information or violations of law and except for liabilities that arise out of intellectual property infringement. Additionally, the receiving party will indemnify the provider of services for any losses arising from the provision of services, provided that the amount of any losses will be reduced by the amount of the losses caused by the provider’s negligence, willful misconduct, violation of law, or breach of the agreement.

Dispute Resolution Procedures.  The agreements provide dispute resolution procedures that reflect the parties’ desire for friendly collaboration and amicable resolution of disagreements. In the event of a dispute, the matter is referred to the president (or similar position) of each of the divisions implicated for resolution within 15 days. If the division presidents of the parties are unable to resolve the dispute, the matter is referred to the presidents of FIS and our company for final resolution within 15 days. If the matter remains unresolved, then either party may submit the matter to arbitration. The dispute resolution procedures do not preclude either party from pursuing immediate injunctive relief in the event of any actual or threatened breach of confidentiality or infringement of intellectual property.

Starter Repository and Back Plant Access Agreements

We are party to agreements with a subsidiary of FIS whereby certain FIS subsidiaries have access to and use certain title records owned by our title company subsidiaries. These agreements will continue unchanged after the closing. The FIS subsidiaries covered by these agreements are granted access to (i) the database of previously issued title policies and title policy information, which we refer to as the starters repository, and (ii) certain other physical title records and information, which we refer to as the back plant, and are permitted to use the retrieved information solely in connection with the issuance of title insurance products that FIS offers as part of its business. The starters repository consists of title records and information used in previously issued title insurance policies. The back plant consists of physical, paper title records that are generally only used in the event that the electronically-stored title information is corrupted or otherwise unavailable or incomplete. Thus, the back plant access is infrequent and has been made available to FIS and its subsidiaries to ensure access to title information only in the event the electronic databases do not contain the needed title information. The FIS subsidiaries that are covered by these agreements may create proprietary means of technical access to the starters repository, but this does not apply to the back plant since the back plant consists of physical documents and records that cannot be accessed electronically. Our applicable title company subsidiaries retain ownership of the starters repository, the back plant, and all related programs, databases, and materials.

The FIS subsidiary pays fees to us for the access to the starters repository and the back plant and reimburses our subsidiaries for payment of certain taxes and government charges. The fees payable under the starters repository agreement were based on the parties’ evaluation of the market price for access and successful retrievals from starters repository/databases, the anticipated volume of successful retrievals from our starters repository database, and the geographic scope of the available starters repository database. Due to the infrequent nature of the access to the back plant and its limited usefulness, there are no fees payable under the back plant repository access agreement, other than reimbursement of costs incurred by us or our title insurance subsidiaries in allowing the FIS subsidiaries to access the back plant. These costs include reproduction, transport of paper records and files, and fees to local land recording offices and search services. The FIS subsidiary indemnifies us for third party claims arising from any errors or omissions in the starters repository and the back plant or the provision of access under the agreements. In addition, the FIS subsidiary is responsible for costs incurred as a result of unauthorized access to the database and records. With regard to dispute resolution, if either party institutes an action against the other party for breach, the other party has the option, within 30 days of the notice of such action, to institute an arbitration proceeding and stay the other action.

Duration and Termination.  These agreements, each as amended and restated, are effective for a ten-year period from February 1, 2006, with automatic renewal, and may be terminated by mutual agreement of the parties or upon five years’ prior written notice given after February 1, 2011 (the fifth anniversary of the effective date of the agreement), except in the case of a default in performance, in which case the agreement may be terminated immediately if the default is not cured within 30 days after notice (with provisions that permit an extension of the 30-day cure period under certain circumstances). In addition, each of these agreements may be terminated in the event of a change of control of either FIS or us (which specifically excluded the Certegy merger). It is contemplated that these agreements will continue after the closing.

eLender Services Agreement

We are party to an eLender services agreement with subsidiaries of FIS, relating to various matters concerning the eLenderSolutions software and its further development as well as the processing of certain lenders’ services business for FIS and its subsidiaries. Pursuant to the lenders’ services processing provisions of this agreement, we conduct business on behalf of FIS’ subsidiaries that operate as title agents in certain limited jurisdictions in which those subsidiaries otherwise lack ready access to title plants, and pay to FIS’ subsidiaries the associated revenues, with those subsidiaries bearing the related costs. These services relate to the mortgage origination services business, which includes providing appraisal, title and closing services to residential mortgage originators and providing automated loan servicing, which we refer to as the lenders services business, conducted by FIS and its subsidiaries.

This arrangement was originally entered into by FNF when FIS was established and FIS’ title agency businesses, which then operated as divisions of our title insurers, were transferred to FIS and was amended and restated in connection with the Certegy merger. The agreement calls for us to license from FIS the use of certain proprietary business processes and related documentation in certain geographic areas. In addition, under this agreement, FIS provides us with oversight and advice in connection with the implementation of these business processes, including responsibility by FIS for maintaining the computer hardware, software systems, telephone and communication equipment as well as sales support services. Pursuant to the eLenderSolutions software provisions of this agreement, one of our subsidiaries, Rocky Mountain Support Services, Inc., which we refer to as RMSS, and LSI Title Company, an FIS subsidiary which we refer to as LSI Title, each convey their respective interests in the eLenderSolutions software, a proprietary software that we use in the conduct of our business. As a result of this conveyance, both RMSS and LSI Title Company are joint owners of the eLenderSolutions software. The parties have also agreed to further develop the jointly owned software.

Pricing and Payment Terms.   With respect to the business processes and documentation and oversight and advisory services, we pay fees to the FIS subsidiary equal to the aggregate earnings generated through or as a result of these proprietary business processes and documentation. Fees are billed monthly based on presentation of an invoice schedule showing the revenues generated during the prior month. We reimbursed $5.9 million in 2005 relating to this agreement. With respect to the eLenderSolutions software development services, through December 31, 2006, RMSS pays $500,000 per month to LSI Title, including maintenance by LSI Title for the developed software. Each party will own an undivided half interest in the developed software.

Ownership and Infringement Defense.   With respect to the eLenderSolutions software, each of RMSS and LSI Title Company own an undivided half interest in the developed software. With respect to the lenders’ services processing, the FIS subsidiary retains ownership of the proprietary business processes and documentation and is responsible for defending any claims brought by third parties against us for infringement based upon the business processes licensed to us under the license and services agreement. We are responsible for defending any claims brought by third parties against the FIS subsidiary for infringement based upon any services we undertake that relate to the eLender services agreement but are outside the agreement’s permitted scope.

Indemnification.   Each of the parties agrees to indemnify the other parties for property damage arising out of any negligence, breach of statutory duty, omission or default in performing our respective obligations under the eLender services agreement.

Dispute Resolution.   With regard to dispute resolution, the agreement includes procedures by which the parties can attempt to resolve disputes amicably, but if those disputes cannot be resolved timely, then arbitration proceedings can be instituted.

Duration and Termination.  Subject to certain early termination provisions, the provisions relating to the lenders’ services processing business continue in effect until either (i) FIS acquires its own direct access to title plants in the relevant geographic area or (ii) we build or otherwise acquire title plants for the relevant geographic area and provide access to FIS on terms acceptable to FIS. These provisions also be terminated as to all or a portion of the relevant geographic area by mutual agreement of the parties or upon five years’ prior written notice given after February 1, 2011 (the fifth anniversary of the effective date of the agreement), except in the case of a default in performance, in which case the agreement may be terminated immediately if the default is not cured within 30 days after notice (with provisions that permit an extension of the 30-day cure period under certain circumstances). These provisions also be terminated in the event of a change of control of either FIS or us (which specifically excluded the Certegy merger).The provisions relating to the eLender Solutions development expire on December 31, 2006, but may be terminated prior to that time by mutual agreement or in the event of a breach that remains uncured for more than 30 days (subject to extension in certain circumstances).

The eLender Services Agreement is a compilation of three agreements that we and FIS previously entered into, namely, (i) a cross conveyance and joint ownership agreement between LSI Title and RMSS, relating to the joint ownership of the eLenderSolutions software, and (ii) an eLenderSolutions software development and property allocation agreement between RMSS, as co-owner and development customer, and LSI Title, as co-owner and developer, for further development of the eLenderSolutions software, and (iii) a license and services agreement between us and a subsidiary of FIS regarding the processing of FIS’s lenders services business. The eLender

Services Agreement also included additional geographic areas in which LSI Title and its LSI affiliates conduct their lenders services business but are not licensed or do not otherwise have access to title plants.

The parties anticipate that there will be additional amendments to the eLender Services Agreement, which may include its termination and replacement with other mutually-agreed upon arrangements for the development of eLenderSolutions and the processing of the lenders services business. Although not a condition precedent to the closing, we expect that the revised arrangements will be entered into prior to or immediately after the closing.

Lease Agreement

We are party to a lease agreement, pursuant to which we lease from a subsidiary of FIS certain portions of FIS’ Jacksonville, Florida headquarters corporate campus for our Jacksonville headquarters. This agreement was originally entered into in March 2005 between the FIS subsidiary and us and was amended and restated in connection with the Certegy merger. This lease arrangement continues until December 31, 2007. The lease terms are believed to be commensurate with those found in the local real estate market. By mutual consent of the parties, the lease agreement will be amended at the effective time of the merger. For a discussion of the changes to these agreements effective as of the closing, see below “— Changes in Related Party Agreements after the Proposed Transactions” beginning on page 121.

Pricing and Payment Terms.  Under the lease, we pay rent for the space that we lease, initially approximately 484,586 rentable square feet, at an annual rate of $23.05 per rentable square foot, in equal monthly installments paid in advance on the first day of each calendar month. If we fail to pay timely, a default rate applies. In addition to paying base rent, for each calendar year, we are obligated to pay FIS, as additional rent, our share of the landlord’s reasonable estimate of operating expenses for the entire facility that are in excess of the operating expenses (subject to certain exclusions) applicable to the 2004 base year. We are also liable to the landlord for its entire cost of providing any services or materials exclusively to us. We do not anticipate requesting any exclusive services from the landlord, in its capacity as landlord, during calendar years 2006 or 2007.

In the lease, the parties acknowledge that during the term of the lease, there will be reallocations of office space among FIS and us, including one or more reallocations during calendar year 2006. The lease provides that the rentable square footage that we lease may, by mutual agreement, increase or decrease from time to time during the term of the lease. In that event, the parties will memorialize the changes in the rentable square footage and the monthly base rent, which will be re-calculated based on the rentable square footage leased to us as a percentage of the total rentable square footage of office space available at the Jacksonville corporate campus.

Prior to the date in 2005 that we became a party to this agreement, allocations of expense were made in respect of these costs. The amount allocated to us for office space costs at the FIS Jacksonville, Florida headquarters buildings for the portion of the buildings utilized by us and our subsidiaries during 2005 was $3.8 million. During 2005, there were some changes in the allocations of rentable square footage as among FIS, FNF and us, and it is anticipated that additional changes in the allocations of rentable square footage will take place during 2006. While the exact amount of rent to be paid by us under the lease agreement is dependent upon the aggregate excess operating costs incurred for the entire facility, we do not anticipate that the total amount to be paid by us under the lease agreement in the near future will differ materially from the total amounts paid and allocated to us during the 2005 fiscal year for the office space at the Jacksonville, Florida building utilized by us and our subsidiaries.

Master Information Technology Services Agreement

We are party to a master services agreement with a subsidiary of FIS, pursuant to which FIS and its subsidiaries provide various services to us and our affiliates, which services are substantially similar in nature to the services that FIS has historically provided to our subsidiaries and to FNF, such as IT infrastructure support, data center management and software sales. Under this agreement, which was amended and restated in connection with the Certegy merger, we have designated certain services as high priority critical services required for our business. These include: managed operations, network, email/messaging, network routing, technology center infrastructure, active directory and domains, systems perimeter security, data security, disaster recovery and business continuity. The FIS subsidiary has agreed to use reasonable best efforts to provide these core services without interruption throughout the term of the master services agreement, except for scheduled maintenance. This agreement will continue unchanged after the closing.

Terms of Provision.  The master information technology services agreement sets forth the specific services to be provided and provides for statements of work and amendment as necessary. The FIS subsidiary may provide the services itself or through one or more subcontractors that are approved by us, but it is fully responsible for compliance by each subcontractor with the terms of the agreement.

The master information technology services agreement includes, as part of the agreement, various base services agreements, each of which includes a specific description of the service to be performed as well as the terms, conditions, responsibilities and delivery schedules that apply to a particular service. Any new terms, conditions, responsibilities and delivery schedules that may be agreed to by the parties during the term of the agreement will be added as part of one of the base services agreements or the master information technology services agreement itself. We can also request services that are not specified in the agreement. These additional services will be provided on terms that we propose to the FIS subsidiary and, if we can agree on the terms, a new statement of work or amendment will be executed. In addition, if requested by us, the FIS subsidiary will continue to provide, for an appropriate fee, services to us that are not specifically included in the master information technology services agreement if those services were provided to us by the FIS subsidiary or its subcontractors in the past.

The agreement provides for specified levels of service for each of the services to be provided, including any additional services that FIS agrees to perform pursuant to amendments to the agreement or additional statements of work. If the FIS subsidiary fails to provide service in accordance with the applicable service levels, then the FIS subsidiary is required to correct its failure as promptly as possible (and in any event, within five days of the failure recognition) at no cost to us. The FIS subsidiary is also required to use reasonable efforts to continuously improve the quality and efficiency of its performance. If either party finds that the level of service for any particular service is inappropriate, ineffective or irrelevant, then the parties may review the service level and, upon agreement, adjust the level of service accordingly. We are permitted to audit FIS’ operations, procedures, policies and service levels as they apply to the services under the agreement. In addition, at least every year during the term of the agreement, FIS will conduct a customer satisfaction survey.

The FIS subsidiary may provide the services under the master information technology services agreement from one or more of its technology centers or other data centers that it designates within the United States. The FIS subsidiary must also maintain and enforce safety and security procedures that are at least equal to industry standards and are as rigorous as those in effect on the effective date of the agreement. The agreement contains provisions regarding privacy and confidentiality and requires each of the parties to use at least the same standard of care in the protection of confidential information of the other party as it uses in the protection of its own confidential or proprietary information, but in no event less than a reasonable level of protection.

Pricing and Payment Terms.  Under the agreement, we are obligated to pay the FIS subsidiary for the services that we and our subsidiaries utilize, calculated under a specific and comprehensive pricing schedule. Although the pricing includes some minimum usage charges, most of the service charges are based on volume and actual usage, specifically related to the particular service and support provided and the complexity of the technical analysis and technology support provided by FIS. The amount included in our expenses for information technology services received from FIS during the 2005 fiscal year was $56.9 million. While the exact amounts to be paid by us to FIS under the master information technology services agreement are dependent upon the actual usage and volume of services performed for us, we do not anticipate that the total amount to be paid by us to FIS under the master information technology services agreement in the near future will differ materially from the amounts paid by us to FIS during the 2005 fiscal year for these information technology services.

Duration and Effect of Termination.  The master information technology services agreement is effective for a term of five years unless earlier terminated in accordance with its terms. We have the right to renew the agreement for a single one-year period or a single two-year period, by providing a written notice of our intent to renew at least six months prior to the expiration date. Upon receipt of a renewal notice, the parties will begin discussions regarding the terms and conditions that will apply for the renewal period, and if the parties have not reached agreement on the terms by the time the renewal period commences, then the agreement will be renewed for only one year on the terms as in effect at the expiration of the initial term. We may also terminate the agreement or any particular statement of work or base services agreement on six months’ prior written notice. In addition, if either party fails to perform its obligations under the agreement, the other party may terminate after the expiration of certain cure periods. We may also terminate the agreement if there is a change in ownership or control of FIS whereby one of our direct competitors owns or controls FIS (excluding the Certegy merger), as more fully defined by the terms of the agreement.

Dispute Resolution Procedures.  Disputes, controversies and claims under the master information technology services agreement are referred to a management committee that includes representatives from both parties. If the management committee is unable to resolve the issue, the agreement sets forth a procedure by which the issue is referred to and reviewed by increasingly senior members of our management and FIS’ management. If our senior management cannot resolve the issues with FIS’ senior management, then the dispute is referred to an independent arbitrator for resolution. However, FIS is required to continue to provide services during the period of any dispute or dispute resolution process.

SoftPro Software License Agreement

We are party to a software license agreement pursuant to which we license from a subsidiary of FIS, for the benefit of our title insurance subsidiaries, the use of certain proprietary software, related documentation, and object code for a package of software programs and products known as “SoftPro.” As amended and restated in connection with the Certegy merger, this agreement will continue unchanged after the closing.

The SoftPro software is a related series of software programs and products that have historically been used, and continue to be used, in various locations by a number of our title insurance subsidiaries, including Chicago Title, Fidelity National Title, and Ticor Title. In addition to the use license, under this agreement, upon the occurrence of certain events, such as the bankruptcy of the FIS subsidiary, a breach of a material covenant, or the subsidiary’s notification to us that it has ceased to provide maintenance or support for SoftPro, then subject to certain conditions, we will receive the SoftPro source code for purposes of integration, maintenance, modification and enhancement. We will also receive the SoftPro source code if the FIS subsidiary fails to fulfill our requests for development or integration services or we cannot reach agreement on the commercial terms for that development. We pay fees to the FIS subsidiary for the use of the SoftPro software based on the number of workstations and the actual number of SoftPro software programs and products used in each location, billed on a monthly basis. Our expenses for the SoftPro license were $7.7 million in 2005.

During the term of the agreement, the FIS subsidiary retains ownership of SoftPro and is responsible for defending any claims brought by third parties against us for infringement based upon the software. The FIS subsidiary and we each agree to indemnify each other for property damage arising out of any negligence, breach of statutory duty, omission or default in performing our respective obligations under the agreement. With regard to dispute resolution, the agreement includes procedures by which the parties can attempt to resolve disputes amicably, but if those disputes cannot be resolved timely, then arbitration proceedings can be instituted.

Duration and Termination.  While the SoftPro software license agreement is perpetual, we can terminate the license on not less than 90 days prior notice. If we disclose any of the SoftPro software, or a material part of the documentation related thereto, to a competitor of FIS, then if we fail to discontinue the unauthorized disclosure after a 30-day cure period, SoftPro may terminate the license as to the portion of the SoftPro software that we so disclosed on 30 days notice. In that event, the FIS subsidiary would also retain the right to pursue other remedies, including claims for damages for the unauthorized disclosure.

Real Estate Information

We also do business with additional entities within the mortgage information services segment of FIS that provide real estate information to our operations. These arrangements will continue unchanged after the closing. Our expenses for these services were $10.9 million in 2005. Although there is no long-term contract, we are continuing to purchase information from FIS. The pricing of these purchases was determined on the basis of a discount to market that is believed reasonable based on the volume of our purchases.

Agency Agreements

Our subsidiaries, Chicago Title and Fidelity National Title, are parties to separate issuing agency contracts with five subsidiaries of FIS. Under these issuing agency contracts, the FIS subsidiaries act as title agents for Chicago Title and Fidelity National Title in various jurisdictions. These agreements will continue unchanged after the closing.

Under the issuing agency contracts, the title agency appointments of the FIS subsidiaries are not exclusive and Chicago Title and Fidelity National Title each retain the ability to appoint other title agents and to issue title insurance directly. In addition, the issuance of all title insurance for which the FIS subsidiaries are the agents is subject to the terms set forth in the issuing agency contracts. We believe that rates, duties, liability and indemnification provisions comport with the terms and conditions generally applicable in similar arrangements between non-affiliated parties in the title industry.

Subject to certain early termination provisions for cause, each of these agreements may be terminated upon five years’ prior written notice, which notice may not be given until after the fifth anniversary of the effective date of the agreement (thus effectively resulting in a minimum ten year term). The existing issuing agency contracts were entered into by our subsidiaries between July 22, 2004 and September 12, 2006.

Prior to entering into these issuing agency contracts, these agency operations were conducted as divisions of certain of our title insurers. We earned $91.9 million of agency title premiums generated by these operations in 2005, and paid related commissions of $80.9 million in 2005, representing a commission rate of 88% of premiums earned.

Title Plant Maintenance Agreement and Master Title Plant Access Agreement

Certain of our title insurance company subsidiaries, namely, Chicago Title, Security Union Title, and Ticor Title, have entered into a title plant maintenance agreement with Property Insight, LLC, which we refer to as Property Insight, a subsidiary of FIS. This agreement will continue unchanged after the closing.

Pursuant to the title plant maintenance agreement, Property Insight manages certain title plant assets of these title insurance company subsidiaries. These management services include keeping the title plant assets current and functioning on a daily basis. Property Insight’s management services also include updating, compiling, extracting, manipulating, purging, storing and processing title plant data so that the title plant database is current, accurate and accessible, through an efficient and organized access system. In performing these functions, Property Insight may make use of the software systems licensed to it from these subsidiaries, but it may also utilize proprietary systems, software, technologies and methodologies that have been developed, or will be developed, by Property Insight. We have no ownership or other right or title to these proprietary systems and methodologies (except in certain limited circumstances in the event of a termination of a title plant maintenance agreement, as a result of a default by, or termination by, Property Insight). Property Insight may also use these proprietary systems and methodologies in the title plant management services it may provide to other third party customers. In exchange for its management services, Property Insight has perpetual, irrevocable, transferable and nonexclusive worldwide licensed access to the title plants owned by these subsidiaries, together with certain software relating thereto, and it is able to sell this title plant access to third party customers and earn all revenue generated from the use of those assets by third party customers. In addition, Property Insight earns fees from providing access to updated and organized title plant databases to our subsidiaries through the master title plant access agreement described below. In consideration for the licensed access to the title plants and related software, Property Insight must pay a royalty to each of our title insurance company subsidiaries which are parties to the title plant maintenance agreement, in an amount equal to 2.5% to 3.75% of the revenues generated from the licensed access to the title plants and related software that the title insurance company subsidiary owns. Our payments to FIS under these arrangements were $29.9 in 2005. We received $3.0 million in revenues from the royalty payable by FIS in 2005.

Pursuant to the master title plant access agreement, our subsidiaries have access to all title plants to which Property Insight has access or right to access, including the title plants owned by certain of our subsidiaries. In consideration for this access and use, our subsidiaries pay access fees to Property Insight.

Under the title plant maintenance agreement, Property Insight has no liability to our subsidiaries who are parties to the title plant maintenance agreement for any error in the information provided in the performance of its services, except in the event of Property Insight’s gross negligence or willful misconduct. Property Insight also accepts no liability under the master title plant access agreement for any errors in the title plant information.

The foregoing agreements became effective on March 4, 2005. Prior to that time, Property Insight was a division of our company. The title plant maintenance agreement is effective for a ten year period, with automatic renewal, and may be terminated by mutual agreement of the parties or upon five years’ prior notice given after the fifth anniversary of the effective date of the agreement, except in the case of a default in performance, in which case the agreement may be terminated immediately if the default is not cured within 30 days after notice (with provisions that permit an extension of the 30-day cure period under certain circumstances). In addition, the title plant maintenance agreement may be terminated in the event of a change of control of either Property Insight or our subsidiaries who are parties to the title plant maintenance agreement. So long as Property Insight does not cause the termination of a title plant maintenance agreement (either through notice of termination or by defaulting on its obligations or otherwise), Property Insight will retain a copy of the title plant database and related software as well as the right to use the software and sell access to the title plant database to third party customers. The termination provisions of the master title plant access agreement are in general similar to those of the title plant maintenance agreement.

Title Plant Management Agreement

One of our title insurance subsidiaries, Ticor-FL, entered into a management agreement effective as of May 17, 2005 with Property Insight, pursuant to which Property Insight manages title plant assets for Ticor-FL. This agreement will continue unchanged after the closing. These management services include overseeing and supervising the title plant maintenance process (such as updating and purging), but do not include full responsibility for keeping the title plant assets current and functioning on a daily basis. Ticor-FL maintains all ownership rights over the title plants and its proprietary systems and methodologies used in the title plant maintenance process. Under this agreement, Property Insight’s use of these proprietary systems and methodologies and access to Ticor-FL’s title plants is limited to use and access necessary to perform its management obligations under the agreement. Property Insight is paid a management fee equal to 20% of the actual costs incurred by Ticor-FL for maintaining its title plants. In 2005, our payments to Property Insight under this agreement was $1.2 million.

Under the title plant management agreement, Property Insight has no liability to Ticor-FL in the performance of its services, except in the event of Property Insight’s gross negligence or willful misconduct.

The title plant management agreement is effective for a ten year period, with automatic renewal, and may be terminated by mutual agreement of the parties or upon five years’ prior notice given after May 19, 2010 (the fifth anniversary of the effective date of the agreement), except in the case of a default in performance, in which case the agreement may be terminated immediately if the default is not cured within 30 days after notice (with provisions that permit an extension of the 30-day cure period under certain circumstances). In addition, the title plant management agreement may be terminated in the event of a change of control of either Property Insight or Ticor-FL.

Title Plant Master Services Agreement

One of our subsidiaries, RMSS, entered into a title plant master services agreement with Property Insight, pursuant to which Property Insight agrees to undertake certain specified services to or for the benefit of the title plants owned by our title insurance subsidiaries, including the building of additional title plants.

Terms of Provision.  Under this agreement, our title insurance subsidiaries can request services to be performed from time to time, with the scope of work, the pricing and the other terms to be agreed upon between the parties at that time and documented in a written statement of work for each work assignment accepted. The statements of work can be amended from time to time with the consent of both parties. Designated representatives of the parties meet monthly (or as otherwise agreed) during the term to discuss the status of the services performed under each statement of work, and any new services that Property Insight may propose to us. Property Insight also provides to us, in a format mutually agreed upon, prior to the monthly meetings, a written status report describing the progress of each assignment.

All work performed by Property Insight for us under this agreement and the statements of work remain our exclusive property, including any enhancements or modifications to the services. Each item of Property Insight’s work product, including any software, data bases, files, compilations, logs and reports is, to the extent applicable, a “work made for hire” as defined under United States copyright law and, as a result, we will own all copyrights in that work product. To the extent that the work product does not qualify as a work made for hire under applicable law, Property Insight continuously assigns to us all right, title and interest in and to the work product. Each party remains the sole and exclusive owner of all trade secrets, patents, copyrights, and other proprietary rights owned by each of them prior to entering into the title plant master services agreement.

Each party indemnifies the other for claims of third parties with respect to services performed under any statement of work (or any derivative work). Property Insight also indemnifies us for claims of third parties arising from Property Insight’s breach, misappropriation or infringement of third party rights in connection with the services it performs. With regard to dispute resolution, the agreement includes procedures by which the parties can attempt to resolve disputes amicably, but if those disputes cannot be resolved timely, then arbitration proceedings can be instituted.

Pricing and Payment Terms.  The cost and fees for the services are as negotiated between the parties for each particular work assignment.

Duration and Termination.  The title plant master services agreement has no set term, and remains effective until no work is being performed under all of the statements of work for title plant work requested. The parties may terminate the agreement at any time by mutual consent. In addition, if either party fails to perform its obligations under the agreement, the other party may terminate after the expiration of certain cure periods.

Software License Agreements

A subsidiary of FIS has licensed proprietary software of our subsidiaries for annual fees under individual license agreements. The three software license agreements, OTS/ OTS Gold, SIMON and TEAM software, all provide certain subsidiaries of FIS, who conduct FIS’ lenders services business, with worldwide nonexclusive, perpetual, irrevocable right to use certain software and documentation owned by us and our subsidiaries. In the case of the SIMON and TEAM software, we are also obligated to provide maintenance services if requested by the FIS subsidiary. Fees for these licenses are charged on varying bases, including in the case of OTS/ OTS Gold, a flat annual fee, and in the case of SIMON and TEAM, a monthly fee based on the number of servers or the number of users utilizing the licensed software. Our expenses for these items in 2005 and 2006 were insubstantial and not material, either individually or in the aggregate. The terms of the licenses are perpetual but may be terminated by the FIS subsidiary upon ninety days prior notice, or may be terminated by us in the event of a disclosure by FIS (or its subsidiaries) of the software or documentation to our competitors. In addition, if an entity is no longer a subsidiary of FIS, its license to use the software terminates automatically six months after the date on which the entity is no longer an FIS subsidiary. All of these agreements will continue unchanged after the closing.

Equipment Leases

We previously leased certain business equipment to FIS. All of the equipment covered by these leases was purchased by FIS for $19.4 million on June 1, 2005, and the leases were terminated. In 2005 we received $5.0 million from these leases prior to their termination.

Title Point Software Development and Property Allocation Agreement

One of our subsidiaries, RMSS, is a party to a joint development and ownership agreement with Property Insight, whereby Property Insight provides development services for proprietary software known as “TitlePoint”, to be used in connection with the title plants owned by our title insurance subsidiaries. This agreement will continue unchanged after the closing. Upon delivery by Property Insight of software that meets acceptance criteria, both parties will jointly own the developed software. This agreement expires 45 days after acceptance of the agreed upon software release, but may be terminated prior to that time by mutual agreement or in the event of a breach that remains uncured for more than 30 days (subject to extension in certain circumstances).

Changes in Related Party Agreements after the Proposed Transactions

At or prior to the closing, FNT and FNF will, and will cause their relevant subsidiaries to, terminate and/or amend certain specified intercompany agreements, enter into prescribed amendments to certain specified related party agreements, and enter into certain specified additional agreements with FIS.

Agreements with FNF

At or immediately prior to the closing, the following agreements between FNF and us will be terminated:

•	the separation agreement,

•	the corporate services agreements,

•	the remaining mirror note (one of the two notes was previously paid in full and terminated),

•	the tax matters agreement,

•	the employee matters agreement,

•	the registration rights agreement,

•	the intellectual property cross license agreement, and

•	the sublease agreement.

Furthermore, all oral tax sharing agreements between FNF and all of its non-insurance subsidiaries that will be contributed to us as part of the transferred business, including Fidelity National Insurance Services, Inc., FNF Holding, LLC, FNF International Holdings, Inc., Fidelity National Timber Resources, Inc., National Alliance Marketing Group, Inc., and Rocky Mountain Aviation, Inc., will be terminated.

At or immediately prior to the closing, the following agreements between FNF and us will be amended, as summarized below:

•	FNF will assign to us, without other amendment, its obligations under the tax sharing agreements between FNF and our title insurers, including Chicago Title, Fidelity National Title, Security Union Title, Alamo Title, and Ticor Title and Ticor-FL, effective as of the closing; and

•	FNF will assign to us, without other amendment, its obligations under the tax sharing agreements between FNF and the specialty insurance subsidiaries that constitute the transferred business that will be contributed to us in connection with the proposed transactions, namely Fidelity National Insurance Company, Fidelity National Property & Casualty Insurance Company, Fidelity National Indemnity Insurance Company, and Fidelity National Home Warranty Company.

Finally, FNF will assign to us, without other amendment, its rights and obligations under a three year promissory note payable by FNF Leasing. The amount of this note will depend on the amount of credit then extended to FNF Leasing, but is not expected to exceed $10-15 million.

Agreements with FIS

At or immediately prior to the closing, the following agreements between FIS and us will be amended, as summarized below:

•	the corporate services agreement and the reverse corporate services agreement will be amended to revise the services to be provided by us to FIS and by FIS to us, with the understanding that the services to be provided will not exceed those provided under the existing corporate services agreements, to modify the term of the agreement to be two years from the date of the closing, and to delete the automatic termination trigger from a change of control of either party; and

•	the lease agreement with Fidelity Information Services, Inc., a subsidiary of FIS, will be amended to reflect the changes in the parties resulting from the proposed transactions, including the deletion of references to FNF as the sublessee, amendments to provisions relating to rights or obligations of FNF, and the addition of appropriate cross-references to the new sublease agreement to be entered into between FNT and FIS (or its designated subsidiary), with respect to the new office space at 601 Riverside Avenue, Jacksonville, Florida known as “Building V”, so that all of the office space located at 601 Riverside Avenue will be calculated on the basis of per square foot average cost pricing for the entire campus. The term of the lease will not otherwise be modified and thus, the lease agreement will expire on December 31, 2007. The rental price under the lease agreement as amended will be determined on the same formulaic basis currently set forth in the existing lease agreement, subject to updating for pro ration of current costs.

At or immediately prior to the closing, the following new agreements between FIS and us will be entered into, as summarized below:

•	the tax disaffiliation agreement among FNF, FNT and FIS, the terms of which are described above under “The Securities Exchange and Distribution Agreement and Related Documents — Additional Agreements” beginning on page 58;

•	the cross-indemnity agreement, the terms of which are described above under “The Securities Exchange and Distribution Agreement and Related Documents — Additional Agreements” beginning on page 58;

•	an intellectual property assignment agreement between FNF Intellectual Property Holdings, Inc., one of our subsidiaries, and FIS (or one of its subsidiaries), pursuant to which FNF Intellectual Property Holdings agrees that it will assign to FIS, on an “as-is” basis, without representation, warranty or indemnification of any kind, certain pending trademark applications that relate to, and are currently used by, FIS and/or its subsidiaries in the conduct of their business, immediately upon receipt of approval from the U.S. Patent and Trademark Office. This assignment agreement is necessary because certain trademark applications relating to intellectual property owned by and utilized by FIS and/or its subsidiaries were filed by FNF Intellectual Property Holdings on behalf of FIS;

•	an intellectual property transition license between us, as licensor, and FIS, as licensee, granting to FIS a limited license to use the “Fidelity National Financial” name and “house” logo for one year during the changeover by FIS to its own logos. The licensed use will be limited to use only as part of the transition by FIS to new logos and corporate materials, and is intended to cover incidental use by FIS of previously available FNF materials (such as stationary, bags, umbrellas, shirts, other corporate memorabilia, etc.). FIS will not be permitted to use the Fidelity National Financial name or “house” logo in any advertising or marketing materials. FIS will also use good faith efforts to terminate their use of the name and logo as soon as reasonably possible, provided that FIS will not be obligated to expend funds to revise corporate incidentals (such as shirts, coasters, bags, etc.). Until one year after William P. Foley, II is no longer the Executive Chairman of FIS or the fifth anniversary of the closing, whichever is earlier, we will agree not to bring suit against FIS for incidental use of the “house” logo or the Fidelity National Financial name; however, we will not be prohibited from bringing suit if FIS uses the name or logo in any advertising or marketing materials or any other material commercial manner;

•	an intellectual property cross license agreement between FIS and us, mutually granting to each other a continuing, perpetual, non-exclusive and royalty-free license to use certain know-how and proprietary information that has been historically used in the conduct of our respective businesses. The terms and conditions of this agreement will be substantially similar to those in the existing cross license agreement between FIS and us, but the breadth of the proprietary information covered will be more limited than in the existing agreement;

•	a property management agreement between FIS (or its designated subsidiary), as property manager, and us, with respect to the management of the new office space at 601 Riverside Avenue, Jacksonville, Florida known as “Building V”. Terms of this property management agreement will be similar to those customarily found in similar office property management arrangements, subject to the particular needs of the parties and the nuances of the property to be managed;

•	a sublease agreement between FIS (or its designated subsidiary), as sublessee, and us, as lessee, with respect to the new office space at 601 Riverside Avenue, Jacksonville, Florida, known as “Building V”. The terms and provisions of this sublease agreement will be designed to mirror the management and economic effect of the terms and conditions of the existing lease agreement between Fidelity Information Services, Inc., and us with respect to the existing office space at 601 Riverside Avenue, Jacksonville, Florida. The terms of the sublease will include cross-references, as appropriate, to the existing lease agreement, so that all of the office space located at the 601 Riverside Avenue campus will benefit from per square foot average cost pricing for the entire campus. The term of the sublease agreement will coincide with our existing headquarters lease agreement and will expire on December 31, 2007. The rental price will be determined on the same formulaic basis currently set forth in the existing lease agreement, subject to updating for pro ration of current costs;

•	a telecommunications services agreement dates between FIS (or its designated subsidiary) and us, for reimbursement by us of our pro rata share of the telecommunications systems costs at 601 Riverside campus. The term of this agreement will expire on December 31, 2007 to coincide with the expiration of the lease and sublease agreements. The telecommunications services agreement will provide that we will reimburse FIS for our pro rata share of the telecommunications systems costs at the 601 Riverside Avenue campus, in Jacksonville, Florida, based on the number of employees that we have at the campus; and

•	an aircraft cost allocation agreement between FIS and us, pursuant to which each party will agree to reimburse the other for its pro rata share of the actual costs incurred in the use of the other party’s corporate aircraft. As a result of this agreement, FIS may utilize our corporate aircraft from time to time, and we may utilize FIS’s corporate aircraft, with an obligation to reimburse for our respective share of the costs.

Further, we are working with FIS to modify the eLender Services Agreement. For a discussion of the eLender Services Agreement, see above “— eLender Services Agreement” beginning on page 113. We expect to revise the eLender Services Agreement and reach a mutually agreeable arrangement to process FIS’ lenders services business and to further develop the eLenderSolutions software. These arrangements may include terminating the eLender Services Agreement and replacing it with other agreements. Although not a condition precedent to the closing under the securities exchange and distribution agreement, we expect that the revised arrangements will be entered into prior to or immediately after the closing.

AMENDMENT TO THE FNT 2005 OMNIBUS INCENTIVE PLAN

Purpose of the Amendment and Description of the Proposal

In connection with the approval of the securities exchange and distribution agreement, our board of directors approved an amendment to the omnibus incentive plan to increase the number of shares of common stock available for issuance by 15.5 million shares, subject to stockholder approval at the 2006 Annual Meeting.

At the time of the spin-off, FNF stock options held by persons who, after the spin-off, will be employed by or provide services to FNT, referred to as FNT service providers, will be replaced with FNT stock options under the omnibus incentive plan. Such replacement options will be subject to the same terms and conditions as the FNF stock options, but with equitable adjustments made to the exercise prices and the number of shares underlying the options to reflect the difference in value of FNF and FNT common stock.

In addition, William P. Foley, II, Alan L. Stinson and Brent B. Bickett entered into an agreement with FNF on June 25, 2006, pursuant to which FNF has the right to cash out a certain number of the FNF stock options held by Messrs. Foley, Stinson and Bickett for their fair market value or require these individuals to exercise such options. To the extent FNF exercises its right under this agreement, it is required to do so immediately prior to the effective time of the spin-off under the securities exchange and distribution agreement or as near thereto as practicable. FNF’s right to cash out these FNF stock options or require such options to be exercised is subject to the right of Messrs. Foley, Stinson and Bickett to exercise such stock options if doing so would not adversely affect the tax treatment of the transactions contemplated by the securities exchange and distribution agreement. With respect to the FNF stock options held by Messrs. Foley, Stinson and Bickett that are not subject to the agreement, 50% of such options will be replaced with FNT options, as described above, and the remaining 50% of such options will be assumed by FIS and converted into FIS stock options pursuant to the terms of the merger agreement.

As a result, in order to assure that FNT has adequate means to issue the replacement awards and to provide equity incentive compensation to its employees on a going-forward basis, our board of directors deems it in the best interests of stockholders to increase the number of shares available for issuance under the omnibus incentive plan.

Stockholder approval of the omnibus incentive plan, as amended, will also constitute approval of the material terms of the performance goals under which compensation intended to constitute performance-based compensation, for purposes of Section 162(m) of the Internal Revenue Code, may be paid.

Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount we may deduct in any one year for compensation paid to our chief executive officer and each of our other four most highly-paid executive officers. There is, however, an exception to this limit for certain performance-based compensation. Awards made pursuant to the omnibus incentive plan may constitute performance-based compensation not subject to the deductibility limitation of Section 162(m) of the Internal Revenue Code. However, in order to qualify for this exception, stockholders must approve, every five years, the material terms of the performance goals of the omnibus incentive plan under which compensation will be paid. Under a special transition rule that applies when a company that is part of an affiliated group of companies with a publicly-traded parent becomes a separate publicly-traded company, stockholder approval of the material terms of the performance goals under the omnibus incentive plan was not required when the omnibus incentive plan was initially approved by our board of directors. However, the board is now submitting the material terms of the performance goals for approval at the 2006 Annual Meeting.

The material terms of the performance goals being submitted for approval for purposes of Section 162(m) of the Internal Revenue Code include (i) the employees eligible to receive awards under the omnibus incentive plan, (ii) a description of the business criteria on which the performance goals are based, and (iii) either the maximum amount of compensation that could be paid to any employee or the formula used to calculate the amount of compensation to be paid to the employee if the performance goals are attained. This information is provided in the description of the omnibus incentive plan below.

Description of the Omnibus Incentive Plan

The complete text of the omnibus incentive plan is set forth as Annex D hereto. The following is a summary of the material features of the omnibus incentive plan and is qualified in its entirety by reference to Annex D.

Purpose of the Omnibus Incentive Plan

The purpose of the omnibus incentive plan is to optimize our profitability and growth through incentives that are consistent with our goals and that link the personal interests of participants to those of our stockholders. The omnibus incentive plan is further intended to provide us flexibility in our ability to motivate, attract and retain the services of employees, directors and consultants who make significant contributions to our success and to allow such individuals to share in our success.

Effective Date and Duration

The omnibus incentive plan originally became effective on September 26, 2005, and authorizes the granting of awards for up to ten years. The omnibus incentive plan will remain in effect with respect to outstanding awards until no awards remain outstanding.

Amendment and Termination

The omnibus incentive plan may be amended or terminated by our board of directors at any time, subject to certain limitations, and the awards granted under the plan may be amended or terminated by the committee at any time, provided that no such action may, without a participant’s written consent, adversely affect in any material way any previously granted award. No amendment that would require stockholder approval under applicable law may become effective without stockholder approval.

Administration of the Omnibus Incentive Plan

The omnibus incentive plan is administered by our compensation committee or another committee selected by our board, any of which we refer to as the committee. The members of the committee are appointed from time to time by, and serve at the discretion of, the board. The committee has the full power to select employees, directors and consultants who will participate in the plan; determine the size and types of awards; determine the terms and conditions of awards; construe and interpret the omnibus incentive plan and any award agreement or other instrument entered into under the omnibus incentive plan; establish, amend and waive rules and regulations for the administration of the omnibus incentive plan; and, subject to certain limitations, amend the terms and conditions of outstanding awards. The committee’s determinations and interpretations under the omnibus incentive plan are binding on all interested parties. The committee is empowered to delegate its administrative duties and powers as it may deem advisable, to the extent permitted by law.

Shares Subject to the Omnibus Incentive Plan

A total of 8 million shares of our common stock have previously been reserved for issuance under the omnibus incentive plan. As of June 30, 2006, there were 777,500 shares of restricted stock and 2,246,500 stock options outstanding, all of which were granted to certain employees and directors of FNT on October 18, 2005. These shares and options vest over a four-year period. FNT recorded stock-based compensation expense of $0.9 million and $0.4 million in 2005 in connection with the issuance of FNT restricted stock and options, respectively. 4,976,000 shares remain available for issuance. The board of directors approved an increase of 15.5 million shares, subject to stockholder approval at the 2006 Annual Meeting. The market value of a share of FNT common stock as of June 30, 2006 was $19.67.

If an award under the omnibus incentive plan is canceled, forfeited, terminates or is settled in cash, the shares related to that award will not be treated as having been delivered under the omnibus incentive plan. In addition, subject to limitations intended to comply with the NYSE listing standards, shares that we hold back or that are tendered or returned by an award holder to cover the exercise price of an option or the tax withholding obligations relating to an award will be considered shares not issued in connection with an award.

In the event of any merger, reorganization, consolidation, recapitalization, liquidation, stock dividend, split-up, spin-off, stock split, reverse stock split, share combination, share exchange, extraordinary dividend, or any change in the corporate structure affecting our common stock, such adjustment will be made to the number and kind of shares that may be delivered under the omnibus incentive plan, the annual award limits, the number and kind of shares subject to outstanding awards, the exercise price, grant price or other price of shares subject to outstanding awards, any performance conditions relating to our common stock, the market price of our common stock, or per-share results, and other terms and conditions of outstanding awards, as may be determined to be appropriate and equitable by the committee to prevent dilution or enlargement of rights.

Eligibility and Participation

Eligible participants include all employees, directors and consultants of FNT and our parent and subsidiaries, as determined by the committee.

Awards under the Omnibus Incentive Plan

Grants under the omnibus incentive plan may be made in the form of stock options, stock appreciation rights, which we refer to as SARs, restricted stock, restricted stock units, which we refer to as RSUs, performance shares, performance units, and other cash or stock-based awards.

Maximum Grants under the Omnibus Incentive Plan

For purposes of Section 162(m) of the Internal Revenue Code, (i) the maximum number of our shares with respect to which stock options or SARs may be granted to any participant in any fiscal year is 4 million shares; (ii) the maximum number of our shares of restricted stock that may be granted to any participant in any fiscal year is 2 million shares; (iii) the maximum number of our shares with respect to which RSUs may be granted to any participant in any fiscal year is 2 million shares; (iv) the maximum number of our shares with respect to which performance shares may be granted to any participant in any fiscal year is 2 million shares; (v) the maximum amount of compensation that may be paid with respect to performance units or other cash or stock-based awards awarded to any participant in any fiscal year is $25 million or a number of shares having a fair market value not in excess of that amount; and (vi) the maximum dividend or dividend equivalent that may be paid to any one participant in any one fiscal year is $2 million.

Types of Awards

Following is a general description of the types of awards that may be granted under the omnibus incentive plan. Terms and conditions of awards will be determined on a grant-by-grant basis by the committee, subject to limitations contained in the omnibus incentive plan.

Stock Options.  The committee may grant incentive stock options, which we refer to as ISOs, nonqualified stock options, which we refer to as NQSOs or a combination thereof under the omnibus incentive plan. The exercise price for each such award will be at least equal to 100% of the fair market value of a share of common stock on the date of grant (110% of fair market value in the case of an ISO granted to a person who owns more than 10% of the voting power of all classes of stock of FNT or any parent or subsidiary). Options will expire at such times and will have such other terms and conditions as the committee may determine at the time of grant; provided, however, that no option may be exercisable later than the tenth anniversary of its grant (fifth anniversary in the case of an ISO granted to a person who owns more than 10% of the voting power of all classes of stock of FNT or any parent or subsidiary).

The exercise price of options granted under the omnibus incentive plan may be paid in cash, by tendering previously acquired shares of common stock having a fair market value equal to the exercise price, through broker-assisted cashless exercise or any other means permitted by the committee consistent with applicable law or by a combination of any of the permitted methods.

Stock Appreciation Rights.  SARs granted under the omnibus incentive plan may be in the form of freestanding SARs, tandem SARs or a combination thereof. The grant price of a freestanding SAR will be equal to the fair market value of a share of common stock on the date of grant. The grant price of a tandem SAR will be equal to the exercise price of the related option.

Freestanding SARs may be exercised upon such terms and conditions as are imposed by the committee and set forth in the SAR award agreement. Tandem SARs may be exercised only with respect to the shares of common stock for which its related option is exercisable.

Upon exercise of a SAR, a participant will receive the product of the excess of the fair market value of a share of common stock on the date of exercise over the grant price multiplied by the number of shares with respect to which the SAR is exercised. Payment upon SAR exercise may be in cash, in shares of common stock of equivalent value, or in some combination of cash and shares, as determined by the committee.

Restricted Stock.  Restricted stock is an award that is non-transferable and subject to a substantial risk of forfeiture until vesting conditions, which can be related to continued service or other conditions established by the committee, are satisfied. Prior to vesting, holders of restricted stock may receive dividends and voting rights. If the vesting conditions are not satisfied, the participant forfeits the shares.

Restricted Stock Units and Performance Shares.  RSUs and performance shares represent a right to receive a share of common stock, an equivalent amount of cash, or a combination of shares and cash, as the committee may determine, if vesting conditions are satisfied. The initial value of an RSU or performance share granted under the omnibus incentive plan may not be less than 100% of the fair market value of our common stock on the date the award is granted. The committee may also award dividend equivalent payments in connection with such awards. RSUs may contain vesting conditions based on continued service or other conditions established by the committee. Performance shares may contain vesting conditions based on attainment of performance goals established by the committee in addition to service conditions.

Performance Units.  Performance units are awards that entitle a participant to receive shares of common stock, cash or a combination of shares and cash if certain performance conditions are satisfied. The amount received depends upon the value of the performance units and the number of performance units earned, each of which is determined by the committee. The committee may also award dividend equivalent payments in connection with such awards.

Other Cash and Stock-Based Awards.  Other cash and stock-based awards are awards other than those described above, the terms and conditions of which are determined by the committee. These awards may include, without limitation, the grant of shares of our common stock based on attainment of performance goals established by the committee, the payment of shares as a bonus or in lieu of cash based on attainment of performance goals established by the committee, and the payment of shares in lieu of cash under an incentive or bonus program. Payment under or settlement of any such awards will be made in such manner and at such times as the committee may determine.

Dividend Equivalents.  Dividend equivalents granted to participants will represent a right to receive payments equivalent to dividends or interest with respect to a specified number of shares.

Performance Goals

Performance goals, which are established by the committee, will be chosen from among the following performance measures: earnings per share, economic value created, market share (actual or targeted growth), net income (before or after taxes), operating income, adjusted net income after capital charge, return on assets (actual or targeted growth), return on capital (actual or targeted growth), return on equity (actual or targeted growth), return on investment (actual or targeted growth), revenue (actual or targeted growth), cash flow, operating margin, share price, share price growth, total stockholder return, and strategic business criteria consisting of one or more objectives based on meeting specified market penetration goals, productivity measures, geographic business expansion goals, cost targets, customer satisfaction or employee satisfaction goals, goals relating to merger synergies, management of employment practices and employee benefits, or supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. The targeted level or levels of performance with respect to such performance measures may be established at such levels and on such terms as the committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

Termination of Employment or Service

Each award agreement will set forth the participant’s rights with respect to each award following termination of employment or service.

Change in Control

Except as otherwise provided in a participant’s award agreement, upon the occurrence of a change in control (as defined below), unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges, any and all outstanding options and SARs granted under the omnibus incentive plan will become immediately exercisable, any restriction imposed on restricted stock, RSUs and other awards granted under the omnibus incentive plan will lapse, and any and all performance shares, performance units and other awards granted under the omnibus incentive plan with performance conditions will be deemed earned at the target level, or, if no target level is specified, the maximum level.

For purposes of the omnibus incentive plan, the term “change in control” is defined as the occurrence of any of the following events:

•	an acquisition immediately after which any person, group or entity possesses direct or indirect beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, which we refer to as the exchange act) of 25% or more of either our outstanding common stock or our outstanding voting securities, provided that, after the acquisition, the acquirer’s beneficial ownership percentage exceeds FNF’s, and excluding any acquisition directly from us, by us, by FNF or by any of our employee benefit plans and certain other acquisitions;

•	during any period of two consecutive years, the individuals who, as of the beginning of such period, constitute our board, or incumbent board, cease to constitute at least a majority of the board, provided that any individual who becomes a member of our board subsequent to the beginning of such period and whose election or nomination was approved by at least two thirds of the members of the incumbent board will be considered as though he or she were a member of the incumbent board;

•	the consummation of a reorganization, merger, share exchange or consolidation or sale or other disposition of all or substantially all of our assets unless (a) our stockholders immediately before the transaction continue to have beneficial ownership of 50% or more of the outstanding shares of our common stock and the combined voting power of our then outstanding voting securities resulting from the transaction in substantially the same proportions as their ownership immediately prior to the transaction of our common stock and outstanding voting securities; (b) no person (other than us, our parent organization (or the parent organization of the resulting corporation), an employee benefit plan sponsored by us or the resulting corporation, or any entity controlled by us or the resulting corporation) has beneficial ownership of 25% or more of the outstanding common stock of the resulting corporation or the combined voting power of the resulting corporation’s outstanding voting securities; and (c) individuals who were members of the incumbent board continue to constitute a majority of the members of the board of directors of the resulting corporation; or

•	our stockholders approve a plan or proposal for the complete liquidation or dissolution of our company.

Transferability

Awards generally will be non-transferable except upon the death of a participant, although the committee may permit a participant to transfer awards (for example, to family members or trusts for family members) subject to such conditions as the committee may establish.

Deferrals

The committee may permit the deferral of vesting or settlement of an award and may authorize crediting of dividends or interest or their equivalents in connection with any such deferral. Any such deferral and crediting will be subject to the terms and conditions established by the committee and any terms and conditions of the plan or arrangement under which the deferral is made.

Tax Withholding

We may deduct or withhold, or require a participant to remit, an amount sufficient to satisfy federal, state, local, domestic or foreign taxes required by law or regulation to be withheld with respect to any taxable event arising as a result of the omnibus incentive plan. The committee may require or permit participants to elect that the withholding requirement be satisfied, in whole or in part, by having us withhold, or by tendering to us, shares of our common stock having a fair market value equal to the withholding obligation.

Option Grant Information

It is not possible at this time to determine awards that will be made in the future pursuant to the omnibus incentive plan, except as otherwise indicated below. Options that have been granted under the omnibus incentive plan in the past are set forth in the following table.

Option Grants under the Omnibus Incentive Plan

Number of Securities
Name & Position/Group	Underlying Options Granted

Raymond R. Quirk, Chief Executive Officer	120,000
Christopher Abbinante, President, Eastern Operations	60,000
Roger S. Jewkes, President, Western Operations	60,000
Erika Meinhardt, President, National Agency	60,000
Anthony J. Park, Executive Vice President and Chief Financial Officer	30,000
All current executive officers as a group	330,000
All current directors who are not executive officers, as a group	150,000
Each nominee for election as a director	—
Each associate of such executive officers, directors or nominees	—
Each other person who received or is to receive 5% of such options	—
All employees, including all current officers who are not executive officers, as a group	2,544,000

Total	3,024,000

Upon closing under the securities exchange and distribution agreement, William P. Foley, II will receive 475,000 shares of FNT restricted stock, Alan L. Stinson and Brent B. Bickett each will receive 130,000 shares of FNT restricted stock and each non-employee director will receive 5,000 shares of FNT restricted stock.

Federal Income Tax Consequences

The following is a brief description of the principal federal income tax consequences relating to options awarded under the omnibus incentive plan. This summary is based on our understanding of present federal income tax law and regulations. The summary does not purport to be complete or applicable to every specific situation.

Consequences to the Optionholder

Grant.  There are no federal income tax consequences to the optionholder solely by reason of the grant of ISOs or NQSOs under the omnibus incentive plan.

Exercise.  The exercise of an ISO is not a taxable event for regular federal income tax purposes if certain requirements are satisfied, including the requirement that the optionholder generally must exercise the ISO no later than three months following the termination of the optionholder’s employment with FNT. However, such exercise may give rise to alternative minimum tax liability (see “— Alternative Minimum Tax” below).

Upon the exercise of a NQSO, the optionholder will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares of common stock at the time of exercise over the amount paid therefore by the optionholder as the exercise price. The ordinary income, if any, recognized in connection with the exercise by an optionholder of a NQSO will be subject to both wage and employment tax withholding.

The optionholder’s tax basis in the shares acquired pursuant to the exercise of an option will be the amount paid upon exercise plus, in the case of a NQSO, the amount of ordinary income, if any, recognized by the optionholder upon exercise thereof.

Qualifying Disposition.  If an optionholder disposes of shares of common stock acquired upon exercise of an ISO in a taxable transaction, and such disposition occurs more than two years from the date on which the option was granted and more than one year after the date on which the shares were transferred to the optionholder pursuant to the exercise of the ISO, the optionholder will recognize long-term capital gain or loss equal to the difference between the amount realized upon such disposition and the optionholder’s adjusted basis in such shares (generally the option exercise price).

Disqualifying Disposition.  If the optionholder disposes of shares of common stock acquired upon the exercise of an ISO (other than in certain tax free transactions) within two years from the date on which the ISO was granted or within one year after the transfer of shares to the optionholder pursuant to the exercise of the ISO, at the time of disposition the optionholder will generally recognize ordinary income equal to the lesser of (i) the excess of each such share’s fair market value on the date of exercise over the exercise price paid by the optionholder or (ii) the optionholder’s actual gain (i.e., the excess, if any, of the amount realized on the disposition over the exercise price paid by the optionholder). If the total amount realized in a taxable disposition (including return of capital and capital gain) exceeds the fair market value on the date of exercise of the shares of common stock purchased by the optionholder under the option, the optionholder will recognize a capital gain in the amount of such excess. If the optionholder incurs a loss on the disposition (i.e., if the total amount realized is less than the exercise price paid by the optionholder), the loss will be a capital loss.

Other Disposition.  If an optionholder disposes of shares of common stock acquired upon exercise of a NQSO in a taxable transaction, the optionholder will recognize capital gain or loss in an amount equal to the difference between the optionholder’s basis (as discussed above) in the shares sold and the total amount realized upon disposition. Any such capital gain or loss (and any capital gain or loss recognized on a disqualifying disposition of shares of common stock acquired upon exercise of ISOs as discussed above) will be short-term or long-term depending on whether the shares of common stock were held for more than one year from the date such shares were transferred to the optionholder.

Alternative Minimum Tax.  Alternative minimum tax, which we refer to as AMT is payable if and to the extent the amount thereof exceeds the amount of the taxpayer’s regular tax liability, and any AMT paid generally may be credited against future regular tax liability (but not future AMT liability). AMT applies to alternative minimum taxable income.

For AMT purposes, the spread upon exercise of an ISO (but not a NQSO) will be included in alternative minimum taxable income, and the taxpayer will receive a tax basis equal to the fair market value of the shares of common stock at such time for subsequent AMT purposes. However, if the optionholder disposes of the ISO shares in the year of exercise, the AMT income cannot exceed the gain recognized for regular tax purposes, provided that the disposition meets certain third-party requirements for limiting the gain on a disqualifying disposition. If there is a disqualifying disposition in a year other than the year of exercise, the income on the disqualifying disposition is not considered alternative minimum taxable income.

Consequences to FNT

There are no federal income tax consequences to FNT by reason of the grant of ISOs or NQSOs or the exercise of an ISO (other than disqualifying dispositions).

At the time the optionholder recognizes ordinary income from the exercise of a NQSO, we will be entitled to a federal income tax deduction in the amount of the ordinary income so recognized (as described above), provided that the we satisfy our reporting obligations described below. To the extent the optionholder recognizes ordinary income by reason of a disqualifying disposition of the stock acquired upon exercise of an ISO, we will be entitled to a corresponding deduction in the year in which the disposition occurs.

We will be required to report to the Internal Revenue Service any ordinary income recognized by any optionholder by reason of the exercise of a NQSO or upon a disqualifying disposition of an ISO. We will be required to withhold income and employment taxes (and pay the employer’s share of employment taxes) with respect to ordinary income recognized by the optionholder upon the exercise of a NQSO, but not upon a disqualifying disposition of an ISO.

Other Tax Consequences

The foregoing discussion is not a complete description of the federal income tax aspects of options granted under the omnibus incentive plan. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, the foregoing discussion does not address state or local tax consequences.

THE FNT ANNUAL INCENTIVE PLAN

Description of the Proposal

Our board of directors has adopted the annual incentive plan, subject to stockholder approval at the 2006 Annual Meeting. The annual incentive plan is designed to enhance our ability to attract and retain highly qualified executives and to provide such executives with additional financial incentives to promote our success.

Stockholder approval of the annual incentive plan will allow incentive awards paid thereunder to qualify as deductible performance-based compensation within the meaning of Section 162(m) of the Code.

Section 162(m) of the Code places a limit of $1,000,000 on the amount we may deduct in any one year for compensation paid to our chief executive officer and each of our other four most highly-paid executive officers. There is, however, an exception to this limit for certain performance-based compensation. Awards made pursuant to the annual incentive plan may constitute performance-based compensation not subject to the deductibility limitation of Section 162(m) of the Code. However, in order to qualify for this exception, stockholders must approve the material terms of the performance goals of the annual incentive plan under which compensation will be paid.

The material terms of the performance goals being submitted for approval for purposes of Section 162(m) of the Code include (i) the employees eligible to receive awards under the annual incentive plan, (ii) a description of the business criteria on which the performance goals are based, and (iii) the maximum amount of compensation that could be paid to any employee if the performance goals are attained. This information is provided in the description of the annual incentive plan below.

If the annual incentive plan is approved by our stockholders, it will be effective as of October 23, 2006 and will remain in effect until such time as it is terminated by our board of directors.

Description of the Annual Incentive Plan

The complete text of the annual incentive plan is set forth as Annex E hereto. The following is a summary of the material features of the annual incentive plan and is qualified in its entirety by reference to Annex E.

Administration of the Annual Incentive Plan

The annual incentive plan will be administered by our compensation committee, which we refer to as the committee. Except as otherwise provided by our board of directors, the committee will have full and final authority in its discretion to establish rules and take all actions, including, without limitation, interpreting the terms of the annual incentive plan and deciding all questions of fact arising in connection with the annual incentive plan. All decisions, determinations and interpretations of the committee will be final, binding and conclusive on all persons, including the Company, its subsidiaries, its stockholders, the participants and their estates and beneficiaries.

Amendment and Termination

Our board of directors may at any time and from time to time, alter, amend, suspend, or terminate the annual incentive plan, in whole or in part. However, no amendment that requires stockholder approval in order to maintain the qualification of awards as performance-based compensation under Section 162(m) of the Code will be made without stockholder approval.

Eligibility and Participation

Eligibility under the annual incentive plan is limited to our chief executive officer and each other executive officer that the committee determines, in its discretion, is or may be a “covered employee” of the Company within the meaning of Section 162(m) of the Code and who is selected by the committee to participate in the annual incentive plan.

Form of Payment

Payment of incentive awards under the annual incentive plan will be made in cash.

Performance Period

The performance period under the annual incentive plan is our fiscal year or such shorter or longer period as determined by the committee.

Designation of Participants, Performance Period and Performance Measures

Within 90 days after the commencement of each performance period (or, if less than 90 days, the number of days which is equal to 25% of the relevant performance period applicable to an award), the committee will (i) select the participants to whom incentive awards will be granted, (ii) designate the applicable performance period, (iii) establish the target award for each participant, and (iv) establish the performance objective or objectives that must be satisfied in order for a participant to receive an incentive award for such performance period.

Performance Objectives

The performance objectives that will be used to determine the degree of payout of incentive awards under the annual incentive plan will be based upon one or more of the following performance measures, as determined by the committee: earnings per share, economic value created, market share (actual or targeted growth), net income (before or after taxes), operating income, adjusted net income after capital charge, return on assets (actual or targeted growth), return on capital (actual or targeted growth), return on equity (actual or targeted growth), return on investment (actual or targeted growth), revenue (actual or targeted growth), cash flow, operating margin, share price, share price growth, total stockholder return, and strategic business criteria consisting of one or more objectives based on meeting specified market penetration goals, productivity measures, geographic business expansion goals, cost targets, customer satisfaction or employee satisfaction goals, goals relating to merger synergies, management of employment practices and employee benefits, or supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries and/or other affiliates or joint ventures.

The targeted level or levels of performance with respect to such performance measures may be established at such levels and on such terms as the committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

Target Incentive Awards

Each participant will have a target award that will be based on achieving the target performance objectives established by the committee. The target award will be a percentage of the participant’s annual salary at the end of the performance period or such other amount as the committee may determine. If the performance objectives established by the committee are met at the target level, the participant will receive an incentive award equal to 100% of the target award. If the performance objectives are met at a level below or above the target level, the participant will receive an incentive award equal to a designated percentage of the target award, as determined by the committee.

Maximum Award

The maximum incentive award that may be paid to a participant under the annual incentive plan in any fiscal year is $25,000,000.

Committee Discretion

The committee retains the discretion to reduce the amount of any incentive award otherwise payable to a participant under the terms of the annual incentive plan, including a reduction in such amount to zero.

Committee Certification and Payment of Awards

As soon as practicable after the end of the each performance period, the committee will (i) determine whether the performance objectives for the performance period have been satisfied, (ii) determine the amount of the incentive award to be paid to each participant for the performance period and (iii) certify such determination in writing. Awards will be paid no later than the 15th day of the third month following the close of the performance period with respect to which the awards are made.

Termination of Employment

Unless the committee determines otherwise, a participant must be actively employed by the Company or a subsidiary on the last day of the performance period to receive an incentive award under the annual incentive plan for such performance period. The committee, in its discretion, may impose such additional service restrictions as it deems appropriate.

Award Information

As incentive awards under the annual incentive plan are based on future performance, it is not possible at this time to determine the awards that will be made in the future. No awards will be made under the annual incentive plan absent stockholder approval.

Federal Income Tax Consequences

The following is a brief description of the principal federal income tax consequences relating to incentive awards made under the annual incentive plan. This summary is based on our understanding of present federal income tax law and regulations. The summary does not purport to be complete or applicable to every specific situation.

Participants will recognize ordinary income equal to the amount of the award received in the year of receipt. That income will be subject to applicable income and employment tax withholding. If and to the extent that payments made under the annual incentive plan satisfy the requirements of Section 162(m) of the Code and otherwise satisfy the requirements of deductibility under federal income tax law, we will receive a corresponding deduction for the amount constituting ordinary income to the participant.

AMENDMENT AND RESTATEMENT OF
FNT’S CERTIFICATE OF INCORPORATION

The securities exchange and distribution agreement contemplates that, upon completion of the merger between FNF and FIS, FNT will amend and restate its certificate of incorporation to increase the number of authorized shares of FNT Class A common stock from 300 million to 600 million shares, change the name of FNT to “Fidelity National Financial, Inc.” and make certain other changes. FNT’s board of directors has adopted and approved these amendments, subject to stockholder approval.

A copy of the proposed amended and restated certificate of incorporation is attached to this information statement as Annex C. You are urged to read the proposed amended and restated certificate of incorporation carefully, as it is the legal document that governs the proposed amendments to FNT’s current certificate of incorporation that are described below. Although FNT is obtaining stockholder approval of this proposal, if for any reason the proposed transactions are not completed, this proposal will not be implemented.

Description of Amendments

Change of Name

Under the securities exchange and distribution agreement, FNT has agreed to change its name in the amended and restated certificate of incorporation from “Fidelity National Title Group, Inc.” to “Fidelity National Financial, Inc.,” which will be FNT’s name following the consummation of the proposed transactions and subsequent merger between FNF and FIS.

Increase in Authorized Number of Shares

Under FNT’s current certificate of incorporation, FNT has authorized for issuance 300 million shares of FNT Class A common stock, par value $0.0001 per share. The amendment and restatement of FNT’s certificate of incorporation would increase the number of shares of FNT Class A common stock authorized for issuance from 300 million shares to 600 million shares.

Removal of FNT Class B Common Stock

The amendment and restatement of FNT’s certificate of incorporation will delete the provisions relating to the FNT Class B common stock.

Change in Policies Regarding Corporate Opportunities

The amended and restated certificate of incorporation notes that FNT may from time to time enter into agreements with FIS. The amended and restated certificate of incorporation provides that no such agreement, nor the performance of it by FNT or FIS or any of their subsidiaries, will be considered a breach by a director, officer or employee of FNT who is also a director, officer or employee of FIS of his or her fiduciary duties to FNT or its stockholders, so long as any such director who acquires knowledge of a potential transaction or matter which may be a corporate opportunity of both FNT and FIS follows the policies specified in the amendment and restatement of FNT’s certificate of incorporation regarding such corporate opportunities.

In addition, the amendment and restatement of FNT’s certificate of incorporation also provides that no such director or officer will have or be under any fiduciary duty to FNT or its stockholders to refrain from acting on behalf of FNT or any of its subsidiaries or on behalf of FIS in respect of any such agreement or performing any such agreement in accordance with its terms, so long as any such director who acquires knowledge of a potential transaction or matter which may be a corporate opportunity of both FNT and FIS follows the policies specified in the amendment and restatement of FNT’s certificate of incorporation regarding such corporate opportunities.

Removal of Written Consent of Stockholders

Under FNT’s current certificate of incorporation, stockholders may act by written consent without a meeting, without prior notice and without a vote, upon written consent of the holders of the requisite number of shares, so long as FNF owns more than 50% of FNT’s voting stock. Once FNF ceases to own that percentage of FNT’s voting stock, FNT’s current certificate of incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. The amendment and restatement of FNT’s certificate of incorporation would eliminate the right of stockholders to act by written consent without a meeting, without prior notice and without a vote, and provide that any action required or permitted to be taken by stockholders may be effected only at a duly called annual or special meeting of stockholders and may not be effected by a written consent or consents by stockholders in lieu of such a meeting.

Miscellaneous Changes Relating To FNF’s Ownership of FNT Stock

The amendment and restatement of FNT’s certificate of incorporation removes all references to and any requirements resulting from FNF’s ownership of FNT common stock, since after the spin-off FNF will no longer own any stock of FNT.

Reasons for the Proposed Amendment and Restatement

While FNT has a sufficient number of authorized shares under its current certificate of incorporation to complete the issuance of shares in connection with the proposed transactions, the amendment and restatement of FNT’s certificate of incorporation described in this proposal is a condition to completion of the proposed transactions under the terms of the securities exchange and distribution agreement. In the opinion of FNT’s board of directors, the amendment and restatement is in the best interests of FNT stockholders. If the amendment is not approved, FNT will not be able to complete the proposed transactions and the other transactions contemplated by the securities exchange and distribution agreement unless FNT and FNF waive this condition to closing.

As of June 30, 2006, 31,147,357 shares of FNT Class A common stock were issued and outstanding, 6,695 shares of FNT Class A common stock were held in the treasury and 7,222,500 shares of FNT Class A common stock (net of outstanding restricted stock grants) were reserved for future issuance in connection with the omnibus incentive plan.

Approximately 189,488,192 shares of FNT Class A common stock will be issued in connection with the proposed transactions and approximately 21,937,500 shares of FNT Class A common stock will be reserved for future issuance under the omnibus incentive plan.

Therefore, after giving effect to the proposed transactions and the issuance and reservation for issuance of shares of FNT Class A common stock in connection therewith, and the conversion of shares of FNT Class B common stock, FNT would have approximately 57,420,256 authorized but unissued shares of FNT Class A common stock. The proposed amendment and restatement of FNT’s certificate of incorporation will authorize the issuance of up to an additional 300 million shares of FNT’s Class A common stock.

This increase will give FNT greater flexibility in the future by allowing it the latitude to declare stock dividends or stock splits, to use FNT Class A common stock to acquire other assets, or to issue its common stock for other corporate purposes, including stock dividends, raising additional capital, issuance pursuant to equity incentive plans, and possible future acquisitions.

Other than the shares to be issued in connection with the proposed transactions, there are no current plans, understandings, or arrangements for issuing a material number of additional shares of FNT Class A common stock from the additional shares proposed to be authorized pursuant to the amendment and restatement.

No Additional Action Required for Issuance; No Preemptive Rights

The issuance of shares of FNT Class A common stock in the future may dilute the present equity ownership position of current holders of FNT Class A common stock and may be made without stockholder approval, unless otherwise required by applicable laws or stock exchange regulations.

All shares of FNT Class A common stock, including those now authorized and those that would be authorized by the proposed amendment and restatement of FNT’s certificate of incorporation, are equal in rank and have the same voting, dividend, and liquidation rights. Holders of FNT common stock do not have preemptive rights.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT OF FNT

The following table sets forth information regarding beneficial ownership of FNT common stock by:

•	each stockholder who is known by FNT to beneficially own 5% or more of the common stock;

•	each of FNT’s directors;

•	each of FNT’s executive officers named in the Summary Compensation Table; and

•	all of FNT’s executive officers and directors as a group.

Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares of common stock beneficially owned by that stockholder. The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose.

Security Ownership of Certain Beneficial Owners

FNT Class A Common Stock.

As of June 30, 2006, based upon filings with the SEC, there is no person known to us to be the beneficial owner of more than 5% of the FNT Class A common stock other than as set forth below and in “— Security Ownership of Management” beginning on page 138.

	Number of Shares	Percent of
Name	Beneficially Owned	Class

Basswood Capital Management, LLC	2,372,811	7.8%
645 Madison Avenue, 10th Floor
New York, NY 10022
Chilton Investment Company, LLC	4,212,607	13.5%
1266 East Main Street, 7th Floor
Stamford, CT 06902
Mellon Financial Corporation	2,305,346	7.58%
One Mellon Center
Pittsburgh, PA 15258

FNT Class B Common Stock

As of June 30, 2006, based upon filings with the SEC, there is no person known to FNT to be the beneficial owner of more than 5% of FNT’s Class B common stock other than as set forth below and in “— Security Ownership of Management” beginning on page 138.

	Number of Shares	Percent of
Name	Beneficially Owned	Class(1)

Fidelity National Financial, Inc.	143,176,041	100%
601 Riverside Avenue
Jacksonville, FL 32204

(1)	Represents approximately 82% of our outstanding common stock and, as a result of the greater voting rights of the FNT Class B common stock, 97.9% of the outstanding voting rights of our common stock.

Security Ownership of Management

The following table sets forth the beneficial ownership as of June 30, 2006, of FNT Class A common stock, by each director, by the director nominees, all executive officers named in the summary compensation table, and all directors and executive officers as a group. The information as to beneficial stock ownership is based on data furnished by the persons concerning whom such information is given.

	Number of
	Shares		Number of		Percent of
Name	Owned(1)		Options	Total	Total

William P. Foley, II	1,120,698	(2)	0	1,120,698	3.60%
Frank P. Willey	271,467		0	271,467	*
John F. Farrell, Jr.	6,763		0	6,763	*
Willie D. Davis	5,962		0	5,962	*
William A. Imparato	6,696		0	6,696	*
General William Lyon	9,636		0	9,636	*
Philip G. Heasley	10,452		0	10,452	*
William G. Bone	0		0	0	*
Peter O. Shea, Jr.	0		0	0	*
Robert N. Clements	0		0	0	*
Raymond R. Quirk	155,184		0	155,184	*
Christopher Abbinante	70,559		0	70,559	*
Roger S. Jewkes	66,369		0	66,369	*
Erika Meinhardt	70,005		0	70,005	*
Anthony J. Park	40,527	(3)	0	40,527	*
All directors and executive officers (15 persons)	1,834,318		0	1,834,318	5.89%

*	Represents less than 1% of FNT’s common stock.

(1)	Includes unvested restricted shares in the following amounts: Messrs. Foley and Quirk — 120,000; Messrs. Abbinante and Jewkes — 60,000; Ms. Meinhardt — 60,000; Mr. Park — 30,000; Messrs. Willey, Heasley, Imparato, Lyon, Davis and Farrell — 5,000.

(2)	Included in this amount are 428,668 shares held by Folco Development Corporation, of which Mr. Foley and his spouse are the sole stockholders (with shared voting and investment control) and 101,345 shares held by Foley Family Charitable Foundation.

(3)	Included in this amount are 281 shares held by Mr. Park’s spouse.

ELECTION OF DIRECTORS AND EXECUTIVE OFFICERS

Certain Information about our Directors

The names of our directors and certain biographical information concerning each of them is set forth below:

Term Expiring 2006

			Director
Name	Position With FNT	Age	Since

John F. Farrell, Jr.	Director Chairman Audit Committee	68	2000	(1)
Frank P. Willey	Vice Chairman of the Board	52	1984	(1)
Willie D. Davis	Director Member Corporate Governance and Nominating Committee, Member Compensation Committee	71	2003	(1)
Philip G. Heasley	Director Member Audit Committee	55	2000	(1)

(1)	Includes the period of time during which the director served as a director of FNF.

John F. Farrell, Jr.  Mr. Farrell is a private investor and has been since 1997. From 1985 through 1994 he was Chairman and Chief Executive Officer of North American Mortgage Company. Mr. Farrell was Chairman of Integrated Acquisition Corporation from 1984 through 1989. He was a partner with Oppenheimer and Company from 1972 through 1981. Mr. Farrell currently serves as a director of FNF and Ames Investment Corporation. Mr. Farrell joined the board of directors of FNT in October 2005.

Frank P. Willey.  Mr. Willey served as the Vice Chairman of the board of directors of FNF prior to joining the board of directors of FNT as its Vice Chairman in October 2005. Mr. Willey was a director of FNF from its formation in 1984 until the distribution, and also was the President of FNF from January  1, 1995 through March 20, 2000. Mr. Willey also served as an Executive Vice President and General Counsel of FNF from its formation until December 31, 1994. Presently, Mr. Willey also serves as a director of CKE Restaurants, Inc.

Willie D. Davis.  Mr. Davis has served as the President and a director of All-Pro Broadcasting, Inc., a holding company that operates several radio stations, since 1976. Mr. Davis currently also serves on the board of directors of Sara Lee Corporation, Dow Chemical Company, MGM Mirage, Inc., Alliance Bank, Johnson Controls, Inc. and Manpower, Inc. Mr. Davis resigned from the board of directors of FNF to become a director of FNT in October 2005.

Philip G. Heasley.  Mr. Heasley has served as the President and CEO of Transaction Systems Architects since May 1, 2005. Prior to that, Mr. Heasley served as Chairman and Chief Executive Officer of First USA Bank from 2000 to 2003. Before First USA, Mr. Heasley spent 13 years in executive positions at U.S. Bancorp, including six years as Vice Chairman and the last two years as President and Chief Operating Officer. Before joining U.S. Bancorp, Mr. Heasley spent 13 years at Citicorp, including three years as President and Chief Operating Officer of Diners Club, Inc. Mr. Heasley resigned from the board of directors of FNF to become a director of FNT in October 2005.

Term Expiring 2007

			Director
Name	Position With FNT	Age	Since

William A. Imparato	Director Chairman Corporate Governance and Nominating Committee, Member Audit Committee	59	1986	(1)
General William Lyon	Chairman Compensation Committee	83	1998	(1)
William G. Bone	Director Member Compensation Committee	64	2005

(1)	Includes the period of time during which the director served as a director of FNF.

William A. Imparato.  Mr. Imparato currently is a Partner in Beus Gilbert PLLC and the Managing Member of Tri-Vista Partners, LLC, and has been for more than five years. From June 1990 to December 1993, Mr. Imparato was President of FNT’s wholly-owned real estate subsidiary Manchester Development Corporation. From July 1980 to March 2000 he was a partner in Park West Development Company, a real estate development firm headquartered in Phoenix, Arizona. In March 2000, Mr. Imparato started a new real estate development firm, Tri-Vista Partners LLC, headquartered in Scottsdale, Arizona. Mr. Imparato resigned from the board of directors of FNF to become a director of FNT in October 2005.

General William Lyon.  General Lyon is Chairman of the Board and Chief Executive Officer of William Lyon Homes, Inc. and affiliated companies, which are headquartered in Newport Beach, California, and has been for more than five years. In 1989, General Lyon formed Air/Lyon, Inc., which included Elsinore Service Corp. and Martin Aviation at John Wayne Airport. He has been Chairman of the Board of The William Lyon Company since 1985. General Lyon resigned from the board of directors of FNF in October 2005.

William G. Bone.  Mr. Bone founded Sunrise Company in 1963 and has served as its Chairman and Chief Executive Officer for more than five years. Mr. Bone joined the board of directors of FNT in October 2005.

Term Expiring 2008

			Director
Name	Position With FNT	Age	Since

William P. Foley, II	Chairman of the Board	61	1984	(1)
Peter O. Shea, Jr.	Director	39	2006

(1)	Includes the period of time during which the director served as a director of FNF.

William P. Foley, II.  Mr. Foley is the Chairman of the Board and Chief Executive Officer of FNF, and has served in both capacities since that company’s formation in 1984. Mr. Foley also served as President of that company from 1984 until December 31, 1994. Mr. Foley also is currently serving as the Chairman of the Board of FIS and as a director of Florida Rock Industries, Inc. Mr. Foley has served as director of FNT since its formation on May 24, 2005.

Peter O. Shea, Jr.  Mr. Shea is the President and Chief Executive Officer of J.F. Shea Co., Inc. and he previously served as Chief Operating Officer of J.F. Shea Co., Inc. for more than five years. J.F. Shea Co., Inc. is a private company with aggregate revenue in 2005 in excess of $3.5 billion, with operations in home construction, commercial property development and management and heavy civil construction. Mr. Shea became a director of FNT in April 2006.

Directors and Officers of FNT Following the Spin-Off

If the proposals relating to the issuance of shares pursuant to the securities exchange and distribution agreement receive the requisite number of affirmative votes, it is expected that the proposed transactions would be consummated shortly thereafter. In that event, both William A. Imparato and William G. Bone would continue to serve as directors only until such time as the proposed transactions are consummated. At that time, Douglas K. Ammerman, Thomas M. Hagerty, Daniel D. Lane and Cary H. Thompson would become directors of FNT. Certain biographical information concerning each of them can be found at “The Securities Exchange and Distribution Agreement and Related Documents — Directors and Officers” on page 61.

Corporate Governance Guidelines

Our board of directors adopted a set of corporate governance guidelines in September 2005 to provide, along with the charters of the board of director committees, a framework for the functioning of the board of directors and its committees and to establish a common set of expectations as to how the board of directors should perform its functions. The Corporate Governance Guidelines address the composition of the board of directors, the selection of directors, the functioning of the board of directors, the committees of the board of directors, the evaluation and compensation of directors and the expectations of directors, including ethics and conflicts of interest. These guidelines specifically provide that a majority of the members of the board of directors must be outside directors who the board of directors has determined have no material relationship with FNT and who otherwise meet the independence criteria established by the NYSE. The board of directors reviews these guidelines and other aspects of FNT’s governance at least annually. A copy of our Corporate Governance Guidelines is available for review on our website at www.fntg.com. Stockholders may also obtain a copy by writing to the Corporate Secretary at the address set forth under “Where You Can Find More Information” beginning on page 164.

Code of Ethics and Business Conduct

Our board of directors has adopted a Code of Ethics for Senior Financial Officers, which is applicable to our chief executive officer, our chief financial officer and our chief accounting officer, and a Code of Business Conduct and Ethics, which is applicable to all directors, officers and employees of FNT. The purpose of these codes is to (i) promote honest and ethical conduct, including the ethical handling of conflicts of interest; (ii) promote full, fair, accurate, timely and understandable disclosure; (iii) promote compliance with applicable laws and governmental rules and regulations; (iv) ensure the protection of FNT’s legitimate business interests, including corporate opportunities, assets and confidential information; and (v) deter wrongdoing. Our codes of ethics and business conduct were adopted to reinvigorate and renew our commitment to FNT’s longstanding standards for ethical business practices. Our reputation for integrity is one of our most important assets and each of our employees and directors is expected to contribute to the care and preservation of that asset. Under our codes of ethics, an amendment to or a waiver or modification of any ethics policy applicable to our directors or executive officers must be disclosed to the extent required under SEC and/or NYSE rules.

Copies of our Code of Business Conduct and Ethics and our Code of Ethics for Senior Financial Officers are available for review on our website at www.fnf.com. Stockholders may also obtain a copy of any of these codes by writing to the Corporate Secretary at the address set forth under “Where You Can Find More Information” beginning on page 164.

The Board and Its Committees

Seven of the nine members of our board of directors (i.e., all directors other than Mr. Foley and Mr. Willey) are non-employees. Based on the recommendations of the corporate governance and nominating committee, the board of directors determined that all of the non-employee members of the board of directors are independent under the criteria established by the NYSE and our Corporate Governance Guidelines. Our board of directors met once in 2005 following our separation from FNF and each member of the board of directors attended the meeting. Our non-management directors also met periodically in executive sessions without management. In accordance with our Corporate Governance Guidelines, at each meeting a member of the Governance and Nominating Committee is designated by the other non-management directors to preside as the lead director during that session. FNT does not, as a general matter, require our board of directors’ members to attend our annual meeting of stockholders, although each of our directors is invited to attend our 2006 annual meeting, which will be our first annual meeting of stockholders since our separation from FNF.

The board of directors has three standing committees, namely an audit committee, a compensation committee and a corporate governance and nominating committee. The charter of each committee is available on our website at www.fnf.com. Stockholders also may obtain a copy of any of these charters by writing to the Corporate Secretary at the address set forth under “Where You Can Find More Information” beginning on page 164.

Corporate Governance and Nominating Committee

The members of the corporate governance and nominating committee are William A. Imparato and Willie D. Davis. Donald M. Koll, who was previously a member of the committee, resigned from the board of directors in April 2005. Each of Messrs. Imparato and Davis was deemed to be independent by the board of directors, as required by the NYSE. The corporate governance and nominating committee did not meet in 2005. So far in 2006, the corporate governance and nominating committee has met twice and each of the members of the committee attended each meeting. The primary functions of the corporate governance and nominating committee, as identified in its charter, are:

•	identifying individuals qualified to become members of the board of directors and making recommendations to the board of directors regarding nominees for election;

•	developing and recommending to the board of directors a set of corporate governance principles applicable to FNT and reviewing such principles at least annually;

•	developing and recommending to the board of directors standards to be applied in making determinations as to the absence of material relationships between FNT and a director;

•	adopting, revising and overseeing the board of directors’ criteria for selecting new directors;

•	establishing procedures for the corporate governance and nominating committee to exercise oversight of the evaluation of the board of directors and management;

•	evaluating, at least annually, the performance of the corporate governance and nominating committee;

•	considering nominees recommended by stockholders; and

•	assisting management in the preparation of the disclosure in FNT’s annual proxy statement regarding the operations of the corporate governance and nominating committee.

In fulfilling its duty to recommend nominees for election as directors, the committee considers, among other things, the following criteria:

•	personal qualities and characteristics, accomplishments and reputation in the business community;

•	current knowledge and contacts in the communities in which FNT does business and in FNT’s industry or other industries relevant to FNT’s business;

•	ability and willingness to commit adequate time to board of directors and committee matters;

•	the fit of the individual’s skills and personality with those of other directors and potential directors in building a board of directors that is effective, collegial and responsive to the needs of FNT; and

•	diversity of viewpoints, background, experience and other demographics.

The corporate governance and nominating committee would consider qualified candidates for directors suggested by our stockholders. To date, no such suggestions have been received. Stockholders can suggest qualified candidates for director to the corporate governance and nominating committee by writing to our Corporate Secretary at 601 Riverside Avenue, Jacksonville, Florida 32204. The submission should provide a brief description of the qualifications of the candidate. Submissions that meet the criteria outlined above and in the Corporate Governance Guidelines will be forwarded to the Chairman of the corporate governance and nominating committee for further review and consideration.

Audit Committee

The members of the audit committee are John F. Farrell, Jr. (Chairman), William A. Imparato and Philip G. Heasley. The board of directors has determined that each of the audit committee members is financially literate and independent as required by the rules of the SEC and the NYSE, and that each of Messrs. Farrell and Heasley is an audit committee financial expert, as defined by the rules of the SEC. The audit committee met 3 times in 2005 following our separation from FNF and each of the members attended all of the meetings. The primary functions of the audit committee include:

•	appointing, compensating and overseeing FNT’s independent auditor;

•	overseeing the integrity of FNT’s financial statements and FNT’s compliance with legal and regulatory requirements;

•	discussing the annual audited financial statements and quarterly financial statements with management and the independent auditors, including FNT’s disclosures under “FNT’s Management Discussion and Analysis of Financial Condition and Results of Operation” beginning on page 69;

•	establishing procedures for receiving, processing and retaining complaints (including anonymous complaints) received by FNT concerning accounting controls or auditing issues;

•	engaging independent advisors, such as legal counsel and accounting advisors, as needed, to assist the audit committee in meeting its obligations;

•	approving any significant non-audit relationship with FNT’s independent auditors;

•	approving audit and non-audit services provided by FNT’s independent auditors;

•	discussing earnings press releases and financial information provided to analysts and rating agencies;

•	discussing policies with respect to risk assessment and risk management;

•	meeting, separately and periodically, with management, internal auditors and independent auditors;

•	evaluating, at least annually, the performance of the audit committee; and

•	producing an annual report for inclusion in FNT’s proxy statement, in accordance with applicable rules and regulations.

The audit committee is a separately-designated standing committee established in accordance with Section 3(a)(58)(A) of the exchange act. Please refer to the section of this information statement entitled “Election of Directors and Executive Officers — Report of the Audit Committee” beginning on page 144, for more information on the responsibilities of the audit committee.

Compensation Committee

The members of the compensation committee are General William Lyon, Willie D. Davis and William G. Bone. Each of Messrs. Lyon, Lane and Bone was deemed to be independent by the board of directors, as required by the NYSE. The compensation committee did not meet in 2005 following our separation from FNF. To date in 2006, the compensation committee has met twice, and each of the members of the committee attended each meeting. The functions of the compensation committee include the following:

•	discharging the board of directors’ responsibilities relating to compensation of FNT’s executives;

•	reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluating the Chief Executive Officer’s performance in light of those goals and objectives, and setting the Chief Executive Officer’s compensation level based on this evaluation;

•	making recommendations to the board of directors with respect to incentive-compensation plans and equity-based plans;

•	evaluating, at least annually, the performance of the compensation committee; and

•	producing an annual report on executive compensation for inclusion in FNT’s proxy statement, in accordance with applicable rules and regulations.

For more information regarding the responsibilities of the compensation committee, please refer to the section of this information statement entitled “Compensation of Directors and Executive Officers” beginning on page 147.

Contacting the Board of Directors

Any stockholder or other interested person who desires to contact any member of the board of directors or the non-management members of the board of directors as a group may do so by writing to: Board of Directors, c/o Corporate Secretary, Fidelity National Financial, Inc., 601 Riverside Avenue, Jacksonville, FL 32204. Communications received are distributed by the Corporate Secretary to the appropriate member or members of the board of directors.

Report of the Audit Committee

The audit committee of the board of directors submits the following report on the performance of certain of its responsibilities for the year 2005:

The primary function of our audit committee is oversight of FNT’s financial reporting process, public financial reports, internal accounting and financial controls, and the independent audit of the annual consolidated financial statements. Our audit committee acts under a written charter, which was adopted in 2005 and subsequently approved by our board of directors. We review the adequacy of our charter at least annually. Our audit committee is comprised of the three directors named below, each of whom has been determined by the board of directors to be independent as defined by the recently revised NYSE independence standards. In addition, our board of directors has designated each of John F. Farrell, Jr. and Philip G. Heasley as an audit committee financial expert as defined by SEC rules.

In performing our oversight function, we reviewed and discussed with management and KPMG LLP, our independent auditors, the audited financial statements of FNT as of and for the year ended December 31, 2005. Management and KPMG LLP reported to us that FNT’s consolidated financial statements present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of FNT and its subsidiaries in conformity with generally accepted accounting principles. We also discussed with KPMG LLP matters covered by the Statement on Auditing Standards No. 61 (Communication with Audit Committees).

We have received and reviewed the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and have discussed with them their independence. In addition, we have considered whether KPMG LLP’s provision of non-audit services to FNT is compatible with their independence.

SEC rules require that, before a company’s independent auditor is engaged to provide any audit or permissible non-audit services, the engagement must be pre-approved by the audit committee or entered into pursuant to pre-approval policies and procedures established by the audit committee. FNT’s audit committee has not established a pre-approval policy at this time. Rather, the audit committee as a whole reviews and pre-approves all audit and permissible non-audit services to be provided by KPMG LLP.

Finally, we discussed with FNT’s internal auditors and KPMG LLP the overall scope and plans for their respective audits. We met with KPMG LLP at each meeting, both with and without management present. Our discussions with them included the results of their examinations, their evaluations of FNT’s internal controls and the overall quality of FNT’s financial reporting.

Based on the reviews and discussions referred to above, we recommended to our board of directors that the audited financial statements referred to above be included in FNT’s Annual Report on Form 10-K for the fiscal year ended 2005 and that KPMG LLP be appointed independent auditors for FNT for 2006.

In carrying out our responsibilities, we look to management and the independent auditors. Management is responsible for the preparation and fair presentation of FNT’s financial statements and for maintaining effective internal control. Management is also responsible for assessing and maintaining the effectiveness of internal control over the financial reporting process. The independent auditors are responsible for auditing FNT’s annual financial statements and expressing an opinion as to whether the statements are fairly stated in conformity with generally accepted accounting principles. The independent auditors perform their responsibilities in accordance with the standards of the Public Company Accounting Oversight Board. Our members are not professionally engaged in the practice of accounting or auditing, and are not experts under the exchange act in either of those fields or in auditor independence.

The foregoing report is provided by the following independent directors, who constitute the Committee:

Audit Committee

John F. Farrell, Jr., Chairman
Philip G. Heasley
William A. Imparato

Principal Accounting Fees and Services

In accordance with the requirements of the Sarbanes-Oxley Act of 2002, all audit and audit-related work and all non-audit work performed by FNT’s independent auditor, KPMG LLP, is approved in advance by the audit committee, including the proposed fees for such work.

FNT incurred the following fees for audit and other services performed by KPMG LLP with respect to fiscal years 2005:

2005
(Amount in thousands)

Audit fees(1)	$1,134
Audit related fees(2)	11
Tax fees	—
All other fees	—

$1,145

(1)	Audit fees consisted principally of fees for the 2005 audit of FNT, including statutory audits of subsidiaries, and quarterly reviews, including billings for out of pocket expenses, and fees related to the review of registration statements for various transactions.

(2)	Audit related fees in 2005 consisted principally of fees for audits of employee benefit plans.

Certain Information about our Executive Officers

The executive officers of FNT as of the date of this report are set forth in the table below. Certain biographical information with respect to those executive officers who do not also serve as directors follows the table.

Name	Position With FNT	Age

Raymond R. Quirk	Chief Executive Officer	59
Christopher Abbinante	President, Eastern Operations	55
Roger S. Jewkes	President, Western Operations	47
Erika Meinhardt	President, National Agency	47
Anthony J. Park	Executive Vice President and Chief Financial Officer	39

Raymond R. Quirk is our Chief Executive Officer. Prior to his position as Chief Executive Officer, he was President of FNF from January 2003 to October 2005. Since he joined FNF in 1985, Mr. Quirk has also served in numerous executive and management positions, including Executive Vice President, Co-Chief Operating Officer, and Divisional and Regional Manager with responsibilities governing direct and agency operations nationally.

Christopher Abbinante is our President, Eastern Operations. Prior to his appointment as President, Eastern Operations, Mr. Abbinante served as an Executive Vice President and a Co-Chief Operating Officer of FNF from January 2002 to October 2005. Mr. Abbinante joined FNF in 2000 in connection with FNF’s acquisition of Chicago Title Corporation. Prior to joining FNF, Mr. Abbinante served as a Senior Vice President of Chicago Title Insurance Company from 1976 to 2000.

Roger S. Jewkes is our President, Western Operations. Prior to his appointment as President, Western Operations, Mr. Jewkes served as a Division Manager for FNF from May 2003 to October 2005, and as a Regional Manager with FNF from May 2001 to 2003. In his role as a Division Manager, Mr. Jewkes was responsible for FNF’s direct title operations in California, Arizona, Colorado, Nevada and New Mexico. Mr. Jewkes has held various other operational management positions with FNF since he joined FNF through an acquisition in 1987.

Erika Meinhardt is our President, National Agency Operations. Prior to her appointment as President, National Agency Operations, she served as Executive Vice President and Division Manager for FNF from 2002 until October 2005, with responsibility for direct and agency operations in the Southeast and Northeast. Ms. Meinhardt has held various other positions with FNF and its subsidiary companies since 1983.

Anthony J. Park is our Chief Financial Officer. Prior to his appointment as our Chief Financial Officer, Mr. Park has served as the Chief Accounting Officer of FNF from March 2000 until October 2005. In his role as Chief Accounting Officer of FNF, Mr. Park had primary responsibility for all aspects of the corporate accounting function and production of the consolidated financial statements. Mr. Park has previously held the titles of Controller and Assistant Controller of FNF since he joined FNF in 1991.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director Compensation

Directors who also are our officers do not receive any compensation for acting as directors, except for reimbursement of reasonable expenses, if any, incurred in attending board meetings. During 2005, directors who were not our employees received:

•	an annual retainer of $35,000;

•	a per meeting fee of $1,500 for each board meeting attended;

•	an annual retainer of $2,500 for service on any board committee (except audit) or a $7,500 annual retainer if chair of any committee (except audit);

•	an annual retainer of $5,000 for service on the audit committee or a $10,000 annual retainer if chair of the audit committee;

•	a per meeting fee of $1,500 for each committee meeting attended (except audit which has a per meeting fee of $2,000); and

•	expenses of attending board and committee meetings.

In addition, each non-employee director received a grant of 5,000 shares of restricted FNT Class A common stock during 2005.

Executive Compensation

The following table contains compensation information for our chief executive officer and four of our other executive officers who were the most highly compensated for the year ended December 31, 2005. The information in this table includes compensation earned by the individuals for services with FNT or with FNF while FNT was still an operating segment of FNF. All references in the following tables to restricted stock and stock option awards in 2003 and 2004 relate to grants made by FNF. For 2005, restricted stock and stock option awards were granted by both FNT and FNF. The amounts of compensation paid by FNF do not necessarily reflect the compensation such person will receive in the future, which could be higher or lower, because historical compensation was determined by FNF and future compensation levels will be determined based on the compensation policies, programs and procedures established by our Compensation and Benefits Committee.

Summary Compensation Table

					Long-Term Compensation
		Annual Compensation					Securities
				Other Annual	Restricted		Underlying	All Other
		Salary	Bonus	Compensation($)	Stock		Options	Compensation
Name and Title	Fiscal Year	($)(1)	($)(2)	(3)	Awards($)		(#)(6)	($)(7)

Raymond R. Quirk	2005	647,500	1,282,500	38,693	2,628,000	(4)	—	33,070
Chief Executive Officer	2004	606,250	1,210,227	7,304	—		166,236	28,956
	2003	594,529	1,557,123	89,148	1,156,050	(5)	8,250	23,644
Christopher Abbinante	2005	500,000	978,125	6,000	1,314,000	(4)	—	28,370
President	2004	475,000	1,079,344	6,000	—		117,916	25,876
Eastern Operations	2003	475,003	950,000	53,513	660,600	(5)	—	25,768
Roger S. Jewkes	2005	439,166	900,000	15,200	1,314,000	(4)		33,246
President	2004	469,059	963,984	6,000	—		103,177	17,477
Western Operations	2003	300,000	450,000	6,000	300,273	(5)	—	18,621
Erika Meinhardt	2005	375,000	712,240	208,739	1,314,000	(4)	—	32,802
President	2004	341,668	683,333	8,781	—		117,916	22,284
National Agency	2003	300,000	600,000	6,000	450,409	(5)	—	23,193
Anthony J. Park	2005	286,459	276,910	—	657,000	(4)	12,792	25,131
Executive Vice President	2004	250,001	175,000	—	—		29,479	17,269
Chief Financial Officer	2003	235,416	164,792	23,457	105,095	(5)	—	20,022

(1)	Amounts shown for the indicated fiscal year include amounts deferred at the election of the named executive officer pursuant to FNF’s 401(k) plan.

(2)	Bonuses were awarded during the year following the year to which the bonuses relate, based on an evaluation by the compensation committee of the board of directors.

(3)	Amounts shown for Mr. Quirk include (i) the cost of a company provided automobile of $6,000 in 2005, 2004, and 2003; (ii) financial planning advice provided by third parties of $32,693 in 2005; and (iii) personal use of company assets by Mr. Quirk of $1,304 in 2004. Amounts shown for Mr. Abbinante include (i) the cost of a company provided automobile of $6,000 in 2005, 2004, and 2003. Amounts shown for Mr. Jewkes include (i) the cost of a company provided automobile of $6,000 in 2005, 2004, and 2003 and (ii) a deferred compensation payout of $9,200 in 2005. Amounts shown for Ms. Meinhardt include (i) the cost of a company provided automobile of $6,000 in 2005, 2004, and 2003, (ii) a deferred compensation payout of $202,739 in 2005, and (iii) personal use of company assets by Ms. Meinhardt of $2,781 in 2004. The amount shown for Mr. Park includes relocation expenses of $23,457 in 2003. Amounts also include amounts reimbursed during 2003 for the payment of taxes in connection with the restricted stock grant: Mr. Quirk: $83,148 and Mr. Abbinante: $47,513.

(4)	Pursuant to the omnibus incentive plan, FNT granted shares of restricted common stock of FNT to Messrs. Quirk, Abbinante, Jewkes, and Park and Ms. Meinhardt on October 18, 2005. The restricted shares granted vest over a four year period. Dividends are paid by FNT on the restricted stock granted. The following are the number and aggregate value of restricted stock holdings as of December 31, 2005: (i) Mr. Quirk: 120,000 shares; $2,922,000; (ii) Mr. Abbinante: 60,000 shares; $1,461,000; (iii) Mr. Jewkes: 60,000 shares; $1,461,000; (iv) Ms. Meinhardt: 60,000 shares; $1,461,000 and (v) Mr. Park: 30,000 shares; $730,500.

(5)	Pursuant to the 2001 Plan, FNF granted rights to Messrs. Quirk, Abbinante, Jewkes, and Park and Ms. Meinhardt to purchase shares of restricted common stock of FNF on November 18, 2003. The restricted shares granted to Mr. Quirk and Mr. Abbinante vest over a four year period, of which one-fifth vested immediately on the date of grant. The restricted shares granted to Mr. Jewkes, Ms. Meinhardt and Mr. Park vest over five years. Dividends are paid by FNF on the restricted stock granted. During 2005, in addition to paying regular dividends on the FNF restricted stock, FNF paid a special dividend of $10 per share on the restricted stock accounts. The following is the amount paid as a result of the special dividend: (i) Mr. Quirk: $231,000; (ii) Mr. Abbinante: $132,000; (iii) Mr. Jewkes: $88,000; (iv) Ms. Meinhardt: $132,000; and (v) Mr. Park: $30,800. The following are the number and aggregate value of FNF restricted stock holdings as of December 31, 2005: (i) Mr. Quirk: 15,400 shares; $566,566; (ii) Mr. Abbinante: 8,800 shares; $323,752; (iii) Mr. Jewkes: 6,600 shares; $247,632; (iv) Ms. Meinhardt: 9,900 shares; $364,221 and (v) Mr. Park: 2,310 shares; $84,985. Also as part of the FNT distribution, holders of FNF restricted stock were issued shares of FNT restricted stock per the distribution ratio. The following are the number and aggregate value of restricted stock holdings of FNT relating to this distribution as of December 31, 2005: (i) Mr. Quirk: 2,694 shares; $65,599; (ii) Mr. Abbinante: 1,540 shares $37,499; (iii) Mr. Jewkes: 1,155 shares; $28,124; (iv) Ms. Meinhardt: 1,733 shares; $42,199; and (v) Mr. Park: 404 shares; $9,837.

(6)	The number of securities underlying options has been adjusted to reflect all dividends and stock splits, except for Mr. Quirk’s 2004 grant of FNF stock which was not adjusted for the $10 special dividend paid in March of 2005. On this grant, Mr. Quirk was paid the $10 dividend on his grant of 150,000 options (166,236 adjusted for the FNT distribution) for a total payment of $1,500,000 that is subject to repayment should Mr. Quirk leave employment prior to the full vesting of that award

(7)	Amounts shown for fiscal 2005 consist of the following: (i) Mr. Quirk: company paid life insurance premiums — $3,070 and company contribution to Employee Stock Purchase Plan — $30,000; (ii) Mr. Abbinante: company contribution to 401(k) plan — $6,300, company paid life insurance premiums — $3,070 and company contribution to Employee Stock Purchase Plan — $19,000; (iii) Mr. Jewkes: company contribution to 401(k) plan — $6,300, company paid life insurance premiums — $1,071 and company contribution to Employee Stock Purchase Plan — $25,875; (iv) Ms. Meinhardt: company contribution to 401(k) plan — $6,300, company paid life insurance premiums — $1,971 and company contribution to Employee Stock Purchase Plan — $24,531; and (v) Mr. Park: company contribution to 401(k) plan — $6,300, company paid life insurance premiums — $81 and company contribution to Employee Stock Purchase Plan — $18,750.

Stock Ownership Guidelines

In order to help demonstrate the alignment of the personal interests of our officers and directors with the interests of our stockholders, we have established the following stock ownership guidelines, as multiples of the officer’s base salary or the director’s annual retainer from FNT, that must be held by our officers or directors:

Position	Multiple

Chief Executive Officer	5x Base Salary
Other Officers (direct reports to the CEO or Section 16 Reporting Persons)	2x Base Salary
Members of the Board	2x Annual Retainer

The number of shares of our stock that must be held is determined by multiplying the officer’s annual base salary (or in the case of a non-employee director, such director’s annual retainer) by the applicable multiple shown above, and dividing the result by the highest closing price of our stock during the immediately preceding 24 months. Compliance will be monitored by the compensation committee of our board of directors once a year and not on a running basis. In order to meet this stock ownership requirement, an officer or director may count all shares of our stock beneficially owned by such officer or director, including stock held in our 401(k) plan, our employee stock purchase plan, stock units held in any deferral plan, any restricted shares, restricted stock units and vested options including any restricted shares issued to such officer or director upon conversion of FNF restricted shares in connection with the proposed transactions. Each officer or director must attain ownership of the required stock ownership level within five years after first becoming subject to these guidelines, provided, that if an individual becomes subject to a greater ownership requirement due to a promotion or increase in base salary, such individual is expected to meet the higher ownership requirement within three years.

Equity Grants

In addition to the replacement FNT option grants that will be issued in connection with the spin-off (see “Amendment to the FNT 2005 Omnibus Incentive Plan — Purpose of the Amendment and Description of the Proposal” beginning on page 124), the compensation committee has approved the grant of FNT restricted shares to the following individuals who will serve as executive officers of FNT immediately following the spin-off: (i) William P. Foley, II: 475,000 shares, with 3 year graded vesting (1/3 each year); (ii) Alan L. Stinson: 130,000 shares, with 3 year graded vesting (1/3 each year); and (iii) Brent B. Bickett: 130,000 shares, with 3 year graded vesting (1/3 each year).

FIS Option Grants

The following table provides information as to options to acquire common stock of FIS granted to Anthony J. Park during 2005 pursuant to the FIS 2005 Stock Incentive Plan. There were no options to acquire common stock of FIS granted to Ms. Meinhardt or to Messrs. Quirk, Abbinante or Jewkes. During 2005, none of the five named executive officers received grants of options to purchase shares of common stock of FNT or FNF.

Option Grants in Last Fiscal Year

Individual Grants
	Number of					Potential Realizable Value at
	Securities	Percentage of				Assumed Annual Rates of
	Underlying	Total Options				Stock Price Appreciation
	Options	Granted to	Exercise or			for Option Term(2)
	Granted	Employees in	Base Price		Expiration	5%	10%
Name	(#)	Fiscal Year	($/share)		Date	($)	($)

Anthony J. Park	12,792	—%	$15.63	(1)	3/9/2015	$125,779	$318,749

(1)	The stock options shown in the table above were granted to the named executive officer on March 9, 2005 at an exercise price of $15.63, the assumed fair market value of the FIS common stock on the date of grant. All such options were granted under the FIS 2005 Stock Incentive Plan. 5,970 of these options are fully vested based upon the achievement of certain performance objectives. The remaining 6,822 of these options vest in 20 quarterly installments beginning on March 31, 2005 and ending on December 31, 2009. Vesting is accelerated upon a change in control of FIS.

(2)	These are assumed rates of appreciation, and are not intended to forecast future appreciation of the common stock of FIS.

Option Exercises and Fiscal Year-End Values

The following tables summarize information regarding exercises of FNF and FIS stock options by the named executive officers during 2005 and unexercised FNF and FIS options held by them as of December 31, 2005.

Aggregated FNF Stock Option Exercises
In Last Fiscal Year and Fiscal Year-End Option Values

			Number of Unexercised	Value of Unexercised
	Shares		Options at	In-the-Money Options at
	Acquired on	Value	December 31, 2005	December 31, 2005(2)
	Exercise(1)	Realized(1)	(#)	($)
Name	(#)	($)	Exercisable/ Unexercisable	Exercisable/ Unexercisable

Raymond R. Quirk	85,622	$2,634,115	534,275 / 110,824	$12,659,472 / $417,208
Christopher Abbinante	—	$—	79,521 / 78,610	$1,325,808 / $901,680
Roger S. Jewkes	3,971	$116,509	65,468 / 68,784	$1,107,154 / $788,973
Erika Meinhardt	20,350	$637,989	146,566 / 78,610	$3,151,034 / $901,680
Anthony J. Park	44,281	$1,400,280	64,306 / 19,652	$1,565,279 / $225,414

(1)	All shares acquired on exercise are shares of FNF common stock.

(2)	In accordance with the rules of the Securities and Exchange Commission, values are calculated by subtracting the exercise price from the fair market value of the underlying common stock. For purposes of this table, the fair market value, which represents the closing price of FNF common stock reported by the NYSE on December 31, 2005, is deemed to be $36.79.

Aggregated FIS Stock Option Exercises
In Last Fiscal Year and Fiscal Year-End Option Values

			Number of Unexercised	Value of Unexercised
	Shares		Options at	In-the-Money Options at
	Acquired on	Value	December 31, 2005	December 31, 2005(2)
	Exercise(1)	Realized(1)	(#)	($)
Name	(#)	($)	Exercisable/ Unexercisable	Exercisable/ Unexercisable

Anthony J. Park	—	$—	1,364 / 11,428	$33,998 /$284,845

(1)	All shares acquired on exercise are shares of FIS common stock.

(2)	In accordance with the rules of the Securities and Exchange Commission, values are calculated by subtracting the exercise price from the fair market value of the underlying common stock. For purposes of this table, the fair market value, which represents the closing price of FIS common stock reported by the NYSE on December 31, 2005, is deemed to be $40.56.

Retirement Benefits

We maintain an employee stock purchase plan, which we refer to as the ESPP. In addition, our employees are eligible to participate in FNF’s 401(k) profit sharing plan. These plans do not discriminate in favor of directors or executive officers in the nature or level of benefits provided to participants. Additionally, in connection with our merger with Chicago Title, we assumed Chicago Title’s noncontributory defined benefit pension plan, which we refer to as the pension plan. The pension plan covered certain Chicago Title employees and the benefits thereunder were based on years of service and the employee’s average monthly compensation in the highest 60 consecutive calendar months during the 120 months ending at retirement or termination. Effective as of December 31, 2001, the pension plan was frozen and there will be no future credit given for years of service or changes in salary. None of the named executive officers were ever participants in the pension plan.

Employee Stock Purchase Plan.  In 2005, we adopted the ESPP. Under the terms of the ESPP, eligible employees may voluntarily purchase, at current market prices, shares of FNT’s common stock through payroll deductions. Pursuant to the ESPP, employees may contribute an amount between 3% and 15% of their base salary and certain commissions. FNT contributes varying amounts as specified in the ESPP.

401(k) Profit Savings Plan.  FNT employees are eligible to participate in FNF’s 401(k) plan, which is a qualified voluntary contribution savings plan. Eligible employees may contribute up to 15% of their pretax annual compensation, subject to annual limitations imposed by the Internal Revenue Service. FNT matches 50% of each dollar of employee contribution up to 6% of the employee’s total compensation.

Employment Agreement

Raymond R. Quirk.  FNF previously entered into an employment agreement with Raymond R. Quirk, effective March 20, 2003. On June 8, 2006, FNF, FNT and Mr. Quirk entered into an amendment to Mr. Quirk’s employment agreement, pursuant to which FNT agreed to assume all of FNF’s obligations under the agreement, as modified by the amendment, and to extend the term of Mr. Quirk’s employment until December 31, 2006. Pursuant to this agreement, Mr. Quirk’s minimum base salary is $600,000, and he is eligible for an annual cash bonus, as established by the compensation committee of the board of directors. Mr. Quirk’s salary may be increased at the discretion of the compensation committee. The agreement contains a change in control provision enabling Mr. Quirk to terminate the agreement due to a change in control during the period commencing 60 days and expiring 365 days after such change in control. In the event of termination of the agreement for good reason (defined in the agreement as a change in control) or if Mr. Quirk’s employment is terminated following a change in control under certain circumstances, he will receive (i) his minimum annual base salary through the date of termination, (ii) severance pay in an amount equal to his annual salary in effect as of the date of termination or the highest bonus paid or payable to him during the term of the agreement multiplied by the greater of the number of years (including partial years) remaining in the agreement or the number two, and (iii) maintenance of all benefit plans and programs for Mr. Quirk for the greater number of two years or the number of years (including partial years) remaining in the agreement. The agreement expressly provides that no event or transaction which is entered into, is contemplated by, or occurs as a result of the securities exchange and distribution agreement or any related transaction will constitute a change in control under the agreement.

Compensation Committee Interlocks and Insider Participation

The compensation committee is currently composed of General William Lyon, William G. Bone and Willie D. Davis. During fiscal year 2005, no member of the compensation committee was a former or current officer or employee of FNT or any of its subsidiaries. In addition, during fiscal year 2005, no executive officer of FNT served (i) as a member of the compensation committee or board of directors of another entity, one of whose executive officers served on the compensation committee, or (ii) as a member of the compensation committee of another entity, one of whose executive officers served on the board of directors.

Board Compensation Committee Report on Executive Compensation

This report summarizes the philosophical principles, specific program objectives, and other factors considered by the Compensation Committee in reaching its determinations regarding the compensation of executive officers in 2005, including the basis for compensation of the Chief Executive Officer.

Purpose of the Compensation Committee

The Compensation Committee’s primary function is to assist the board of directors in discharging its responsibilities related to the compensation of FNT’s executive officers and other executives as designated by the board of directors. The Committee seeks to ensure that FNT’s compensation policies and practices are consistent with FNT’s values and support the successful recruitment, development, and retention of executive talent in order to achieve FNT’s business objectives and optimize long-term financial returns. The Committee’s actions and decisions are presented to the full board of directors for its consideration.

The Compensation Committee was formed in 2005, when FNT was spun-off from Fidelity National Financial and became a separate, publicly traded company. During 2005, the Committee was composed entirely of independent directors, as defined under current New York Stock Exchange listing standards and FNT’s Corporate Governance Guidelines. The Compensation Committee engaged its own independent consultant to (a) advise it regarding “best practices” in executive compensation, (b) annually review market data to assess FNT’s competitive position and the reasonableness of base salary, annual incentives, long-term incentives and perquisites, and (c) advise it with respect to specific executive compensation decisions. The Committee reviews perquisites as well as employment, severance, or similar arrangements for FNT executives and also monitors compliance with FNT’s Stock Ownership Guidelines.

The Compensation Committee’s charter provides greater detail concerning the Committee’s responsibilities and procedures. A copy of the Compensation Committee’s charter is posted on FNT’s web site at www.fntg.com. Stockholders also may obtain a copy by writing to the Corporate Secretary at the address set forth on the first page of this Proxy Statement.

Compensation Philosophy

FNT seeks to attract and motivate a highly qualified workforce to deliver superior performance that builds stockholder value over the long-term. Below is a brief summary of certain basic elements of FNT’s executive compensation philosophy:

1. Linkage to Company Performance.  The essence of FNT’s executive compensation program is the linkage of compensation to FNT performance. Our approach is based on the belief that the interests of executives should be closely aligned with those of FNT’s stockholders. A significant portion of each executive’s total compensation is linked to accomplishing specific, measurable results intended to build long-term value for stockholders. Compensation plans are developed to motivate executives to improve the overall performance and profitability of FNT and the specific region/unit to which they are assigned. Executives generally will be rewarded only when and if the business goals previously established by management and the Committee have been achieved. Each executive’s individual performance and contribution will be reflected through differentiated salary adjustments and the amount of incentive awards paid, if any. Long-term incentive awards are based on restricted stock, further reinforcing the link between the executives’ and stockholders’ interests. Moreover, total compensation must be set at competitive levels to attract highly qualified talent to FNT, motivate employees to perform at their highest levels, reward outstanding achievement, and retain those individuals with the leadership abilities and skills necessary for building long-term stockholder value. A significant part of an executive’s total compensation is variable, at material risk, and tied to the financial performance of FNT, such as profit, efficiency, returns, and stockholder value. Stock ownership is also emphasized, so that executives manage from an owner’s perspective. The Committee believes that material stock ownership by executives effectively aligns the interests of those employees with those of stockholders and strongly motivates executives to build long-term share value.

2. Stock Ownership Guidelines.  The Committee and the board of directors feel that the best way to reinforce the link between executives and stockholders is to require that executives own a significant amount of FNT common stock. As a result, in 2006 the Committee established formal stock ownership guidelines for all corporate officers, including the named executive officers, and members of the board of directors. A copy of FNT’s stock ownership guidelines is posted on FNT’s website at www.fntg.com. The guidelines, including those applicable to non-employee directors, are as follows:

Position	Minimum Aggregate Value

Chairman and CEO	5 times base salary
Other Officers	2 times base salary
Members of the Board	2 times annual retainer

3. Expensing of Stock Options.  FNT elected to treat stock options and restricted stock as an expense under Financial Accounting Standard 123R. The Committee and board of directors believe that this treatment reflects greater accuracy and transparency of the cost of these incentives and promotes better corporate governance.

4. Repricing of Stock Options.  FNT’s policy is to prohibit the repricing of stock options. Our compensation plans contain that prohibition.

5. Dilution from Equity-Based Compensation.  The Compensation Committee reviews potential stockholder dilution that may occur as a result of grants under our equity-based compensation programs. Based on a discussion with our compensation consultant and a review of competitive market data, we believe that the potential dilution is within the range prevailing among other public companies relevant to compare to FNT.

6. Perquisites.  It is our philosophy to provide few perquisites to executives. In general, the perquisites we provide are intended to help executives be more productive and efficient or to protect FNT and the executive from certain business risks and potential threats. In 2005, certain executive officers received the following perquisites: assistance with financial planning, reimbursement for an automobile lease payment, personal use of an FNT airplane, country club membership, and an annual physical exam. Our review of competitive market data indicates that the perquisites provided to executives are reasonable and within market practice.

7. Retirement Benefit.  FNT does not sponsor any additional pension retirement plan for executives.

8. Employment Contracts.  Certain senior officers, including those reported in the Summary Compensation Table, have employment agreements with FNT. The main purpose of the employment agreements is to protect FNT from certain business risks (threats from competitors, loss of confidentiality or trade secrets, disparagement, solicitation of customers and employees) and to define FNT’s right to terminate the employment relation. The employment agreements also protect the executive from certain risks, such as a change in control of FNT and death or disability.

9. Compensation Deductibility Policy.  Section 162(m) of the Internal Revenue Code limits FNT from deducting compensation paid in any year to a named executive officer in excess of $1 million, but does not subject performance-based compensation to this limit. The Committee continues to emphasize performance-based compensation for executives, thus minimizing the limits of Section 162(m). However, the Committee believes that its primary responsibility is to provide a compensation program that attracts, retains, and rewards the executive talent necessary for FNT’s success. Consequently, in any year the Committee may authorize nonperformance-based compensation that is not fully deductible under Section 162(m).

Components of Executive Compensation

The main components of the executive compensation program are base salary, annual performance bonus plan, and restricted stock. FNT funded retirement benefits are not a significant component of compensation. The Compensation Committee determines the amount of compensation under each component based on the appropriate ratio between performance-based compensation and other forms of compensation, the level of responsibility, the individual contribution of the executive officer, and competitive practice in the marketplace for similar executives from companies of similar size and complexity as FNT.

1. Base salary.  When establishing base salaries for executives, consideration is given to compensation paid for similar positions at companies included in compensation surveys and a specific group of companies of similar size and complexity. In addition, other factors such as individual performance, potential for future advancement, specific job responsibilities, and length of time in their current position will influence the final determination for individual executives.

2. Annual performance bonus.  Annual performance incentive awards for executive officers are provided in order to promote the achievement of FNT’s short-term business objectives that are important to executing its business strategy. For 2005, the Committee established a fixed percentage of base salary as an executive’s target annual incentive opportunity, which ranged from 50% to 100% of base salary. For each executive, actual payout may range from zero to two times the target incentive opportunity, depending on achievement of goals, with payments increasing as performance improves. No bonus payment will be made to the executive officer, however, if a defined, minimum performance threshold is not attained.

At the beginning of each year, the Committee establishes performance targets and also sets a minimum performance level that must be achieved before any awards can be paid, giving consideration to FNT’s prior year’s performance and objectives as well as to investor expectations for FNT in the upcoming year. Additionally, individual performance goals may be established for each executive. Annual incentive awards for 2005 were based on meeting weighted objectives for return on equity, profit margin, and other key strategic objectives. For 2005, FNT’s actual financial results for the performance goals were above target performance requirements. FNT performed very well in 2005. It delivered a return on equity of over 20%, exceeding expectations. Furthermore, FNT outperformed its peers in the title industry on key dimensions of financial performance. The management team also successfully completed its recapitalization strategy and the spin-off from FNF.

3. Stock options and restricted stock.  Key objectives of the stock-based incentive plans are to help FNT attract and retain outstanding employees and to promote the growth and success of FNT’s business by aligning the financial interests of these employees with FNT’s stockholders. The plans authorize the Compensation Committee to grant stock options, restricted stock, stock appreciation rights, and other stock awards to employees of FNT. The plans also authorize the payment of dividends or dividend equivalents on restricted stock or stock options (presently, executives have the right to dividends payable only with respect to the restricted stock).

In 2005, executive officers received a grant of restricted stock. The restricted shares vest over three years based on continued employment. Restricted stock provides executives with ownership of FNT, which further aligns their interests with those of the stockholders. Back in 2004, stock options based on FNF shares (parent company) were granted to executives instead of restricted stock. The Compensation Committee believes that the restricted stock grant, in combination with the 2004 stock option grant, provides a balanced approach with regard to equity-based compensation and maintains a reasonable level of equity dilution for our stockholders.

Chief Executive Officer Compensation

The Chief Executive Officer participates in the same programs and receives compensation based on the same factors as the other executive officers. However, Mr. Quirk’s overall compensation level reflects his greater degree of policy and decision-making authority, his higher level of responsibility with respect to the strategic direction of FNT and the financial and operational results of FNT.

In determining Mr. Quirk’s compensation, the Compensation Committee and the board of directors focused on competitive levels of compensation for CEOs managing companies of similar size and complexity and the importance of retaining a chief executive officer with the strategic, financial, and leadership skills to ensure the continued growth and success of FNT. Mr. Quirk’s base salary and annual incentive target opportunity are close to the marketplace average for companies of similar size and complexity. His equity-based compensation for 2005 was slightly above the marketplace average, allowing him to earn a total compensation amount that was close to the marketplace average if supported by FNT’s performance.

During 2005, Mr. Quirk continued to demonstrate strong leadership for FNT, to implement key strategic initiatives that strengthen FNT, and to enhance FNT’s competitiveness. FNT’s had another year of outstanding performance for 2005. FNT performed very well in 2005. It delivered a return on equity of over 20%, exceeding expectations. Furthermore, FNT outperformed its peers in the title industry on key dimensions of financial performance. The management team also successfully completed its recapitalization strategy and the spin-off from FNF.

In 2005, the Compensation Committee increased Mr. Quirk’s base salary to an annual rate of $700,000 (from $630,000) to reflect his increased responsibilities as CEO of FNT. His 2005 annual incentive target was 100% of salary, the same as his 2004 level. Mr. Quirk’s actual bonus for 2005 was paid above his target level, reflecting the outstanding achievements of FNT (some of which are described in the prior paragraph) and Mr. Quirk personally. He was granted 120,000 restricted shares, which vest over a four year period. The grant reflects the Compensation Committee’s view of the value of his long-term contribution to and leadership of FNT, the Compensation Committee’s and the board of directors’ desire to retain Mr. Quirk and foster his desire to exceed our expectations, and competitive marketplace practices.

This report is respectfully submitted by the members of the Compensation Committee of the board of directors as of December 31, 2005:

The Compensation Committee
General William Lyon (Chairman)
William G. Bone

Directors’ Compensation

Directors who also are officers of FNT do not receive any compensation for acting as directors, except for reimbursement of reasonable expenses, if any, incurred in attending board of directors meetings. Non-employee directors participate in a compensation program that is designed to achieve the following goals: fairly pay directors for work required by a company of FNT’s size, complexity, and scope; align directors’ interest with the long-term interests of FNT’s stockholders; provide a level of pay that is competitive with the marketplace for companies of similar size and complexity to FNT; and maintain a simple format that is transparent and easy for stockholders to understand. For 2005, non-employee directors received the following:

•	An annual retainer of $35,000;

•	A per meeting fee of $1,500 for each board of directors meeting attended;

•	An annual retainer of $7,500 for the chair of any committee (except Audit);

•	An annual retainer of $5,000 for service on the Audit committee or a $10,000 annual retainer if chair of the Audit committee;

•	A per meeting fee of $1,000 for each committee meeting attended (except Audit which has a per meeting fee of $2,000);

•	Expenses of attending board of directors and committee meetings; and

•	Each non-employee director received a grant of 5,000 restricted shares. The restricted shares vest in four equal annual installments beginning on the first anniversary of the date of grant.

In 2006, FNT adopted stock ownership guidelines for its directors. Each director is encouraged to own shares of FNT common stock with a value equal to two times the annual retainer. Directors also have the opportunity to defer the receipt of their cash compensation.

Performance Graph

	10/18/05	12/31/05
Fidelity National Title Group	100	112.42
S&P 500 Index	100	106.40
Peer Group	100	105.69

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

SEC rules require that, before a company’s independent auditor is engaged to provide any audit or permissible non-audit services, the engagement must be pre-approved by the audit committee or entered into pursuant to pre-approval policies and procedures established by the audit committee. FNT’s audit committee has not established a pre-approval policy at this time. Rather, the audit committee as a whole reviews and pre-approves all audit and permissible non-audit services to be provided.

The audit committee has appointed KPMG LLP to audit the consolidated financial statements of FNT for the 2006 fiscal year. KPMG LLP or its predecessors have continuously acted as independent auditors for FNT or its predecessors in respect of its fiscal years commencing with the fiscal year ended December 31, 1988. A representative of KPMG LLP is expected to be present at the annual meeting. The representative will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions. For more information concerning KPMG LLP’s engagement by FNT, see the sections of this information statement entitled “Election of Directors and Executive Officers — Report of the Audit Committee” and “Election of Directors and Executive Officers — Principal Accounting Fees and Services” beginning on page 145.

DESCRIPTION OF FNT CAPITAL STOCK

The following description of select provisions of our certificate of incorporation, our bylaws, and of the Delaware General Corporation Law is necessarily general and does not purport to be complete. This summary is qualified in its entirety by reference in each case to the applicable provisions of our certificate of incorporation and bylaws, and to the provisions of Delaware law.

For a description of proposed changes to our certificate of incorporation, including elimination of the FNT Class B common stock, see “Amendment and Restatement of FNT’s Certificate of Incorporation” beginning on page 135.

Authorized and Outstanding Capital Stock

Our authorized capital stock consists of 300 million shares of FNT Class A common stock, 300 million shares of FNT Class B common stock and 50 million shares of preferred stock. Immediately after the completion of the proposed transactions, approximately 219,589,354 shares of FNT Class A common stock (not including restricted stock grants that will be made at the closing) will be outstanding and no shares of FNT Class B common stock will be outstanding.

Common Stock

Holders of our common stock are entitled to receive such dividends as may be declared by our board of directors out of funds legally available therefor. Holders of FNT Class A common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote. Holders of FNT Class B common stock are entitled to ten votes per share of FNT Class B common stock held. Neither the FNT Class A common stock nor the FNT Class B common stock will entitle its holders to cumulative voting rights. In the event of our liquidation or dissolution, holders of our common stock would be entitled to share equally and ratably in our assets, if any, remaining after the payment of all liabilities and the liquidation preference of any outstanding class or series of preferred stock. The shares of common stock to be issued by us in connection with the asset contribution and the spin-off will be fully paid and nonassessable. The rights and privileges of holders of our common stock are subject to the rights and preferences of the holders of any series of preferred stock that we may issue in the future, as described below.

The FNT Class A common stock and FNT Class B common stock have identical rights and privileges, except with respect to voting rights as described above and the following conversion and stock dividend provisions. The FNT Class B common stock is convertible into shares of FNT Class A common stock at a one-to-one conversion ratio as follows:

•	the holder of any share of FNT Class B common stock may elect at any time, and at such holder’s sole option, to convert such share into one fully paid and nonassessable share of FNT Class A common stock;

•	if at any time FNF and its affiliates collectively own less than 40% of the total number of issued and outstanding shares of capital stock of FNT, each issued and outstanding share of FNT Class B common stock will automatically be converted into one share of FNT Class A common stock; and

•	upon the issuance or transfer of any share of FNT Class B common stock to a person other than FNF or an affiliate of FNF (excluding certain permitted transfers), such share will automatically be converted into one fully paid and nonassessable share of FNT Class A common stock.

Notwithstanding the foregoing, FNF may transfer shares of FNT Class B common stock (without conversion into FNT Class A common stock) if such transfer is effected as part of a distribution by FNF of shares of FNT Class B common stock to its stockholders in a tax free “spin-off” under Section 355(a) of the Internal Revenue Code, and any subsequent transfer of such shares will not cause such shares to convert into FNT Class A common stock.

In addition, in the event of any dividend payable in shares of common stock or in rights or other instruments exercisable for shares of common stock, the board of directors may provide for the holders of FNT Class A common stock to receive additional shares of such class or instruments exercisable for shares of such class, and for the holders of FNT Class B common stock to receive additional shares of FNT Class B common stock or instruments exercisable for shares of such class, as applicable.

Preferred Stock

Subject to the approval by holders of shares of any class or series of preferred stock, to the extent such approval is required, our board of directors has the authority to issue preferred stock in one or more series and to fix the number of shares constituting any such series and the designations, powers, preferences, limitations and relative rights, including dividend rights, dividend rate, voting rights, terms of redemption, redemption price or prices, conversion rights and liquidation preferences of the shares constituting any series, without any further vote or action by stockholders.

Anti-Takeover Considerations

Certain Provisions of our Certificate of Incorporation, Bylaws and Delaware Law

A number of provisions of our certificate of incorporation and our bylaws deal with matters of corporate governance and the rights of stockholders. The following discussion is a general summary of select provisions of our certificate of incorporation, our bylaws and certain Delaware laws that might be deemed to have a potential “anti-takeover” effect. These provisions may have the effect of discouraging a future takeover attempt which is not approved by our board of directors but which individual stockholders may deem to be in their best interest or in which stockholders may be offered a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of the incumbent board of directors or management more difficult.

Common Stock.  Our unissued shares of authorized FNT Class A common stock and FNT Class B common stock will be available for future issuance without additional stockholder approval. While the authorized but unissued shares are not designed to deter or prevent a change of control, under some circumstances we could use the authorized but unissued shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placements to purchasers who might side with our board of directors in opposing a hostile takeover bid.

Preferred Stock.  The existence of authorized but unissued preferred stock could reduce our attractiveness as a target for an unsolicited takeover bid since we could, for example, issue shares of the preferred stock to parties that might oppose such a takeover bid or issue shares of the preferred stock containing terms the potential acquiror may find unattractive. This ability may have the effect of delaying or preventing a change of control, may discourage bids for our common stock at a premium over the market price of our common stock, and may adversely affect the market price of, and the voting and the other rights of the holders of, our common stock.

Classified Board of Directors and Related Provisions.  Our certificate of incorporation provides that our board of directors must be divided into three classes of directors (each class containing approximately one-third of the total number of directors) serving staggered three-year terms. As a result, approximately one-third of our board of directors will be elected each year. This classified board provision will prevent a third party who acquires control of a majority of our outstanding voting stock from obtaining control of our board of directors until the second annual stockholders meeting following the date the acquiror obtains the controlling interest. The number of directors constituting our board of directors is determined from time to time by our board of directors. Our certificate of incorporation also provides that directors may be removed only for “cause” by the affirmative vote of the holders of a majority of all outstanding voting stock entitled to vote. This provision, in conjunction with the provisions of our certificate of incorporation authorizing our board of directors to fill vacancies on the board, will prevent stockholders from removing incumbent directors without cause and filling the resulting vacancies with their own nominees.

No Stockholder Action by Written Consent; Special Meetings.  Our certificate of incorporation permits our stockholders to act by written consent without a meeting as long as FNF owns more than 50% of our voting stock. Once FNF ceases to own that percentage of our voting stock, our certificate of incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. Our certificate of incorporation also provides that, except as otherwise required by law, special meetings of the stockholders can only be called by a majority of our entire board of directors or our chairman of the board or chief executive officer. Stockholders may not call a special meeting or require that our board of directors call a special meeting of stockholders.

Advance Notice Requirements for Stockholder Proposals and Director Nominees.  Our bylaws provide that, if one of our stockholders desires to submit a proposal or nominate persons for election as directors at an annual stockholders’ meeting, the stockholder’s written notice must be received by us not less than 120 days prior to the anniversary date of the date of the proxy statement for the immediately preceding annual meeting of stockholders. However, if the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by a stockholder must be received by us not later than the close of business on the 10th day following the day on which public disclosure of the date of the annual meeting was made. The notice must describe the proposal or nomination and set forth the name and address of, and stock held of record and beneficially by, the stockholder. Notices of stockholder proposals or nominations must set forth the reasons for the proposal or nomination and any material interest of the stockholder in the proposal or nomination and a representation that the stockholder intends to appear in person or by proxy at the annual meeting. Director nomination notices must set forth the name and address of the nominee, arrangements between the stockholder and the nominee and other information required under Regulation 14A of the exchange act. The presiding officer of the meeting may refuse to acknowledge a proposal or nomination not made in compliance with the procedures contained in our bylaws. The advance notice requirements regulating stockholder nominations and proposals may have the effect of precluding a contest for the election of directors or the introduction of a stockholder proposal if the requisite procedures are not followed and may discourage or deter a third-party from conducting a solicitation of proxies to elect its own slate of directors or to introduce a proposal.

Voting Requirements on Amending our Certificate of Incorporation or Bylaws.  Our certificate of incorporation and our bylaws provide that amendments to certain provisions of our bylaws, including those related to stockholder proposals and calling special meetings of stockholders, must be approved by both our board of directors and by the vote, at a regular or special stockholders’ meeting, of the holders of at least two-thirds of the votes entitled to be cast by the holders of all our capital stock then entitled to vote. All other amendments to our bylaws require either: (i) approval by a majority of our entire board of directors (without stockholder consent) or (ii) the vote, at a regular or special stockholders’ meeting, of the holders of at least two-thirds of the votes entitled to be cast by the holders of all our capital stock then entitled to vote. In addition, our certificate of incorporation provides that amendments to certain provisions of our certificate of incorporation, including those relating to the classified board, removal of directors, calling special meetings and no stockholder action by written consent, must be approved by the vote, at a regular or special stockholders’ meeting, of the holders of at least two-thirds of the votes entitled to be cast by the holders of all of our capital stock then entitled to vote (in addition to the approval of our board of directors).

Business Combination Statute.  Following the proposed transactions, we will be subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock.

Corporate Opportunity Considerations

Provisions of our Certificate of Incorporation Relating to Corporate Opportunities

Certificate of Incorporation.  To address situations in which officers or directors have conflicting duties to affiliated corporations, Section 122(17) of the Delaware General Corporation Law allows a corporation to renounce, in its certificate of incorporation or by action of its board of directors, any interest or expectancy of the corporation in specified classes or categories of business opportunities. As such, and in order to address potential conflicts of interest between us and FNF and its subsidiaries, which we refer to as Fidelity, our certificate of incorporation contains provisions regulating and defining, to the fullest extent permitted by law, the conduct of our affairs as they may involve Fidelity and its officers and directors.

Our certificate of incorporation provides that, subject to any written agreement to the contrary, Fidelity will have no duty to refrain from engaging in the same or similar activities or lines of business as us, and, except as set forth in our certificate of incorporation, neither Fidelity nor its officers or directors will be liable to us or our stockholders for any breach of any fiduciary duty due to any such activities of Fidelity. In the event that Fidelity acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both Fidelity and us, Fidelity, to the fullest extent permitted by law, will have no duty to communicate or offer the corporate opportunity to us and will, to the fullest extent permitted by law, not be liable to us or our stockholders for breach of any fiduciary duty by reason of the fact that Fidelity pursues or acquires that corporate opportunity for itself, directs it to another person or does not communicate information regarding it to us.

Our certificate of incorporation further provides that if one of our directors or officers who is also a director or officer of Fidelity acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both Fidelity and us, the director or officer will have satisfied his or her fiduciary duty to us and our stockholders with respect to that corporate opportunity if he or she acts in a manner consistent with the following policy:

•	a corporate opportunity offered to any person who is an officer of ours and who is also a director but not an officer of Fidelity, will belong to us unless the opportunity is expressly offered to that person in a capacity other than such person’s capacity as one of our officers, in which case it will not belong to us;

•	a corporate opportunity offered to any person who is a director but not an officer of ours, and who is also a director or officer of Fidelity, will belong to us only if that opportunity is expressly offered to that person in that person’s capacity as one of our directors; and

•	a corporate opportunity offered to any person who is an officer of both Fidelity and us will belong to us only if that opportunity is expressly offered to that person in that person’s capacity as one of our officers.

Notwithstanding these provisions, our certificate of incorporation does not prohibit us from pursuing any corporate opportunity of which we become aware.

These provisions in our certificate of incorporation will no longer be effective on the date that (i) Fidelity ceases to beneficially own our common stock representing at least 20% of the total voting power of all classes of our outstanding capital stock entitled to vote generally in the election of directors and (ii) none of our directors or officers are also directors or officers of Fidelity.

If our certificate of incorporation did not include provisions setting forth the circumstances under which opportunities will belong to us and regulating the conduct of our directors and officers in situations where their duties to us and Fidelity conflict, the actions of our directors and officers in each such situation would be subject to the fact-specific analysis of the corporate opportunity doctrine as articulated under Delaware law. Under Delaware law, a director of a corporation may take a corporate opportunity, or divert it to another corporation in which that director has an interest, if (i) the opportunity is presented to the director or officer in his or her individual capacity, (ii) the opportunity is not essential to the corporation, (iii) the corporation holds no interest or expectancy in the opportunity and (iv) the director or officer has not wrongfully employed the resources of the corporation in pursuing or exploiting the opportunity. Based on Section 122(17) of the Delaware General Corporation Law, we do not believe the corporate opportunity guidelines set forth in our certificate of incorporation conflict with Delaware law. If, however, a conflict were to arise between the provisions of our certificate of incorporation and Delaware law, Delaware law would control.

Limitations on Director Liability

Under the Delaware General Corporation Law, we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In addition, Section 102(b)(7) of the Delaware General Corporation Law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock), or (iv) for any transaction from which the director derived an improper personal benefit. Our certificate of incorporation contains the provisions permitted by Section 102(b)(7) of the Delaware General Corporation Law.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

EXPERTS

The consolidated and combined financial statements of FNT as of December 31, 2005 and 2004, and for each of the three years in the period ended December 31, 2005, have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements and schedules of FNF as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, information statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC’s public reference rooms at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, DC 20549 at prescribed rates. Please call the SEC at 1-(800) SEC-0330 for further information on the public reference rooms. The SEC also maintains a web site at http://www.sec.gov at which reports, proxy statements and information statements and other information regarding FNT are available. We maintain a website at http://www.fntg.com. The material located on our website is not a part of this information statement.

The SEC allows us to “incorporate by reference” information into this information statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference into this information statement is deemed to be part of this document, except for any information superseded by information contained directly in this document or contained in another document filed in the future which itself is incorporated into this information statement. This document incorporates by reference the documents listed below which have been previously filed with the SEC:

•	FNF’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 filed with the SEC on August 9, 2006;

•	FNF’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 filed with the SEC on May 10, 2006;

•	FNF’s Current Reports on Form 8-K filed with the SEC on May 2, 2006, June 14, 2006 and June 29, 2006;

•	FNF’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the SEC on March 16, 2006; and

•	FNF’s Amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2005 filed with the SEC on May 1, 2006.

We also incorporate by reference any additional documents that are filed by FNF with the SEC between the date of this information statement and the date of the special meeting under Sections 13(a), 13(c), 14 or 15(d) of the exchange act. These include FNF’s periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements and information statements.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this information statement will be deemed to be modified or superseded for purposes of this information statement to the extent that a statement contained in this information statement or any other subsequently filed information statement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this information statement.

You can obtain any of the documents incorporated by reference through us or the SEC. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this information statement. Stockholders may obtain documents incorporated by reference into this information statement by requesting them in writing or by telephone from the appropriate party at the following addresses:

Fidelity National Title Group, Inc.
601 Riverside Avenue
Jacksonville, FL 32204
Attention: Corporate Secretary
Phone: (904) 854-8100

You should rely only on the information contained in or incorporated by reference into this information statement. We have not authorized any person to provide you with any information that is different from what is contained in this information statement. This information statement is dated September 15, 2006. You should not assume that the information contained in this information statement is accurate as of any date other than such date, and the mailing to you of this information statement will not create any implication to the contrary. This information statement does not constitute an offer to sell or a solicitation of any offer to buy any securities in any jurisdiction in which, or to any person to whom, it is unlawful.

FIDELITY NATIONAL TITLE GROUP, INC. AND SUBSIDIARIES

INDEX TO FINANCIAL STATEMENTS OF FNT

Page
Number

Unaudited Condensed Financial Statements
Condensed Consolidated Balance Sheets as of June 30, 2006 and December 31, 2005	F-2
Condensed Consolidated Statement of Earnings for the six month period ended June 30, 2006 and Condensed Combined Statement of Earnings for the six month period ended June 30, 2005	F-3
Condensed Consolidated and Combined Statements of Comprehensive Earnings for the six month period ended June 30, 2006 and Condensed Consolidated and Combined Statements of Comprehensive Earnings for the six month period ended June 30, 2005
F-4
Condensed Consolidated Statement of Equity for the six month period ended June 30, 2006	F-5
Condensed Consolidated Statement of Cash Flows for the six month period ended June 30, 2006 and Condensed Combined Statement of Cash Flows for the six month period ended June 30, 2005	F-6
Notes to Unaudited Condensed Financial Statements	F-7
Audited Consolidated and Combined Financial Statements
Report of Independent Registered Public Accounting Firm	F-21
Consolidated and Combined Balance Sheets as of December 31, 2005 and 2004	F-22
Consolidated and Combined Statements of Earnings for the years ended December 31, 2005, 2004 and 2003	F-23
Consolidated and Combined Statements of Comprehensive Earnings for the years ended December 31, 2005, 2004 and 2003	F-24
Consolidated and Combined Statements of Stockholders’ Equity for the years ended December 31, 2005, 2004 and 2003	F-25
Consolidated and Combined Statements of Cash Flows for the years ended December 31, 2005, 2004 and 2003	F-26
Notes to Audited Consolidated and Combined Financial Statements	F-27

Part I: FINANCIAL INFORMATION

Item 1.	Condensed Financial Statements

FIDELITY NATIONAL TITLE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2006	2005
	(Unaudited)
	(In thousands, except share and per share data)

ASSETS
Investments:
Fixed maturity securities available for sale, at fair value, at June 30, 2006 includes $297,850 and $185,507 of pledged fixed maturities related to secured trust deposits and the securities lending program, respectively, and at December 31, 2005 includes $305,717 and $116,781 of pledged fixed maturity securities related to secured trust deposits and the securities lending program, respectively	$2,446,997	$2,457,632
Equity securities, at fair value, at June 30, 2006 and December 31, 2005 includes $30,885 and $3,401, respectively, of pledged equity securities related to the securities lending program	222,268	176,987
Other long-term investments	55,088	21,037
Short-term investments, at fair value, at June 30, 2006 and December 31, 2005 includes $398,740 and $350,256, respectively, of pledged short-term investments related to secured trust deposits	696,059	645,082

Total investments	3,420,412	3,300,738
Cash and cash equivalents at June 30, 2006 includes $322,107 and $222,517 of pledged cash related to secured trust deposits and the securities lending program, respectively, and at December 31, 2005 includes $234,709 and $124,339 of pledged cash related to secured trust deposits and the securities lending program, respectively	677,876	462,157
Trade receivables, net of allowance of $12,652 at June 30, 2006 and $13,583 at December 31, 2005	190,683	178,998
Notes receivable, net of allowance of $967 at June 30, 2006 and $1,466 at December 31, 2005, including notes from related parties of $19,000 at December 31, 2005	11,499	31,749
Goodwill	1,051,523	1,051,526
Prepaid expenses and other assets	385,046	377,049
Title plants	314,832	308,675
Property and equipment, net	147,795	156,952
Due from FNF	—	32,689

	$6,199,666	$5,900,533

LIABILITIES AND EQUITY
Liabilities:
Accounts payable and accrued liabilities at June 30, 2006 and December 31, 2005 include $222,517 and $124,339, respectively, of security loans related to the securities lending program	$819,313	$790,598
Notes payable, including $6,640 and $497,800 of notes payable to FNF at June 30, 2006 and December 31, 2005, respectively	573,197	603,262
Reserve for claim losses	1,130,444	1,063,857
Secured trust deposits	1,001,727	882,602
Deferred tax liabilities	60,978	75,839
Due to FNF	57,437	—

	3,643,096	3,416,158
Minority interests	5,392	4,338
Stockholders’ equity:
Common stock, Class A, $0.0001 par value; authorized 300,000,000 shares as of June 30, 2006 and December 31, 2005; issued 31,147,357 shares as of June 30, 2006 and December 31, 2005	3	3
Common stock, Class B, $0.0001 par value; authorized 300,000,000 shares as of June 30, 2006 and December 31, 2005; issued 143,176,041 shares as of June 30, 2006 and December 31, 2005	14	14
Additional paid-in capital	2,482,689	2,492,312
Retained earnings	177,275	82,771

	2,659,981	2,575,100
Accumulated other comprehensive loss	(108,803)	(78,892)
Unearned compensation	—	(16,171)

	2,551,178	2,480,037

	$6,199,666	$5,900,533

See Notes to Condensed Financial Statements

FIDELITY NATIONAL TITLE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF EARNINGS

	Six Months Ended
	June 30,
	2006	2005
	(Unaudited)
	(In thousands, except per
	share data)

REVENUE:
Direct title insurance premiums	$952,301	$1,017,396
Agency title insurance premiums	1,337,134	1,304,200
Escrow and other title related fees	541,657	543,465
Interest and investment income	74,419	42,155
Realized gains and losses, net	20,613	21,922
Other income	22,429	20,020

Total revenue	2,948,553	2,949,158
EXPENSES:
Personnel costs	918,656	904,603
Other operating expenses	443,228	447,818
Agent commissions	1,032,537	1,005,121
Depreciation and amortization	53,431	49,389
Provision for claim losses	171,738	150,677
Interest expense	23,700	724

Total expenses	2,643,290	2,558,332

Earnings before income taxes and minority interest	305,263	390,826
Income tax expense	108,369	146,637

Earnings before minority interest	196,894	244,189
Minority interest	1,279	1,292

Net earnings	$195,615	$242,897

Basic net earnings per share	$1.13	—

Weighted average shares outstanding, basic basis	173,475	—

Diluted net earnings per share	$1.13	—

Weighted average shares outstanding, diluted basis	173,651	—

Pro forma basic and diluted earnings per share	—	$1.40

Pro forma weighted average shares outstanding, basic and diluted	—	172,951

Cash dividends paid per share	$0.58	—

See Notes to Condensed Financial Statements

FIDELITY NATIONAL TITLE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF
COMPREHENSIVE EARNINGS
(In thousands)

	Six Months Ended
	June 30,
	2006	2005
	(Unaudited)

Net earnings	$195,615	$242,897
Other comprehensive (loss) earnings:
Unrealized gain (loss) on investments, net(1)	(29,911)	(9,702)

Other comprehensive (loss) gain	(29,911)	(9,702)

Comprehensive earnings	$165,704	$233,195

(1)	Net of income tax (benefit) expense of $6,161 and $(5,821) for the six months ended June 30, 2006 and 2005, respectively.

See Notes to Condensed Financial Statements

FIDELITY NATIONAL TITLE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF EQUITY
(In thousands)
(Unaudited)

							Accumulated
	Common Stock				Additional		Other
	Class A		Class B		Paid-In	Retained	Comprehensive	Unearned
	Shares	Amount	Shares	Amount	Capital	Earnings	Earnings(Loss)	Compensation	Total

Balance, December 31, 2005	31,147	$3	143,176	$14	$2,492,312	$82,771	$(78,892)	$(16,171)	$2,480,037
Other comprehensive loss — unrealized loss on investments — net of tax	—	—	—	—	—	—	(29,911)	—	(29,911)
Stock-based compensation	—	—	—	—	6,548	—	—	—	6,548
Adoption of SFAS 123R	—	—	—	—	(16,171)	—	—	16,171	—
Dividends paid to Class A shareholders	—	—	—	—	—	(18,071)	—	—	(18,071)
Dividends paid to FNF	—	—	—	—	—	(83,040)	—	—	(83,040)
Net earnings	—	—	—	—	—	195,615	—	—	195,615

Balance, June 30, 2006	31,147	$3	143,176	$14	$2,482,689	$177,275	$(108,803)	—	$2,551,178

See Notes to Condensed Financial Statements

FIDELITY NATIONAL TITLE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
(In thousands)

	Six Months Ended
	June 30,
	2006	2005
	(Unaudited)

Cash flows from operating activities:
Net earnings	$195,615	$242,897
Reconciliation of net earnings to net cash provided by operating activities:
Depreciation and amortization	53,431	49,389
Net increase in reserve for claim losses	66,587	3,544
Gain on sales of assets	(20,613)	(21,922)
Stock-based compensation cost	6,548	5,667
Minority interest	1,279	1,292
Change in assets and liabilities, net of effects from acquisitions:
Net (increase) decrease in secured trust deposits	(8,890)	2,190
Net increase in trade receivables	(11,685)	(40,304)
Net (increase) decrease in prepaid expenses and other assets	(816)	12,847
Net (decrease) increase in accounts payable and accrued liabilities	(35,697)	32,241
Net increase in income taxes	56,115	109,001

Net cash provided by operating activities	301,874	396,842

Cash flows from investing activities:
Proceeds from sales of investment securities available for sale	661,335	1,339,841
Proceeds from maturities of investment securities available for sale	149,217	150,102
Proceeds from sales of assets	2,373	30,519
Cash received as collateral on loaned securities, net	3,102	2,951
Collections of notes receivable	21,178	8,609
Additions to title plants	(6,384)	(2,071)
Additions to property and equipment	(28,183)	(31,207)
Additions to capitalized software	(9,599)	(2,986)
Purchases of investment securities available for sale	(783,970)	(1,598,705)
Net proceeds of short-term investment securities	(50,876)	(224,185)
Additions to notes receivable	(428)	(7,731)
Acquisitions of businesses, net of cash acquired	—	(5,018)

Net cash used in investing activities	(42,235)	(339,881)

Cash flows from financing activities:
Debt service payments	(30,207)	(14,588)
Dividends paid to FNF	(83,040)	(11,240)
Dividends paid to Class A shareholders	(18,071)	—
Net distribution to/ contribution from FNF	—	139,437

Net cash (used in) provided by financing activities	(131,318)	113,609

Net increase in cash and cash equivalents, excluding pledged cash related to secured trust deposits	128,321	170,570
Cash and cash equivalents, excluding pledged cash related to secured trust deposits at beginning of period	227,448	73,214

Cash and cash equivalents, excluding pledged cash related to secured trust deposits at end of period	$355,769	$243,784

Supplemental cash flow information:
Interest paid	$23,921	$11,286

See Notes to Condensed Financial Statements

FIDELITY NATIONAL TITLE GROUP, INC. AND SUBSIDIARIES

Notes to Condensed Financial Statements

Note A — Basis of Financial Statements

The unaudited condensed consolidated and combined financial information included in this report includes the accounts of Fidelity National Title Group, Inc. (“FNT” or the “Company”) and subsidiaries and has been prepared in accordance with generally accepted accounting principles and the instructions to Form 10-Q and Article 10 of Regulation S-X. All adjustments considered necessary for a fair presentation have been included. This report should be read in conjunction with the Company’s consolidated and combined financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2005.

The Company made a reclassification adjustment to the Consolidated Statements of Income, included within this Quarterly Report on Form 10-Q, with regard to the presentation of interest and investment income and other operating expenses. This adjustment was necessary to properly reflect certain credits earned as a reduction of other operating expenses as opposed to an increase in investment income. The adjustment resulted in a reduction of interest and investment income of $10.3 million and $3.3 million for the six month periods ended June 30, 2006 and 2005, respectively, and a corresponding reduction of other operating expenses. This adjustment had no effect on net income.

Description of Business

FNT, through its principal subsidiaries, is one of the largest title insurance companies in the United States, with an approximate 29.0% national market share in 2005. The Company’s title insurance underwriters — Fidelity National Title, Chicago Title, Ticor Title, Security Union Title and Alamo Title — together issue all of the Company’s title insurance policies in 49 states, the District of Columbia, Guam, Puerto Rico, the U.S. Virgin Islands, and in Canada and Mexico. The Company operates its business through a single segment, title and escrow, and does not generate significant revenue outside the United States. Although the Company earns title premiums on residential and commercial sale and refinance real estate transactions, the Company does not separately track its revenues from these various types of transactions.

Prior to October 17, 2005, FNT, representing the title insurance segment of Fidelity National Financial, Inc. (“FNF”), was a wholly-owned subsidiary of FNF. FNF subsequently contributed to FNT all of the legal entities that are consolidated and combined for presentation in FNT’s financial statements. On October 17, 2005, FNF distributed a dividend to its stockholders of record as of October 6, 2005 which resulted in a pro rata distribution of 17.5% (31.1 million shares) of its interest in FNT. FNF stockholders received 0.175 shares of FNT Class A common stock for each share of FNF common stock held on the record date. FNF beneficially owns 100% of the FNT Class B common stock representing 82.1% of the Company’s outstanding common stock (143.2 million shares). FNT Class B common stock has ten votes per share, while FNT Class A common stock has one vote per share. As a result, following the distribution, FNF controls 97.9% of the voting rights of FNT.

Principles of Consolidation and Combination and Basis of Presentation

Prior to October 17, 2005, the accompanying Condensed Combined Financial Statements include those assets, liabilities, revenues, and expenses directly attributable to the Company’s operations and allocations of certain FNF corporate assets, liabilities and expenses to the Company. These amounts have been allocated to the Company on a basis that is considered by management to reflect most fairly or reasonably the utilization of services provided to, or the benefit obtained by, the Company. Management believes the methods used to allocate these amounts are reasonable. Beginning on October 17, 2005, the entities that currently make up the Company were consolidated under a holding company structure and the accompanying Condensed Consolidated Financial Statements reflect activity subsequent to that date. All significant intercompany profits, transactions and balances have been eliminated in consolidation and combination. The financial information included herein does not necessarily reflect what the financial position and results of operations of the Company would have been had it operated as a stand alone entity during the periods prior to October 17, 2005. The Company’s investments in non-majority-owned

FIDELITY NATIONAL TITLE GROUP, INC. AND SUBSIDIARIES

Notes to Condensed Financial Statements — (Continued)

partnerships and affiliates are accounted for using the equity method. The Company records minority interest liabilities related to minority shareholders’ interest in consolidated affiliates. All dollars presented herein are in thousands of dollars unless otherwise noted.

Earnings per Share and Unaudited Proforma Net Earnings Per Share

Basic earnings per share is computed by dividing net earnings available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share is calculated by dividing net earnings available to common stockholders by the weighted average number of shares outstanding plus the impact of assumed conversions of potentially dilutive common stock equivalents. The Company has granted certain shares of restricted stock, which have been treated as common share equivalents for purposes of calculating diluted earnings per share.

The following table presents the computation of basic and diluted earnings per share for the six month period ended June 30, 2006 (in thousands except per share data). Prior to October 17, 2005, the historical financial statements of the Company were combined and thus presentation of earnings per share for the six month period ended June 30, 2005 was computed on a pro forma basis, using the number of outstanding shares of FNF common stock as of a date prior to the distribution of FNT stock by FNF.

Six Months Ended
June 30, 2006
(In thousands, except
per share amounts)

Basic and diluted net earnings	$195,615

Weighted average shares outstanding during the year, basic basis	173,475
Plus: Common stock equivalent shares	176

Weighted average shares outstanding during the year, diluted basis	173,651

Basic earnings per share	$1.13

Diluted earnings per share	$1.13

The Company has granted options to purchase 2,239,027 shares of the Company’s common stock, all of which were excluded from the computation of diluted earnings per share in the 2006 periods because they were anti-dilutive.

Transactions with Related Parties

The Company’s financial statements reflect transactions with other businesses and operations of FNF, including those being conducted by another FNF subsidiary, Fidelity National Information Services, Inc. (“FIS”).

FIDELITY NATIONAL TITLE GROUP, INC. AND SUBSIDIARIES

Notes to Condensed Financial Statements — (Continued)

A detail of related party items included in revenues and expenses is as follows:

	Six Months Ended
	June 30,
	2006	2005
	(In millions)

Agency title premiums earned	$41.9	$42.5
Rental income earned	—	5.0
Interest revenue	0.5	0.4

Total revenue	42.4	47.9

Agency title commissions	36.9	37.4
Data processing costs	34.6	24.7
Corporate services allocated	3.6	(18.3)
Title insurance information expense	10.0	12.7
Other real-estate related information	5.9	5.9
Software expense	4.9	3.6
Rental expense	2.3	1.7
License and cost sharing agreements	5.1	5.7

Total expenses	103.3	73.4

Total pretax impact of related party activity	$(60.9)	$(25.5)

An FIS subsidiary acts as the title agent in the issuance of title insurance policies by a title insurance underwriter owned by the Company and in connection with certain trustee sales guarantees, a form of title insurance issued as part of the foreclosure process. As a result, the Company’s title insurance subsidiaries pay commissions on title insurance policies sold through FIS. These FIS operations generated revenues of $41.9 million and $42.5 million for the six month periods ended June 30, 2006 and 2005, respectively, for the Company, which the Company records as agency title premiums. The Company paid FIS commissions at the rate of 88% of premiums generated, equal to $36.9 million and $37.4 million for the six month periods ended June 30, 2006 and 2005, respectively.

Through June 30, 2005, the Company leased equipment to a subsidiary of FIS. Revenue relating to these leases for the six month periods ended June 30, 2005 was $5.0 million, respectively.

Included in the Company’s expenses for the periods presented are amounts paid to a subsidiary of FIS for the provision by FIS to FNT of information technology infrastructure support, data center management and related IT support services. The amounts included in the Company’s expenses to FIS for these services were $34.6 million and $24.7 million for the six month periods ended June 30, 2006 and 2005, respectively. In addition, the Company incurred software expenses relating to an agreement with a subsidiary of FIS that amounted to expenses of $4.9 million and $3.6 million for the six month periods ended June 30, 2006 and 2005, respectively.

The Company provides corporate services to FNF and FIS and receives corporate services provided by FNF. These corporate services include accounting, internal audit, treasury, payroll, human resources, tax, legal, purchasing, risk management, mergers and acquisitions and general management. For the six month period ended June 30, 2006, the Company’s expenses included $3.9 million, respectively, related to the provision of corporate services by FNF to the Company. There were no corporate services provided to the Company by FNF during the six month period ended June 30, 2005. The Company’s expenses were reduced by $0.2 million and $4.4 million for the six month periods ended June 30, 2006 and 2005, respectively, related to the provision of corporate services by the Company to FNF and its subsidiaries (other than FIS subsidiaries). The Company’s expenses were reduced by $0.1 million and $6.3 million for the three month periods ended June 30, 2006 and 2005, respectively, and

FIDELITY NATIONAL TITLE GROUP, INC. AND SUBSIDIARIES

Notes to Condensed Financial Statements — (Continued)

$0.1 million and $13.9 million for the six month periods ended June 30, 2006 and 2005, respectively, related to the provision of corporate services by the Company to FIS subsidiaries.

The title plant assets of several of the Company’s title insurance subsidiaries are managed or maintained by a subsidiary of FIS. The underlying title plant information and software continues to be owned by each of the Company’s title insurance underwriters, but FIS manages and updates the information in return for either (i) a cash management fee or (ii) the right to sell that information to title insurers, including title insurance underwriters that the Company owns and other third party customers. In most cases, FIS is responsible for keeping the title plant assets current and fully functioning, for which the Company pays a fee to FIS based on the Company’s use of, or access to, the title plant. The Company’s payments to FIS under these arrangements were $11.8 million and $14.1 million for the six month periods ended June 30, 2006 and 2005, respectively. In addition, each applicable title insurance underwriter in turn receives a royalty on sales of access to its title plant assets. The revenues from these title plant royalties were $1.8 million and $1.4 million for the six month periods ended June 30, 2006 and 2005, respectively. The Company has also entered into agreements with FIS that permit FIS and certain of its subsidiaries to access and use (but not re-sell) the starters databases and back plant databases of the Company’s title insurance subsidiaries. Starters databases are the Company’s databases of previously issued title policies and back plant databases contain historical records relating to title that are not regularly updated. Each of the Company’s applicable title insurance subsidiaries receives a fee for any access to or use of its starters and back plant databases by FIS. The Company also does business with additional entities of FIS that provide real estate information to the Company’s operations, for which the Company recorded expenses of $5.9 million for each of the six month periods ended June 30, 2006 and 2005.

The Company also has certain license and cost sharing agreements with FIS. The Company recorded expense relating to these agreements of $5.1 million and $5.7 million for the six month periods ended June 30, 2006 and 2005, respectively.

The Company’s financial statements reflect allocations for a lease of office space to us from FIS for our corporate headquarters and business operations in the amounts of $2.3 million and $1.7 million for the six month periods ended June 30, 2006 and 2005, respectively.

The Company believes the amounts earned by the Company or charged to the Company under each of the foregoing arrangements are fair and reasonable. Although the commission rate paid on the title insurance premiums written by the FIS title agencies was set without negotiation, the Company believes the commissions earned are consistent with the average rate that would be available to a third party title agent given the amount and the geographic distribution of the business produced and the low risk of loss profile of the business placed. In connection with the title plant management and maintenance services provided by FIS, the Company believes that the fees charged to the Company by FIS are at approximately the same rates that FIS and other similar vendors charge unaffiliated title insurers. The information technology infrastructure support and data center management services provided to the Company by FIS are priced within the range of prices that FIS offers to its unaffiliated third party customers for the same types of services. However, the amounts the Company earned or was charged under these arrangements were not negotiated at arm’s-length, and may not represent the terms that the Company might have obtained from an unrelated third party.

Amounts due from/(to) FNF were as follows:

	June 30,	December 31,
	2006	2005
	(In millions)

Notes receivable from FNF	$—	$19.0
Due (to) from FNF	(57.4)	32.7
Notes payable to FNF (See Note E)	(6.6)	(497.8)

FIDELITY NATIONAL TITLE GROUP, INC. AND SUBSIDIARIES

Notes to Condensed Financial Statements — (Continued)

The Company had notes receivable from FNF relating to agreements between its title underwriters and FNF. There were no balances remaining on these notes at June 30, 2006. At December 31, 2005, the balance was $19.0 million. The Company earned interest revenue relating to these notes of $0.5 million and $0.4 million for the six month periods ended June 30, 2006 and 2005, respectively.

The Company is included in FNF’s consolidated tax returns and thus any income tax liability or receivable is due to/from FNF. Due (to)/from FNF at June 30, 2006 and December 31, 2005 includes a payable to FNF for taxes owed of $41.1 million at June 30, 2006 and a receivable from FNF relating to overpayment of taxes of $11.5 million at December 31, 2005. The Company made tax-related payments to FNF, net of refunds received, of $37.4 million and $39.4 million during the six month periods ended June 30, 2006 and 2005, respectively.

During the periods presented, the Company paid amounts to a subsidiary of FIS for capitalized software development and for title plant construction. These amounts included capitalized software development costs of $4.5 million and $2.1 million during the six month periods ended June 30, 2006 and 2005, respectively. Amounts paid to FIS for capitalized title plant construction costs were $7.9 million and $0.9 million during the six month periods ended June 30, 2006 and 2005, respectively.

Included in investments at June 30, 2006 are 1,432,000 shares of FIS common stock at a market value of $50.7 million, which is $5.3 million less than the Company’s cost basis.

Recent Accounting Pronouncements

In June 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 requires an evaluation to determine whether it is more likely than not that an uncertain tax position will be sustained upon examination, including resolution of any related appeals or litigation processes. If it is determined that it is more likely than not that an uncertain tax position will be sustained upon examination, the next step is to determine the amount to be recognized. FIN 48 prescribes recognition of the largest amount of tax benefit or liability that is greater than 50 percent likely of being recognized upon ultimate settlement of an uncertain tax position. Tax positions are to be recognized as of the first financial reporting period during which the more-likely-than-not recognition threshold is met. Similarly, a tax position that has previously been recognized will be derecognized as of the first financial reporting period during which the more-likely-than-not recognition threshold is not met. FIN 48 is effective for fiscal years beginning after December 15, 2006. Management does not believe that FIN 48 will have a material effect on the Company’s statements of financial position or operations.

Recent Developments

As previously announced, FNF’s Board of Directors approved pursuing a plan that eliminates its holding company structure, results in the sale of certain of FNF’s assets and liabilities to FNT in exchange for shares of FNT stock, distributes FNF’s ownership stake in FNT to FNF shareholders (collectively, the “Proposed Transactions”), and subsequently merges FNF with and into FIS. On June 25, 2006, the Company entered into a Securities Exchange and Distribution Agreement (the “SEDA”) with FNF, as amended and restated as of September  , 2006, providing for the completion of the Proposed Transactions. Also on June 25, 2006, FNF entered into an Agreement and Plan of Merger with FIS, as amended and restated as of September  , 2006, providing for the merger of FNF with and into FIS and the distribution to FNF stockholders of FIS stock in exchange for their FNF shares. Pursuant to the SEDA and after the Proposed Transactions are complete, FNT, which will consist primarily of FNF’s current specialty insurance and Sedgwick CMS business lines in addition to FNT’s current title insurance business, will be renamed Fidelity National Financial, Inc. (“New FNF”) and will trade under the symbol FNF. FNF’s current chairman of the board and chief executive officer, William P. Foley, II, will assume the same positions in New FNF and the position of executive chairman of the board of FIS. Other key members of FNF’s senior management will also continue their involvement in both New FNF and FIS in executive capacities. On July 18, 2006, FNT filed a Schedule 14C Preliminary Information Statement and FIS filed a Form S-4 proxy and registration statement with

FIDELITY NATIONAL TITLE GROUP, INC. AND SUBSIDIARIES

Notes to Condensed Financial Statements — (Continued)

the Securities and Exchange Commission (“SEC”) and, on July 26, 2006, FNT filed a Form S-1 registration statement with the SEC. Completion of these transactions is subject to a number of conditions, including but not limited to: approval of the shareholders of each of FNF, FNT and FIS; the receipt of a private letter ruling from the Internal Revenue Service and an opinion of FNF’s special tax advisors that the Proposed Transactions and the merger between FNF and FIS will be tax-free to FNF and its stockholders; the receipt of all necessary regulatory approvals for the transfer of FNF’s specialty insurance operations to FNT and for the spin-off of FNT to the shareholders of FNF; the receipt of necessary approvals under credit agreements of FNF, FNT and FIS and any other material agreements; and any other conditions set forth in the definitive agreements for the transactions. The Company expects the Proposed Transactions to close late in the third quarter or early in the fourth quarter of 2006.

Note B — Acquisitions

The results of operations and financial position of the entities acquired during any period are included in the Condensed Consolidated and Combined Financial Statements from and after the date of acquisition. These acquisitions were either made by the Company or made by FNF and then contributed to the Company by FNF. The acquisitions made by FNF and contributed to FNT are included in the related Condensed Consolidated and Combined Financial Statements as capital contributions. Based on the acquired entities’ valuation, any difference between the fair value of the identifiable assets and liabilities and the purchase price paid is recorded as goodwill. Pro forma disclosures for acquisitions are considered immaterial to the results of operations for all periods presented.

Service Link L.P.

On August 1, 2005, the Company acquired Service Link, L.P. (“Service Link”), a national provider of centralized mortgage and residential real estate title and closing services to major financial institutions and institutional lenders. The initial acquisition price was approximately $110 million in cash. It is probable that the Company will owe additional contingent consideration related to this purchase in the third quarter of 2006, the amount of which will be based on Service Link’s earnings before interest, taxes, depreciation and amortization over a 12-month period ending in July 2006. The Company is not currently able to determine the amount of contingent consideration that will be owed, but, based on current information, the amount is estimated to be approximately $60 million as of June 30, 2006.

Note C — Investments

During the second quarter of 2005, the Company began lending fixed maturity and equity securities to financial institutions in short-term security lending transactions. The Company’s security lending policy requires that the cash received as collateral be 102% or more of the fair value of the loaned securities. These short-term security lending arrangements increase investment income with minimal risk. At June 30, 2006 and December 31, 2005, the Company had short-term security loans outstanding with values of $222.5 million and $124.3 million, respectively, included in accounts payable and accrued liabilities and the Company held cash in the same amounts as collateral for the loaned securities.

FIDELITY NATIONAL TITLE GROUP, INC. AND SUBSIDIARIES

Notes to Condensed Financial Statements — (Continued)

Gross unrealized losses on investment securities and the fair value of the related securities, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at June 30, 2006 were as follows:

	Less than 12 Months		12 Months or Longer		Total
		Unrealized		Unrealized		Unrealized
	Fair Value	Losses	Fair Value	Losses	Fair Value	Losses

U.S. government and agencies	$186,614	$(8,937)	$594,604	$(15,691)	$781,218	$(24,628)
States and political subdivisions	492,909	(11,266)	304,584	(9,472)	797,493	(20,738)
Foreign government and agencies	26,589	(665)	—	—	26,589	(665)
Corporate securities	335,183	(13,434)	273,605	(8,790)	608,788	(22,224)
Equity securities	129,711	(16,181)	9,348	(6,851)	139,059	(23,032)

Total temporarily impaired securities	$1,171,006	$(50,483)	$1,182,141	$(40,804)	$2,353,147	$(91,287)

A substantial portion of the Company’s unrealized losses relate to its holdings of debt securities. Unrealized losses relating to U.S. government, state and political subdivision and fixed maturity corporate holdings were primarily caused by interest rate increases. Since the decline in fair value of these investments is attributable to changes in interest rates and not credit quality, and the Company has the intent and ability to hold these securities, the Company does not consider these investments other-than-temporarily impaired. The unrealized losses related to equity securities were caused by market changes that the Company considers to be temporary and thus the Company does not consider these investments other-than-temporarily impaired.

Note D — Stock Based Compensation Plans

In 2005, in connection with the distribution of FNT stock by FNF, the Company established the FNT 2005 Omnibus Incentive Plan (the “Omnibus Plan”) authorizing the issuance of up to 8,000,000 shares of common stock, subject to the terms of the Omnibus Plan. The Omnibus Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units and performance shares, performance units, other cash and stock-based awards and dividend equivalents. As of June 30, 2006, there were 777,500 shares of restricted stock and 2,246,500 stock options outstanding. These shares and options vest over a four-year period. During the three month and six month periods ended June 30, 2006, the Company recorded stock-based compensation expense of $1.1 million and $2.1 million, respectively, in connection with the issuance of FNT restricted stock and $0.6 million and $1.1 million, respectively, in connection with the issuance of FNT stock options.

Stock option transactions under the Omnibus Plan in the first six months of 2006 were as follows:

				Aggregate Intrinsic	Weighted Average
		Weighted Average		Value at June 30,	Remaining
	Shares	Exercise Price	Exercisable	2006	Contractual Life
				(In thousands)

Balance, December 31, 2005	2,206,500	$21.90	—	$(4,920)	9.3
Granted	40,000	21.82	—	(86)	9.8
Exercised	—	—	—	—	—
Cancelled	—	—	—	—	—

Balance, June 30, 2006	2,246,500	$21.90	—	$(5,006)	9.3

All options issued and outstanding at June 30, 2006, are unvested. There were no exercisable options outstanding at June 30, 2006. No stock options vested or were forfeited in the first six months of 2006.

FIDELITY NATIONAL TITLE GROUP, INC. AND SUBSIDIARIES

Notes to Condensed Financial Statements — (Continued)

Restricted stock transactions under the Omnibus Plan in the first six months of 2006 were as follows:

		Weighted Average
		Grant Date
	Shares	Fair Value

Balance, December 31, 2005	777,500	$21.90
Granted	—	—
Cancelled	5,000	21.90

Balance, June 30, 2006	772,500	$21.90

No shares of restricted stock vested in the first six months of 2006.

As a result of stock-based compensation grants prior to the commencement of the Omnibus Plan, certain Company employees are also participants in FNF’s stock-based compensation plans (the “FNF Plans”), which provide for the granting of incentive and nonqualified stock options, restricted stock and other stock-based incentive awards for officers and key employees. Grants of incentive and nonqualified stock options under the FNF Plans have generally provided that options shall vest equally over three years and generally expire ten years after their original date of grant. All options granted under the FNF Plans had an exercise price equal to the market value of the underlying common stock on the date of grant. In connection with grants of FNF stock options to Company employees, the Company recorded stock-based compensation expense of $2.5 million and $4.3 million in the six month periods ended June 30, 2006 and 2005, respectively, which was based on an allocation of compensation expense to the Company for personnel who provided services to the Company.

In 2003, FNF issued to certain Company employees and directors rights to purchase shares of FNF restricted common stock (the “FNF Restricted Shares”). A portion of the FNF Restricted Shares vest over a five-year period and a portion vest over a four-year period, of which one-fifth vested immediately on the date of grant. In connection with the issuance of the FNF Restricted Shares to FNT employees, the Company recorded stock-based compensation expense of $0.9 million and $1.4 million for the six month periods ended June 30, 2006 and 2005, respectively, which was based on an allocation of compensation expense to the Company for personnel who provided services to the Company.

In December 2004, the FASB issued Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” (“SFAS 123R”), which requires that compensation cost relating to share-based payments be recognized in our financial statements. Effective as of the beginning of 2003, the Company adopted the fair value recognition provision of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”). Using the fair value method of accounting, compensation cost is measured based on the fair value of the award at the grant date and recognized over the service period. Upon adoption of SFAS 123, the Company elected to use the prospective method of transition, as permitted by Statement of Financial Accounting Standards No. 148, “Accounting for Stock- Based Compensation — Transition and Disclosure” (“SFAS 148”). Using this method, stock-based employee compensation cost was recognized from the beginning of 2003 as if the fair value method of accounting had been used to account for all employee awards granted, modified, or settled in years beginning after December 31, 2002. SFAS 123R does not allow for the prospective method, but requires the recording of expense relating to the vesting of all unvested options beginning in the first quarter of 2006. The adoption of SFAS 123R on January 1, 2006 had no material impact on the Company’s income before income taxes, net income, cash flow from operations, cash flow from financing activities, or basic or diluted earnings per share in the six month period ended June 30, 2006 due to the fact that all options accounted for using the intrinsic value method under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” were fully vested as of December 31, 2005. In accordance with the provisions of SFAS No. 123R, share-based compensation expense for the 2005 periods presented has not been restated. Net income reflects expense amounts of $6.3 million and $5.7 million for the six month periods ended June 30, 2006 and 2005, respectively, which are included in personnel costs in the reported financial results of each period. Included in these amounts are share-

FIDELITY NATIONAL TITLE GROUP, INC. AND SUBSIDIARIES

Notes to Condensed Financial Statements — (Continued)

based compensation expense related to the Omnibus Plan of $3.2 million in the six month period ended June 30, 2006, respectively. Also included are share-based compensation expense amounts related to the participation of Company employees in the FNF Plans of $3.3 million and $5.7 million for the six month periods ended June 30, 2006 and 2005, respectively.

The fair values of all options were estimated at the date of grant using a Black-Scholes option-pricing model with the following weighted average assumptions. The risk free interest rates used in the calculation are the rates that correspond to the weighted average expected life of an option. For purposes of valuing the options granted under the Omnibus Plan in 2006 or 2005, the Company used historical activity of FNF common stock shares and stock options to estimate the volatility rate of the FNT common stock and the expected life of the FNT options. FNT did not grant any options in the first six months of 2005. The following assumptions were used in valuing FNT stock options granted during the first six months of 2006: a risk free interest rate of 4.8%, a volatility factor for the expected market price of 27%, an expected dividend yield of 5.1%, and a weighted average expected life of 4.1 years. The weighted average fair value of each option granted by FNT during the first six months of 2006 was $3.71.

Prior pro forma information regarding net earnings and earnings per share is required by SFAS No. 123R, and has been determined as if the Company had accounted for all of its employee stock options under the fair value method of that statement. For purposes of pro forma disclosures, the estimated fair value of the options is amortized into expense over the options’ vesting period. The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of SFAS No. 123R to all outstanding and unvested awards prior to the adoption of SFAS 123R:

Six Months Ended
June 30, 2005
(In thousands)

Net earnings, as reported	$242,897
Add: Stock-based compensation expense included in reported net earnings, net of related tax effects	3,329
Deduct: Total stock-based employee compensation expense determined under fair value based methods for all awards, net of related tax effects	(3,895)

Pro forma net earnings	$242,331

Pro forma net earnings per share — basic and diluted, as reported	$1.40

Pro forma net earnings per share — basic and diluted, adjusted for SFAS 123 effects	$1.40

At June 30, 2006, the total unrecognized compensation cost related to non-vested stock option grants was $7.4 million, which is expected to be recognized in pre-tax income over a weighted average period of 3.3 years and the total unrecognized compensation cost related to non-vested restricted stock grants was $13.0 million, which is expected to be recognized in pre-tax income over a weighted average period of 3.3 years.

FIDELITY NATIONAL TITLE GROUP, INC. AND SUBSIDIARIES

Notes to Condensed Financial Statements — (Continued)

Note E — Notes Payable

Notes payable consist of the following (in thousands):

	June 30,	December 31,
	2006	2005

Unsecured notes, net of discount, interest payable semiannually at 7.3%, due August, 2011	$240,821	$—
Unsecured notes, net of discount, interest payable semiannually at 5.25%, due March, 2013	248,758	—
Unsecured notes due to FNF, net of discount	6,640	497,800
Syndicated credit agreement, unsecured, interest due monthly at LIBOR plus 0.40%, (5.9% at June 30, 2006), unused portion of $325,000 at June 30, 2006	75,000	100,000
Other promissory notes with various interest rates and maturities	1,978	5,462

	$573,197	$603,262

In connection with the distribution of FNT stock by FNF, the Company issued two $250 million intercompany notes payable to FNF (the “Mirror Notes”), with terms that mirrored FNF’s existing $250 million 7.30% public debentures due in August 2011 and $250 million 5.25% public debentures due in March 2013. Following issuance of the Mirror Notes, the Company filed a Registration Statement on Form S-4, pursuant to which the Company offered to exchange the outstanding FNF notes for notes FNT would issue having substantially the same terms and deliver the FNF notes received in such exchange to FNF in redemption of the debt under the Mirror Notes. On January 17, 2006, the exchange offers expired, with $241.3 million aggregate principal amount of the 7.30% notes due 2011 and the entire $250.0 million aggregate principal amount of the 5.25% notes due 2013 validly tendered and not withdrawn in the exchange offers. Following the completion of the exchange offers, the company issued a new 7.30% Mirror Note due in 2011 in the amount of $8.7 million, representing the principal amount of the portion of the original Mirror Notes that was not exchanged, of which $6.6 million remains outstanding at June 30, 2006. Upon any acceleration of maturity of the FNF notes, whether upon redemption or an event of default of the FNF notes, FNT must repay the corresponding Mirror Note.

On October 17, 2005, the Company entered into a Credit Agreement with Bank of America, N.A. as Administrative Agent and Swing Line Lender (the “Credit Agreement”), and the other financial institutions party thereto. The Credit Agreement provides for a $400 million unsecured revolving credit facility maturing on the fifth anniversary of the closing date. Amounts under the revolving credit facility may be borrowed, repaid and reborrowed by the borrowers thereunder from time to time until the maturity of the revolving credit facility. Voluntary prepayment of the revolving credit facility under the Credit Agreement is permitted at any time without fee upon proper notice and subject to a minimum dollar requirement. Revolving loans under the credit facility bear interest at a variable rate based on either (i) the higher of (a) a rate per annum equal to one-half of one percent in excess of the Federal Reserve’s Federal Funds rate, or (b) Bank of America’s “prime rate;” or (ii) a rate per annum equal to the British Bankers Association London Interbank Offered Rate (“LIBOR”) plus a margin of between 0.35%-1.25%, all in, depending on the Company’s then current public debt credit rating from the rating agencies. Included in the 0.35%-1.25% margin is a related commitment fee on the entire facility.

The Credit Agreement contains affirmative, negative and financial covenants customary for financings of this type, including, among other things, limits on the creation of liens, limits on the incurrence of indebtedness, restrictions on investments, and limitations on restricted payments and transactions with affiliates. The Credit Agreement requires the Company to maintain investment grade debt ratings, certain financial ratios related to liquidity and statutory surplus and certain levels of capitalization. The Credit Agreement also includes customary events of default for facilities of this type (with customary grace periods, as applicable) and provides that, upon the occurrence of an event of default, the interest rate on all outstanding obligations will be increased and payments of

FIDELITY NATIONAL TITLE GROUP, INC. AND SUBSIDIARIES

Notes to Condensed Financial Statements — (Continued)

all outstanding loans may be accelerated and/or the lenders’ commitments may be terminated. In addition, upon the occurrence of certain insolvency or bankruptcy related events of default, all amounts payable under the Credit Agreement shall automatically become immediately due and payable, and the lenders’ commitments will automatically terminate. The Company’s management believes that the Company is in compliance with all covenants related to the Credit Agreement at June 30, 2006.

Principal maturities of notes payable at June 30, 2006, were as follows (dollars in thousands):

2006	$1,978
2007	—
2008	—
2009	—
2010	75,000
Thereafter	496,219

$573,197

Note F — Pension and Postretirement Benefits

The following details the Company’s periodic expense for pension and postretirement benefits:

	For the Six Months Ended June 30,
	2006	2005	2006	2005
	Pension Benefits		Postretirement Benefits
	(In thousands)

Service cost	$—	$—	$40	$76
Interest cost	4,194	4,174	528	592
Expected return on assets	(4,906)	(3,918)	—	—
Amortization of prior service cost	—	—	(1,205)	(768)
Amortization of actuarial loss	4,434	4,414	553	274

Total net periodic expense	$3,722	$4,670	$(84)	$174

There have been no material changes to the Company’s projected benefit payments under these plans since December 31, 2005.

Note G — Legal Proceedings

In the ordinary course of business, the Company is involved in various pending and threatened litigation matters related to its operations, some of which include claims for punitive or exemplary damages. The Company believes that no actions, other than those listed below, depart from customary litigation incidental to its business. As background to the disclosure below, please note the following:

•	These matters raise difficult and complicated factual and legal issues and are subject to many uncertainties and complexities, including but not limited to the underlying facts of each matter, novel legal issues, variations between jurisdictions in which matters are being litigated, differences in applicable laws and judicial interpretations, the length of time before many of these matters might be resolved by settlement or through litigation and, in some cases, the timing of their resolutions relative to other similar cases brought against other companies, the fact that many of these matters are putative class actions in which a class has not been certified and in which the purported class may not be clearly defined, the fact that many of these matters involve multi-state class actions in which the applicable law for the claims at issue is in dispute and therefore unclear, and the current challenging legal environment faced by large corporations and insurance companies.

FIDELITY NATIONAL TITLE GROUP, INC. AND SUBSIDIARIES

Notes to Condensed Financial Statements — (Continued)

•	In these matters, plaintiffs seek a variety of remedies including equitable relief in the form of injunctive and other remedies and monetary relief in the form of compensatory damages. In most cases, the monetary damages sought include punitive or treble damages. Often more specific information beyond the type of relief sought is not available because plaintiffs have not requested more specific relief in their court pleadings. In general, the dollar amount of damages sought is not specified. In those cases where plaintiffs have made a specific statement with regard to monetary damages, they often specify damages just below a jurisdictional limit regardless of the facts of the case. This represents the maximum they can seek without risking removal from state court to federal court. In our experience, monetary demands in plaintiffs’ court pleadings bear little relation to the ultimate loss, if any, we may experience.

•	For the reasons specified above, it is not possible to make meaningful estimates of the amount or range of loss that could result from these matters at this time. The Company reviews these matters on an on-going basis and follows the provisions of SFAS No. 5, “Accounting for Contingencies” when making accrual and disclosure decisions. When assessing reasonably possible and probable outcomes, the Company bases its decision on its assessment of the ultimate outcome following all appeals.

•	In the opinion of the Company’s management, while some of these matters may be material to the Company’s operating results for any particular period if an unfavorable outcome results, none will have a material adverse effect on its overall financial condition.

Several class actions are pending in Ohio, Pennsylvania, Connecticut, New Hampshire and Florida alleging improper premiums were charged for title insurance. The cases allege that the named defendant companies failed to provide notice of premium discounts to consumers refinancing their mortgages, and failed to give discounts in refinancing transactions in violation of the filed rates. The actions seek refunds of the premiums charged and punitive damages. The Company intends to vigorously defend the actions.

A class action in California alleges that the Company violated the Real Estate Settlement Procedures Act and state law by giving favorable discounts or rates to builders and developers for escrow fees and requiring purchasers to use Chicago Title Insurance Company for escrow services. The action seeks refunds of the premiums charged and additional damages. The Company intends to vigorously defend this action.

A class action in Texas alleges that the Company overcharged for recording fees in Arizona, California, Colorado, Oklahoma and Texas. The suit seeks to recover the recording fees for the class that was overcharged, interest and attorney’s fees. The suit was filed in the United States District Court for the Western District of Texas, San Antonio Division on March 24, 2006. Similar suits are pending in Indiana and Missouri. The Company intends to vigorously defend these actions.

A class action in New Mexico alleges the Company has engaged in anti-competitive price fixing in New Mexico. The suit seeks an injunction against price fixing and writs issued to the State regulators mandating the law be interpreted to provide a competitive market, compensatory damages, punitive damages, statutory damages, interest and attorney’s fees for the injured class. The suit was filed in State Court in Santa Fe, New Mexico on April 27, 2006. The Company intends to vigorously defend this action.

Two class actions filed in Illinois allege the Company has paid attorneys to refer business to the Company by paying them for core title services in conjunction with orders when the attorneys, in fact, did not perform any core title services and the payments were to steer business to the Company. The suits seek compensatory damages, attorney’s fees and injunctive relief to terminate the practice. The suit was filed in state court in Chicago, Illinois on May 11, 2006. The Company intends to vigorously defend these actions.

None of the cases described above includes a statement as to the dollar amount of damages demanded. Instead, each of the cases includes a demand in an amount to be proved at trial. Two of the Ohio cases state that the damages per class member are less than the jurisdictional limit for removal to federal court.

FIDELITY NATIONAL TITLE GROUP, INC. AND SUBSIDIARIES

Notes to Condensed Financial Statements — (Continued)

The Company receives inquiries and requests for information from state insurance departments, attorneys general and other regulatory agencies from time to time about various matters relating to its business. Sometimes these take the form of civil investigative subpoenas. The Company attempts to cooperate with all such inquiries. From time to time, the Company is assessed fines for violations of regulations or other matters or enters into settlements with such authorities which require the Company to pay money or take other actions.

The National Association of Insurance Commissioners and various state insurance regulators have been investigating so called “captive reinsurance” agreements since 2004. The investigations have focused on arrangements in which title insurers would write title insurance generated by realtors, developers and lenders and cede a portion of the premiums to a reinsurance company affiliate of the entity that generated the business. The U.S. Department of Housing and Urban Development (“HUD”) also has made formal or informal inquiries of the Company regarding these matters. The Company has been cooperating and intends to continue to cooperate with all ongoing investigations. The Company has discontinued all captive reinsurance arrangements. The total amount of premiums the Company ceded to reinsurers was approximately $10 million over the existence of these agreements. The Company has settled most of the accusations of wrongdoing that arose from these investigations by discontinuing the practice and paying fines. Some investigations are continuing. The Company anticipates they will be settled in a similar manner.

Additionally, the Company has received inquiries from regulators about its business involvement with title insurance agencies affiliated with builders, realtors and other traditional sources of title insurance business, some of which the Company participated in forming as joint ventures with its subsidiaries. These inquiries have focused on whether the placement of title insurance with the Company through these affiliated agencies is proper or an improper form of referral payment. Like most other title insurers, the Company participates in these affiliated business arrangements in a number of states. The Company has settled the accusations of wrongdoing that arose from some of these investigations by discontinuing the practice and paying fines. Other investigations are continuing. The Company anticipates they will be settled in a similar manner.

The Company and its subsidiaries have settled all allegations of wrongdoing arising from a wide-ranging review of the title insurance industry by the New York State Attorney General (the “NYAG”). Under the terms of the settlement, the Company paid a $2 million fine and will immediately reduce premiums by 15% on owner’s policies under $1 million. Rate hearings will be conducted by the New York State Insurance Department (the “NYSID”) this year where all rates will be considered industry wide. The settlement clarifies practices considered wrongful under New York law by the NYAG and the NYSID, and the Company has agreed not to engage in those practices. The Company will take steps to assure that consumers are aware of the filed rates for premiums on title insurance products and that the products are correctly rated. The settlement also resolves all issues raised by the market conduct investigation of the Company and its subsidiaries by the NYSID except the issues of rating errors found by the NYSID. As part of the settlement, the Company and its subsidiaries denied any wrongdoing. Neither the fines nor the rate reductions are expected to have a material impact on earnings of the Company. The Company cooperated fully with the NYAG and NYSID inquiries into these matters and will continue to cooperate with the NYSID.

Further, U.S. Representative Oxley, the Chairman of the House Financial Services Committee, recently asked the Government Accountability Office (the “GAO”) to investigate the title insurance industry. Representative Oxley stated that the Committee is concerned about payments that certain title insurers have made to developers, lenders and real estate agents for referrals of title insurance business. Representative Oxley asked the GAO to examine, among other things, the foregoing relationships and the levels of pricing and competition in the title insurance industry. A congressional hearing was held regarding title insurance practices on April 27, 2006. The Company is unable to predict the outcome of this inquiry or whether it will adversely affect the Company’s business or results of operations.

On July 3, 2006, the California Insurance Commissioner (“Commissioner”) issued a Notice of Proposed Action and Notice of Public Hearing (the “Notice”) relating to proposed regulations governing rate-making for title

FIDELITY NATIONAL TITLE GROUP, INC. AND SUBSIDIARIES

Notes to Condensed Financial Statements — (Continued)

insurance (the “Proposed Regulations”). A hearing on the Proposed Regulations is scheduled for August 30, 2006. If implemented, the Proposed Regulations would result in significant reductions in title insurance rates, which are likely to have a significant negative impact on the company’s California revenues. In addition, the Proposed Regulations would give the Commissioner the ability to set maximum allowable title insurance rates on a going-forward basis. It is possible that such maximum rates would be lower than the rates that the company would otherwise set. In addition, the Florida Office of Insurance Regulation (the “OIR”) has recently released three studies of the title insurance industry which purport to demonstrate that title insurance rates in Florida are too high and that the Florida title insurance industry is overwhelmingly dominated by five firms, which includes FNT. The studies recommend tying premium rates to loss ratios thereby making the rates a reflection of the actual risks born by the insurer. The OIR is presently developing a rule to govern the upcoming rate analysis and rate setting process and has said that it will use the information to begin a full review of the title insurance rates charged in Florida.

New York, Colorado, Louisiana, Nevada, and Texas insurance regulators have also announced similar inquiries (or other reviews of title insurance rates) and other states could follow. At this stage, the Company is unable to predict what the outcome will be of these or any similar reviews.

Canadian lawyers who have traditionally played a role in real property transactions in Canada allege that the Company’s practices in processing residential mortgages are the unauthorized practice of law. Their Law Societies have demanded an end to the practice, and have begun investigations into those practices. In several provinces bills have been filed that ostensibly would affect the way we do business. The Company is unable to predict the outcome of this inquiry or whether it will adversely affect the Company’s business or results of operations. In Missouri a class action is pending alleging that certain acts performed by the Company in closing real estate transactions are the unlawful practice of law. The Company intends to vigorously defend this action.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

Fidelity National Title Group, Inc.:

We have audited the accompanying Consolidated and Combined Balance Sheets of Fidelity National Title Group, Inc. and subsidiaries as of December 31, 2005 and 2004 and the related Consolidated and Combined Statements of Earnings, Comprehensive Earnings, Stockholders’ Equity and Cash Flows for each of the years in the three-year period ended December 31, 2005. These Consolidated and Combined Financial Statements are the responsibility of FNT’s management. Our responsibility is to express an opinion on these Consolidated and Combined Financial Statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the Consolidated and Combined Financial Statements referred to above present fairly, in all material respects, the financial position of Fidelity National Title Group, Inc. and subsidiaries as of December 31, 2005 and 2004, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

/s/  KPMG LLP

March 13, 2006
Jacksonville, Florida
Certified Public Accountants

FIDELITY NATIONAL TITLE GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED AND COMBINED BALANCE SHEETS

	December 31,
	2005	2004
	(In thousands,
	except per share data)

ASSETS
Investments:
Fixed maturities available for sale, at fair value, at December 31, 2005 includes $305,717 and $116,781 of pledged fixed maturity securities related to secured trust deposits and the securities lending program, respectively, and at December 31, 2004 includes $265,639 of pledged fixed maturity securities related to secured trust deposits	$2,457,632	$2,174,817
Equity securities, at fair value, at December 31, 2005 includes $3,401 of pledged equity securities related to the securities lending program	176,987	115,070
Other long-term investments	21,037	21,219
Short-term investments, at December 31, 2005 and 2004 includes $350,256 and $280,351, respectively, of pledged short-term investments related to secured trust deposits	645,082	508,383

Total investments	3,300,738	2,819,489
Cash and cash equivalents at December 31, 2005 includes $234,709 and $124,339 of pledged cash related to secured trust deposits and the securities lending program, respectively, and at December 31, 2004 includes $195,200 of pledged cash related to secured trust deposits	462,157	268,414
Trade receivables, net of allowance of $13,583 in 2005 and $11,792 in 2004	178,998	145,447
Notes receivable, net of allowance of $1,466 in 2005 and $1,740 in 2004 and includes notes from related parties of $19,000 in 2005 and $22,800 in 2004	31,749	39,196
Goodwill	1,051,526	959,600
Prepaid expenses and other assets	377,049	311,730
Title plants	308,675	301,610
Property and equipment, net	156,952	164,916
Due from FNF	32,689	63,689

	$5,900,533	$5,074,091

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued liabilities, at December 31, 2005 includes $120,182 of security loans related to the securities ending program	$790,598	$603,705
Notes payable, including $497.8 million of notes payable to FNF at December 31, 2005	603,262	22,390
Reserve for claim losses	1,063,857	980,746
Secured trust deposits	882,602	735,295
Deferred tax liabilities	75,839	51,248

	3,416,158	2,393,384
Minority interests	4,338	3,951
Stockholders’ equity:
Common stock, Class A, $0.0001 par value; authorized, 300,000,000 shares as of December 31, 2005; issued, 31,147,357 shares as of December 31, 2005	3	—
Common stock, Class B, $0.0001 par value; authorized, 300,000,000 shares as of December 31, 2005; issued, 143,172,183 shares as of December 31, 2005	14	—
Additional paid-in capital	2,492,312	—
Retained earnings	82,771	—
Investment by FNF	—	2,719,056

	2,575,100	2,719,056
Accumulated other comprehensive loss	(78,892)	(42,300)
Unearned compensation	(16,171)	—

	2,480,037	2,676,756

	$5,900,533	$5,074,091

See Notes to Consolidated and Combined Financial Statements.

FIDELITY NATIONAL TITLE GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED AND COMBINED STATEMENTS OF EARNINGS

	Year Ended December 31,
	2005	2004	2003
	(In thousands, except per share data)

Revenue:
Direct title insurance premiums	$2,184,993	$2,003,447	$2,105,317
Agency title insurance premiums, includes $91.9 million, $106.3 million, and $284.9 million of premiums from related parties in 2005, 2004, and 2003, respectively (See Note A)	2,763,973	2,714,770	2,595,433

Total title premiums	4,948,966	4,718,217	4,700,750
Escrow and other title related fees, includes $5.0 million, $8.4 million, and $7.3 million of revenue from related parties in 2005, 2004, and 2003, respectively (See Note A)	1,162,344	1,039,835	1,058,729

Total title and escrow	6,111,310	5,758,052	5,759,479
Interest and investment income, includes $1.0 million, $1.0 million, and $0.7 million of interest revenue from related parties in 2005, 2004, and 2003, respectively (See Note A)	118,084	64,885	56,708
Realized gains and losses, net	44,684	22,948	101,839
Other income	41,783	43,528	52,689

	6,315,861	5,889,413	5,970,715

Expenses:
Personnel costs, excludes $27.2 million, $34.5 million, and $14.8 million of personnel costs allocated to related parties in 2005, 2004, and 2003, respectively (See Note A)	1,897,904	1,680,805	1,692,895
Other operating expenses, includes $14.3 million, $53.8 million, and $15.8 million of other operating expenses from related parties net of amounts allocated to related parties in 2005, 2004, and 2003, respectively (See Note A)	935,263	849,554	817,597
Agent commissions, includes agent commissions of $80.9 million, $93.6 million, and $250.7 million paid to related parties in 2005, 2004, and 2003, respectively (See Note A)	2,140,912	2,117,122	2,035,810
Depreciation and amortization	102,105	95,718	79,077
Provision for claim losses	354,710	259,402	248,834
Interest expense	16,663	3,885	4,582

	5,447,557	5,006,486	4,878,795

Earnings before income taxes and minority interest	868,304	882,927	1,091,920
Income tax expense	327,351	323,598	407,736

Earnings before minority interest	540,953	559,329	684,184
Minority interest	1,972	1,165	859

Net earnings	$538,981	$558,164	$683,325

Basic net earnings per share	$3.11	—	—

Weighted average shares outstanding, basic basis	173,463	—	—

Diluted net earnings per share	$3.11	—	—

Weighted average shares outstanding, diluted basis	173,575	—	—

Unaudited proforma net earnings per share — basic and diluted	—	$3.22	—

Unaudited proforma weighted average shares outstanding — basic and diluted	—	172,951	—

See Notes to Consolidated and Combined Financial Statements.

FIDELITY NATIONAL TITLE GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED AND COMBINED STATEMENTS OF COMPREHENSIVE EARNINGS

	Year Ended December 31,
	2005	2004	2003
	(In thousands)

Net earnings	$538,981	$558,164	$683,325
Other comprehensive earnings (loss):
Unrealized losses on investments, net(1)	(34,612)	(18,684)	(13,345)
Minimum pension liability adjustment(2)	(1,980)	(11,764)	(9,988)

Other comprehensive earnings (loss)	(36,592)	(30,448)	(23,333)

Comprehensive earnings	$502,389	$527,716	$659,992

(1)	Net of income tax benefit of $20.8 million, $10.7 million and $7.9 million for 2005, 2004 and 2003, respectively.

(2)	Net of income tax benefit of $1.2 million, $6.9 million and $6.4 million in 2005, 2004 and 2003, respectively.

See Notes to Consolidated and Combined Financial Statements.

FIDELITY NATIONAL TITLE GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED AND COMBINED STATEMENTS OF STOCKHOLDERS’ EQUITY

								Accumulated
								Other
	Common Stock				Additional			Comprehensive
	Class A		Class B		Paid-in	Retained	Investment	Earnings	Unearned
	Shares	Amount	Shares	Amount	Capital	Earnings	by FNF	(Loss)	Compensation	Total
	(In thousands, except per share data)

Balance, December 31, 2002	—	$—	—	$—	$—	$—	$2,223,003	$11,481	$—	$2,234,484
Other comprehensive loss — minimum pension liability adjustment — net of tax	—	—	—	—	—	—	—	(9,988)	—	(9,988)
Other comprehensive loss — unrealized loss on investments — net of tax	—	—	—	—	—	—	—	(13,345)	—	(13,345)
Net distribution of capital	—	—	—	—	—	—	(16,390)	—	—	(16,390)
Dividend to FNF	—	—	—	—	—	—	(408,900)	—	—	(408,900)
Net earnings	—	—	—	—	—	—	683,325	—	—	683,325

Balance, December 31, 2003	—	—	—	—	—	—	2,481,038	(11,852)	—	2,469,186

Other comprehensive loss — minimum pension liability adjustment — net of tax	—	—	—	—	—	—	—	(11,764)	—	(11,764)
Other comprehensive loss — unrealized loss on investments — net of tax	—	—	—	—	—	—	—	(18,684)	—	(18,684)
Net contribution of capital by FNF	—	—	—	—	—	—	117,854	—	—	117,854
Dividend to FNF	—	—	—	—	—	—	(438,000)	—	—	(438,000)
Net earnings	—	—	—	—	—	—	558,164	—	—	558,164

Balance, December 31, 2004	—	—	—	—	—	—	2,719,056	(42,300)	—	2,676,756

Transactions prior to the stock distribution:
Net contributions of capital by FNF	—	—	—	—	6,526	—	134,664	—	—	141,190
Dividends paid to FNF	—	—	—	—	—	—	(797,575)	—	—	(797,575)
Net earnings	—	—	—	—	—	—	412,631	—	—	412,631
Distribution of common stock	30,370	3	143,176	14	2,468,759	—	(2,468,776)	—	—	—
Transactions subsequent to the stock distribution:
Issuance of restricted stock	777	—	—	—	17,027	—	—	—	(17,027)	—
Other comprehensive loss — minimum pension liability adjustment — net of tax	—	—	—	—	—	—	—	(1,980)	—	(1,980)
Other comprehensive loss — unrealized loss on investments — net of tax	—	—	—	—	—	—	—	(34,612)	—	(34,612)
Amortization of unearned compensation	—	—	—	—	—	—	—	—	856	856
Dividends paid to Class A stockholders	—	—	—	—	—	(7,787)	—	—	—	(7,787)
Dividends paid to FNF	—	—	—	—	—	(35,792)	—	—	—	(35,792)
Net earnings	—	—	—	—	—	126,350	—	—	—	126,350

Balance, December 31, 2005	31,147	$3	143,176	$14	$2,492,312	$82,771	$—	$(78,892)	$(16,171)	$2,480,037

See Notes to Consolidated and Combined Financial Statements.

FIDELITY NATIONAL TITLE GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2005	2004	2003
	(In thousands)

Cash Flows From Operating Activities:
Net earnings	$538,981	$558,164	$683,325
Adjustment to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	102,105	95,718	79,077
Net increase in reserve for claim losses	82,064	6,088	38,158
Gain on sales of investments and other assets	(44,684)	(22,948)	(101,839)
Stock-based compensation cost	12,440	5,418	4,864
Minority interest	1,972	1,165	859
Changes in assets and liabilities, net of effects from acquisitions:
Net (increase) decrease in secured trust deposits	(2,705)	1,514	11,647
Net increase in trade receivables	(31,147)	(11,241)	(7,630)
Net decrease in prepaid expenses and other assets	277	18,295	58,829
Net (decrease) increase in accounts payable and accrued liabilities	(61,737)	(13,474)	61,876
Net increase in income taxes	99,905	7,099	23,462

Net cash provided by operating activities	697,471	645,798	852,628

Cash Flows From Investing Activities:
Proceeds from sales of investment securities available for sale	2,289,798	2,579,401	1,849,862
Proceeds from maturities of investment securities available for sale	380,836	204,783	318,302
Proceeds from sales of real estate, property and equipment	40,690	5,620	5,141
Collections of notes receivable	15,769	7,788	15,480
Additions to title plants	(6,754)	(6,533)	(1,105)
Additions to property and equipment	(85,384)	(70,636)	(80,418)
Additions to capitalized software	(8,058)	(415)	(16,133)
Additions to notes receivable	(8,471)	(5,414)	(3,665)
Purchases of investment securities available for sale	(2,761,803)	(3,244,321)	(2,184,319)
Net (purchases) proceeds of short-term investment activities	(137,853)	277,736	(76,192)
Acquisition of businesses, net of cash acquired	(137,242)	(115,712)	(8,352)
Cash received as collateral on loaned securities, net	3,544	—	—

Net cash used in investing activities	(414,928)	(367,703)	(181,399)

Cash Flows From Financing Activities:
Borrowings	800,449	132	238
Debt service payments	(222,268)	(33,367)	(56,062)
Net contribution from (distribution to) FNF	134,664	101,639	(180,118)
Dividends paid to FNF	(833,367)	(438,000)	(408,900)
Dividends paid to Class A stockholders	(7,787)	—	—

Net cash used in financing activities	(128,309)	(369,596)	(644,842)

Net increase (decrease) in cash and cash equivalents, excluding pledged cash related to secured trust deposits	154,234	(91,501)	26,387
Cash and cash equivalents, excluding pledged cash related to secured trust deposits, at beginning of year	73,214	164,715	138,328

Cash and cash equivalents, excluding pledged cash related to secured trust deposits, at end of year	$227,448	$73,214	$164,715

See Notes to Consolidated and Combined Financial Statements.

FIDELITY NATIONAL TITLE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

A.	Summary of Significant Accounting Policies

The following describes the significant accounting policies of Fidelity National Title Group, Inc. (“FNT”) and its subsidiaries (collectively, the ‘‘Company”) which have been followed in preparing the accompanying Consolidated and Combined Financial Statements.

Description of Business

Fidelity National Title Group, Inc., through its principal subsidiaries, is the largest title insurance company in the United States. The Company’s title insurance underwriters — Fidelity National Title, Chicago Title, Ticor Title, Security Union Title and Alamo Title — together issue all of the Company’s title insurance policies in 49 states, the District of Columbia, Guam, Puerto Rico, the U.S. Virgin Islands, and in Canada and Mexico. The Company operates its business through a single segment, title and escrow, and does not generate significant revenue from outside the United States. Although the Company earns title premiums on residential and commercial sale and refinance real estate transactions, the Company does not separately track its revenues from these various types of transactions.

On September 26, 2005, Fidelity National Financial, Inc. (“FNF”) received all regulatory approvals required to contribute to FNT all of the legal entities that are consolidated and combined for presentation in these financial statements. On that date, FNF declared a dividend to its stockholders of record as of October 6, 2005 which resulted in a distribution of 17.5% of its interest in FNT, which represents the title insurance segment of FNF. Prior to October 17, 2005, FNT was a wholly-owned subsidiary of FNF. On October 17, 2005, FNF distributed to its stockholders 0.175 shares of FNT Class A common stock for each share of FNF common stock held on the record date (the “Distribution”). FNF beneficially owns 100% of the FNT Class B common stock representing approximately 82% of the Company’s outstanding common stock. FNT Class B common stock has ten votes per share while FNT Class A common stock has one vote per share. Immediately following the Distribution and as of December 31, 2005, FNF controlled 97.9% of the voting rights of FNT. At December 31, 2005, the numbers of shares of Class A and Class B common stock were 31,147,357 and 143,172,183, respectively.

In connection with the Distribution, the Company issued two $250 million intercompany notes payable to FNF (the “Mirror Notes”), with terms that mirrored FNF’s existing $250 million 7.30% public notes due in August 2011 and $250 million 5.25% public notes due in March 2013. Original proceeds from the issuance of the 7.30% FNF notes due 2011 were used by FNF to repay debt incurred in connection with the acquisition of our subsidiary, Chicago Title, and the proceeds from the 5.25% FNF notes due 2013 were used for general corporate purposes. Following the issuance of the Mirror Notes, the Company filed a Registration Statement on Form S-4, pursuant to which the Company offered to exchange for the outstanding FNF notes for notes FNT would issue having substantially the same terms and deliver the FNF notes received to FNF to reduce debt under the intercompany notes. On January 17, 2006, the offers expired. As of that time, $241,347,000 in aggregate principal amount of FNF’s 7.30% Notes due August 15, 2011, and the entire $250,000,000 in aggregate principal of FNF’s 5.25% Notes due March 15, 2013 had been validly tendered and not withdrawn in the exchange offers. The FNF notes received by FNT in the exchange were subsequently delivered to FNF in partial redemption of the 7.30% Mirror Note due August 15, 2011, and in full redemption of the 5.25% Mirror Note due March 15, 2013. In order to reflect the partial redemption of the 7.30% Mirror Note due August 15, 2011, the original note has been replaced with an identical Mirror Note with a principal balance of $8,653,000, which reflects the unredeemed portion of the original Mirror Note. See “Liquidity and Capital Resources.”

On October 17, 2005, the Company also entered into a credit agreement in the amount of $400 million. On October 24, 2005, the Company borrowed $150 million under this facility and paid it to FNF in satisfaction of a $150 million intercompany note issued by one of the Company’s subsidiaries to FNF in August 2005.

FIDELITY NATIONAL TITLE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

Principles of Consolidation and Basis of Presentation

Prior to the Distribution on October 17, 2005, the accompanying Consolidated and Combined Financial Statements include those assets, liabilities, revenues and expenses directly attributable to the Company’s operations and allocations of certain FNF corporate assets, liabilities and expenses to the Company. These amounts have been allocated to the Company on the basis that is considered by management to reflect most fairly or reasonably the utilization of the services provided to, or the benefit obtained by, the Company. Management believes the methods used to allocate these amounts are reasonable. Beginning on October 17, 2005, the entities that currently make up the Company were consolidated under a holding company structure and the accompanying Consolidated and Combined Financial Statements reflect activity subsequent to that date. All significant intercompany profits, transactions and balances have been eliminated in consolidation and combination. The financial information included herein does not necessarily reflect what the financial position and results of operations of the Company would have been had it operated as a stand-alone entity during the periods covered. The Company’s investments in non-majority-owned partnerships and affiliates are accounted for using the equity method. The Company records minority interest liabilities related to minority stockholders’ interest in consolidated affiliates. All dollars presented herein are in thousands of dollars unless otherwise noted.

Earnings per Share and Unaudited Proforma Net Earnings per Share

Basic earnings per share is computed by dividing net earnings available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share is calculated by dividing net earnings available to common stockholders plus the impact of assumed conversions of dilutive securities. The Company has granted certain shares of restricted stock, which have been treated as common share equivalents for purposes of calculating diluted earnings per share. Because there were no outstanding shares prior to the Distribution, basic and diluted weighted average shares outstanding for 2005 have been calculated as if shares outstanding and common stock equivalents at October 18, 2005 had been outstanding for the entire year.

The following table presents the computation of basic and diluted earnings per share for the year ended December 31, 2005 (in thousands except per share data). Prior to October 18, 2005, the historical financials of the Company were combined and thus presentation of earnings per share for 2004 was computed on a pro forma basis as presented in our Form S-1.

Basic and diluted net earnings	$538,981

Weighted average shares outstanding during the year, basic basis	173,463
Plus: Common stock equivalent shares	111

Weighted average shares outstanding during the year, diluted basis	173,574

Basic earnings per share	$3.11

Diluted earnings per share	$3.11

The Company granted options to purchase 2,206,500 shares of the Company’s common stock in October 2005, all of which were excluded from the computation of diluted earnings per share because they were anti-dilutive.

Unaudited proforma net earnings per share for the year ended December 31, 2004, has been calculated using the number of outstanding shares of FNF common stock as of a date prior to the Distribution.

Transactions with Related Parties

The Company’s financial statements reflect transactions with other businesses and operations of FNF, including those being conducted by another FNF subsidiary, Fidelity National Information Services, Inc. (“FIS”).

FIDELITY NATIONAL TITLE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

A detail of related party items included in revenues and expenses is as follows:

	2005	2004	2003
	(In millions)

Agency title premiums earned	$91.9	$106.3	$284.9
Rental income earned	5.0	8.4	7.3
Interest revenue	1.0	1.0	0.7

Total revenue	$97.9	$115.7	$292.9

Agency title commissions	$80.9	$93.6	$250.7
Data processing costs	56.9	56.6	12.4
Data processing costs allocated	—	—	(5.4)
Corporate services allocated	(30.3)	(84.5)	(48.7)
Title insurance information expense	28.1	28.6	28.2
Other real-estate related information	10.9	9.9	11.4
Software expense	7.7	5.8	2.6
Rental expense	3.8	2.8	0.5
License and cost sharing	11.9	12.8	17.9

Total expenses	$169.9	$125.6	$269.6

Total pretax impact of related party activity	$(72.0)	$(9.9)	$23.3

An FIS subsidiary acts as the title agent in the issuance of title insurance policies by a title insurance underwriter owned by the Company and in connection with certain trustee sales guarantees, a form of title insurance issued as part of the foreclosure process. As a result, the Company’s title insurance subsidiaries pay commissions on title insurance policies sold through FIS. For 2005, 2004, and 2003, these FIS operations generated $91.9 million, $106.3 million, and $284.9 million, respectively, of revenues for the Company, which the Company records as agency title premiums. The Company paid FIS commissions at the rate of 88% of premiums generated, equal to $80.9 million, $93.6 million, and $250.7 million for 2005, 2004, and 2003, respectively.

Through June 30, 2005, the Company leased equipment to a subsidiary of FIS. Revenue relating to these leases was $5.0 million, $8.4 million, and $7.3 million in 2005, 2004, and 2003, respectively.

Beginning in September 2003, the Company’s expenses included amounts paid to a subsidiary of FIS for the provision by FIS to FNT of information technology infrastructure support, data center management and related IT support services. For 2005, 2004, and 2003, the amounts included in the Company’s expenses to FIS for these services were $56.9 million, $56.6 million, and $12.4 million, respectively. Prior to September 2003, the Company performed these services itself and provided them to FIS. During 2003, FNT received payments from FIS of $5.4 million relating to these services that offset the Company’s other operating expenses. In addition, the Company incurred software expenses relating to an agreement with a subsidiary of FIS that amounted to expense of $7.7 million, $5.8 million, and $2.6 million in 2005, 2004, and 2003, respectively.

Included as a reduction of expenses for all periods are payments from FNF and FIS relating to the provision by FNT of corporate services to FNF and to FIS and its subsidiaries. These corporate services include accounting, internal audit and treasury, payroll, human resources, tax, legal, purchasing, risk management, mergers and acquisitions and general management. For the years ended December 31, 2005, 2004, and 2003, our expenses were reduced by $7.0 million, $9.4 million, and $9.2 million, respectively, related to the provision of corporate services by the Company to FNF and its subsidiaries (other than FIS and its subsidiaries). For the years ended December 31, 2005, 2004, and 2003, our expenses were reduced by $23.3 million, $75.1 million, and $39.5 million, respectively, related to the provision of corporate services by us to FIS and its subsidiaries.

FIDELITY NATIONAL TITLE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

The title plant assets of several of the Company’s title insurance subsidiaries are managed or maintained by a subsidiary of FIS. The underlying title plant information and software continues to be owned by each of the Company’s title insurance underwriters, but FIS manages and updates the information in return for either (i) a cash management fee or (ii) the right to sell that information to title insurers, including title insurance underwriters that the Company owns and other third party customers. In most cases, FIS is responsible for keeping the title plant assets current and fully functioning, for which the Company pays a fee to FIS based on the Company’s use of, or access to, the title plant. For 2005, 2004, and 2003, the Company’s payments to FIS under these arrangements were $29.9 million, $28.9 million, and $28.2 million, respectively. In addition, since November 2004, each applicable title insurance underwriter in turn has received a royalty on sales of access to its title plant assets. For the years ended December 31, 2005 and 2004, the revenues from these title plant royalties were $3.0 million and $0.3 million, respectively. The Company has also entered into agreements with FIS that permit FIS and certain of its subsidiaries to access and use (but not to re-sell) the starters databases and back plant databases of the Company’s title insurance subsidiaries. Starters databases are the Company’s databases of previously issued title policies and back plant databases contain historical records relating to title that are not regularly updated. Each of the Company’s applicable title insurance subsidiaries receives a fee for any access to or use of its starters and back plant databases by FIS. The Company also does business with additional entities within the information services segment of FIS that provide real estate information to the Company’s operations, for which the Company recorded expenses of $10.9 million, $9.9 million, and $11.4 million in 2005, 2004, and 2003, respectively.

The Company also has certain license and cost sharing agreements with FIS. The Company recorded expense of $11.9 million, $12.8 million, and $17.9 million relating to these agreements in 2005, 2004, and 2003, respectively

Also, the Company capitalized software costs of $11.2 million paid to FIS relating to a development agreement.

The Company’s financial statements reflect allocations for a lease of office space to us for our corporate headquarters and business operations in the amounts of $3.8 million, $2.8 million, and $0.5 million in 2005, 2004, and 2003.

The Company believes the amounts earned by the Company or charged to the Company under each of the foregoing arrangements are fair and reasonable. Although the commission rate paid on the title insurance premiums written by the FIS title agencies was set without negotiation, the Company believes the commissions earned are consistent with the average rate that would be available to a third party title agent given the amount and the geographic distribution of the business produced and the low risk of loss profile of the business placed. In connection with the title plant management and maintenance services provided by FIS, the Company believes that the fees charged to the Company by FIS are at approximately the same rates that FIS and other similar vendors charge unaffiliated title insurers. The IT infrastructure support and data center management services provided to the Company by FIS is priced within the range of prices that FIS offers to its unaffiliated third party customers for the same types of services. However, the amounts the Company earned or were charged under these arrangements were not negotiated at arm’s-length, and may not represent the terms that the Company might have obtained from an unrelated third party.

Amounts Due from/to FNF are as follows:

	As of December 31,
	2005	2004
	(In millions)

Notes receivable from FNF	$19.0	$22.8
Due from FNF	32.7	63.7
Notes payable to FNF (See Note G)	497.8	—

FIDELITY NATIONAL TITLE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

The Company has notes receivable from FNF relating to agreements between its title underwriters and FNF. These notes amounted to $19.0 million and $22.8 million at December 31, 2005 and 2004, respectively. As of December 31, 2005, these notes bear interest at 5.1%. The Company earned interest revenue of $1.0 million, $1.0 million, and $0.7 million relating to these notes during 2005, 2004, and 2003, respectively.

The Company is included in FNF’s consolidated tax returns and thus any income tax liability or receivable is due to/from FNF. Due from FNF at December 31, 2005 and 2004, includes a receivable from FNF relating to overpayment of taxes of $11.5 million and $63.6 million, respectively. The Company paid $255.9 million, $371.5 million, and $395.1 million to FNF for taxes owed in 2005, 2004 and 2003, respectively.

Our financial statements reflect allocations for a lease of office space to us for our corporate headquarters and business operations. In connection with the Distribution, we entered into a lease with FIS, pursuant to which FIS leases office space to us for our corporate headquarters and business operations.

Investments

Fixed maturity securities are purchased to support the investment strategies of the Company, which are developed based on factors including rate of return, maturity, credit risk, tax considerations and regulatory requirements. Fixed maturity securities which may be sold prior to maturity to support the Company’s investment strategies are carried at fair value and are classified as available for sale as of the balance sheet dates. Fair values for fixed maturity securities are principally a function of current interest rates and are based on quoted market prices. Included in fixed maturities are mortgage-backed securities, which are recorded at purchased cost. Discount or premium is recorded for the difference between the purchase price and the principal amount. Any discount or premium is amortized using the interest method and is recorded as an adjustment to interest and investment income. The interest method results in the recognition of a constant rate of return on the investment equal to the prevailing rate at the time of purchase or at the time of subsequent adjustments of book value. Changes in prepayment assumptions are accounted for retrospectively.

Equity securities are considered to be available for sale and are carried at fair value as of the balance sheet dates. Fair values are based on quoted market prices.

Other long-term investments consist primarily of equity investments accounted for under the equity method of accounting.

Short-term investments, which consist primarily of securities purchased under agreements to resell, commercial paper and money market instruments, which have an original maturity of one year or less, are carried at amortized cost, which approximates fair value.

Realized gains and losses on the sale of investments are determined on the basis of the cost of the specific investments sold and are credited or charged to income on a trade date basis. Unrealized gains or losses on fixed maturity and equity securities which are classified as available for sale, net of applicable deferred income taxes (benefits), are excluded from earnings and credited or charged directly to a separate component of stockholders’ equity. If any unrealized losses on fixed maturity or equity securities are deemed other-than-temporary, such unrealized losses are recognized as realized losses.

Cash and Cash Equivalents

For purposes of reporting cash flows, highly liquid instruments purchased with original maturities of three months or less are considered cash equivalents. The carrying amounts reported in the Consolidated and Combined Balance Sheets for these instruments approximate their fair value.

FIDELITY NATIONAL TITLE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

Fair Value of Financial Instruments

The fair values of financial instruments presented in the applicable notes to the Company’s Consolidated and Combined Financial Statements are estimates of the fair values at a specific point in time using available market information and appropriate valuation methodologies. These estimates are subjective in nature and involve uncertainties and significant judgment in the interpretation of current market data. Therefore, the fair values presented are not necessarily indicative of amounts the Company could realize or settle currently. The Company does not necessarily intend to dispose of or liquidate such instruments prior to maturity.

Trade and Notes Receivables

The carrying values reported in the Consolidated and Combined Balance Sheets for trade and notes receivables approximate their fair value.

Goodwill

Goodwill represents the excess of cost over fair value of identifiable net assets acquired and assumed in a business combination. SFAS No. 142, Goodwill and Intangible Assets (“SFAS No. 142”) provides that goodwill and other intangible assets with indefinite useful lives should not be amortized, but shall be tested for impairment annually, or more frequently if circumstances indicate potential impairment, through a comparison of fair value to its carrying amount. The Company measures for impairment on an annual basis.

As required by SFAS No. 142, the Company completed annual goodwill impairment tests in the fourth quarter of each respective year using a September 30 measurement date, and has determined fair values were in excess of carrying values. Accordingly, no goodwill impairments have been recorded.

Other Intangible Assets

The Company has other intangible assets which consist primarily of customer relationships which are generally recorded in connection with acquisitions at their fair value. SFAS No. 142 requires that intangible assets with estimable lives be amortized over their respective estimated useful lives to their estimated residual values and reviewed for impairment in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. Customer relationships are amortized over their estimated useful lives using an accelerated method which takes into consideration expected customer attrition rates over a ten-year period. Contractual relationships are generally amortized over their contractual life.

At December 31, 2005 and 2004, prepaid expenses and other assets on the consolidated and combined balance sheets included other intangible assets of $108.6 million, less accumulated amortization of $37.8 million, and $61.5 million, less accumulated amortization of $22.7 million, respectively. Amortization expense relating to other intangible assets was $15.1 million, $13.0 million, and $1.9 million for the years ended 2005, 2004, and 2003, respectively. Future amortization expense relating to these assets is $17.6 million in 2006, $14.5 million in 2007, $10.6 million in 2008, $6.8 million in 2009, $5.4 million in 2010, and $15.9 million thereafter.

Capitalized Software

Capitalized software includes software acquired in business acquisitions, purchased software and internally developed capitalized software. Purchased software is recorded at cost and amortized using the straight-line method over a three-year period and software acquired in a business acquisition is recorded at its fair value upon acquisition and amortized using straight-line and accelerated methods over its estimated useful life, generally three to seven years. Capitalized computer software development costs are accounted for in accordance with SOP No. 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. At the beginning of application development, software development costs, which include salaries and related payroll costs and costs of independent contractors incurred during development, are capitalized. Research and development costs incurred

FIDELITY NATIONAL TITLE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

prior to application development of a product are expensed as incurred and are not significant. The cost of computer software is amortized on a product-by-product basis when ready for use for internally developed software and the date of purchase for purchased software. The capitalized cost of internally developed capitalized software is amortized on a straight-line basis over its estimated useful life, generally seven years.

At December 31, 2005 and 2004, included in prepaid expenses and other assets on the consolidated and combined balance sheets were capitalized software costs of $109.5 million, less accumulated amortization of $40.0 million, and $101.0 million, less accumulated amortization of $23.7 million, respectively. Amortization expense relating to computer software was $19.2 million, $17.2 million, and $14.4 million for 2005, 2004, and 2003, respectively.

Title Plants

Title plants are recorded at the cost incurred to construct or obtain and organize historical title information to the point it can be used to perform title searches. Costs incurred to maintain, update and operate title plants are expensed as incurred. Title plants are not amortized as they are considered to have an indefinite life if maintained. Sales of title plants are reported at the amount received net of the adjusted costs of the title plant sold. Sales of title plant copies are reported at the amount received. No cost is allocated to the sale of copies of title plants unless the carrying value of the title plant is diminished or impaired.

Property and Equipment

Property and equipment are recorded at cost, less accumulated depreciation. Depreciation is computed primarily using the straight-line method based on the estimated useful lives of the related assets: thirty years for buildings and three to seven years for furniture, fixtures and equipment. Leasehold improvements are amortized on a straight-line basis over the lesser of the term of the applicable lease or the estimated useful lives of such assets.

Reserve for Claim Losses

The Company’s reserve for claim losses includes known claims for title insurance as well as losses the Company expects to incur, net of recoupments. Each known claim is reserved based on a review by the Company as to the estimated amount of the claim and the costs required to settle the claim. Reserves for claims which are incurred but not reported are established at the time premium revenue is recognized based on historical loss experience and other factors, including industry trends, claim loss history, current legal environment, geographic considerations and type of policy written.

The reserve for claim losses also includes reserves for losses arising from the escrow, closing and disbursement functions due to fraud or operational error.

If a loss is related to a policy issued by an independent agent, the Company may proceed against the independent agent pursuant to the terms of the agency agreement. In any event, the Company may proceed against third parties who are responsible for any loss under the title insurance policy under rights of subrogation.

Secured Trust Deposits

In the state of Illinois, a trust company is permitted to commingle and invest customers’ assets with those of the Company, pending completion of real estate transactions. Accordingly, the Company’s consolidated and combined balance sheets reflect a secured trust deposit liability of $882.6 million and $735.3 million at December 31, 2005 and 2004, respectively, representing customers’ assets held by us and corresponding assets including cash and investments pledged as security for those trust balances.

FIDELITY NATIONAL TITLE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

Income Taxes

The Company’s operating results have been historically included in FNF’s consolidated U.S. Federal and State income tax returns and the Company is a party to an agreement with FNF which governs the respective rights, responsibilities and obligations of FNF and us with respect to tax liabilities and refunds and other tax-related matters. The provision for income taxes in the Consolidated and Combined Statements of Earnings is made at rates consistent with what the Company would have paid as a stand-alone taxable entity. The Company recognizes deferred tax assets and liabilities for temporary differences between the financial reporting basis and the tax basis of the Company’s assets and liabilities and expected benefits of utilizing net operating loss and credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The impact on deferred taxes of changes in tax rates and laws, if any, are applied to the years during which temporary differences are expected to be settled and reflected in the financial statements in the period enacted.

Reinsurance

In a limited number of situations, the Company limits its maximum loss exposure by reinsuring certain risks with other insurers. The Company also earns a small amount of additional income, which is reflected in the Company’s direct premiums, by assuming reinsurance for certain risks of other insurers. The Company also cedes a portion of certain policy and other liabilities under agent fidelity, excess of loss and case-by-case reinsurance agreements. Reinsurance agreements provide that in the event of a loss (including costs, attorneys’ fees and expenses) exceeding the retained amounts, the reinsurer is liable for the excess amount assumed. However, the ceding company remains primarily liable in the event the reinsurer does not meet its contractual obligations.

Revenue Recognition

Direct title insurance premiums and escrow and other title-related fees are recognized as revenue at the time of closing of the related transaction as the earnings process is then considered complete, whereas premium revenues from agency operations and agency commissions include an accrual based on estimates of the volume of transactions that have closed in a particular period for which premiums have not yet been reported to us. The accrual for agency premiums is necessary because of the lag between the closing of these transactions and the reporting of these policies to us by the agent.

Stock-Based Compensation Plans

Certain FNT employees are participants in FNT’s and FNF’s stock-based compensation plans, which provide for the granting of incentive and nonqualified stock options, restricted stock and other stock-based incentive awards for officers and key employees. The amounts below relating to the FNF plans are based on allocations of FNF’s stock compensation expense relating to awards given to FNT employees during the historical period.

The Company accounts for stock-based compensation using the fair value recognition provisions of SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123”) as of the beginning of 2003. Under the fair value method of accounting, compensation cost is measured based on the fair value of the award at the grant date and recognized over the service period. The Company has elected to use the prospective method of transition, as permitted by Statement of Financial Accounting Standards No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure” (“SFAS No. 148”). Under this method, stock-based employee compensation cost is recognized as if the fair value method of accounting had been used to account for all employee awards granted, modified, or settled. The Company has provided for stock compensation expense of $12.5 million, $5.4 million, and $4.9 million for the years ended December 31, 2005, 2004 and 2003, respectively, which is included in personnel costs in the Consolidated and Combined Statements of Earnings.

FIDELITY NATIONAL TITLE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

The following table illustrates the effect on net earnings for the years ended December 31, 2005, 2004, and 2003 as if the Company had applied the fair value recognition provisions of SFAS No. 123 to all awards held by FNT employees who are plan participants (in thousands):

	Year Ended December 31,
	2005	2004	2003
	(In thousands)

Net earnings, as reported	$538,981	$558,164	$683,325
Add: Stock-based compensation expense included in reported net earnings, net of related tax effects	7,839	3,360	3,016
Deduct: Total stock-based employee compensation expense determined under fair value based methods for all awards, net of related tax effects	(8,277)	(4,268)	(8,124)

Pro forma net earnings	$538,543	$557,256	$678,217

Earnings per share:
Basic — as reported	$3.11

Basic — pro forma	$3.10

Diluted — as reported	$3.11

Diluted — pro forma	$3.10

Pro forma net earnings per share — basic and diluted, as reported		$3.22

Pro forma net earnings per share — basic and diluted, adjusted for SFAS 123 effects		$3.22

Management Estimates

The preparation of these Consolidated and Combined Financial Statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the Consolidated and Combined Financial Statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

B.	Acquisitions

The results of operations and financial position of the entities acquired during any year are included in the Consolidated and Combined Financial Statements from and after the date of acquisition. These acquisitions were made by the Company or FNF and then contributed to FNT by FNF. The acquisitions made by FNF and contributed to FNT are included in the related Consolidated and Combined Financial Statements as capital contributions. Based on the Company’s valuation, any difference between the fair value of the identifiable assets and liabilities and the purchase price paid is recorded as goodwill. Pro forma disclosures for acquisitions are considered immaterial to the results of operations for 2005, 2004, and 2003.

Service Link

On August 1, 2005, the Company acquired Service Link, L.P. (“Service Link”), a national provider of centralized mortgage and residential real estate title and closing services to major financial institutions and institutional lenders. The acquisition price was approximately $110 million in cash. The Company recorded

FIDELITY NATIONAL TITLE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

approximately $76.2 million in goodwill and approximately $33.6 in other amortizable intangible assets relating to this transaction.

American Pioneer Title Insurance Company

On March 22, 2004, the Company acquired American Pioneer Title Insurance Company (“APTIC”) for $115.2 million in cash, subject to certain equity adjustments. APTIC is a 45-state licensed title insurance underwriter with significant agency operations and computerized title plant assets in the state of Florida. APTIC operates under the Company’s Ticor Title brand. The Company recorded approximately $34.5 million in goodwill and approximately $10.6 in other amortizable intangible assets relating to this transaction.

LandCanada

On October 9, 2003, the Company acquired LandCanada, a provider of title insurance and related mortgage document production in Canada, for $17.6 million in cash. The Company recorded approximately $8.7 million in goodwill relating to this transaction.

Key Title Company

On March 31, 2003, the Company acquired Key Title Company (“Key Title”) for $22.5 million in cash. Key Title operates in 12 counties in the state of Oregon. The Company recorded approximately $2.0 million in goodwill relating to this transaction.

ANFI, Inc.

On March 26, 2003, the Company merged with ANFI, Inc. (“ANFI”), which is predominately a California underwritten title company, and ANFI became a wholly-owned subsidiary of FNF. In the merger, each share of ANFI common stock (other than ANFI common stock FNF already owned) was exchanged for 0.454 shares of FNF’s common stock. FNF issued 5,183,103 shares of its common stock worth approximately $136.7 million to the ANFI stockholders in the merger, net of cash acquired. The Company recorded approximately $83.6 million in goodwill and $33.1 million in other amortizable intangible assets relating to this transaction.

C.	Investments

The carrying amounts and fair values of the Company’s fixed maturity securities at December 31, 2005 and 2004 are as follows:

	December 31, 2005
			Gross	Gross
	Carrying	Amortized	Unrealized	Unrealized
	Value	Cost	Gains	Losses	Fair Value
	(In thousands)

Fixed maturity investments (available for sale):
U.S. government and agencies	$852,223	$868,290	$188	$(16,255)	$852,223
States and political subdivisions	993,815	1,003,179	1,579	(10,943)	993,815
Corporate debt securities	590,410	601,780	471	(11,841)	590,410
Foreign government bonds	21,141	21,398	7	(264)	21,141
Mortgage-backed securities	43	40	3	—	43

	$2,457,632	$2,494,687	$2,248	$(39,303)	$2,457,632

FIDELITY NATIONAL TITLE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

	December 31, 2004
			Gross	Gross
	Carrying	Amortized	Unrealized	Unrealized	Fair
	Value	Cost	Gains	Losses	Value
	(In thousands)

Fixed maturity investments (available for sale):
U.S. government and agencies	$707,007	$708,885	$1,058	$(2,936)	$707,007
States and political subdivisions	991,696	982,794	11,973	(3,071)	991,696
Corporate debt securities	388,429	392,518	320	(4,409)	388,429
Foreign government bonds	4,189	4,178	11	—	4,189
Mortgage-backed securities	83,496	83,311	355	(170)	83,496

	$2,174,817	$2,171,686	$13,717	$(10,586)	$2,174,817

The change in unrealized gains (losses) on fixed maturities for the years ended December 31, 2005, 2004, and 2003 was $(40.2) million, $(26.1) million, and $(20.6) million, respectively.

The following table presents certain information regarding contractual maturities of the Company’s fixed maturity securities at December 31, 2005:

	December 31, 2005
	Amortized	% of	Fair	% of
Maturity	Cost	Total	Value	Total
	(In thousands)

One year or less	$347,745	13.9%	$345,246	14.0%
After one year through five years	1,190,201	47.7	1,168,915	47.6
After five years through ten years	736,030	29.6	723,827	29.5
After ten years	220,671	8.8	219,601	8.9
Mortgage-backed securities	40	—	43	—

	$2,494,687	100.0%	$2,457,632	100.0%

Subject to call	$322,319	12.9%	$318,929	13.0%

Fixed maturity securities valued at approximately $95.3 million and $71.9 million were on deposit with various governmental authorities at December 31, 2005 and 2004, respectively, as required by law.

Expected maturities may differ from contractual maturities because certain borrowers have the right to call or prepay obligations with or without call or prepayment penalties.

Equity securities at December 31, 2005 and 2004 consist of investments in various industrial and miscellaneous other industry groups. At December 31, 2005, the Company held equity securities with a total cost of $185,651 and an aggregate fair value of $176,987. At December 31, 2004, the Company held equity securities with a total cost of $108,574 and an aggregate fair value of $115,070.

The carrying value of the Company’s investment in equity securities is fair value. As of December 31, 2005, gross unrealized gains and gross unrealized losses on equity securities were $7.2 million and $15.9 million, respectively. Gross unrealized gains and gross unrealized losses on equity securities were $9.8 million and $3.3 million, respectively, as of December 31, 2004.

The change in unrealized gains (losses) on equity securities for the years ended December 31, 2005, 2004, and 2003 was $(15.2) million, $(4.5) million, and $(0.8) million, respectively.

FIDELITY NATIONAL TITLE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

Interest and investment income consists of the following:

	Year Ended December 31,
	2005	2004	2003
	(In thousands)

Cash and cash equivalents	$13,987	$1,909	$1,513
Fixed maturity securities	70,924	55,817	45,973
Equity securities	2,154	(44)	1,749
Short-term investments	28,639	5,435	5,594
Notes receivable	2,380	1,768	1,879

	$118,084	$64,885	$56,708

During the second quarter of 2005, the Company began lending fixed maturity and equity securities to financial institutions in short-term security lending transactions. The Company’s security lending policy requires that the cash received as collateral be 102% or more of the fair value of the loaned securities. These short-term security lending arrangements increase investment income with minimal risk. At December 31, 2005, the Company had security loans outstanding with a fair value of $120.2 million included in accounts payable and accrued liabilities and the Company held cash in the amount of $124.3 million as collateral for the loaned securities.

Net realized gains amounted to $44.7 million, $22.9 million, and $101.8 million for the years ended December 31, 2005, 2004, and 2003, respectively. Included in 2003 net realized gains is a $51.7 million realized gain as a result of InterActive Corp’s acquisition of Lending Tree Inc. and the subsequent sale of the Company’s InterActive Corp common stock and a realized gain of $21.8 million on the sale of New Century Financial Corporation common stock.

During the years ended December 31, 2005, 2004, and 2003, gross realized gains on sales of fixed maturity securities considered available for sale were $4.7 million, $8.6 million, and $17.6 million, respectively; and gross realized losses were $1.3 million, $0.3 million, and $2.2 million, respectively. Gross proceeds from the sale of fixed maturity securities considered available for sale amounted to $1,889.9 million, $2,063.5 million, and $724.4 million during the years ended December 31, 2005, 2004, and 2003, respectively.

During the years ended December 31, 2005, 2004, and 2003, gross realized gains on sales of equity securities considered available for sale were $48.7 million, $30.6 million, and $98.9 million, respectively; and gross realized losses were $26.1 million, $23.4 million, and $7.8 million, respectively. Gross proceeds from the sale of equity securities amounted to $520.7 million, $622.9 million, and $760.9 million during the years ended December 31, 2005, 2004, and 2003, respectively.

FIDELITY NATIONAL TITLE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

Gross unrealized losses on investment securities and the fair value of the related securities, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at December 31, 2005 and 2004 were as follows (in thousands):

	Less Than 12 Months		12 Months or Longer		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Losses	Value	Losses	Value	Losses

U.S. government and agencies	$322,998	$(6,429)	$512,611	$(9,826)	$835,609	$(16,255)
States and political subdivisions	560,521	(6,187)	196,729	(4,756)	757,250	(10,943)
Corporate debt securities	250,163	(5,218)	274,974	(6,623)	525,137	(11,841)
Equity securities	79,560	(15,500)	6,330	(448)	85,890	(15,948)
Foreign government bonds	19,766	(264)	—	—	19,766	(264)

Total temporary impaired securities	$1,233,008	$(33,598)	$990,644	$(21,653)	$2,223,652	$(55,251)

	Less Than 12 Months		12 Months or Longer		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Losses	Value	Losses	Value	Losses

U.S. government and agencies	$576,655	$(2,725)	$40,517	$(211)	$617,172	$(2,936)
States and political subdivisions	286,222	(2,609)	39,019	(462)	325,241	(3,071)
Mortgage-backed securities	22,309	(170)	—	—	22,309	(170)
Corporate debt securities	242,147	(2,615)	114,808	(1,794)	356,955	(4,409)
Equity securities	64,739	(1,998)	33,554	(1,332)	98,293	(3,330)

Total temporary impaired securities	$1,192,072	$(10,117)	$227,898	$(3,799)	$1,419,970	$(13,916)

A substantial portion of the Company’s unrealized losses relate to its holdings of debt securities. Unrealized losses relating to U.S. government, state and political subdivision and fixed maturity corporate holdings were primarily caused by interest rate increases. Since the decline in fair value of these investments is attributable to changes in interest rates and not credit quality, and the Company has the intent and ability to hold these securities, the Company does not consider these investments other-than-temporarily impaired. The unrealized losses relating to equity securities were caused by market changes that the Company considers to be temporary. During 2005, the Company recorded an impairment charge on two investments that it considered to be other-than-temporarily impaired, which resulted in a charge of $6.9 million. During 2004, the Company incurred an impairment charge relating to two investments that it determined to be other than temporarily impaired, which resulted in a charge of $6.6 million.

FIDELITY NATIONAL TITLE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

D.	Property and Equipment

Property and equipment consists of the following:

	December 31,
	2005	2004
	(In thousands)

Land	$1,109	$3,968
Buildings	12,077	22,726
Leasehold improvements	72,575	71,475
Furniture, fixtures and equipment	364,619	348,229

	450,380	446,398
Accumulated depreciation and amortization	(293,428)	(281,482)

	$156,952	$164,916

E.	Goodwill

Goodwill consists of the following (in thousands):

Balance, December 31, 2003	$920,278
Goodwill acquired during the year	39,322

Balance, December 31, 2004	959,600
Goodwill acquired during the year	91,926

Balance, December 31, 2005	$1,051,526

F.	Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities consist of the following:

	December 31,
	2005	2004
	(Dollars in thousands)

Accrued benefits	$238,058	$218,121
Salaries and incentives	197,565	186,057
Accrued recording fees and transfer taxes	45,857	48,827
Accrued premium taxes	31,937	24,343
Trade accounts payable	31,414	33,958
Security loans	120,184	—
Other accrued liabilities	125,583	92,399

	$790,598	$603,705

FIDELITY NATIONAL TITLE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

G.	Notes Payable

Notes payable consist of the following (in thousands):

	December 31,	December 31,
	2005	2004

Unsecured note due to FNF, net of discount, interest payable semiannually at 7.3%, due August, 2011	$249,337	$—
Unsecured note due to FNF, net of discount, interest payable semiannually at 5.25%, due March, 2013	248,463	—
Syndicated credit agreement, unsecured, interest due monthly at LIBOR plus 0.50%, (4.87% at December 31, 2005), unused portion of $300,000 at December 31, 2005	100,000	—
Other promissory notes with various interest rates and maturities	5,462	22,390

	$603,262	$22,390

The carrying value of the Company’s notes payable was approximately $22.5 million lower than its estimated fair value at December 31, 2005. At December 31, 2004, the carrying value of the Company’s outstanding notes approximated estimated fair value. The fair value of the Company’s unsecured notes payable is based on established market prices for the securities on December 31, 2005.

In connection with the Distribution, the Company issued two $250 million intercompany notes payable to FNF (the “Mirror Notes”), with terms that mirror FNF’s existing $250 million 7.30% public debentures due in August 2011 and $250 million 5.25% public debentures due in March 2013. Original proceeds from the issuance of the 2011 public debentures were used by FNF to repay debt incurred in connection with the acquisition of the Company’s subsidiary, Chicago Title, and the original proceeds from the 2013 public debentures were used for general corporate purposes. Interest on each Mirror Note accrues from the last date on which interest on the corresponding FNF notes was paid and at the same rate. The Mirror Notes mature on the maturity dates of the corresponding FNF notes. Upon any acceleration of maturity of the FNF notes, whether upon redemption or an event of default of the FNF notes, FNT must repay the corresponding Mirror Note. Following issuance of the Mirror Notes, the Company filed a Registration Statement on Form S-4, pursuant to which the Company offered to exchange the outstanding FNF notes for notes FNT would issue having substantially the same terms and deliver the FNF notes received to FNF to reduce the debt under the intercompany notes. On January 17, the offers expired. As of that time, $241,347,000 aggregate principal amount of the 7.30% notes due 2011 and the entire $250,000,000 aggregate principal amount of the 5.25% notes due 2013 had been validly tendered and not withdrawn in the exchange offers. Following the completion of the exchange offers, the Company issued a new 7.30% Mirror Note due in 2011 in the amount of $8,653,000, which is outstanding at December 31, 2005 and represents the principal amount of the portion of the original Mirror Notes that was not exchanged.

On October 17, 2005, the Company entered into a Credit Agreement, dated as of October 17, 2005, with Bank of America, N.A. as Administrative Agent and Swing Line Lender (the “Credit Agreement”), and the other financial institutions party thereto. The Credit Agreement provides for a $400 million unsecured revolving credit facility maturing on the fifth anniversary of the closing date. Amounts under the revolving credit facility may be borrowed, repaid and reborrowed by the borrowers thereunder from time to time until the maturity of the revolving credit facility. Voluntary prepayment of the revolving credit facility under the Credit Agreement is permitted at any time without fee upon proper notice and subject to a minimum dollar requirement. Revolving loans under the credit facility bear interest at a variable rate based on either (i) the higher of (a) a rate per annum equal to one-half of one percent in excess of the Federal Reserve’s Federal Funds rate, or (b) Bank of America’s “prime rate;” or (ii) a rate per annum equal to the British Bankers Association London Interbank Offered Rate (“LIBOR”) rate plus a margin of between .35%-1.25%, depending on the Company’s then current public debt credit rating from the rating agencies. In addition, the Company will pay a 0.15% commitment fee on the entire facility.

FIDELITY NATIONAL TITLE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

The Credit Agreement contains affirmative, negative and financial covenants customary for financings of this type, including, among other things, limits on the creation of liens, limits on the incurrence of indebtedness, restrictions on investments, and limitations on restricted payments and transactions with affiliates. The Credit Agreement requires the Company to maintain investment grade debt ratings, certain financial ratios related to liquidity and statutory surplus and certain levels of capitalization. The Credit Agreement also includes customary events of default for facilities of this type (with customary grace periods, as applicable) and provides that, upon the occurrence of an event of default, the interest rate on all outstanding obligations will be increased and payments of all outstanding loans may be accelerated and/or the lenders’ commitments may be terminated. In addition, upon the occurrence of certain insolvency or bankruptcy related events of default, all amounts payable under the Credit Agreement shall automatically become immediately due and payable, and the lenders’ commitments will automatically terminate. The Company’s management believes that the Company is in compliance with all covenants related to the Credit Agreement at December 31, 2005.

During the fourth quarter of 2005, the Company borrowed $150 million under this facility and paid it to FNF in satisfaction of a $150 million intercompany note issued by one of the Company’s subsidiaries to FNF in August 2005. During the fourth quarter of 2005, the Company repaid $50 million of this amount.

Principal maturities of notes payable at December 31, 2005, are as follows (dollars in thousands):

2006	$5,462
2007	—
2008	—
2009	—
2010	100,000
Thereafter	497,800

$603,262

H.	Income Taxes

Income tax expense consists of the following:

	Year Ended December 31,
	2005	2004	2003
	(In thousands)

Current	$276,736	$298,737	$311,435
Deferred	50,615	24,861	96,301

	$327,351	$323,598	$407,736

Total income tax expense for the years ended December 31 was allocated as follows (in thousands):

	2005	2004	2003

Statement of earnings	$327,351	$323,598	$407,736
Other comprehensive income:
Minimum pension liability adjustment	(1,188)	(6,909)	(6,401)
Unrealized losses on investment securities, net	(20,767)	(10,786)	(7,939)

Total income tax expense (benefit) allocated to other comprehensive income	(21,955)	(17,695)	(14,340)

Total income taxes	$305,396	$305,903	$393,396

FIDELITY NATIONAL TITLE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

A reconciliation of the federal statutory rate to the Company’s effective tax rate is as follows:

	Year Ended December 31,
	2005	2004	2003

Federal statutory rate	35.0%	35.0%	35.0%
Federal benefit of state taxes	(1.4)	(0.8)	(0.9)
Tax exempt interest income	(1.7)	(1.0)	(0.6)
State income taxes	4.0	2.3	2.5
Non-deductible expenses	1.4	0.6	0.5
Other	0.4	0.5	0.8

	37.7%	36.6%	37.3%

The significant components of deferred tax assets and liabilities at December 31, 2005 and 2004 consist of the following:

	December 31,
	2005	2004
	(In thousands)

Deferred tax assets:
Employee benefit accruals	$45,290	$68,278
Pension	20,168	24,318
Accrued liabilities	16,161	8,474
Investment securities	11,984	—
State income taxes	10,605	10,793
Other	9,645	8,777

Total deferred tax assets	$113,853	$120,640

Deferred tax liabilities:
Amortization of goodwill and intangible assets	$(26,303)	$(27,040)
Title plant	(59,757)	(58,141)
Other	(12,396)	(18,973)
Depreciation	(17,532)	(22,083)
Insurance reserve basis differences	(60,070)	(26,589)
Investment securities	—	(8,395)
Bad debts	(11,090)	(10,667)
Lease accounting	(2,544)	—

Total deferred tax liabilities	(189,692)	(171,888)

Net deferred tax liability	$(75,839)	$(51,248)

Management believes that based on its historical pattern of taxable income, the Company will produce sufficient income in the future to realize its deferred tax assets or the realization of its deferred tax assets will coincide with the turnaround in its deferred tax liabilities. A valuation allowance will be established for any portion of a deferred tax asset that management believes may not be realized. Adjustments to the valuation allowance will be made if there is a change in management’s assessment of the amount of deferred tax asset that is realizable.

FIDELITY NATIONAL TITLE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

As of January 1, 2005, FNF has agreed to participate in a new Internal Revenue Service pilot program (Compliance Audit Program or CAP) that is a real-time audit for 2005 and future years. The Internal Revenue Service is also currently examining FNF’s tax returns for years 2004, 2003 and 2002. Management believes the ultimate resolution of this examination will not result in a material adverse effect to the Company’s financial position or results of operations.

I.	Summary of Reserve for Claim Losses

Following is a summary of the reserve for claim losses:

	Year Ended December 31,
	2005	2004	2003
	(In thousands)

Beginning balance	$980,746	$932,439	$887,973
Reserves assumed(1)	1,000	38,597	4,203
Claim loss provision related to:
Current year	319,730	275,982	237,919
Prior years	34,980	(16,580)	10,915

Total claim loss provision	354,710	259,402	248,834

Claims paid, net of recoupments related to:
Current year	(14,479)	(19,095)	(11,591)
Prior years	(258,120)	(230,597)	(196,980)

Total claims paid, net of recoupments	(272,599)	(249,692)	(208,571)

Ending balance	$1,063,857	$980,746	$932,439

Provision for claim losses as a percentage of title premiums	7.2%	5.5%	5.3%

(1)	The Company assumed the outstanding reserve for claim losses of Service Link, APTIC, and ANFI in connection with their acquisitions in 2005, 2004, and 2003, respectively.

Management continually updates loss reserve estimates as new information becomes known, new loss patterns emerge, or as other contributing factors are considered and incorporated into the analysis of reserve for claim losses. The unfavorable development on the prior years’ loss reserve during 2005 reflects the increase in losses incurred and loss payments during 2005 on previous policy years, resulting in an increase in estimated ultimate losses in previous policy years. The title loss provision in 2004 reflects a higher estimated loss for the 2004 policy year offset in part by a favorable adjustment from previous policy years. The favorable adjustment was attributable to lower than expected payment levels on previous issue years that included periods of increased resale activity as well as a high proportion of refinance business. As a result, title policies issued in previous years have been replaced by the more recently issued policies, therefore generally terminating much of the loss exposure on the previously issued policies. The unfavorable development during 2003 reflects the higher than expected payment levels on previously issued policies.

J.	Commitments and Contingencies

The Company’s title insurance underwriting subsidiaries are, in the ordinary course of business, subject to claims made under, and from time-to-time are named as defendants in legal proceedings relating to, policies of insurance they have issued or other services performed on behalf of insured policyholders and other customers. The Company believes that the reserves reflected in its Consolidated and Combined Financial Statements are adequate

FIDELITY NATIONAL TITLE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

to pay losses and loss adjustment expenses which may result from such claims and proceedings; however, such estimates may be more or less than the amount ultimately paid when the claims are settled.

In the ordinary course of business, the Company is involved in various pending and threatened litigation matters related to its operations, some of which include claims for punitive or exemplary damages. The Company believes that no actions, other than those listed below, depart from customary litigation incidental to its business. As background to the disclosure below, please note the following:

•	These matters raise difficult and complicated factual and legal issues and are subject to many uncertainties and complexities, including but not limited to the underlying facts of each matter, novel legal issues, variations between jurisdictions in which matters are being litigated, differences in applicable laws and judicial interpretations, the length of time before many of these matters might be resolved by settlement or through litigation and, in some cases, the timing of their resolutions relative to other similar cases brought against other companies, the fact that many of these matters are putative class actions in which a class has not been certified and in which the purported class may not be clearly defined, the fact that many of these matters involve multi-state class actions in which the applicable law for the claims at issue is in dispute and therefore unclear, and the current challenging legal environment faced by large corporations and insurance companies.

•	In these matters, plaintiffs seek a variety of remedies including equitable relief in the form of injunctive and other remedies and monetary relief in the form of compensatory damages. In most cases, the monetary damages sought include punitive or treble damages. Often more specific information beyond the type of relief sought is not available because plaintiffs have not requested more specific relief in their court pleadings. In general, the dollar amount of damages sought is not specified. In those cases where plaintiffs have made a specific statement with regard to monetary damages, they often specify damages just below a jurisdictional limit regardless of the facts of the case. This represents the maximum they can seek without risking removal from state court to federal court. In our experience, monetary demands in plaintiffs’ court pleadings bear little relation to the ultimate loss, if any, we may experience.

•	For the reasons specified above, it is not possible to make meaningful estimates of the amount or range of loss that could result from these matters at this time. The Company reviews these matters on an on-going basis and follows the provisions of SFAS No. 5, “Accounting for Contingencies” when making accrual and disclosure decisions. When assessing reasonably possible and probable outcomes, the Company bases its decision on its assessment of the ultimate outcome following all appeals.

•	In the opinion of the Company’s management, while some of these matters may be material to the Company’s operating results for any particular period if an unfavorable outcome results, none will have a material adverse effect on its overall financial condition.

Several class actions are pending in Ohio, Pennsylvania and Florida alleging improper premiums were charged for title insurance. The cases allege that the named defendant companies failed to provide notice of premium discounts to consumers refinancing their mortgages, and failed to give discounts in refinancing transactions in violation of the filed rates. The actions seek refunds of the premiums charged and punitive damages. Recently the court’s order denying class certification in one of the Ohio actions was reversed and the case was remanded to the trial court for further proceedings. The Company petitioned the Supreme Court of Ohio for review, but the court declined to accept jurisdiction over the matter. The Company intends to vigorously defend the actions.

A class action in California alleges that the Company violated state law by giving favorable discounts or rates to builders and developers for escrow fees and requiring purchasers to use Chicago Title Insurance Company for escrow services. The action seeks refunds of the premiums charged and additional damages. The Company intends to vigorously defend this action.

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A class action in Missouri alleges that the Company has engaged in the unauthorized practice of law by preparing documents in conjunction with its business of insuring title and closing real estate transactions. The action seeks refunds of the payments and treble damages. The Company intends to vigorously defend this action.

A shareholder derivative action was filed in Florida on February 11, 2005 alleging that FNF directors and certain executive officers breached their fiduciary and other duties, and exposed FNF to potential fines, penalties and suits in the future, by permitting so called contingent commissions to obtain business. The Company and the directors and executive officers named as defendants filed motions to dismiss the action on June 3, 2005. The plaintiff abandoned his original complaint and responded to the motions by filing an amended complaint on July 13, 2005, and FNF, along with the directors and executive officers named as defendants, has responded to the amended complaint. Recently, the magistrate judge granted the defendant’s motion to stay discovery. The amended complaint repeats the allegations of the original complaint and adds allegations about “captive reinsurance” programs, which FNF continues to believe were lawful. These “captive reinsurance” programs are the subject of investigations by several state departments of insurance and attorneys general. FNT has agreed to indemnify FNF in connection with this matter under the separation agreement that was entered into in connection with the distribution of FNT common stock and the Company intends to vigorously defend this action.

None of the cases described above includes a statement as to the dollar amount of damages demanded. Instead, each of the cases includes a demand in an amount to be proved at trial. Two of the Ohio cases state that the damages per class member are less than the jurisdictional limit for removal to federal court.

The Company receives inquiries and requests for information from state insurance departments, attorneys general and other regulatory agencies from time to time about various matters relating to its business. Sometimes these take the form of civil investigative subpoenas. The Company attempts to cooperate with all such inquiries. From time to time, the Company is assessed fines for violations of regulations or other matters or enters into settlements with such authorities which require the Company to pay money or take other actions.

In the Fall of 2004, the California Department of Insurance began an investigation into reinsurance practices in the title insurance industry. In February 2005, FNF was issued a subpoena to provide information to the California Department of Insurance as part of its investigation. This investigation paralleled similar inquiries of the National Association of Insurance Commissioners, which began earlier in 2004. The investigations have focused on arrangements in which title insurers would write title insurance generated by realtors, developers and lenders and cede a portion of the premiums to a reinsurance company affiliate of the entity that generated the business.

The Company recently negotiated a settlement with the California Department of Insurance with respect to that department’s inquiry into these arrangements, which the Company refers to as captive reinsurance arrangements. Under the terms of the settlement, the Company will refund approximately $7.7 million to those consumers whose California property was subject to a captive reinsurance arrangement and paid a penalty of $5.6 million. The Company also recently entered into similar settlements with 26 other states, in which the Company agreed to refund a total of approximately $1.2 million to policyholders. Other state insurance departments and attorneys general and the U.S. Department of Housing and Urban Development (“HUD”) also have made formal or informal inquiries of the Company regarding these matters.

The Company has been cooperating and intends to continue to cooperate with the other ongoing investigations. The Company has discontinued all captive reinsurance arrangements. The total amount of premiums the Company ceded to reinsurers was approximately $10 million over the existence of these agreements. The remaining investigations are continuing and the Company currently is unable to give any assurance regarding their consequences for the industry or for FNT.

Additionally, the Company has received inquiries from regulators about its business involvement with title insurance agencies affiliated with builders, realtors and other traditional sources of title insurance business, some of which the Company participated in forming as joint ventures with its subsidiaries. These inquiries have focused on whether the placement of title insurance with the Company through these affiliated agencies is proper or an

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NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

improper form of referral payment. Like most other title insurers, the Company participates in these affiliated business arrangements in a number of states. The Company recently entered into a settlement with the Florida Department of Financial Services under which it agreed to refund approximately $3 million in premiums received though these types of agencies in Florida and pay a fine of $1 million. The other pending inquiries are at an early stage and as a result the Company can give no assurance as to their likely outcome.

Since 2004 the Company’s subsidiaries have received civil subpoenas and other inquiries from the New York State Attorney General (the “NYAG”), requesting information about their arrangements with agents and customers and other matters relating to, among other things, rates, rate calculation practices, use of blended rates in multi-state transactions, rebates, entertainment expenses, and referral fees. Title insurance rates in New York are set by regulation and generally title insurers may not charge less than the established rate. Among other things, the NYAG has asked for information about an industry practice (called “blended rates” and “delayed blends”) in which discounts on title insurance on properties outside New York are sometimes given or where credit is given in subsequent transactions in connection with multi-state commercial transactions in which one or more of the properties is located in New York. The NYAG is also reviewing the possibility that the Company’s Chicago Title subsidiary may have provided incorrect data in connection with rate-setting proceedings in New York and in connection with reaching a settlement of a class action suit over charges for title insurance issued in 1996 through 2002. The New York State Insurance Department has also joined NYAG in the latter’s wide-ranging review of the title insurance industry and the Company. The Company can give no assurance as to the likely outcome of these investigations, including but not limited to whether they may result in fines, monetary settlements, reductions in title insurance rates or other actions, any of which could adversely affect the Company. The Company is cooperating fully with the NYAG and New York State Insurance Department inquiries into these matters.

Further, U.S. Representative Oxley, the Chairman of the House Financial Services Committee, recently asked the Government Accountability Office (the “GAO”) to investigate the title insurance industry. Representative Oxley stated that the Committee is concerned about payments that certain title insurers have made to developers, lenders and real estate agents for referrals of title insurance business. Representative Oxley asked the GAO to examine, among other things, the foregoing relationships and the levels of pricing and competition in the title insurance industry. The Company is unable to predict the outcome of this inquiry or whether it will adversely affect the Company’s business or results of operations.

Finally, the California Department of Insurance has begun to examine levels of pricing and competition in the title insurance industry in California, with a view to determining whether prices are too high and if so, implementing rate reductions. New York, Colorado, Florida, Nevada and Texas insurance regulators have also announced similar inquiries (or other reviews of title insurance rates) and other states could follow. At this stage, the Company is unable to predict what the outcome will be of this or any similar review.

In conducting its operations, the Company routinely holds customers’ assets in escrow, pending completion of real estate transactions. Certain of these amounts are maintained in segregated bank accounts and have not been included in the accompanying Consolidated and Combined Balance Sheets. The Company has a contingent liability relating to proper disposition of these balances for our customers, which amounted to $8.7 billion at December 31, 2005. As a result of holding these customers’ assets in escrow, the Company has ongoing programs for realizing economic benefits during the year through favorable borrowing and vendor arrangements with various banks. There were no investments or loans outstanding as of December 31, 2005 and 2004 related to these arrangements.

The Company leases certain of its premises and equipment under leases which expire at various dates. Several of these agreements include escalation clauses and provide for purchases and renewal options for periods ranging from one to five years.

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NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

Future minimum operating lease payments are as follows (dollars in thousands):

2006	$115,854
2007	94,742
2008	67,273
2009	42,563
2010	20,930
Thereafter	12,576

Total future minimum operating lease payments	$353,938

Rent expense incurred under operating leases during the years ended December 31, 2005, 2004, and 2003, was $144.2 million, $140.8 million and $127.3 million, respectively.

K.	Regulation and Stockholders’ Equity

Our insurance subsidiaries, including underwriters, underwritten title companies and independent agents, are subject to extensive regulation under applicable state laws. Each of the insurance underwriters is subject to a holding company act in its state of domicile which regulates, among other matters, the ability to pay dividends and investment policies. The laws of most states in which the Company transacts business establish supervisory agencies with broad administrative powers relating to: issuing and revoking licenses to transact business; regulating trade practices; licensing agents; approving policy forms; prescribing accounting principles and financial practices; establishing reserve and capital and surplus as regards policyholders (“capital and surplus”) requirements; defining suitable investments and approving rate schedules.

Pursuant to statutory accounting requirements of the various states in which the Company’s title insurance subsidiaries are licensed, they must defer a portion of premiums earned as an unearned premium reserve for the protection of policyholders and must maintain qualified assets in an amount equal to the statutory requirements. The level of unearned premium reserve required to be maintained at any time is determined by statutory formula based upon either the age, number of policies and dollar amount of policy liabilities underwritten or the age and dollar amount of statutory premiums written. As of December 31, 2005, the combined statutory unearned premium reserve required and reported for the Company’s title insurance subsidiaries was $1,303.8 million.

The insurance commissioners of their respective states of domicile regulate the Company’s title insurance subsidiaries. Regulatory examinations usually occur at three-year intervals, and certain of these examinations are currently ongoing.

The Company’s insurance subsidiaries are subject to regulations that restrict their ability to pay dividends or make other distributions of cash or property to their immediate parent company without prior approval from the Department of Insurance of their respective states of domicile. As of December 31, 2005, $1.9 billion of the Company’s net assets are restricted from dividend payments without prior approval from the Departments of Insurance. During 2006, the Company’s directly owned title insurance subsidiaries can pay or make distributions to the Company of approximately $289.9 million, without prior approval.

The combined statutory capital and surplus of the Company’s title insurance subsidiaries was $852.2 million and $887.2 million as of December 31, 2005 and 2004, respectively. The combined statutory earnings of the Company’s title insurance subsidiaries were $400.4 million, $371.0 million and $477.9 million for the years ended December 31, 2005, 2004, and 2003, respectively.

As a condition to continued authority to underwrite policies in the states in which the Company’s title insurance subsidiaries conduct their business, the subsidiaries are required to pay certain fees and file information regarding their officers, directors and financial condition. In addition, the Company’s escrow and trust business is subject to regulation by various state banking authorities.

FIDELITY NATIONAL TITLE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

Pursuant to statutory requirements of the various states in which the Company’s title insurance subsidiaries are domiciled, they must maintain certain levels of minimum capital and surplus. Each of the Company’s title underwriters has complied with the minimum statutory requirements as of December 31, 2005.

The Company’s underwritten title companies are also subject to certain regulation by insurance regulatory or banking authorities, primarily relating to minimum net worth. Minimum net worth of $7.5 million, $2.5 million, $3.0 million and $0.4 million is required for Fidelity National Title Company, Fidelity National Title Company of California, Chicago Title Company and Ticor Title Company of California, respectively. All of the Company’s underwritten title companies are in compliance with all of their respective minimum net worth requirements at December 31, 2005.

FNT has agreed that, without FNF’s consent, FNT will not issue any shares of its capital stock or any rights, warrants or options to acquire its capital stock, if after giving effect to the issuances and considering all of the shares of FNT’s capital stock which may be acquired under the rights, warrants and options outstanding on the date of the issuance, FNF would not be eligible to consolidate FNT’s results of operations for tax purposes, would not receive favorable tax treatment of dividends paid by FNT or would not be able, if it so desired, to distribute the rest of FNT’s stock it holds to its stockholders in a tax-free distribution. These limits will generally enable FNF to continue to own at least 80% of FNT’s outstanding common stock.

L.	Employee Benefit Plans

Stock Purchase Plan

In connection with the Distribution, we established an Employee Stock Purchase Plan (the “FNT ESPP”). Participation in the FNT ESPP began in November 2005. Under the terms of the FNT ESPP, eligible employees may voluntarily purchase, at current market prices, shares of the Company’s common stock through payroll deductions and through matching contributions, if any, on their behalf. Pursuant to the FNT ESPP, employees may contribute an amount between 3% and 15% of their base salary. Shares purchased are allocated to employees based upon their contributions. The Company contributes varying amounts as specified in the FNT ESPP. During the year ended December 31, 2005, 214,746 shares were purchased and allocated to employees, based upon their contributions, at an average price of $22.73 per share and the Company contributed $1.8 million or the equivalent of 77,135 shares, in accordance with the employer’s matching contribution.

Prior to the commencement of the FNT ESPP, the Company’s employees participated in the Fidelity National Financial, Inc. Employee Stock Purchase Plan (the “FNF ESPP”). Under the terms of the FNF ESPP and subsequent amendments, eligible employees voluntarily purchased, at current market prices, shares of FNF’s common stock through payroll deductions. Pursuant to the FNF ESPP, employees were allowed to contribute an amount between 3% and 15% of their base salary and certain commissions. Shares purchased were allocated to employees, based upon their contributions. The Company contributed varying matching amounts as specified in the ESPP. The Company recorded expenses of $14.0 million, $8.6 million, and $11.5 million, respectively, for the years ended December 31, 2005, 2004, and 2003 relating to participation of FNT employees in ESPP plans.

401(k) Profit Savings Plan

The Company’s employees are eligible to participate in the FNF 401(k) Plan, which allows eligible employees to contribute up to 40% of their pretax annual compensation, up to the maximum amount allowed pursuant to the Internal Revenue Code. The Company generally matches 50% of each dollar of employee contribution up to 6% of the employee’s total eligible compensation. The Company recorded $23.5 million, $20.1 million, and $19.0 million, respectively, in expenses for the years ended December 31, 2005, 2004, and 2003 relating to the participation of FNT employees in the FNF 401(k) plan.

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NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

Stock Option Plans

In 2005, in connection with the Distribution, we established a 2005 Omnibus Incentive Plan (the “Omnibus Plan”) authorizing the issuance of up to 8,000,000 shares of common stock, subject to the terms of the Omnibus Plan. The Omnibus Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units and performance shares, performance units, other cash and stock-based awards and dividend equivalents. As of December 31, 2005, there were 777,500 shares of restricted stock and 2,206,500 stock options outstanding, all of which were granted to certain employees and directors of the Company on October 18, 2005, pursuant to the Omnibus Plan. These shares and options vest over a four-year period. The Company recorded stock-based compensation expense of $0.9 million and $0.4 million in 2005 in connection with the issuances of FNT restricted stock and stock options, respectively.

All stock option transactions under the Omnibus Plan in 2005 are as follows:

		Weighted
		Average
		Exercise
	Shares	Price	Exercisable

Balance, December 31, 2004	—	—	—
Granted	2,206,500	21.90	—
Exercised	—	—	—
Cancelled	—	—	—

Balance, December 31, 2005	2,206,500	$21.90	—

All options issued and outstanding at December 31, 2005, are unvested, have an exercise price of $21.90 per share and a weighted average remaining contractual life of 9.8 years. There were no exercisable options outstanding at December 31, 2005. No stock options vested or were forfeited in 2005.

As a result of stock-based compensation grants prior to the commencement of the Omnibus Plan, certain Company employees are also participants in FNF’s stock-based compensation plans, which provide for the granting of incentive and nonqualified stock options, restricted stock and other stock-based incentive awards for officers and key employees. Grants of incentive and nonqualified stock options under the FNF Plans have generally provided that options shall vest equally over three years and generally expire ten years after their original date of grant. All options granted under the FNF Plans had an exercise price equal to the market value of the underlying common stock on the date of grant. However, certain of these plans allow for the option exercise price for each share granted pursuant to a nonqualified stock option to be less than the fair market value of the common stock on the date of grant to reflect the application of the optionee’s deferred bonus, if applicable. In connection with grants of FNF stock options to Company employees, the Company recorded stock-based compensation expense of $8.4 million, $2.8 million, and $3.3 million in 2005, 2004, and 2003, respectively, which was based on an allocation of compensation expense to the Company for personnel who provided services to the Company.

In 2003, FNF issued to certain Company employees rights to purchase shares of FNF restricted common stock (the “FNF Restricted Shares”). A portion of the FNF Restricted Shares vest over a five-year period and a portion vest over a four-year period, of which one-fifth vested immediately on the date of grant. The Company recorded stock-based compensation expense of $2.8 million, $2.6 million, and $1.6 million in connection with the issuance of the FNF Restricted Shares to FNT employees for the years ended December 31, 2005, 2004, and 2003, respectively, which was based on an allocation of compensation expense to the Company for personnel who provided services to the Company.

The Company follows the fair value recognition provisions of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123”), for stock-based employee compensation. Under the fair value method of accounting, compensation cost is measured based on the fair value of the award

FIDELITY NATIONAL TITLE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

at the grant date and recognized over the service period. The Company has elected to use the prospective method of transition, as permitted by Statement of Financial Accounting Standards No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure” (“SFAS No. 148”). Under this method, stock-based employee compensation cost is recognized from the beginning of 2003 as if the fair value method of accounting had been used to account for all employee awards granted, modified, or settled in years beginning after December 31, 2002. The Company has recorded stock-based compensation expense of $1.3 million in 2005 related to the Incentive Plan and has allocated stock-based compensation expense of $11.2 million, $5.4 million, and $4.9 million for the years ended December 31, 2005, 2004, and 2003, respectively, related to the participation of Company employees in the FNF stock-based compensation plans, all of which is included in personnel costs in the Consolidated and Combined Statements of Earnings.

Pro forma information regarding net earnings and earnings per share is required by SFAS No. 123, and has been determined as if the Company had accounted for all of its employee stock options under the fair value method of that statement. The fair values of all options were estimated at the date of grant using a Black-Scholes option-pricing model with the following weighted average assumptions. The risk free interest rates used in the calculation are the rates that correspond to the weighted average expected life of an option. For purposes of valuing the options granted under the Omnibus Plan in 2005, the Company used historical activity of FNF common stock shares and stock options to estimate the volatility rate of the FNT common stock and the expected life of the FNT options. FNT stock options granted in 2005 were valued using a risk free interest rate of 4.3%, a volatility factor of 28%, an expected dividend yield of 4.6%, and a weighted average expected life of four years, resulting in a weighted average fair value of $3.98 per option. The risk free interest rate used for options granted under the FNF stock-based compensation plans during the years ended December 31, 2005, 2004, and 2003 was 4.1%, 3.2% and 2.0%, respectively. A volatility factor for the expected market price of FNF common stock of 27%, 34% and 43% was used for options granted for the years ended December 31, 2005, 2004, and 2003, respectively. The expected dividend yield used for FNF stock in 2005, 2004, and 2003 was 2.4%, 2.5% and 1.4%, respectively. A weighted average expected life of 4.0 years, 3.8 years and 3.5 years was used for FNF options issued in 2005, 2004, and 2003 respectively. The weighted average fair value of each FNF option granted during 2005, 2004, and 2003 was $8.56, $10.71, and $10.57, respectively.

FIDELITY NATIONAL TITLE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

For purposes of pro forma disclosures, the estimated fair value of the options is amortized into expense over the options’ vesting period. The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of SFAS No. 123 to all outstanding and unvested awards in each period:

	Year Ended December 31,
	2005	2004	2003
	(In thousands)

Net earnings, as reported	$538,981	$558,164	$683,325
Add: Stock-based compensation expense included in reported net earnings, net of related tax effects	7,839	3,360	3,016
Deduct: Total stock-based employee compensation expense determined under fair value based methods for all awards, net of related tax effects	(8,277)	(4,268)	(8,124)

Pro forma net earnings	$538,543	$557,256	$678,217

Earnings per share:
Basic — as reported	$3.11

Basic — pro forma	$3.10

Diluted — as reported	$3.11

Diluted — pro forma	$3.10

Pro forma net earnings per share — basic and diluted, as reported		$3.22

Pro forma net earnings per share — basic and diluted, adjusted for SFAS 123 effects		$3.22

Pension Plans

In connection with the Chicago Title merger, the Company assumed Chicago Title’s noncontributory defined benefit pension plan (the “Pension Plan”).

The Pension Plan covered certain Chicago Title employees. Plan benefits are based on years of service and the employee’s average monthly compensation in the highest 60 consecutive calendar months during the 120 months ending at retirement or termination. Effective December 31, 2000, the Pension Plan was frozen and there will be no future credit given for years of service or changes in salary.

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NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

The following table sets forth the funded status of the Pension Plan as of December 31, 2005, 2004, and 2003:

	2005	2004	2003
	(In thousands)

Change in Benefit Obligation:
Net benefit obligation at beginning of year	$150,255	$131,984	$111,132
Interest cost	8,347	8,650	8,104
Actuarial (gain) loss	11,682	20,918	20,676
Gross benefits paid	(7,409)	(11,297)	(7,928)

Net benefit obligation at end of year	$162,875	$150,255	$131,984

Change in Pension Plan Assets:
Fair value of plan assets at beginning of year	$87,214	$77,700	$66,232
Actual return on plan assets	8,525	2,811	7,196
Employer contributions	24,306	18,000	12,200
Gross benefits paid	(7,409)	(11,297)	(7,928)

Fair value of plan assets at end of year	$112,636	$87,214	$77,700

Funded status at end of year	$(50,239)	$(63,041)	$(54,284)
Unrecognized net actuarial loss	83,466	80,261	61,588

Net amount recognized at end of year	$33,227	$17,220	$7,304

The accumulated benefit obligation (ABO) is the same as the projected benefit obligation (PBO) due to the pension plan being frozen as of December 31, 2000.

Under Statement of Financial Accounting Standards No. 87, “Employers’ Accounting for Pensions,” (“SFAS No. 87”) the measurement date shall be as of the date of the financial statements, or if used consistently from year to year, as of a date not more than three months prior to that date. The Company’s measurement date is December 31.

The net pension liability included in accounts payable and accrued liabilities as of December 31, 2005 and 2004 is $50.2 million and $63.0 million, respectively. The net pension liability at December 31, 2005 and 2004 includes the additional minimum pension liability adjustment of $3.2 million and $18.7 million, respectively, which was recorded as a net of tax charge of $2.0 million and $11.8 million, respectively, to accumulated other comprehensive earnings (loss) in 2005 and 2004 in accordance with SFAS No. 87.

The components of net periodic (income) expense included in the results of operations for 2005, 2004, and 2003 are as follows:

	2005	2004	2003
	(In thousands)

Service cost	$—	$—	$—
Interest cost	8,347	8,650	8,104
Expected return on assets	(8,877)	(7,570)	(7,128)
Amortization of actuarial loss	8,829	7,004	4,193

Total net expense	$8,299	$8,084	$5,169

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NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

Pension Assumptions

Weighted-average assumptions used to determine benefit obligations at December 31, are as follows:

	2005		2004

Discount rate	5.50%		5.75%
Rate of compensation increase	N/A	(a)	N/A	(a)

Weighted-average assumptions used to determine net expense for years ended December 31 are as follows:

	2005	2004	2003

Discount rate	5.75%	6.25%	6.75%
Expected return on plan assets	8.50%	8.50%	8.50%
Rate of compensation increase	N/A (a)	N/A (a)	N/A (a)

(a)	Rate of compensation increase is not applicable due to the pension being frozen at December 31, 2000.

The discount rate used was determined by discounting projections of future benefit payments using annual spot rates from the Citigroup Pension Discount Curve. The discounted cash flows were then used to determine the effective discount rate.

Pension Plan Assets

The expected long term rate of return on plan assets was 8.5% in 2005 and 2004, derived using the plan’s asset mix, historical returns by asset category, expectations for future capital market performance, and the fund’s past experience. Both the plan’s investment policy and the expected long-term rate of return assumption are reviewed periodically. The Company’s strategy is to focus on a one to three-year investment horizon, maintaining equity securities at 65% of total assets while maintaining an average duration in debt securities, extending that duration as interest rates rise and maintaining cash funds at appropriate levels relating to the current economic environment.

The Company’s pension plan asset allocation at December 31, 2005 and 2004 and target allocation for 2006 are as follows:

	Target
	Allocation	Percentage of Plan Assets
Asset Category	2006	2005	2004

Equity securities	65%	72.0%	—%
Debt securities	35	18.3	—
Insurance annuities	—	9.1	—
Other (Cash)	1-3%	0.6	100.0	%(a)

Total		100.0%	100.0%

(a)	Investments were all cash at December 31, 2004 as the Company was in the process of transferring the assets from one investment manager to another.

The Company does not hold any investments in its own equity securities within its pension plan assets.

Pension Plan Cash Flows

Plan Contributions

The Company’s funding policy is to contribute annually at least the minimum required contribution under the Employee Retirement Income Security Act (ERISA). Contributions are intended to provide not only for benefits

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NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

accrued to date, but also for those expected to be earned in the future. In 2005, 2004 and 2003, the Company made contributions of $24.3 million, $18.0 million, and $12.2 million, respectively. In 2006, the Company is not required to make a contribution to the pension plan and has not yet determined if a voluntary contribution will be made.

Plan Benefit Payments

A detail of actual and expected benefit payments is as follows (in thousands):

Actual Benefit Payments
2004	$11,297
2005	7,409
Expected Future Payments
2006	$11,241
2007	10,298
2008	14,520
2009	12,058
2010	12,477
2011 — 2015	68,180

Postretirement Plans

The Company assumed certain health care and life insurance benefits for retired Chicago Title employees in connection with the Chicago Title merger. Beginning on January 1, 2001, these benefits were offered to all employees who meet specific eligibility requirements. The costs of these benefit plans are accrued during the periods the employees render service.

The Company is fully insured for its postretirement health care and life insurance benefit plans, and the plans are not funded. The health care plans provide for insurance benefits after retirement and are generally contributory, with contributions adjusted annually. Postretirement life insurance benefits are contributory, with coverage amounts declining with increases in a retiree’s age.

FIDELITY NATIONAL TITLE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

The accrued cost of the accumulated postretirement benefit obligation included in the Company’s Consolidated and Combined Balance Sheets at December 31, 2005, 2004, and 2003 is as follows:

	2005	2004	2003
	(In thousands)

Change in Benefit Obligation:
Net benefit obligation at beginning of year	$21,440	$22,684	$22,757
Service cost	161	205	221
Interest cost	1,005	1,281	1,405
Plan participants’ contributions	1,662	1,513	1,646
Plan amendments	(782)	—	—
Actuarial (gain) loss	(1,429)	(348)	537
Gross benefits paid	(3,822)	(3,895)	(3,882)

Net benefit obligation at end of year	$18,235	$21,440	$22,684

Change in Plan Assets:
Fair value of plan assets at beginning of year	$—	$—	$—
Employer contributions	2,160	2,382	2,236
Plan participants’ contributions	1,662	1,513	1,646
Gross benefits paid	(3,822)	(3,895)	(3,882)

Fair value of plan assets at end of year	$—	$—	$—

Funded status at end of year	$(18,235)	$(21,440)	$(22,684)
Unrecognized net actuarial loss	3,105	4,533	5,212
Unrecognized prior service cost	(856)	(1,610)	(4,315)

Net accrued cost of accumulated postretirement benefit obligation included in accounts payable and accrued liabilities	$(15,986)	$(18,517)	$(21,787)

In December 2003, the Medicare Prescription Drug Improvement and Modernization Act of 2003 (“the Act”) became law in the United States. The Act introduced a prescription drug benefit under Medicare as well as a federal subsidy to sponsors of retiree health care plans that provide a benefit that is at least actuarially equivalent to the Medicare benefit. The Company’s management elected to recognize the effects of the Act in measuring the benefit obligation and cost effective January 1, 2006.

Once the final regulations were published in January 2005, the Company determined that it would not be eligible for the Part D subsidy. Consequently, beginning with the December 31, 2005 obligation, the impact of this Act is no longer being recognized. The benefits provided by the plan to its existing retirees were adjusted in order to encourage the retirees eligible for Part D benefits to enroll for the prescription drug benefits that are now provided by the federal government.

Under Statement of Financial Accounting Standards No. 106, “Accounting for Postretirement Benefits Other Than Pensions,” the measurement date shall be as of the date of the financial statements, or if used consistently from year to year, as of a date not more than three months prior to that date. The Company’s measurement date is December 31.

FIDELITY NATIONAL TITLE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

The Company’s postretirement health care and life insurance costs included in the results of operations for 2005, 2004, and 2003 are as follows:

	2005	2004	2003
	(In thousands)

Service cost	$161	$205	$221
Interest cost	1,005	1,281	1,405
Amortization of prior service cost	(1,535)	(2,704)	(2,704)
Amortization of actuarial loss	—	330	274

Total net periodic (income) expense	$(369)	$(888)	$(804)

Postretirement Benefit Assumptions

Weighted-average assumptions used to determine benefit obligations at December 31 are as follows:

	2005	2004

Discount rate	5.50%	5.75%
Health care cost trend rate assumed for next year	11%	9%
Rate that the cost trend rate gradually declines to	5%	5%
Year that the rate reaches the rate it is assumed to remain at	2012	2009

Weighted-average assumptions used to determine net expense for years ended December 31 are as follows:

	2005	2004	2003

Discount rate	5.75%	6.25%	6.75%
Health care cost trend rate assumed for next year	9%	10%	11%
Rate that the cost trend rate gradually declines to	5%	5%	5%
Year that the rate reaches the rate it is assumed to remain at	2009	2009	2009

The discount rate used was determined by discounting projections of future benefit payments using annual spot rates derived from a yield curve created from yields on a large number of U.S. Aa rated bonds. The discounted cash flows were then used to determine the effective discount rate.

Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans. A one-percentage-point change in assumed health care cost trend rates would have the following effects:

	One-Percentage-Point	One-Percentage-Point
	Increase	Decrease
	(In thousands)

Effect on total of service and interest cost	$57	$(52)
Effect on postretirement benefit obligation	$905	$(822)

FIDELITY NATIONAL TITLE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

Postretirement Cash Flows

A detail of actual and expected employer benefit payments is as follows (in thousands):

Benefit Payments
2004	$2,382
2005	2,160
Expected Future Payments
2006	$1,665
2007	1,842
2008	2,024
2009	2,111
2010	2,157
2011-2015	9,326

M.	Supplementary Cash Flow Information

The following supplemental cash flow information is provided with respect to interest payments, as well as certain non-cash investing and financing activities.

	Year Ended December 31,
	2005	2004	2003
	(In thousands)

Cash paid during the year:
Interest	$5,833	$3,934	$4,725
Acquisitions:
Fair value of assets acquired	$154,308	$162,245	$217,132
Less: Liabilities assumed	17,066	46,533	48,543

Total purchase price	137,242	115,712	168,589
Less: Cash purchase price, net of cash acquired	137,242	115,712	8,352

Non-cash purchase price	$—	$—	$160,237

Other non-cash contributions of capital primarily stock option allocation	$6,526	$4,276	$3,491

Total non-cash contribution of capital	$6,526	$4,276	$163,728

N.	Financial Instruments with Off-Balance Sheet Risk and Concentration of Risk

In the normal course of business the Company and certain of its subsidiaries enter into off-balance sheet credit risk associated with certain aspects of its title insurance business and other activities.

The Company generates a significant amount of title insurance premiums in California, Florida, Texas, and New York. Title insurance premiums from those four states are detailed as follows:

	2005	2004	2003

California	20.9%	22.4%	25.2%
Florida	14.1%	10.3%	6.6%
Texas	9.6%	10.9%	11.2%
New York	8.1%	8.5%	8.0%

FIDELITY NATIONAL TITLE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS — (Continued)

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash equivalents, short-term investments, and trade receivables.

The Company places its cash equivalents and short-term investments with high credit quality financial institutions and, by policy, limits the amount of credit exposure with any one financial institution. Investments in commercial paper of industrial firms and financial institutions are rated investment grade by nationally recognized rating agencies.

Concentrations of credit risk with respect to trade receivables are limited because a large number of geographically diverse customers make up the Company’s customer base, thus spreading the trade receivables credit risk. The Company controls credit risk through monitoring procedures.

O.	Recent Accounting Pronouncements

In December 2004, the FASB issued FASB Statement No. 123R (“SFAS No. 123R”), “Share-Based Payment”, which requires that compensation cost relating to share-based payments be recognized in the Company’s financial statements. The Company is implementing this standard effective January 1, 2006. During 2003, the Company adopted the fair value recognition provisions of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123”), for stock-based employee compensation, effective as of the beginning of 2003. The Company elected to use the prospective method of transition, as permitted by Statement of Financial Accounting Standards No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure” (“SFAS No. 148”). Under this method, stock-based employee compensation cost is recognized from the beginning of 2003 as if the fair value method of accounting had been used to account for all employee awards granted, modified, or settled in years beginning after December 31, 2002. SFAS No. 123R does not allow for the prospective method, but requires the recording of expense relating to the vesting of all unvested options beginning January 1, 2006. Since the Company adopted SFAS No. 123 in 2003, the impact of recording additional expense in 2006 under SFAS No. 123R relating to options granted prior to January 1, 2003 is insignificant.

EXECUTION COPY

ANNEX A

SECURITIES EXCHANGE AND DISTRIBUTION AGREEMENT
DATED AS OF JUNE 25, 2006
AS AMENDED AND RESTATED AS OF
SEPTEMBER 18, 2006
BETWEEN
FIDELITY NATIONAL FINANCIAL, INC.
AND
FIDELITY NATIONAL TITLE GROUP, INC.

A-i

A-ii

EXHIBITS

Exhibit A	Form of Amended and Restated Articles
Exhibit B	Form of Assumption Agreement
Exhibit C	Form of Cross-Indemnity Agreement
Exhibit D	Form of Tax Disaffiliation Agreement

A-iii

SECURITIES EXCHANGE AND DISTRIBUTION AGREEMENT

SECURITIES EXCHANGE AND DISTRIBUTION AGREEMENT, dated as of June 25, 2006, as amended and restated as of September 18, 2006 (this “Agreement”), between Fidelity National Financial, Inc., a Delaware corporation (“FNF”), and Fidelity National Title Group, Inc., a Delaware corporation (“FNT”).

WHEREAS, FNF owns (i) all of the issued and outstanding shares of capital stock or other equity securities (the “Scheduled Securities”) of the entities listed on Schedule A to this Agreement (the “Scheduled Entities”); (ii) 14,400,000 shares of common stock of Fidelity Sedgwick Holdings, Inc., a Delaware corporation (“FSH”; such shares, the “FSH Shares”); and (iii) 70,720 membership interests in Cascade Timberlands LLC, a Delaware limited liability company (“Cascade” and, collectively with the Scheduled Entities and FSH, the “Subject Companies”; such membership interests, the “Cascade Interests” and, collectively with the Scheduled Securities and the FSH Shares, the “Subject Securities”);

WHEREAS, FNF owns the Other Assets (as hereinafter defined);

WHEREAS, FNF desires to transfer to FNT, and FNT desires to acquire from FNF, all of the Subject Securities and all of the Other Assets in exchange for the issuance by FNT to FNF of the FNT Shares (as hereinafter defined) and the assumption by FNT of the Assumed Liabilities (as hereinafter defined) (collectively, the “Asset Contribution”);

WHEREAS, the board of directors of FNT has resolved to recommend to the stockholders of FNT that they approve (i) the issuance of the FNT Shares, (ii) the adoption of an amendment to the FNT 2005 Omnibus Incentive Plan (the “FNT Stock Plan”) to increase the number of shares available for grants thereunder by 15,500,000 (the “FNT Stock Plan Amendment”) and (iii) an amendment and restatement of the articles of incorporation of FNT to be effected immediately following the effective time of the FIS Merger (as hereinafter defined) such that, after giving effect thereto, the articles of incorporation of FNT shall be substantially in the form of Exhibit A hereto (the “Amended and Restated Articles”) and, among other things, the name of FNT shall be “Fidelity National Financial, Inc.”; and

WHEREAS, the board of directors of FNF has approved the conversion by FNF of its shares of FNT Class B Common Stock into shares of FNT Class A Common Stock and the distribution, following the Closing, of all of the shares of FNT Class A Common Stock held by FNF to the holders of the outstanding shares of capital stock of FNF as of the Record Date (as defined herein) for such distribution (the “Spin-off”);

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, FNF and FNT agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1.  Definitions.  For purposes of this Agreement, the following terms shall have the respective meanings set forth below:

Action or Proceeding:  means any charge, complaint, grievance, action, suit, litigation, proceeding or arbitration, whether civil, criminal, administrative or investigative, by any Person, or any investigation or audit by any Governmental Entity.

Affiliate:  of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

Assumed Liabilities:  means all Liabilities of FNF, including the FNF Transaction Liabilities to the extent not paid by FNF prior to the Closing as required by Section 8.2, and including any Liabilities arising from the operations or conduct of the business of FNF following the Closing through the effective time of the FIS Merger, but excluding (i) all Liabilities of FNF to the extent FIS or any subsidiary of FIS or Leasing or any subsidiary of Leasing has, as of or prior to the Closing, agreed in writing to be responsible therefor, (ii) all Liabilities of FNF to the extent arising out of or related to the ownership or operation of the assets or properties, or the operations or conduct of the business, of FIS or any subsidiary of FIS or Leasing or any subsidiary of Leasing, to the extent FIS or any subsidiary of FIS or Leasing or any subsidiary of Leasing has, as of or prior to the Closing, agreed to be responsible therefor, (iii) all guaranties or other similar contractual Liabilities of FNF in respect of a primary Liability of FIS or any subsidiary of FIS or Leasing or any subsidiary of Leasing, (iv) any Liability of FNF in respect of Taxes (as defined in the Tax Disaffiliation Agreement), (v) any Liabilities arising from the operations or conduct of the business of FNF after the date that is 30 days after the Closing, if the FIS Merger has not been completed as of such date and (vi) the transaction bonuses described in Section 5.20.

Cash Equivalents:  shall have the same meaning as such term has in the Credit Agreement dated as of October 17, 2005 among FNF, Bank of America, N.A., as Administrative Agent and the other financial institutions party thereto.

Code:  means the Internal Revenue Code of 1986, as amended.

Disclosure Schedule:  means the Disclosure Schedule (including any attachments thereto) delivered in connection with, and constituting a part of, this Agreement.

Dual Service Provider:  means an employee or director of FNF, who, following the Spin-off, will be employed by or serve as a director of both (a) FNT or any FNT Subsidiary and (b) FIS or any subsidiary of FIS, as so designated by the board of directors of FNF.

Environment:  means ambient air, surface water, ground water, land surface or subsurface strata.

Environmental Claim:  means, with respect to any Person, any written notice or claim by any other Person alleging or asserting Liability for investigatory costs, cleanup costs, response costs, personal injury, damage to natural resources and fines or penalties arising out of, based on or resulting from (a) the presence or release into the Environment of any Hazardous Material or (b) circumstances forming the basis of any violation or alleged violation of, or Liability or alleged Liability under, any Environmental Law.

Environmental Law:  means any Law concerning pollution or protection of the Environment, including all those relating to the use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any Hazardous Material.

Exchange Number:  means the sum of (a) 33,563,829 and (b) (i) the aggregate amount of cash, Cash Equivalents and Qualified Equities (in the case of Cash Equivalents and Qualified Equities, valued at their respective fair market values as of the close of business on the day prior to the Closing Date) included in the Other Assets, not to exceed $275,000,000 in the aggregate, divided by (ii) $23.50.

Excluded FNF Assets:  means (i) any shares of capital stock of FNT, FIS or Leasing and (ii) any other assets listed on Section 1.1(a) of the Disclosure Schedule.

FIS:  means Fidelity National Information Services, Inc.

FIS Merger:  means the merger of FNF into FIS pursuant to the FIS Merger Agreement.

FIS Merger Agreement:  means the Agreement and Plan of Merger, of even date herewith, between FNF and FIS, providing for, among other things, the FIS Merger.

FIS Mergerco:  means FIS Capital Leasing, Inc., a Delaware corporation.

FNF Material Adverse Effect:  means (x) any event, circumstance or change that, individually or in the aggregate, is or would reasonably be likely to be materially adverse to the assets, Liabilities, business, condition (financial or otherwise) or results of operations of the Transferred Business taken as a whole, other than any such event, circumstance or change to the extent resulting from (A) changes in general economic conditions affecting the United States occurring after the date hereof, (B) general changes or developments in the industries in which the Transferred Business is operated occurring after the date hereof, (C) changes in laws or regulations occurring after the date hereof or (D) the announcement of this Agreement and the transactions contemplated hereby, including any termination of, reduction in or similar negative impact on the relationships, contractual or otherwise, with any customers, distributors, partners or employees of the Subject Companies or the Subject Company Subsidiaries to the extent due to the announcement of this Agreement or the identity of the parties hereto, unless, in the case of the foregoing clause (A) or (B), such changes referred to therein have a materially disproportionate effect on the Transferred Business, taken as a whole, relative to other participants in the industries in which the Transferred Business is operated, or (y) any material adverse effect on the ability of FNF to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

FNF Transaction Liabilities:  means all Liabilities of FNF, whether due or to become due, for all out-of-pocket expenses (including all fees and disbursements of financial advisors, legal counsel and other advisors and consultants to FNF and the special committee of the board of directors of FNF) incurred in connection with the Asset Contribution, the Spin-off, the FIS Merger, the Leasing Merger and the other transactions contemplated by this Agreement.

FNT Class A Common Stock:  means FNT Class A Common Stock, par value $0.0001 per share.

FNT Class B Common Stock:  means FNT Class B Common Stock, par value $0.0001 per share.

FNT Common Stock:  means, collectively, FNT Class A Common Stock and FNT Class B Common Stock.

Form S-1:  a registration statement on Form S-1 under the Securities Act to be filed with the SEC in respect of the distribution to stockholders of FNF of shares of common stock of FNT by FNF in connection with the Spin-off.

Form S-8:  means a registration statement on Form S-8 under the Securities Act to be filed with the SEC in respect of the Replacement Options.

GAAP:  means U.S. generally accepted accounting principles, consistently applied.

Hazardous Material:  means any hazardous material, toxic substance, pollutant or hazardous waste (including any petroleum products or byproducts) defined or regulated as such under any Environmental Laws.

HSR Act:  the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Information Statement:  the Information Statement to be filed with the SEC by FNT pursuant to Regulation 14C under the Exchange Act relating to the FNT Stockholder Approval.

Leasing:  means FNF Capital Leasing, Inc., a Delaware corporation.

Leasing Merger:  means the merger of Leasing with and into FIS Mergerco pursuant to the Leasing Merger Agreement.

Leasing Merger Agreement:  means the Agreement and Plan of Merger, dated as of September 18, 2006, among Leasing, FIS and FIS Mergerco.

Lien:  means any mortgage, pledge, deed of trust, claim, security interest, encumbrance, burden, title defect, charge or other similar restriction, lease, sublease, claim, right of others, title retention agreement, option, interest, easement, covenant, encroachment or other adverse claim.

Liabilities:  means any direct or indirect liability, indebtedness, claim, loss, damage, deficiency, obligation, penalty, responsibility, cost or expense, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, known or unknown, contingent or otherwise.

NYSE:  means the New York Stock Exchange, Inc.

Option Letter Agreement:  means the agreement of even date herewith among FNF, William P. Foley, II, Alan L. Stinson and Brent Bickett.

Organizational Documents:  means, as to any Person, its certificate or articles of incorporation or formation, by-laws and other organizational documents.

Other Assets:  means all cash held by FNF as of the Closing and all other properties, assets and rights of any nature, kind and description, tangible and intangible (including goodwill), whether real, personal or mixed, held by FNF immediately prior to the Closing, other than (i) the Subject Securities and (ii) the Excluded FNF Assets.

Permitted Liens:  means any (a) Lien that constitutes an Assumed Liability, (b) any Lien arising from acts of FNT, (c) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings and for which adequate accruals or reserves (as determined according to GAAP) have been established on the appropriate financial statements with respect thereto, (d) any Lien (other than for taxes) arising by operation of statute and (e) any Lien set forth on Section 1.1(b) of the Disclosure Schedule.

Person:  means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

Qualified Equities:  means publicly traded common stocks of Persons that are not affiliates of FNF; provided, that any increase in the number of shares of common stock of any such Person held by FNF from the number held as of September 18, 2006 or any shares of common stock of a Person not held by FNF as of such date shall not count as Qualified Equities unless FNT shall consent thereto, such consent not to be unreasonably withheld.

Record Date:  means the close of business on the date to be determined by the FNF board of directors as the record date for determining the stockholders of FNF entitled to receive shares of FNT Class A Common Stock pursuant to a pro-rata distribution of shares of FNT Class A Common Stock as part of the Spin-off.

SAP:  means, with respect to any regulated insurance company, the statutory accounting practices prescribed or permitted by the state Governmental Entity charged with supervision of insurance companies in the domiciliary state of such company.

Subject Company Material Adverse Effect:  means, as to any Subject Company or any of its subsidiaries, any event, circumstance or change that, individually or in the aggregate, is or would reasonably be likely to be materially adverse to the assets, Liabilities, business, condition (financial or otherwise) or results of operations of such Subject Company (or, in the case of a Subject Company Subsidiary, the Subject Company of which such entity is a subsidiary) and its subsidiaries taken as a whole, other than any such event, circumstance or change to the extent resulting from (A) changes in general economic conditions affecting the United States occurring after the date hereof, (B) general changes or developments in the industries in which such Subject Company and its subsidiaries operate occurring after the date hereof, (C) changes in laws or regulations occurring after the date hereof or (D) the announcement of this Agreement and the transactions contemplated hereby, including any termination of, reduction in or similar negative impact on the relationships, contractual or otherwise, with any customers, distributors, partners or employees of such Subject Company or any of it subsidiaries to the extent due to the announcement of this Agreement or the identity of the parties hereto, unless, in the case of the foregoing clause (A) or (B), such changes referred to therein have a materially disproportionate effect on such Subject Company and its subsidiaries, taken as a whole, relative to other participants in the industries in which such Subject Company and such subsidiaries operate.

Subject Company Subsidiary:  means a subsidiary of a Subject Company.

subsidiary:  of any Person means another Person 50% or more of the total combined voting power of all classes of capital stock or other voting interests of which, or 50% of more of the equity securities of which, is owned directly or indirectly by such first Person; provided that for purposes of this Agreement FNT and the FNT Subsidiaries shall not be considered subsidiaries of FNF.

Transferred Business:  means, collectively, the Subject Companies, the Subject Company Subsidiaries, the Other Assets and the Assumed Liabilities.

Section 1.2.  Other Definitions.  In addition, the following capitalized terms are defined in the Sections or other provisions of this Agreement set forth below:

Agreement	Preamble
Amended And Restated Articles	Recitals
Asset Contribution	Recitals
Assumption Agreement	Section 2.3(d)
business day	Section 2.2
Cascade	Recitals
Cascade Interests	Recitals
Cascade LLC Agreement	Section 3.1(b)
Closing	Section 2.2
Closing Date	Section 2.2
Cross-Indemnity Agreement	Section 2.3(f)
ERISA	Section 3.1(f)
Exchange Act	Section 3.1(c)
Executive Officers	Section 3.1(d)
Filed FNF SEC Documents	Section 3.1(d)
Filed FNT SEC Documents	Section 3.2(d)
FIS	Section 4.1(b)
FNF	Preamble
FNF Insurance Company	Section 3.1(i)
FNF Option	Section 5.2(a)
FNF Restricted Shares	Section 5.2(b)
FNF SEC Documents	Section 3.1(i)
FNT	Preamble
FNT Benefit Plans	Section 3.2(f)
FNT Commonly Controlled Entity	Section 3.2(f)
FNT Insurance Company	Section 3.2(i)
FNT Material Adverse Effect	Section 3.2(a)
FNT Preferred Stock	Section 3.2(b)
FNT SEC Documents	Section 3.2(i)
FNT Service Providers	Section 5.2
FNT Shares	Section 2.1(a)
FNT Stock Plan	Recitals
FNT Stock Plan Amendment	Recitals
FNT Stockholder Approval	Section 3.2(c)
FNT Stockholders Meeting	Section 5.4
FNT Subsidiary	Section 3.2(a)
FSH	Recitals
FSH Shares	Recitals
Governmental Entity	Section 3.1(c)
Indemnified Parties	Section 5.16(a)
Insurance Regulator	Section 3.1(k)
Intercompany Agreements	Section 5.14
IRS	Section 3.1(g)

Jacksonville Court	Section 8.9
Non-Specialty Insurance Companies	Section 3.1(i)
Non-Specialty Insurance Company Balance Sheet	Section 3.1(i)
Pension Plan	Section 3.1(f)
Permit	Section 3.1(k)
Related Party Agreements	Section 5.11
Replacement Option	Section 5.2(a)
Replacement Restricted Share	Section 5.2(b)
Representatives	Section 5.5
Restricted Share Exchange Number	Section 5.2(b)
Scheduled Entities	Recitals
Scheduled Securities	Recitals
SEC	Section 3.1(c)
Securities Act	Section 3.1(i)
Specialty Insurance Companies	Section 3.1(i)
Specialty Insurance Company Financial Statements	Section 3.1(i)
Spin-off	Recitals
Spin-off Declaration	Section 5.15
Subject Companies	Recitals
Subject Company Benefit Plans	Section 3.1(f)
Subject Company Commonly Controlled Entity	Section 3.1(f)
Subject Company Financial Statements	Section 3.1(i)
Subject Securities	Recitals
Tax Disaffiliation Agreement	Section 2.3(e)
Transfer Agent	Section 5.15
Unconsolidated FNF Financial Statements	Section 3.1(i)(iii)
Welfare Plan	Section 3.1(f)

ARTICLE II

CLOSING TRANSACTIONS

Section 2.1.  Asset Contribution, Assumption of Liabilities and Delivery of Shares.  Upon the terms and subject to the conditions of this Agreement, at the Closing (as hereinafter defined):

(a) FNF shall transfer to FNT all right, title and interest of FNF in and to all of the Subject Securities and all right, title and interest of FNF in and to the Other Assets in exchange for (i) the Exchange Number of shares (the “FNT Shares”) of FNT Class A Common Stock, and (ii) the assumption by FNT of the Assumed Liabilities; and

(b) FNT shall issue and deliver the FNT Shares to FNF and assume and agree to pay, honor and discharge when due all of the Assumed Liabilities in accordance with their respective terms pursuant to the Assumption Agreement (as hereinafter defined), in exchange for the Subject Securities and the Other Assets.

Section 2.2.  Closing.  Unless this Agreement shall have been terminated pursuant to Section 7.1 and subject to the satisfaction or waiver of each of the conditions set forth in Article VI, the transfer by FNF to FNT of the Subject Securities and Other Assets, the issuance and delivery by FNT to FNF of the FNT Shares and the assumption by FNT of the Assumed Liabilities (the “Closing”) shall take place at 9:00 a.m. on the date that is the business day following the date on which the last to be fulfilled or waived of the conditions set forth in Article VI (other than those to be fulfilled or waived as of the Closing) shall be fulfilled or waived in accordance with this

Agreement, at the offices of LeBoeuf, Lamb, Greene & MacRae LLP, 125 West 55th Street, New York, New York, unless another date, time or place is agreed to in writing by the parties hereto. The actual date and time of the Closing are herein referred to as the “Closing Date.” For purposes of this Agreement, the term “business day” shall mean any day ending at 11:59 p.m. (Eastern Time) other than a Saturday or Sunday or a day on which banks are required or authorized to close in The City of New York.

Section 2.3.  Closing Deliveries.  At the Closing:

(a) FNF shall deliver to FNT certificates representing the respective Subject Securities, together with duly executed transfer forms including all such deeds, instruments, stock powers, transfer stamps or other documents as may be necessary to transfer full legal and beneficial ownership of such Subject Securities to FNT, free and clear of all Liens other than Permitted Liens;

(b) FNF shall execute and deliver to FNT a bill of sale and such other deeds, instruments or other documents (each in substance and form reasonably satisfactory to FNT) as may be necessary to transfer full legal and beneficial title to the Other Assets to FNT, free and clear of all Liens other than Permitted Liens, and any cash that is a part of the Other Assets shall be paid by wire transfer of immediately available funds to an account designated by FNT to FNF in writing no later than two Business Days before the Closing;

(c) FNT shall issue and deliver to FNF the FNT Shares, free and clear of all Liens;

(d) FNT shall execute and deliver to FNF an assumption agreement with respect to the Assumed Liabilities in the form attached hereto as Exhibit B (the “Assumption Agreement”);

(e) FNT and FNF shall execute and deliver, and FNF shall cause FIS to execute and deliver, a tax disaffiliation agreement in the form attached as Exhibit C (“Tax Disaffiliation Agreement”);

(f) FNT shall execute and deliver, and FNF shall cause FIS to execute and deliver, a cross-indemnity agreement in the form attached as Exhibit D (the “Cross-Indemnity Agreement”); and

(g) FNF shall deliver to FNT the certificate referred to in Section 6.2(a) and FNT shall deliver to FNF the certificate referred to in Section 6.3(a).

Section 2.4.  Conversion of FNT Class B Common Stock.  FNF shall convert all shares of FNT Class B Common Stock held by it into shares of FNT Class A Common Stock in accordance with Section 5.18.

Section 2.5.  Adjustments.  Notwithstanding anything in this Agreement to the contrary, if, between the date of this Agreement and the Closing Date, the issued and outstanding shares of capital stock of FNT or securities convertible or exchangeable into or exercisable for shares of capital stock of FNT shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, redenomination, merger, issuer tender or exchange offer, or other similar transaction (other than repurchase of shares, issuance of shares pursuant to exercise of stock options or grants of stock options to employees made in the ordinary course of business consistent with past practice), then the consideration set forth in Section 2.1(a) of this Agreement and any other dependent items shall be equitably adjusted and as so adjusted shall, from and after the date of such event, be such consideration or other dependent item.

Section 2.6.  Subsequent Transfers.  If, as of immediately prior to the effective time of the FIS Merger, FNF owns any cash or any other properties, assets or rights of any nature, kind or description, other than Excluded FNF Assets, FNF shall transfer full legal and beneficial title to the foregoing to FNT by wire transfer (in the case of cash) or through conveyancing documents in substance and form reasonably satisfactory to FNT.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1.  Representations and Warranties of FNF.  FNF represents and warrants to FNT as follows:

(a) Organization, Standing and Corporate Power.  Each of FNF, each Subject Company and each Subject Company Subsidiary (as hereinafter defined) is a corporation, limited liability company or other legal entity duly organized, validly existing and in good standing (in such jurisdictions where such concept is applicable) under the laws of the jurisdiction of its organization and has the requisite corporate, limited liability company or other entity power and authority to carry on its business as now being conducted. Each of FNF, the Subject Companies and the Subject Company Subsidiaries is duly qualified to do business and is in good standing (in such jurisdictions where such concept is applicable) in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified (individually or in the aggregate) would not have an FNF Material Adverse Effect (in the case of FNF) or a Subject Company Material Adverse Effect (in the case of such Subject Company and its subsidiaries). True and complete copies of the Organizational Documents of each Subject Company and each Subject Company Subsidiary as in effect on the date hereof have been heretofore made available to FNT.

(b) Capital Structure of the Subject Companies.

(i) Section 3.1(b)(i) of the Disclosure Schedule sets forth for each Subject Company: (i) the number, type, class and series of equity securities of such Subject Company that are (x) in the case of any Subject Company that is a wholly-owned subsidiary of FNF, issued and outstanding, or (y) in the case of any Subject Company that is not a wholly-owned subsidiary of FNF, issued and outstanding as of May 31, 2006; (ii) the number of equity securities of such Subject Company reserved for issuance pursuant to outstanding options, warrants or other similar rights; and (iii) the number of equity securities of such Subject Company held by FNF or by such Subject Company in its treasury. Except as set forth above, (A) as of May 31, 2006, no shares of capital stock or other equity securities of any Subject Company that is not a wholly-owned subsidiary of FNF are issued, reserved for issuance or outstanding, and (B) no shares of capital stock or other equity securities of any Subject Company that is a wholly-owned subsidiary of FNF are issued, reserved for issuance or outstanding. All outstanding shares of capital stock, membership interests or other equity securities of each Subject Company are, and all shares, membership interests or other equity securities that may be issued pursuant to any employee stock plan, options, warrants or other similar rights will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. No bonds, debentures, notes or other indebtedness of any Subject Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the stockholders of any Subject Company may vote are issued or outstanding. Except as set forth in Section 3.1(b)(i) of the Disclosure Schedule, FNF is the record and beneficial owner of all of the outstanding shares of capital stock, membership interests or other equity securities of each Subject Company, free and clear of all Liens, but in the case of the Cascade Interests, subject to the terms of the Cascade Timberlands LLC Amended and Restated Limited Liability Company Agreement dated as of December 31, 2004 (the “Cascade LLC Agreement”). Except as set forth in Section 3.1(b)(i) of the Disclosure Schedule, there are no securities, preemptive rights, options, warrants, rights, commitments or agreements of any kind to which FNF or any Subject Company is a party or by which any of them is bound obligating any of them to issue, sell or deliver, or repurchase, redeem or otherwise acquire, shares of capital stock or other equity or voting securities of any Subject Company, or obligating any of them to issue, sell, deliver, grant, extend or enter into any such security, option, warrant, right, commitment or agreement. Except as set forth in Section 3.1(b)(i) of the Disclosure Schedule, neither FNF nor any Subject Company is a party to or bound by any agreement, proxy, voting trust or other arrangement restricting the transfer of any Subject Securities or affecting the voting of any shares of capital stock of FNF or of any Subject Securities. Assuming FNT has the requisite power and authority to be the lawful owner of the Subject Securities, upon the consummation of the transactions contemplated by this Agreement, good and valid title to the Subject Securities will pass to FNT, free and clear of all Liens other than Permitted Liens and in the case of the Cascade Interests, subject to the terms of the Cascade LLC Agreement.

(ii) Section 3.1(b)(ii) of the Disclosure Schedule lists each Subject Company Subsidiary. Except as set forth in Section 3.1(b)(ii) of the Disclosure Schedule, all of the outstanding shares of capital stock or other equity securities of each Subject Company Subsidiary have been validly issued and are fully paid and non-assessable (in the case of any Subject Company Subsidiary that is not organized in the

United States, to the extent such concepts are applicable) and are owned by such Subject Company, free and clear of all Liens other than Permitted Liens. No bonds, debentures, notes or other indebtedness of any Subject Company Subsidiary having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the stockholders of any Subject Company Subsidiary may vote are issued or outstanding. Except as set forth in Section 3.1(b)(ii) of the Disclosure Schedule, there are no securities, preemptive rights, options, warrants, rights, commitments or agreements of any kind to which any Subject Company or any Subject Company Subsidiary is a party or by which any of them is bound obligating any of them to issue, sell or deliver, or repurchase, redeem or otherwise acquire, shares of capital stock or other equity or voting securities of any Subject Company Subsidiary, or obligating any of them to issue, sell, deliver, grant, extend or enter into any such security, option, warrant, right, commitment or agreement. Except as set forth in Section 3.1(b)(ii) of the Disclosure Schedule, no Subject Company nor any Subject Company Subsidiary is a party to or bound by any agreement, proxy, voting trust or other arrangement restricting the transfer or affecting the voting of any shares of capital stock of any Subject Company Subsidiary. Except for the capital stock or other equity securities of the Subject Companies and the Subject Company Subsidiaries and the other ownership interests listed in Section 3.1(b)(ii) of the Disclosure Schedule, none of FNF, the Subject Companies or the Subject Company Subsidiaries owns, directly or indirectly, any capital stock or other ownership interest in any Person other than interests held for investment purposes that do not exceed 10% of the voting securities of any such single Person. Except as set forth in Section 3.1(b)(ii) of the Disclosure Schedule or for investment portfolio activities of any FNF Insurance Company, none of FNF or, to the knowledge of FNF, the Subject Companies (other than FSH or Cascade) or the Subject Company Subsidiaries (other than any subsidiary of FSH or Cascade) is subject to any obligation or requirement or has entered into any agreement to make any investment (in the form of a capital contribution, loan or otherwise) in any Person other than in Subject Companies (other than FSH or Cascade) and Subject Company Subsidiaries (other than any subsidiary of FSH or Cascade).

(iii) Section 3.1(b)(iii) of the Disclosure Schedule sets forth all outstanding stock options, grants of restricted stock, stock appreciation rights, phantom stock, equity awards, and similar rights with respect to FNF as of May 31, 2006, and identifies which options and rights are subject to FNT’s obligation to grant Replacement Options or Replacement Restricted Shares (as defined herein) pursuant to Section 5.2 hereof.

(c) Authority; Noncontravention.  FNF has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by FNF and the consummation by FNF of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of FNF. This Agreement has been duly executed and delivered by FNF and, assuming this Agreement constitutes the valid and binding agreement of FNT, constitutes a valid and binding obligation of FNF, enforceable against FNF in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors’ rights generally and subject to the effect of general principles of equity. Except as set forth in Section 3.1(c) of the Disclosure Schedule, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, (x) conflict with any of the provisions of the Organizational Documents of FNF or of any Subject Company or Subject Company Subsidiary, (y) subject to the matters referred to in the next sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, require the consent of any Person under, or result in the creation of any Lien on any property or asset of FNF or any Subject Company or Subject Company Subsidiary under, any indenture or other agreement, permit, franchise, license or other instrument or undertaking to which FNF or such Subject Company or Subject Company Subsidiary is a party or by which FNF or any Subject Company or Subject Company Subsidiary or any of their assets is bound or affected, or (z) subject to the matters referred to in the next sentence, contravene any statute, law, ordinance, rule, regulation, order, judgment, injunction, decree, determination or award applicable to FNF or any Subject Company or Subject Company Subsidiary or any of their respective properties or assets, which, in the case of clauses (y) and (z) above, individually or in the aggregate, would reasonably be expected to have an FNF Material Adverse Effect (in the case of FNF) or a Subject Company Material Adverse Effect (in the case of any Subject Company and its subsidiaries). No consent, approval or authorization of, or declaration or filing with, or notice to, any court, tribunal, arbitrator or any government or political subdivision thereof, whether federal, state, county, local or foreign, or any agency, authority, official or instrumentality of any such government or political subdivision (a “Governmental Entity”), is required by or with respect to FNF, the Subject Companies or any of the Subject Company Subsidiaries in connection with the execution and delivery of this Agreement by FNF or the consummation by FNF of the transactions contemplated hereby, except for (i) the approvals, filings or notices required under the insurance laws of the jurisdictions set forth in Section 3.1(c) of the Disclosure Schedule, (ii) the filing with the Securities and Exchange Commission (the “SEC”) of such reports and other filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iii) the filing with the SEC of the Form S-1, (iv) such other consents, approvals, authorizations, declarations, filings or notices as are set forth in Section 3.1(c) of the Disclosure Schedule, and (v) such other consents, approvals, authorizations, declarations, filings or notices the failure to obtain or make which, in the aggregate, would not have an FNF Material Adverse Effect (in the case of FNF) or a Subject Company Material Adverse Effect (in the case of any Subject Company and its subsidiaries).

(d) Absence of Certain Changes or Events.  Except as set forth in the FNF SEC Documents filed and publicly available prior to the date of this Agreement (the “Filed FNF SEC Documents”) or Section 3.1(d) of the Disclosure Schedule or in connection with the transactions contemplated hereby, since December 31, 2005, each of FNF, the Subject Companies and the Subject Company Subsidiaries has conducted its business only in the ordinary course consistent with past practice, and there has not been (i) any change, circumstance, effect, event, development or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have an FNF Material Adverse Effect (in the case of FNF) or a Subject Company Material Adverse Effect (in the case of any Subject Company and its subsidiaries), (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of FNF’s or the Subject Company’s outstanding equity securities (except, in the case of FNF, for ordinary quarterly cash dividends), (iii) any split, combination or reclassification of any of the Subject Companies’ outstanding equity securities or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for its outstanding equity securities, (iv) (x) any granting by any Subject Company to any of the President, the Chief Executive Officer, the Chief Financial Officer, the General Counsel or any Executive Vice President (the “Executive Officers”) of such Subject Company of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of December 31, 2005, (y) any granting by any Subject Company to any such Executive Officer of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of December 31, 2005 or (z) any entry by any Subject Company into any employment, severance or termination agreement with any such Executive Officer or (v) any change in accounting methods, principles or practices by any Subject Company or Subject Company Subsidiary materially affecting its assets, liabilities or business, including in the case of any FNF Insurance Company (as hereinafter defined), any change with respect to the establishment of reserves for unearned premiums, losses and loss adjustment expenses, except insofar as may have been required by a change in GAAP or SAP.

(e) Absence of Changes in Subject Company Benefit Plans.  Except as set forth in Section 3.1(e) of the Disclosure Schedule, since December 31, 2005, there has not been any adoption or material amendment by any Subject Company or any Subject Company Subsidiary of any collective bargaining agreement or any Subject Company Benefit Plan (as defined in Section 3.1(f)).

(f) Benefit Plans.  (i) Each “employee pension benefit plan” (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) (hereinafter a “Pension Plan”), “employee welfare benefit plan” (as defined in Section 3(1) of ERISA) (hereinafter a “Welfare Plan”), and each other plan, arrangement or policy (written or oral) relating to compensation, deferred compensation, severance, fringe benefits or other employee benefits, in each case maintained or contributed to, or required to be maintained or contributed to, by FNF, any Subject Company or any Subject Company Subsidiary for the

benefit of any present or former officer, employee, agent, director or independent contractor of FNF, such Subject Company or such Subject Company Subsidiary (all the foregoing being herein called “Subject Company Benefit Plans”) has been established, funded, maintained and administered in all material respects in accordance with its terms and in compliance in all material respects with the applicable provisions of ERISA, the Code, all other applicable laws and all applicable collective bargaining agreements.

(ii) None of FNF, the Subject Companies, the Subject Company Subsidiaries or any other Person or entity that together with such Subject Company is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each a “Subject Company Commonly Controlled Entity”) has incurred any material Liability under Title IV of ERISA (other than for the payment of benefits or Pension Benefit Guaranty Corporation insurance premiums, in either case in the ordinary course).

(iii) No Subject Company Commonly Controlled Entity is obligated to contribute to any “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) or has withdrawn from or incurred any contractual Liability to any multiemployer plan resulting or which would reasonably be expected to result in any material “withdrawal liability” (within the meaning of Section 4201 of ERISA) that has not been fully paid.

(iv) There are no material Actions or Proceedings pending with respect to any Subject Company Benefit Plans, other than routine benefit claims, qualified domestic relations orders (as defined in Section 206(d) of ERISA) and qualified medical child support orders (as defined in Section 609 of ERISA) and, to FNF’s knowledge, no such material Actions or Proceedings are threatened.

(g) Taxes.  (i) Each of FNF, the Subject Companies and the Subject Company Subsidiaries has timely filed (taking into account all available extensions) all material tax returns and material reports required to be filed by it or requests for extensions to file such returns or reports have been timely filed, granted and have not expired. All tax returns filed by FNF, the Subject Companies and the Subject Company Subsidiaries are complete and accurate in all material respects. Each of FNF, the Subject Company and each Subject Company Subsidiary has paid (or FNF or such Subject Company has paid on such Subject Company Subsidiaries’ behalf) all taxes shown as due on such returns, and the Subject Company Financial Statements and the financial statements contained in the Filed FNF SEC Documents, as the case may be, reflect an adequate reserve for all taxes payable by FNF, the Subject Companies and the Subject Company Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

(ii) No deficiencies for any taxes have been proposed, asserted or assessed against FNF, any Subject Company or any Subject Company Subsidiary that are not adequately reserved for, except for deficiencies that, individually or in the aggregate, would not have an FNF Material Adverse Effect (in the case of FNF) or a Subject Company Material Adverse Effect (in the case of such Subject Company and its subsidiaries), and no requests for waivers of the time to assess any such taxes have been granted or are pending. Except as set forth in Section 3.1(g) of the Disclosure Schedule, the Federal and state income tax returns of FNF, each Subject Company and each of its subsidiaries consolidated in such returns have been examined by and settled with the United States Internal Revenue Service (the “IRS”) or the appropriate state taxation authorities, as the case may be, or the statute of limitations on assessment or collection of any Federal or state income taxes due from such Subject Company or any of its subsidiaries has expired, for all taxable years of such Subject Company or any of its subsidiaries through the taxable year ended December 31, (a) 2001 for Federal income tax purposes and (b) 1999 for state income tax purposes.

(iii) As used in this Agreement, “taxes” shall include all federal, state, local and foreign income, franchise, premium, property, sales, excise, employment, payroll, withholding and other taxes, tariffs or other governmental charges, including interest, penalties and other additions.

(h) No Excess Parachute Payments; Section 162(m) of the Code.  (i) Except as set forth in Section 3.1(h) of the Disclosure Schedule, none of the transactions contemplated by this Agreement shall constitute a triggering event under any employment, severance or termination agreement or other compensation arrangement or Subject Company Benefit Plan currently in effect which (either alone or upon the occurrence of any additional or subsequent event) would reasonably be expected to result in any payment, acceleration, vesting or increase in benefits to any current or former officer, employee or director of FNF or of any Subject Company or any of its subsidiaries and which would constitute an “excess parachute payment” (as such term is defined in Section 280G(b)(1) of the Code).

(ii) Except as set forth in Section 3.1(h) of the Disclosure Schedule or as would not, individually or in the aggregate, reasonably be expected to have an FNF Material Adverse Effect (in the case of FNF) or a Subject Company Material Adverse Effect (in the case of such Subject Company and its subsidiaries), the disallowance of a deduction under Section 162(m) of the Code for employee remuneration will not apply to any amount paid or payable by FNF, any Subject Company or any Subject Company Subsidiary under any contract, Subject Company Benefit Plan, program, arrangement or understanding currently in effect.

(i) SEC Documents; Subject Company Financial Statements.

(i) FNF has filed all reports, schedules, forms, statements and other documents required to be filed with the SEC since January  1, 2004 (the “FNF SEC Documents”). As of their respective dates, the FNF SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the “Securities Act”) or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such FNF SEC Documents, and none of the FNF SEC Documents as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any FNF SEC Document has been revised or superseded by a later Filed FNF SEC Document (as defined in Section 3.1(d)), none of the FNF SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(ii) FNF has delivered or made available to FNT copies (which copies are complete and correct) of (A) the unaudited combined balance sheets and related statements of income of Fidelity National Insurance Company, Fidelity National Insurance Services, Inc. and National Alliance Marketing Group, Inc. and their respective consolidated subsidiaries (collectively, the “Specialty Insurance Companies”) for the 2004 and 2005 fiscal years and as of March 31, 2006 and for the three months then ended (the “Specialty Insurance Company Financial Statements”), and (B) the unaudited consolidated balance sheet of FNF and its subsidiaries other than FNT, FIS and the Specialty Insurance Companies (such subsidiaries, the “Non-Specialty Insurance Companies”) as of April 30, 2006 (the “Non-Specialty Insurance Company Balance Sheet” and, collectively with the Specialty Insurance Company Financial Statements, the “Subject Company Financial Statements”). Except as set forth on Section 3.1(i)(ii) of the Disclosure Schedule, the Specialty Insurance Company Financial Statements were prepared in accordance with GAAP applied on a consistent basis and present fairly in all material respects the financial condition at their respective dates and results of operations of the Specialty Insurance Companies on a combined basis for the periods then ended, subject to the absence of cash flow statements and footnotes and, in the case of the interim financial statements contained therein, to normal year-end adjustments. Except as set forth on Section 3.1(i)(ii) of the Disclosure Schedule, the Non-Specialty Insurance Company Balance Sheet was prepared in accordance with GAAP applied on a consistent basis and presents fairly in all material respects the financial condition at April 30, 2006 of FNF and the Non-Specialty Insurance Companies on a consolidated basis, subject to the absence of cash flow statements and footnotes and to normal year-end adjustments. Except as set forth in the Subject Company Financial Statements or in Section 3.1(i)(ii) of the Disclosure Schedule, no Subject Company or any of its subsidiaries has any material Liabilities that would be required by GAAP to be set forth on a consolidated balance sheet of such Subject Company and its consolidated subsidiaries, other than Liabilities incurred after December 31, 2005 in the ordinary course of business consistent with past practice that would not, individually or in the aggregate, reasonably be expected to have, with respect to such Subject Company and its subsidiaries, a Subject Company Material Adverse Effect.

(iii) The Annual Statement for the year ended December 31, 2005, together with all exhibits and schedules thereto, and any actuarial opinion, affirmation or certification filed in connection therewith,

and any Quarterly Statements for periods ended after January 1, 2006, together with all exhibits and schedules thereto, with respect to each Subject Company or Subject Company Subsidiary that is a regulated insurance company (an “FNF Insurance Company”), in each case as filed with the applicable Insurance Regulator (as hereinafter defined) in such FNF Insurance Company’s domiciliary state, were prepared in conformity with SAP and present fairly in all material respects, to the extent required by and in conformity with SAP, the statutory financial condition of such FNF Insurance Company at their respective dates and the results of operations, changes in capital and surplus and cash flow of such FNF Insurance Company for each of the periods then ended. No deficiencies or violations material to the financial condition or operations of any FNF Insurance Company have been asserted in writing by any Insurance Regulator since January 1, 2004 which have not been cured or otherwise resolved to the satisfaction of such Insurance Regulator. Except as set forth in Section 3.1(i)(iii) of the Disclosure Schedule or in such Annual Statement for such FNF Insurance Company, no FNF Insurance Company has any material Liabilities that would be required by SAP to be set forth on a consolidated balance sheet of such FNF Insurance Company and its consolidated subsidiaries or in the notes thereto, other than Liabilities incurred after December 31, 2005 in the ordinary course of business consistent with past practice that would not, individually or in the aggregate, reasonably be expected to have a Subject Company Material Adverse Effect.

(iv) The audited unconsolidated balance sheets of FNF and the related audited unconsolidated statements of earnings, retained earnings and cash flows as of and for the years ended December 31, 2004 and 2005 (collectively, the “Unconsolidated FNF Financial Statements”) filed as Schedule II to the consolidated financial statements of FNF filed with FNF’s annual report on Form 10-K for the year ended December 31, 2005, when considered in relation to such consolidated FNF financial statements taken as a whole, present fairly, in all material respects, the information set forth therein. Except as set forth in Section 3.1(i)(iv) of the Disclosure Schedule or in the Unconsolidated FNF Financial Statements, FNF has no material Liabilities that would be required by GAAP to be set forth on an unconsolidated balance sheet of FNF or in the notes thereto, other than Liabilities incurred (a) after December 31, 2005 in the ordinary course of business consistent with past practice that would not, individually or in the aggregate, reasonably be expected to have an FNF Material Adverse Effect, or (b) in connection with this Agreement, the Leasing Merger and the FIS Merger.

(v) Except as set forth in the Subject Company Financial Statements, the Annual Statement for each FNF Insurance Company and the Unconsolidated FNF Financial Statements, FNF, the Subject Companies and Subject Company Subsidiaries do not have any Liabilities that, individually or in the aggregate, would reasonably be expected to have an FNF Material Adverse Effect.

(j) Information Supplied.  None of the information supplied or to be supplied by FNF specifically for inclusion or incorporation by reference in (i) the Form S-1 will at the time the Form S-1 becomes effective under the Securities Act, at the time any amendment or supplement thereto becomes effective under the Securities Act or at the Closing contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or (ii) the Information Statement will, at the date it is first mailed to FNT’s stockholders or at the time of the FNT Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation or warranty is made by FNF in this Section 3.1(j) with respect to information supplied by FNT specifically for inclusion or incorporation by reference in the Form S-1 or the Information Statement.

(k) Compliance with Applicable Laws.  Each of FNF, the Subject Companies and the Subject Company Subsidiaries has in full force and effect all Federal, state, local and foreign governmental approvals, authorizations, certificates, consents, filings, franchises, licenses, notices, permits and rights (collectively, “Permits”) necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit, except for the failure of Permits to be in full force and effect and for defaults under Permits which failures or defaults would not, individually or in the aggregate, reasonably be expected to have an FNF Material Adverse Effect (in the case of FNF) or a Subject

Company Material Adverse Effect (in the case of such Subject Company and its subsidiaries). Except as set forth in Section 3.1(k) of the Disclosure Schedule, each of FNF, the Subject Companies and the Subject Company Subsidiaries is in compliance with all applicable statutes, laws, ordinances, rules, regulations and orders of any Governmental Entity to which they are subject, except for noncompliance that would not, individually or in the aggregate, reasonably be expected to have an FNF Material Adverse Effect (in the case of FNF) or a Subject Company Material Adverse Effect (in the case of such Subject Company and its subsidiaries). Except as set forth in Section 3.1(k) of the Disclosure Schedule and except for routine examinations by state Governmental Entities charged with supervision of insurance companies (“Insurance Regulators”), there is no Action or Proceeding by any Governmental Entity pending or, to the knowledge of FNF, threatened against or with respect to FNF or any Subject Company or Subject Company Subsidiary or the Transferred Business, other than, in each case, those the outcome of which would not, individually or in the aggregate, reasonably be expected to have an FNF Material Adverse Effect (in the case of FNF) or a Subject Company Material Adverse Effect (in the case of such Subject Company and its subsidiaries). Except as set forth in Section 3.1(k) of the Disclosure Schedule, none of FNF, the Subject Companies and the Subject Company Subsidiaries is a party to any agreement, commitment or understanding, written or oral, with any Insurance Regulator, except for routine agreements, commitments and understandings with such Insurance Regulators which would not, individually or in the aggregate, reasonably be expected to be material to the business of the FNF Insurance Companies taken as a whole.

(l) Litigation.  Except as set forth in Section 3.1(l) of the Disclosure Schedule or for matters that, as of the date of this Agreement, are subject to indemnification by FNT in favor of FNF, there is no material Action or Proceeding pending or, to the knowledge of FNF, threatened against or affecting FNF, any Subject Company, any Subject Company Subsidiary or the Transferred Business or seeking to prevent the consummation of any of the transactions contemplated by this Agreement, nor is there any material judgment, decree, injunction or order of any Governmental Entity outstanding against FNF, any of the Subject Companies, any of the Subject Company Subsidiaries or any Other Assets. For purposes of this Section 3.1(l), the term “material” shall have the meaning specified in Section 3.1(l) of the Disclosure Schedule.

(m) Brokers.  No broker, investment banker, financial advisor or other Person, other than Bear, Stearns & Co. Inc., the fees and expenses of which will be paid by FNF, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Asset Contribution, the Spin-off, the FIS Merger, the Leasing Merger or the other transactions contemplated by this Agreement, based upon arrangements made by or on behalf of FNF.

(n) Opinion of Financial Advisor.  FNF has received the opinion, dated June 25, 2006, of its financial advisor, Bear, Stearns & Co. Inc., to the effect that, as of such date, the consideration to be received by FNF and its stockholders pursuant to this Agreement and the FIS Merger Agreement both as executed on June 25, 2006 (prior to their amendment and restatement), taken together, was fair, from a financial point of view, to the stockholders of FNF.

(o) Other Assets.  FNF has good and marketable title to or a valid leasehold or license interest in all of the Other Assets, free and clear of all Liens other than Permitted Liens. Assuming FNT has the requisite power and authority to be the lawful owner, lessee or licensee of the Other Assets, upon the consummation of the transactions contemplated by this Agreement, good and marketable title to or a valid leasehold or license interest in the Other Assets will pass to FNT, free and clear of all Liens other than Permitted Liens.

(p) No Guaranty of FIS Obligations.  The Subject Companies and the Subject Company Subsidiaries have not guaranteed any material obligations of FIS, any FIS Subsidiary or Leasing.

(q) Environmental Matters.  Except as set forth in Section 3.1(q) of the Disclosure Schedule:

(i) FNF, the Subject Companies and Subject Company Subsidiaries are in compliance with all applicable Environmental Laws, except where failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have an FNF Material Adverse Effect (in the case of FNF) or a Subject Company Material Adverse Effect (in the case of such Subject Company and its subsidiaries);

(ii) Since the date that is three years prior to the date of this Agreement or, in the case of any Subject Company or Subject Company Subsidiary in which FNF acquired its interest at a later date, such later date, none of FNF, the Subject Companies or the Subject Company Subsidiaries has received any material Environmental Claim concerning compliance with, or liability under, any Environmental Law with respect to any real property now or formerly owned, leased or operated by FNF, the Subject Companies and Subject Company Subsidiaries;

(iii) FNF, the Subject Companies and Subject Company Subsidiaries have all material Permits required under applicable Environmental Laws for the conduct of their respective businesses, as presently conducted, and FNF, the Subject Companies and Subject Company Subsidiaries are in material compliance with all such Permits;

(iv) None of FNF, the Subject Companies and Subject Company Subsidiaries is party to, or subject to the terms of, any material order that imposes any future Liability under any Environmental Law in connection with its respective businesses; and

(v) To FNF’s knowledge after due inquiry, there have been no releases of Hazardous Materials at, on, under or from any real property now or formerly owned, leased or operated by FNF, the Subject Companies and Subject Company Subsidiaries that would be reasonably likely to result in material Liabilities or obligations under Environmental Law.

(r) Merger Agreements.  FNF has delivered or made available to FNT a complete and correct copy of the FIS Merger Agreement and of the Leasing Merger Agreement.

Section 3.2.  Representations and Warranties of FNT.  FNT represents and warrants to FNF as follows:

(a) Organization, Standing and Corporate Power.  Each of FNT and each FNT Subsidiary (as hereinafter defined) is a corporation, limited liability company or other legal entity duly organized, validly existing and in good standing (in such jurisdictions where such concept is applicable) under the laws of the jurisdiction of its organization and has the requisite corporate, limited liability company or other entity power and authority to carry on its business as now being conducted. Each of FNT and each FNT Subsidiary is duly qualified to do business and is in good standing (in such jurisdictions where such concept is applicable) in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified (individually or in the aggregate) would not have an FNT Material Adverse Effect (as hereinafter defined). For purposes of this Agreement, (i) an “FNT Subsidiary” means a subsidiary of FNT, and (ii) an “FNT Material Adverse Effect” means (x) any event, circumstance or change that, individually or in the aggregate, is or would reasonably be likely to be materially adverse to the assets, Liabilities, business, condition (financial or otherwise) or results of operations of FNT and the FNT Subsidiaries taken as a whole, other than any such event, circumstance or change to the extent resulting from (A) changes in general economic conditions affecting the United States occurring after the date hereof, (B) general changes or developments in the industry in which FNT and the FNT Subsidiaries operate occurring after the date hereof, (C) changes in laws or regulations occurring after the date hereof or (D) the announcement of this Agreement and the transactions contemplated hereby, including any termination of, reduction in or similar negative impact on the relationships, contractual or otherwise, with any customers, distributors, partners or employees of FNT and the FNT Subsidiaries to the extent due to the announcement of this Agreement or the identity of the parties hereto, unless, in the case of the foregoing clause (A) or (B), such changes referred to therein have a materially disproportionate effect on FNT and the FNT Subsidiaries taken as a whole relative to other participants in the industry in which FNT and the FNT Subsidiaries operate, or (y) any material adverse effect on the ability of FNT to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis. True and complete copies of the Organizational Documents of FNT and each FNT Subsidiary as in effect on the date hereof have been heretofore made available to FNF.

(b) Capital Structure.

(i) The authorized capital stock of FNT consists of (x) 300,000,000 shares of FNT Class A Common Stock and 300,000,000 shares of FNT Class B Common Stock, and (y) 50,000,000 shares of preferred stock, par value $0.0001 per share (“FNT Preferred Stock”). 31,147,357 shares of FNT Class A Common

Stock, 143,176,041 shares of FNT Class B Common Stock and no shares of FNT Preferred Stock are issued and outstanding. 6,695 shares of FNT Class A Common Stock and no shares of FNT Class B Common Stock are held by FNT Subsidiaries or by FNT in its treasury. 3,024,000 shares of FNT Class A Common Stock are reserved for issuance pursuant to outstanding options to purchase shares of FNT Common Stock granted under the FNT Stock Plan. Except as set forth above, no shares of capital stock or other equity securities of FNT are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of FNT are, and the FNT Shares and any shares issued upon the exercise of options under the FNT Stock Plan will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. No bonds, debentures, notes or other indebtedness of FNT having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the stockholders of FNT may vote are issued or outstanding. Except as set forth above, there are not any securities, preemptive rights, options, warrants, rights, commitments or agreements of any kind to which FNT is a party or by which it is bound obligating it to issue, sell or deliver, or repurchase, redeem or otherwise acquire, shares of capital stock or other equity or voting securities of FNT, or obligating FNT to issue, sell, deliver, grant, extend or enter into any such security, option, warrant, right, commitment or agreement. Except as set forth in Section 3.2(b)(i) of the Disclosure Schedule, FNT is not a party to or bound by any agreement, proxy, voting trust or other arrangement restricting the transfer of FNT Common Stock or affecting the voting of any shares of capital stock of FNT.

(ii) Section 3.2(b)(ii) of the Disclosure Schedule lists each FNT Subsidiary. Except as set forth in Section 3.2(b)(ii) of the Disclosure Schedule, all of the outstanding shares of capital stock or other equity securities of each FNT Subsidiary have been validly issued and are fully paid and non-assessable (in the case of any FNT Subsidiary that is not organized in the United States, to the extent such concepts are applicable) and are owned by FNT, free and clear of all Liens. No bonds, debentures, notes or other indebtedness of any FNT Subsidiary having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the stockholders of any FNT Subsidiary may vote are issued or outstanding. Except as set forth in Section 3.2(b)(ii) of the Disclosure Schedule, there are no securities, preemptive rights, options, warrants, rights, commitments or agreements of any kind to which FNT or any FNT Subsidiary is a party or by which any of them is bound obligating any of them to issue, sell or deliver, or repurchase, redeem or otherwise acquire, shares of capital stock or other equity or voting securities of any FNT Subsidiary, or obligating any of them to issue, sell, deliver, grant, extend or enter into any such security, option, warrant, right, commitment or agreement. Except as set forth in Section 3.2(b)(ii) of the Disclosure Schedule, neither FNT nor any FNT Subsidiary is a party to or bound by any agreement, proxy, voting trust or other arrangement restricting the transfer or affecting the voting of any shares of capital stock of any FNT Subsidiary. Except for the capital stock or other equity securities of such subsidiaries and the other ownership interests listed in Section 3.2(b)(ii) of the Disclosure Schedule, FNT does not own, directly or indirectly, any capital stock or other ownership interest in any Person other than interests held for investment purposes that do not exceed 10% of the voting securities of any such single Person. Except as set forth in Section 3.2(b)(ii) of the Disclosure Schedule or for investment portfolio activities of any FNT Insurance Company, none of FNT or the FNT Subsidiaries is subject to any obligation or requirement and has not entered into any agreement to make any investment (in the form of a capital contribution, loan or otherwise) in any Person.

(c) Authority; Noncontravention.  FNT has all requisite corporate power and authority to enter into this Agreement and, subject to the approval of its stockholders as set forth in Section 5.4 (the “FNT Stockholder Approval”), FNT and each of the FNT Subsidiaries have all requisite corporate power and authority to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by FNT and the consummation by FNT of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of FNT, subject to the FNT Stockholder Approval. This Agreement has been duly executed and delivered by and, assuming this Agreement constitutes the valid and binding agreement of FNF, constitutes a valid and binding obligation of FNT, enforceable against FNT in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors’ rights generally and subject to the effect of general principles of equity. Except as set forth in Section 3.2(c) of the Disclosure Schedule, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, (x) conflict with any of the provisions of the Organizational Documents of FNT or of any FNT Subsidiary, (y) subject to the matters referred to in the next sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, require the consent of any Person under, or result in the creation of any Lien on any property or asset of FNT or any FNT Subsidiary under, any indenture or other agreement, permit, franchise, license or other instrument or undertaking to which FNT or any of the FNT Subsidiaries is a party or by which FNT or any of the FNT Subsidiaries or any of their assets is bound or affected, or (z) subject to the matters referred to in the next sentence, contravene any statute, law, ordinance, rule, regulation, order, judgment, injunction, decree, determination or award applicable to FNT or any of the FNT Subsidiaries or any of their respective properties or assets, which, in the case of clauses (y) and (z) above, individually or in the aggregate, would reasonably be expected to have an FNT Material Adverse Effect. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity is required by or with respect to FNT or any of the FNT Subsidiaries in connection with the execution and delivery of this Agreement by FNT or the consummation by FNT or any FNT Subsidiary, as the case may be, of any of the transactions contemplated by this Agreement, except for (i) the approvals, filings or notices required under the insurance laws of the jurisdictions set forth in Section 3.2(c) of the Disclosure Schedule, (ii) the filing with the SEC of such reports and other filings under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iii) the filing with the SEC of the Form S-1, the Form S-8 and the Information Statement, (iv) such other consents, approvals, authorizations, filings or notices as are set forth in Section 3.2(c) of the Disclosure Schedule and (v) such other consents, approvals, authorizations, declarations, filings or notices the failure to obtain or make which, in the aggregate, would not have an FNT Material Adverse Effect.

(d) Absence of Certain Changes or Events.  Except as set forth in the FNT SEC Documents filed and publicly available prior to the date of this Agreement (the “Filed FNT SEC Documents”) or in Section 3.2(d) of the Disclosure Schedule or in connection with the transactions contemplated hereby, since December 31, 2005, each of FNT and the FNT Subsidiaries has conducted its business only in the ordinary course consistent with past practice, and there has not been (i) any change, circumstance, effect, event, development or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have an FNT Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of FNT’s outstanding capital stock (other than ordinary quarterly cash dividends), (iii) any split, combination or reclassification of any of its outstanding capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock, (iv) (x) any granting by FNT or any of the FNT Subsidiaries to any Executive Officer of FNT or such FNT Subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of December 31, 2005, (y) any granting by FNT or any of the FNT Subsidiaries to any such Executive Officer of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of December 31, 2005 or (z) any entry by FNT or any FNT Subsidiary into any employment, severance or termination agreement with any such Executive Officer or other employee or (v) any change in accounting methods, principles or practices by FNT or any of the FNT Subsidiaries materially affecting its assets, liabilities or business, including any change with respect to the establishment of reserves for unearned premiums, losses and loss adjustment expenses, except insofar as may have been required by a change in GAAP or SAP.

(e) Absence of Changes in FNT Benefit Plans.  Except as set forth in the Filed FNT SEC Documents or in Section 3.2(e) of the Disclosure Schedule, since December 31, 2005, there has not been any adoption or material amendment by FNT or any FNT Subsidiary of any collective bargaining agreement or any FNT Benefit Plan (as defined in Section 3.2(f)).

(f) FNT Benefit Plans.  (i) Each Pension Plan, Welfare Plan, and each other plan, arrangement or policy (written or oral) relating to compensation, deferred compensation, severance, fringe benefits or other employee benefits, in each case maintained or contributed to, or required to be maintained or contributed to, by FNT or any FNT Subsidiary for the benefit of any present or former officer, employee, agent, director or independent contractor of FNT or any FNT Subsidiary (all the foregoing being herein called “FNT Benefit Plans”) has been established, funded, maintained and administered in all material respects in accordance with its terms and in compliance in all material respects with the applicable provisions of ERISA, the Code, all other applicable laws and all applicable collective bargaining agreements.

(ii) None of FNT, the FNT Subsidiaries or any other Person or entity that together with FNT is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each a “FNT Commonly Controlled Entity”) has incurred any material Liability under Title IV of ERISA (other than for the payment of benefits or Pension Benefit Guaranty Corporation insurance premiums, in either case in the ordinary course).

(iii) No FNT Commonly Controlled Entity is obligated to contribute to any “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) or has withdrawn from or incurred any contractual Liability to any multiemployer plan resulting or which would reasonably be expected to result in any material “withdrawal liability” (within the meaning of Section 4201 of ERISA) that has not been fully paid.

(iv) There are no material Actions or Proceedings pending with respect to any FNT Benefit Plans, other than routine benefit claims, qualified domestic relations orders (as defined in Section 206(d) of ERISA) and qualified medical child support orders (as defined in Section 609 of ERISA) and, to FNT’s knowledge, no such material Actions or Proceedings are threatened.

(g) Taxes.  (i) Each of FNT and the FNT Subsidiaries has timely filed (taking into account all available extensions) all material tax returns and material reports required to be filed by it or requests for extensions to file such returns or reports have been timely filed, granted and have not expired. All tax returns filed by FNT and the FNT Subsidiaries are complete and accurate in all material respects. FNT and each of the FNT Subsidiaries have paid (or FNT has paid on the FNT Subsidiaries’ behalf) all taxes shown as due on such returns, and the most recent audited consolidated and combined financial statements contained in the Filed FNT SEC Documents reflect an adequate reserve for all taxes payable by FNT and the FNT Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

(ii) No deficiencies for any taxes have been proposed, asserted or assessed against FNT or any FNT Subsidiary that are not adequately reserved for, except for deficiencies that, individually or in the aggregate, would not have an FNT Material Adverse Effect, and no requests for waivers of the time to assess any such taxes have been granted or are pending. The Federal and state income tax returns of FNT and each FNT Subsidiary consolidated in such returns have been examined by and settled with the United States Internal Revenue Service or the appropriate state taxation authorities, as the case may be, or the statute of limitations on assessment or collection of any Federal or state income taxes due from FNT or any of its subsidiaries has expired, for all taxable years of FNT or any of the FNT Subsidiaries through the taxable year ended December 31, (a) 2001, for Federal income tax purposes and December 31, (b) 1999, for state income tax purposes.

(h) No Excess Parachute Payments; Section 162(m) of the Code.  (i) Except as set forth in Section 3.2(h) of the Disclosure Schedule, none of the transactions contemplated by this Agreement shall constitute a triggering event under any employment, severance or termination agreement or other compensation arrangement or FNT Benefit Plan currently in effect which (either alone or upon the occurrence of any additional or subsequent event) would reasonably be expected to result in any payment, acceleration, vesting or increase in benefits to any current or former officer, employee or director of FNT or any of its subsidiaries and which would constitute an “excess parachute payment” (as such term is defined in Section 280G(b)(1) of the Code).

(ii) Except as set forth in Section 3.2(h) of the Disclosure Schedule or as would not, individually or in the aggregate, reasonably be expected to have an FNT Material Adverse Effect, the disallowance of a deduction under Section 162(m) of the Code for employee remuneration will not apply to any amount paid or payable by FNT or any FNT Subsidiary under any contract, FNT Benefit Plan, program, arrangement or understanding currently in effect.

(i) SEC Documents; Financial Statements.

(i) FNT has filed all reports, schedules, forms, statements and other documents required to be filed with the SEC since October  1, 2005 (the “FNT SEC Documents”). As of their respective dates, the FNT SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such FNT SEC Documents, and none of the FNT SEC Documents as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any FNT SEC Document has been revised or superseded by a later Filed FNT SEC Document (as defined in Section 3.2(d)), none of the FNT SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(ii) The consolidated and combined financial statements of FNT included in the FNT SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited consolidated and combined quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and present fairly, in all material respects, the consolidated and combined financial position of FNT and its subsidiaries as of the dates thereof and the consolidated and combined results of their operations and their cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end adjustments). Except as set forth in the Filed FNT SEC Documents or in Section 3.2(i)(ii) of the Disclosure Schedule, neither FNT nor any FNT Subsidiary has any material Liabilities that would be required by GAAP to be set forth on a consolidated balance sheet of FNT and its consolidated subsidiaries or in the notes thereto, other than Liabilities incurred (a) after December 31, 2005 in the ordinary course of business consistent with past practice that would not, individually or in the aggregate, reasonably be expected to have an FNT Material Adverse Effect or (b) in connection with this Agreement, the Leasing Merger and the FIS Merger.

(iii) The Annual Statement for the year ended December 31, 2005, together with all exhibits and schedules thereto, and any actuarial opinion, affirmation or certification filed in connection therewith, and any Quarterly Statements for periods ended after January 1, 2006, together with all exhibits and schedules thereto, with respect to each FNT Subsidiary that is a regulated insurance company (an “FNT Insurance Company”), in each case as filed with the applicable Insurance Regulator, were prepared in conformity with SAP and present fairly in all material respects, to the extent required by and in conformity with SAP, the statutory financial condition of such FNT Insurance Company at their respective dates and the results of operations, changes in capital and surplus and cash flow of such FNT Insurance Company for each of the periods then ended. No deficiencies or violations material to the financial condition or operations of any FNT Insurance Company have been asserted in writing by any Insurance Regulator since January 1, 2004 which have not been cured or otherwise resolved to the satisfaction of such Insurance Regulator. Except as set forth in such Annual Statement for such FNT Insurance Company, no FNT Insurance Company has any material Liabilities that would be required by SAP to be set forth on a consolidated balance sheet of such FNT Insurance Company and its consolidated subsidiaries or in the notes thereto, other than Liabilities incurred after December 31, 2005 in the ordinary course of business consistent with past practice that would not, individually or in the aggregate, reasonably be expected to have an FNT Material Adverse Effect.

(j) Information Supplied.  The Form S-1 and the Information Statement will comply as to form in all material respects with the respective requirements of the Securities Act and the Exchange Act and the respective rules and regulations promulgated thereunder. None of the information supplied or to be supplied by FNT specifically for inclusion or incorporation by reference in (i) the Form S-1 will, at the time the Form S-1 becomes effective under the Securities Act, at the time any amendment or supplement thereto becomes effective under the Securities Act, at the time of the meeting of the FNF stockholders to be held for the purpose of approving the FIS Merger or at the Closing contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or (ii) the Information Statement will, at the date it is first mailed to FNT’s stockholders or at the time of the FNT Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by FNT in this Section 3.2(j) with respect to information supplied by FNF specifically for inclusion or incorporation by reference in the Form S-1 or the Information Statement.

(k) Compliance with Applicable Laws.  Each of FNT and the FNT Subsidiaries has in full force and effect all Permits necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit, except for the failure of Permits to be in full force and effect and for defaults under Permits which failures or defaults would not, individually or in the aggregate, reasonably be expected to have an FNT Material Adverse Effect. Except as set forth in the Filed FNT SEC Documents, FNT and the FNT Subsidiaries are in compliance with all applicable statutes, laws, ordinances, rules, regulations and orders of any Governmental Entity to which they are subject, except for noncompliance that would not, individually or in the aggregate, reasonably be expected to have an FNT Material Adverse Effect. Except as set forth in the Filed FNT SEC Documents and except for routine examinations by any Insurance Regulator, there is no Action or Proceeding by any Governmental Entity pending or, to the knowledge of FNT, threatened against or with respect to FNT or any FNT Subsidiary, other than, in each case, those the outcome of which would not, individually or in the aggregate, reasonably be expected to have an FNT Material Adverse Effect. Except as set forth in Section 3.2(k) of the Disclosure Schedule, neither FNT nor any FNT Subsidiary is a party to any agreement, commitment or understanding, written or oral, with any Insurance Regulator, except for routine agreements, commitments and understandings with such Insurance Regulators which would not, individually or in the aggregate, reasonably be expected to have an FNT Material Adverse Effect.

(l) Litigation.  Except as set forth in Section 3.2(l) of the Disclosure Schedule, there is no material Action or Proceeding pending or, to the knowledge of FNT, threatened against or affecting FNT or any of the FNT Subsidiaries or seeking to prevent the consummation of any of the transactions contemplated by this Agreement, nor is there any material judgment, decree, injunction or order of any Governmental Entity outstanding against FNT or any of the FNT Subsidiaries. For purposes of this Section 3.2(l), the term “material” shall have the meaning specified in Section 3.2(l) of the Disclosure Schedule.

(m) Brokers.  No broker, investment banker, financial advisor or other Person, other than Banc of America Securities LLC, the fees and expenses of which will be paid by FNT, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Asset Contribution, the Spin-off, or the other transactions contemplated by this Agreement, based upon arrangements made by or on behalf of FNT.

(n) Opinion of Financial Advisor.  The special committee of the board of directors of FNT has received the opinion, dated June 25, 2006, of its financial advisor, Banc of America Securities LLC, to the effect that, as of such date, the aggregate number of FNT Shares to be issued by FNT to FNF pursuant to this Agreement as executed on June 25, 2006 (prior to its amendment and restatement) was fair, from a financial point of view, to FNT.

(o) Voting Requirements.  The affirmative vote of the holders of at least a majority of the outstanding shares of FNT Common Stock entitled to vote at the FNT Stockholders Meeting, voting as a single class, is the only vote of the holders of any class or series of FNT’s capital stock necessary to approve this Agreement and the transactions contemplated by this Agreement.

ARTICLE IV

COVENANTS

Section 4.1.  Conduct of Business.

(a) Conduct of Business by the Subject Companies.  Except as specifically contemplated by this Agreement or as required by applicable law or as set forth on Section 4.1(a) of the Disclosure Schedule, during the period from the date of this Agreement to the Closing, FNF shall cause each of the Subject Companies and the Subject Company Subsidiaries to carry on its business only in the ordinary and usual course of business consistent with past practice and, to the extent consistent therewith, use all reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and preserve its relationships with any Governmental Entities, customers, suppliers, distributors, creditors, lessors, agents, insureds, reinsureds and others having business dealings with it to the end that its goodwill and ongoing businesses shall be unimpaired at the Closing. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Closing, except as set forth on Section 4.1(a) of the Disclosure Schedule or as otherwise expressly required by or provided for in this Agreement, FNF shall not permit any Subject Company or Subject Company Subsidiary to, without the prior consent of FNT, which shall not be unreasonably withheld or delayed:

(i) (x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of such Subject Company’s or Subject Company Subsidiary’s outstanding capital stock or other equity securities, (y) split, combine or reclassify any of its outstanding capital stock or other equity securities or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock or other equity securities, or (z) purchase, redeem or otherwise acquire any shares of outstanding capital stock or other equity securities or any rights, warrants or options to acquire any such shares or other equity securities;

(ii) issue, sell, grant, pledge or otherwise encumber any shares of its capital stock or other equity securities, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares or other equity securities, voting securities or convertible securities other than upon the exercise of options or warrants issued by it and outstanding on the date of this Agreement;

(iii) acquire, in any transaction or a series of related transactions, by merger or otherwise, (x) any business or any corporation, partnership, joint venture, association or other business organization or division thereof or substantially all of the assets of any of the foregoing, or (y) any assets that are material, individually or in the aggregate, to the Subject Companies and the Subject Company Subsidiaries taken as a whole, except purchases of investment assets in the ordinary course of business consistent with past practice, except in each case for such transactions among Subject Companies and any Subject Company Subsidiaries;

(iv) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets that are material to any Subject Company and its subsidiaries taken as a whole, except in the ordinary course of business consistent with past practice;

(v) amend or propose any change to its Organizational Documents;

(vi) (x) incur any indebtedness for borrowed money or guarantee or otherwise become responsible for any such indebtedness of another Person, other than indebtedness in an amount less than $5,000,000 individually or $15,000,000 in the aggregate, other than in the ordinary course of business consistent with past practice and other than indebtedness owing to or guarantees of indebtedness owing to such Subject Company or any direct or indirect wholly-owned subsidiary of such Subject Company (it being understood that such Subject Company’s guarantee of the performance of a Subject Company Subsidiary to a third party customer or vendor shall not constitute an incurrence of indebtedness under this subsection), or (y) make any material loans, advances or capital contributions to, or investments in, any other Person, other than to such Subject Company or to any direct or indirect wholly-owned subsidiary of such Subject Company and routine, immaterial advances to employees and other than purchases of investment assets in the ordinary course of business consistent with past practice;

(vii) except in accordance with such Subject Company’s or Subject Company Subsidiary’s budget as of the date hereof, make or agree to make any new capital expenditure or expenditures which, individually, involves payments of in excess of $5,000,000 or, in the aggregate, involve payments of in excess of $15,000,000;

(viii) make any tax election or settle or compromise any income tax Liability that, individually or in the aggregate, would reasonably be expected to have an FNF Material Adverse Effect;

(ix) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the Subject Company Financial Statements as at and for the year ended December 31, 2005 or incurred since December 31, 2005 in the ordinary course of business consistent with past practice, or in amounts not in excess of $5,000,000 in each case;

(x) settle or compromise any action, suit or other litigation or claim arising out of the transactions contemplated hereby;

(xi) make any change in accounting and, in the case of any FNF Insurance Company, underwriting or actuarial methods, principles or practices used by such Subject Company or Subject Company Subsidiary materially affecting its assets, liabilities or business, including any change with respect to establishment of reserves for unearned premiums, losses and loss adjustment expenses, except insofar as may be required by law or by a change in applicable accounting principles;

(xii) other than in the ordinary course of business consistent with past practice, cancel, modify or waive any material debts or claims held by it or waive any material rights under any material contract to which such Subject Company or Subject Company Subsidiary is a party; or

(xiii) authorize any of, or commit or agree to take any of, the foregoing actions.

(b) Conduct of Business by FNF.  Except as specifically contemplated by this Agreement or as required by applicable law or as set forth on Section 4.1(b) of the Disclosure Schedule, during the period from the date of this Agreement to the Closing, FNF shall carry on its business only in the ordinary and usual course of business consistent with past practice. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Closing, except as set forth on Section 4.1(b) of the Disclosure Schedule or as otherwise expressly required by or provided for in this Agreement, FNF shall not, without the prior consent of FNT, which shall not be unreasonably withheld or delayed:

(i) (x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its outstanding capital stock or other equity securities, other than ordinary quarterly cash dividends consistent with past practice, or (y) except as required by the terms of any agreement, arrangement or plan in effect as of the date hereof, purchase, redeem or otherwise acquire any shares of outstanding capital stock or other equity securities or any rights, warrants or options to acquire any such shares or other equity securities;

(ii) acquire, in any transaction or a series of related transactions, by merger or otherwise, (x) any business or any corporation, partnership, joint venture, association or other business organization or division thereof or substantially all of the assets of any of the foregoing, or (y) any assets the acquisition of which would result in a material change in the Other Assets;

(iii) make any tax election or settle or compromise any income tax Liability that, individually or in the aggregate, would reasonably be expected to have an FNF Material Adverse Effect;

(iv) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the balance sheet as of December 31, 2005 included in the Unconsolidated FNF

Financial Statements or incurred since December 31, 2005 in the ordinary course of business consistent with past practice, or in amounts not in excess of $10,000,000 in each case;

(v) settle or compromise any action, suit or other litigation or claim arising out of the transactions contemplated hereby;

(vi) acquire any equity securities issued by FIS;

(vii) acquire any equity securities issued by FNT;

(viii) loan or contribute funds to, or acquire any shares of capital stock of, National Title Insurance of New York, Inc.;

(ix) other than in the ordinary course of business consistent with past practice, cancel, modify or waive any material debts or claims held by it or waive any material rights under any material contract to which FNF is a party; or

(x) authorize any of, or commit or agree to take any of, the foregoing actions.

(c) Conduct of Business by FNT.  Except as specifically contemplated by this Agreement or as required by applicable law or as set forth on Section 4.1(c) of the Disclosure Schedule, during the period from the date of this Agreement to the Closing, FNT shall, and shall cause the FNT Subsidiaries to, carry on its and their respective businesses only in the ordinary and usual course of business consistent with past practice and, to the extent consistent therewith, use all reasonable efforts to preserve intact its and their respective current business organizations, keep available the services of its and their current officers and employees and preserve its and their relationships with Governmental Entities, customers, suppliers, distributors, creditors, lessors, agents, insureds, reinsureds and others having business dealings with it and them to the end that its and their goodwill and ongoing businesses shall be unimpaired at the Closing. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Closing, except as set forth on Section 4.1(c) of the Disclosure Schedule or as otherwise expressly required by or provided for in this Agreement, FNT shall not, and shall not permit any of the FNT Subsidiaries to, without the prior consent of FNF, which shall not be unreasonably withheld or delayed:

(i) (x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any outstanding capital stock or other equity securities of FNT or such FNT Subsidiary, other than ordinary quarterly cash dividends consistent with past practice, (y) split, combine or reclassify any of its outstanding capital stock or other equity securities or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock or other equity securities or (z) purchase, redeem or otherwise acquire any shares of outstanding capital stock or other equity securities or any rights, warrants or options to acquire any such shares or other equity securities;

(ii) issue, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, other than upon the exercise of options outstanding under the FNT Stock Plan on the date of this Agreement;

(iii) acquire, in any transaction or a series of related transactions, by merger or otherwise, (x) any business or any corporation, partnership, joint venture, association or other business organization or division thereof, or substantially all of the assets of any of the foregoing, or (y) any assets that are material, individually or in the aggregate, to FNT or any FNT Subsidiary, except purchases of investment assets in the ordinary course of business consistent with past practice, except, in each case, for such transactions among FNT and any FNT Subsidiary or between FNT Subsidiaries;

(iv) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets that are material to FNT or any FNT Subsidiary, except in the ordinary course of business consistent with past practice;

(v) amend or propose any change to its Organizational Documents;

(vi) (x) incur any indebtedness for borrowed money or guarantee or otherwise become responsible for any such indebtedness of another Person, other than indebtedness in an amount less than $25,000,000 individually or $50,000,000 in the aggregate, other than in the ordinary course of business consistent with past practice and other than indebtedness owing to or guarantees owing to FNT or any direct or indirect wholly-owned subsidiary of FNT (it being understood that FNT’s guarantee of the performance of an FNT Subsidiary to a third party customer or vendor shall not constitute an incurrence of indebtedness under this subsection) or (y) make any material loans, advances or capital contributions to, or investments in, any other Person, other than to FNT or to any direct or indirect wholly-owned subsidiary of FNT and routine, immaterial advances to employees and other than purchases of investment assets in the ordinary course of business consistent with past practice;

(vii) except in accordance with FNT’s or such FNT Subsidiary’s budget as of the date hereof, make or agree to make any new capital expenditure or expenditures which, individually, involves payments of in excess of $10,000,000 or, in the aggregate, involve payments of in excess of $25,000,000 or has not, prior to the date hereof, been budgeted by FNT or such FNT Subsidiary and approved by its board of directors;

(viii) make any tax election or settle or compromise any income tax Liability that, individually or in the aggregate, would reasonably be expected to have an FNT Material Adverse Effect, except in the ordinary course of business consistent with past practice;

(ix) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the audited consolidated and combined financial statements (or the notes thereto) of FNT as at and for the year ended December 31, 2005 or incurred since December 31, 2005 in the ordinary course of business consistent with past practice, or in amounts not in excess of $10,000,000 in each case;

(x) settle or compromise any action, suit or other litigation or claim arising out of the transactions contemplated hereby;

(xi) make any change in accounting, underwriting or actuarial methods, principles or practices used by FNT or any of the FNT Subsidiaries materially affecting its assets, liabilities or business, including any change with respect to establishment of reserves for unearned premiums, losses and loss adjustment expenses, except insofar as may be required by law or by a change in applicable accounting principles;

(xii) other than in the ordinary course of business consistent with past practice, cancel, modify or waive any material debts or claims held by it or waive any material rights under any material contract to which FNT or any FNT Subsidiary is a party; or

(xiii) authorize any of, or commit or agree to take any of, the foregoing actions.

Section 4.2.  Advice of Changes.  During the period from the date of this Agreement until the Closing, FNF shall give prompt notice to FNT, and FNT shall give prompt notice to FNF, of any event, condition or circumstance of which it becomes aware that would constitute a violation or breach of this Agreement by it; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

Section 4.3.  Post-Closing Operations.  Except as specifically contemplated by this Agreement or as required by applicable law or as set forth on Section 4.3 of the Disclosure Schedule, during the period from the Closing Date through the effective time of the FIS Merger, FNF shall not conduct any operations except as necessary in connection with completing the FIS Merger and the Leasing Merger and complying with laws applicable to it. Without limiting the generality of the foregoing, during the foregoing period, except (x) in connection with the Leasing Merger or the FIS Merger or (y) as otherwise expressly required by or provided for in this Agreement, FNF shall not, without the prior consent of FNT:

(i) acquire, in any transaction or a series of related transactions, by merger or otherwise, (x) any business or any corporation, partnership, joint venture, association or other business organization or division thereof or substantially all of the assets of any of the foregoing, or (y) any assets the ownership of which would result in material liability for FNT;

(ii) make any tax election or settle or compromise any income tax Liability;

(iii) enter into any contract;

(iv) incur any indebtedness for borrowed money, or guarantee or otherwise become responsible for any such indebtedness of another Person; or

(v) adopt any employee benefit plan.

ARTICLE V

ADDITIONAL AGREEMENTS

Section 5.1.  Preparation of Form S-1 and the Information Statement; Preparation of Form S-8.

(a) As soon as practicable following the date of this Agreement, FNT shall prepare, in consultation with FNF, and file with the SEC the Form S-1 and the Information Statement. FNT shall use its reasonable best efforts to respond promptly after consultation with FNF to any comments of the SEC or its staff and to have the Form S-1 declared effective under the Securities Act as promptly as practicable after such filing. FNT shall use its reasonable best efforts to cause the Information Statement to be mailed to FNT’s stockholders as promptly as practicable. FNT shall also take, in consultation with FNF, any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities laws in connection with the issuance of the FNT Shares, the Spin-off, the issuance of the Replacement Options and Replacement Restricted Shares (as defined herein) and the adoption of the FNT Stock Plan Amendment. FNT shall not mail or use the Information Statement or any amendment or supplement thereto or any prospectus included in the Form S-1 or any amendment or supplement thereto without the prior approval of FNF of the form and content thereof, which approval will not be unreasonably withheld or delayed.

(b) As soon as practicable following the completion of the Spin-off, FNT shall prepare, in consultation with FNF, and file with the SEC the Form S-8.

Section 5.2.  Treatment of FNF Equity Awards.  In connection with the Spin-off, each of FNF and FNT shall cooperate and take all actions necessary, including seeking requisite stockholder approval, if necessary, to provide that outstanding equity awards held by employees and directors of FNF who after the Spin-off will be employed by or serve as a director of FNT or any FNT Subsidiary (the “FNT Service Providers”), whether exclusively or as a Dual Service Provider (and, solely with respect to Section 5.2(b)(i), employees and directors of FNF other than Dual Service Providers who after the FIS Merger will be employed by or serve as a director of FIS or any FIS subsidiary), will be treated as follows:

(a) Options.  As of the effective time of the Spin-off, each outstanding option to purchase shares of FNF common stock (an “FNF Option”) held by an FNT Service Provider will be replaced with an option to purchase shares of FNT Class A Common Stock (a “Replacement Option”) granted under the FNT Stock Plan. Each Replacement Option shall be exercisable for a number of shares of FNT Class A Common Stock calculated by multiplying the number of shares of FNF common stock subject to such FNF Option as of the effective time of the Spin-off by the Option Exchange Number, rounding down to the nearest whole number. The “Option Exchange Number” shall equal the closing price of a share of FNF common stock on the business day immediately preceding the date that the Spin-off is consummated divided by the closing price of a share of FNT Class A Common Stock on the date that the Spin-off is consummated (or, if the Spin-off is consummated after the close of trading on the NYSE on such date, on the next business day following such date), rounded to the nearest ten thousandth. The exercise price for each share of FNT Class A Common Stock under a Replacement Option shall be calculated by dividing the exercise price for one share of FNF common stock under the related FNF Option as of the effective time of the Spin-off by the Option Exchange Number, rounding up to the nearest whole cent. No vesting schedule for any Replacement Option shall be modified as a result of the transaction contemplated hereby. Notwithstanding the foregoing, 50% of all FNF Options held as of the effective time of the Spin-off by any Dual Service Provider (other than the FNF Options that are subject to the Option Letter Agreement) will be replaced with Replacement Options, and the remaining 50% of the FNF Options (other than the FNF Options that are subject to the Option Letter Agreement) held by such Dual Service Provider, to the extent still outstanding as of the time of the FIS Merger, will be assumed by FIS pursuant to the FIS Merger Agreement. The replacement of FNF Stock Options pursuant to this Section 5.2(a) shall in all circumstances satisfy Section 1.409A-1(b)(5)(v)(D) of the Proposed Regulations under Section 409A of the Code or any future guidance promulgated or issued thereunder.

(b) Restricted Stock.

(i) Each holder as of the Record Date of a share of FNF common stock, which when issued was subject to forfeiture under an FNF stock plan and which remains subject to forfeiture as of the effective time of the Spin-off (an “FNF Restricted Share”), shall receive the Spin-off dividend pursuant to Section 5.15; provided, however, that such Spin-off dividend shall be subject to the same terms, conditions and restrictions applicable to its corresponding FNF Restricted Share based upon continued service with FNT and its affiliates or FNF or FIS or their respective affiliates, as the case may be.

(ii) As of the effective time of the Spin-off, each FNF Restricted Share held by an FNT Service Provider will be forfeited by such FNT Service Provider and FNT shall issue in replacement of such FNF Restricted Share, a number of restricted shares of FNT Class A Common Stock (a “Replacement Restricted Share”) calculated by multiplying the number of such FNF Restricted Shares by the Restricted Share Exchange Number, rounding down to the nearest whole number. The “Restricted Share Exchange Number” shall equal X divided by Y, where X equals (A) the closing price of a share of FNF common stock on the business day immediately preceding the date that the Spin-off is consummated minus (B) the product of (1) the closing price of a share of FNT Class A Common Stock on the business day immediately preceding the date that the Spin-off is consummated and (2) the number of whole and fractional shares of FNT Class A Common Stock delivered with respect to each share of FNF common stock pursuant to the Spin-off Declaration, and Y equals the closing price of a share of FNT Class A Common Stock on the date that the Spin-off is consummated (or, if the Spin-off is consummated after the close of trading on the NYSE on such date, on the next business day following such date), rounded to the nearest ten thousandth. Each Replacement Restricted Share shall be subject to the same terms, conditions and restrictions applicable to its corresponding FNF Restricted Share based upon continued service with FNT and its affiliates. Notwithstanding the foregoing, 50% of FNF Restricted Shares held as of the effective time of the Spin-off by any Dual Service Provider will be canceled and replaced with Replacement Restricted Shares in accordance with the foregoing, and the remaining 50% of the FNF Restricted Shares held by such Dual Service Provider shall be converted into restricted shares of FIS Common Stock pursuant to the FIS Merger Agreement.

(c) Vesting.  Except as may be otherwise set forth in any employment agreement entered into by FNF with any of its employees with respect to FNF Options, FNF shall take all necessary action to ensure that the vesting of outstanding FNF Options under FNF equity compensation plans is not accelerated by the occurrence of the Asset Contribution, the Spin-off or the FIS Merger, including by making any necessary amendments to such equity plans or obtaining any required consents of plan participants.

Section 5.3.  Employee Benefits.  FNT agrees to (i) provide coverage for employees of FNF and the Subject Companies who become employees of FNT or a FNT Subsidiary under its medical, dental and health plans as of the Closing Date, (ii) waive any preexisting conditions, waiting periods and actively at work requirements under such plans, and (iii) cause such plans to honor any expenses incurred by the employees and their beneficiaries under similar plans of FNF and the Subject Companies during the portion of the calendar year in which the Closing occurs but prior to the Closing Date for purposes of satisfying applicable deductible, co-insurance and maximum out-of-pocket expenses. FNT will cause any FNT Benefit Plan (and any other employee benefit plans established by FNT after the date hereof) in which the employees of FNF and the Subject Companies are eligible to participate after the Closing Date to take into account for purposes of eligibility, vesting and benefit accrual thereunder (but, in respect of benefit accrual, only to the extent it would not result in a duplication of benefits for the same period of service), service with FNF and its Subsidiaries as if such service were with FNT, to the same extent such service was credited under a comparable plan of FNF or any of the Subject Companies prior to the Closing Date. With respect to (i) all FNF employee benefit plans within the meaning of Section 3(3) of ERISA, including the Fidelity National Financial Group 401(k) Profit Sharing Plan, and (ii) the FNF Employee Stock Purchase Plan, FNF shall, to the extent any such plan is not terminated (and all assets distributed and all liabilities satisfied) prior to the Closing Date, cause the sponsorship of such plans to be transferred to FNT on or prior to the Closing Date, together with all insurance policies, bonds, and trust, services and other agreements relating to such plans, and FNT agrees to assume or cause a FNT Subsidiary to assume such plans and liabilities.

Section 5.4.  FNT Stockholders Meeting.  FNT shall use reasonable best efforts to take all action necessary in accordance with applicable law and its Organizational Documents to convene a meeting of its stockholders (the “FNT Stockholders Meeting”) as promptly as practicable to consider and vote upon the approval of (i) the issuance of the FNT Shares, (ii) the adoption of the FNT Stock Plan Amendment and (iii) the adoption of the Amended and Restated Articles. FNT shall, through its board of directors, recommend to its stockholders approval of the foregoing matters. FNF agrees to vote the shares of FNT Common Stock held by it in favor of approval of the foregoing matters at the FNT Stockholders Meeting.

Section 5.5.  Access to Information.

(a) FNT shall afford to FNF and the officers, employees, counsel, financial advisors, accountants, actuaries and other representatives (“Representatives”) of FNF reasonable access during normal business hours during the period prior to the Closing to all of its properties, books, contracts, commitments, personnel and records and, during such period, FNT shall furnish as promptly as practicable to FNF such information concerning its business, properties, financial condition, operations and personnel as FNF may from time to time reasonably request.

(b) FNF shall afford to FNT and the Representatives of FNT reasonable access during normal business hours during the period prior to the Closing to all of the properties, books, contracts, commitments, personnel and records of the Subject Companies or relating to the Other Assets and the Assumed Liabilities and, during such period, FNF shall furnish as promptly as practicable to FNT such information concerning the business, properties, financial condition, operations and personnel of the Subject Companies or relating to the Other Assets and the Assumed Liabilities as FNT may from time to time reasonably request.

(c) Each party agrees that its officers will confer on a regular and frequent basis with the officers of the other party with respect to their respective operations, provided that the parties will not confer on any matter to the extent inconsistent with applicable law.

(d) After the Closing, upon reasonable notice, each party (the “Providing Party”) shall furnish or cause to be furnished to the other party (the “Requesting Party”) and its Representatives during normal business hours and at the expense of the Requesting Party such assistance and access to information, including all original agreements, documents, books, records and files, of the Providing Party and its subsidiaries as the Requesting Party shall reasonably request in connection with financial reporting and accounting matters, the preparation of and filing of any tax returns, reports or forms or the defense of any tax claim or assessment, the preparation and filing of reports and other filings with any Governmental Entity or any other reasonable purpose, provided that such assistance and access does not unreasonably disrupt the normal operations of the Providing Party or any of its subsidiaries. Except as required by applicable law, all confidential information of the Providing Party so obtained by the Requesting Party shall be kept confidential by the Requesting Party.

Section 5.6.  Reasonable Best Efforts.  Upon the terms and subject to the conditions and other agreements set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

Section 5.7.  Public Announcements.  FNT and FNF shall consult with each other before issuing, and provide each other with the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange (in which case the party subject to such obligations shall advise the other party of such requirement).

Section 5.8.  Consents, Approvals and Filings.  FNF and FNT shall use reasonable best efforts to make and cause their respective subsidiaries to make all necessary filings, as soon as practicable, including those required under the Securities Act, the Exchange Act, state securities laws and state insurance laws in order to facilitate prompt consummation of the transactions contemplated by this Agreement. In addition, FNF and FNT shall each use its reasonable best efforts, and shall cooperate fully with each other (i) to comply as promptly as practicable with all governmental requirements applicable to the transactions contemplated by this Agreement and (ii) to obtain as promptly as practicable all necessary permits, orders or other consents, approvals or authorizations of Governmental Entities and consents or waivers of all third parties necessary or advisable for the consummation of the transactions contemplated by this Agreement. Each of FNF and FNT shall use its reasonable best efforts to provide such information and communications to Governmental Entities as such Governmental Entities may reasonably request. Each of FNF and FNT shall provide to the other party copies of all applications at least three business days in advance of filing or submission of such applications to Governmental Entities in connection with this Agreement.

Section 5.9.  Directors and Officers.  FNT shall cause (a) the membership of the board of directors of FNT to be as set forth on Section 5.9(a) of the Disclosure Schedule and (b) each individual listed on Section 5.9(b) of the Disclosure Schedule to hold the office or offices set forth thereon opposite such individual’s name, in each case effective upon the consummation of the Closing. In the event that any person listed on Section 5.9(a) or 5.9(b) of the Disclosure Schedule is unwilling or unable to serve in the capacity indicated, FNF and FNT shall mutually agree upon a substitute for such person.

Section 5.10.  Section 16 Matters.  Each of FNF and FNT and their respective boards of directors (and any committees thereof) shall adopt such resolutions as are necessary for purposes of Rule 16b-3 under the Exchange Act to specifically approve any acquisitions or dispositions of equity securities of FNF or FNT (including derivative securities) in connection with this Agreement, in each case by each officer or director of FNF or FNT who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to FNF or FNT, as the case may be.

Section 5.11.  Related Party Agreements.

(a) FNT and FNF shall, and shall cause their respective subsidiaries that are party to any of the agreements listed on Section 5.11 of the Disclosure Schedule (the “Related Party Agreements”) to, enter into the amendments to the Related Party Agreements described in Section 5.11 of the Disclosure Schedule, which amendments shall be effective at or prior to the Closing.

(b) At or prior to the Closing, FNT shall, and FNF shall cause FIS to, enter into the Cross-Indemnity Agreement, which shall be effective as of the Closing.

(c) At or prior to the Closing, FNT and FNF shall, and FNF shall cause FIS to, enter into the Tax Disaffiliation Agreement, which shall be effective as of the Closing.

Section 5.12.  Certain Contributions.  Prior to the Closing, FNT shall contribute all the shares of capital stock of the FNT Subsidiaries held by FNT to a newly-formed, wholly-owned subsidiary of FNT.

Section 5.13.  Amended and Restated Articles.  Immediately after the consummation of the FIS Merger, FNT shall file the Amended and Restated Articles with the Secretary of State for the State of Delaware, such Amended and Restated Articles to be effective upon such filing.

Section 5.14.  Intercompany Agreements.  At or prior to the Closing, FNF and FNT shall cause all of the agreements listed on Section 5.15 of the Disclosure Schedule (the “Intercompany Agreements”) to be terminated.

Section 5.15.  Spin-off.

(a) Prior to the Closing, the board of directors of FNF shall approve and formally declare the Spin-off dividend (the “Spin-off Declaration”) and set the Record Date. Immediately following the Closing, FNF shall deliver to Continental Stock Transfer & Trust Company (the “Transfer Agent”) certificates representing the shares of FNT Class A Common Stock to be delivered to the holders of FNF common stock entitled thereto in connection with the Spin-off, and immediately thereafter, the Transfer Agent shall distribute to each holder (other than FNF or any FNF

Subsidiary) of record of common stock of FNF, as of the close of business on the record date designated by or pursuant to the authorization of the board of directors of FNF, such number of shares of FNT Class A Common Stock as shall be determined in accordance with the formula set forth in the Spin-off Declaration.

(b) FNT agrees to take any and all actions and enter into any and all agreements and arrangements reasonably requested by FNF to facilitate the Spin-off (no matter the form of the Spin-off), including with respect to the matters set forth in Sections 5.1 and 5.18 of this Agreement, and to cooperate with FNF in connection with the Spin-off. FNT shall use its reasonable best efforts to cause its Representatives to cooperate with FNF in connection with the Spin-off, including making FNT executives available for any roadshow presentations, providing any indemnities and causing comfort letters, legal opinions and disclosure letters required by FNF to be provided in connection therewith and shall take all actions necessary or desirable to cause such documents to be in customary form.

(c) No certificates representing fractional shares of FNT Class A Common Stock will be distributed in the Spin-off. As soon as practicable after the consummation of the Spin-off, FNT shall direct the Transfer Agent to determine the number of fractional shares of FNT Class A Common Stock allocable to each holder of record or beneficial owner of FNF Common Stock otherwise entitled to fractional shares of FNT Class A Common Stock, to aggregate all such fractional shares and sell the whole shares obtained thereby, in open market transactions or otherwise, in each case at then prevailing trading prices, and to cause to be distributed to each such holder or for the benefit of each such beneficial owner to which a fractional share shall be allocable such holder or owner’s ratable share of the proceeds of such sale, after making appropriate deductions for any amount required to be withheld for United States federal income tax purposes and to repay expenses reasonably incurred by the Transfer Agent, including all brokerage charges, commissions and transfer taxes, in connection with such sale. FNT and the Transfer Agent shall use their commercially reasonable efforts to aggregate the shares of FNT Class A Common Stock that may be held by any beneficial owner thereof through more than one account in determining the fractional share allocable to such beneficial owner.

Section 5.16.  Indemnification and Insurance.

(a) From and after the Closing, FNT agrees that it will indemnify and hold harmless each person who is, or has been at any time prior to the date hereof or who becomes prior to the Closing, (i) an officer or director of FNF or (ii) an officer or director of any other enterprise at the request of FNF (the “Indemnified Parties”), in respect of all acts or omissions occurring at or prior to the Closing (including in respect of the transactions contemplated by this Agreement), to the same extent provided under the Organizational Documents of FNF as in effect on the date hereof; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law. Each Indemnified Party shall be entitled to advancement of expenses, provided such Indemnified Party provides an undertaking to repay such advances if it is ultimately determined that such Indemnified Party is not entitled to indemnification. Any determination to be made as to whether any Indemnified Party has met any standard of conduct imposed by law shall be made by legal counsel reasonably acceptable to such Indemnified Party and FNT, retained at FNT’s expense.

(b) FNT shall purchase and maintain for a period of not less than six years from the Closing Date a directors’ and officers’ insurance and indemnification policy providing coverage for events occurring prior to the Closing (the “New D&O Insurance”) for all Persons who are directors, officers or employees of FNF or any subsidiary on the date of this Agreement (other than for any director, officer or employee of FIS or any subsidiary of FIS acting in his or her capacity as such). The New D&O Insurance shall (i) provide coverage substantially the same as that provided under the directors’ and officers’ insurance and indemnification policy currently maintained for the benefit of such Persons (the “Existing D&O Insurance”), (ii) be issued by an issuer that has a claims-paying rating at least equal to that of the issuer of the Existing D&O Insurance, and (iii) be on terms and subject to conditions that are no less advantageous to such Persons than the Existing D&O Insurance to the extent commercially available.

(c) FNT agrees to pay all costs and expenses (including fees and expenses of counsel) that may be incurred by any Indemnified Parties in successfully enforcing the indemnity or other obligations of FNT under this Section 5.16. The provisions of this Section 5.16 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives. This Section 5.16 shall not limit any other indemnification rights any Indemnified Party may have against FNF or any subsidiary.

(d) In the event that FNT or any of its successors or assigns (i) consolidates or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision will be made so that the successors and assigns of FNT assume the obligations set forth in this Section 5.16.

Section 5.17.  NYSE Listing.  FNT shall use its reasonable best efforts to cause the shares of FNT Class A Common Stock (i) constituting the FNT Shares and the Replacement Restricted Shares and (ii) to be reserved for issuance upon conversion of the Replacement Options, to be authorized for listing on the New York Stock Exchange subject to official notice of issuance, prior to the Closing Date.

Section 5.18.  Conversion of FNT Class B Common Stock.  Concurrently with the Closing, and immediately prior to the consummation of the Spin-off in accordance with Section 5.15, FNF shall convert all shares of FNT Class B Common Stock held by it into shares of FNT Class A Common Stock in the manner set forth in the articles of incorporation of FNT in effect prior to the amendment thereof contemplated by this Agreement, and FNT shall deliver to FNF a certificate or certificates representing such shares of FNT Class A Common Stock and shall do all things necessary and proper to give effect to and record such conversion in the books and records of FNT.

Section 5.19.  [Intentionally deleted]

Section 5.20.  Annual Incentive Plan and Transaction Bonuses.  The parties agree that FNT’s adoption of an annual incentive plan prior to the Closing shall not be a violation of the representations in Section 3.2 or the covenants in Section 4.1(c). The parties further agree that FNF’s payment of (or authorization or commitment to pay) any transaction related bonuses to FNF officers shall not be a violation of the representations in Section 3.1 or the covenants in Section 4.1(b) or 4.3.

Section 5.21.  FIS Share Repurchase.  On the business day prior to the Closing, FNT and its subsidiaries shall sell to FIS, and FNF shall cause FIS to purchase from FNT and its subsidiaries, all shares of common stock of FIS held by them, for a price per share equal to the closing price per share of such common stock on the NYSE on the immediately preceding trading day.

ARTICLE VI

CONDITIONS PRECEDENT

Section 6.1.  Conditions Precedent to Each Party’s Obligations.  The respective obligations of each party to consummate the transactions contemplated hereby are subject to the satisfaction on or prior to the Closing Date of the following conditions:

(a) Governmental and Regulatory Consents.  All filings required to be made prior to the Closing with, and all consents, approvals, permits and authorizations required to be obtained prior to the Closing from, Governmental Entities, including those set forth in Sections 3.1(c) and 3.2(c) of the Disclosure Schedule, in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been made or obtained (as the case may be), and such consents, approvals, permits and authorizations shall be subject to no conditions other than (i) conditions customarily imposed by insurance regulatory authorities or (ii) other conditions that would not, individually or in the aggregate, reasonably be expected to have an FNF Material Adverse Effect or an FNT Material Adverse Effect. With respect to any notifications required pursuant to the HSR Act in connection with this Agreement, the applicable waiting period and any extensions thereof shall have expired or been terminated.

(b) No Injunctions or Restraints.  No temporary restraining order, preliminary or permanent injunction or other order issued by any Governmental Entity of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect and no Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law deemed applicable to the transactions contemplated hereby individually or in the aggregate resulting in, or that is reasonably likely to result in, any of the foregoing; provided, however, that the party invoking this condition shall have used reasonable efforts to have any such order or injunction vacated.

(c) FNT Stockholder Approval.  The issuance of the FNT Shares, the adoption of the FNT Stock Plan Amendment and the adoption of the Amended and Restated Articles shall have been approved or adopted, as the case may be, by the affirmative vote of the stockholders of FNT by the requisite vote in accordance with the Delaware General Corporation Law and the requirements of the New York Stock Exchange Listed Company Manual.

(d) Form S-1.  The Form S-1 shall have become effective under the Securities Act and shall not be the subject of any stop order and no proceedings for that purpose shall have been initiated or threatened by the SEC.

(e) Merger Agreements.  The FIS Merger Agreement and the Leasing Merger Agreement shall be in full force and effect and all of the conditions to the consummation of the FIS Merger and the Leasing Merger contemplated thereby shall have been satisfied or waived (other than (i) conditions that, by their terms, are to be satisfied on the closing date for such transactions (none of which shall be incapable of being satisfied at such time), (ii) the occurrence of the Spin-off and (iii) in the case of the FIS Merger, the occurrence of the Leasing Merger).

(f) Amendment of Related Party Agreements.  The Related Party Agreements shall have been amended in accordance with Section 5.11.

(g) Termination of Intercompany Agreements.  FNF and FNT shall have terminated all of the Intercompany Agreements.

Section 6.2.  Conditions Precedent to Obligations of FNT.  The obligations of FNT to consummate the transactions contemplated hereby are further subject to the satisfaction on or prior to the Closing Date of the following conditions, any one or more of which may be waived by FNT to the extent permitted by applicable law:

(a) Representations and Warranties.  The representations and warranties of FNF set forth in this Agreement shall be true and correct (without regard to any qualifications or references to FNF Material Adverse Effect, Subject Company Material Adverse Effect, “material”, “knowledge” or any other materiality or knowledge qualifications or references contained in any specific representation or warranty), in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except (i) to the extent any such representation and warranty speaks as of an earlier date, in which event such representation and warranty shall be true and correct as of such date, and (ii) where any failure of the representations or warranties in the aggregate to be true and correct would not reasonably be expected to have an FNF Material Adverse Effect, provided that the representations and warranties of FNF made in Section 3.1(b), the first sentence of Section 3.1(a) and the first, second and third sentences of Section 3.1(c) shall be true and correct in all material respects. FNT shall have received a certificate dated as of the Closing Date and signed on behalf of FNF by a duly authorized executive officer of FNF confirming, to such officer’s knowledge, the matters set forth in this Section 6.2(a) and Sections 6.2(f) and 6.2(g).

(b) Performance of Obligations of FNF.  FNF shall have complied with or performed in all material respects all covenants and agreements required by this Agreement to be complied with or performed by it under this Agreement at or prior to the Closing Date, and FNT shall have received a certificate dated as of the Closing Date and signed on behalf of FNF by a duly authorized executive officer of FNF to such effect.

(c) Third-Party Consents and Waivers.  All consents and waivers required to be obtained by FNF from third parties other than Governmental Entities in connection with the consummation of the transactions contemplated hereby shall have been obtained, other than those which, if not obtained, individually or in the aggregate, would not have an FNF Material Adverse Effect.

(d) Other Agreements.  FIS shall have executed and delivered the Cross-Indemnity Agreement and FNF and FIS shall have executed and delivered the Tax Disaffiliation Agreement.

(e) Tax Matters.  FNF shall have received (i) an opinion of its special tax advisor, Deloitte Tax LLP, in substance and form reasonably satisfactory to FNT, dated the Closing Date, to the effect that, for U.S. federal income tax purposes, the Asset Contribution will qualify as a reorganization within the meaning of Section 368(a) of the Code (taking into account the Spin-off), and the Spin-off will qualify as a tax-free transaction under Section 355 and related provisions of the Code (including Section 361(c)(1)) for both FNF and its stockholders, and (ii) from the IRS a private letter ruling, in substance and form reasonably satisfactory to FNT, that specifically includes rulings 1, 6, 15, 24 and 25 as requested in Section VI of the request letter from Deloitte Tax LLP to the IRS dated June 2, 2006, or rulings substantially to that effect, and such rulings shall be in full force and effect.

(f) FNF Board Approval of Spin-off.  The board of directors of FNF shall have adopted the Spin-off Declaration.

(g) Assumed Liabilities.  As of the Closing, the total Assumed Liabilities (other than Liabilities subject to indemnification obligations by FNT in favor of FNF as of the date of this Agreement) that would be reflected on an unconsolidated balance sheet of FNF prepared in accordance with GAAP shall not exceed $100,000,000.

Section 6.3.  Conditions Precedent to Obligations of FNF.  The obligations of FNF to consummate the transactions contemplated hereby are further subject to the satisfaction on or prior to the Closing Date of the following conditions, any one or more of which may be waived by FNF to the extent permitted by applicable law:

(a) Representations and Warranties.  The representations and warranties of FNT set forth in this Agreement shall be true and correct (without regard to any qualifications or references to FNT Material Adverse Effect, “material”, “knowledge” or any other materiality or knowledge qualifications or references contained in any specific representation or warranty), in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except (i) to the extent any such representation and warranty speaks as of an earlier date, in which event such representation and warranty shall be true and correct as of such date, and (ii) where any failure of the representations or warranties in the aggregate to be true and correct would not reasonably be expected to have an FNT Material Adverse Effect, and FNF shall have received a certificate dated as of the Closing Date and signed on behalf of FNT by a duly authorized executive officer of FNT confirming, to such officer’s knowledge, the matters set forth in this Section 6.3(a).

(b) Performance of Obligations of FNT.  FNT shall have complied with or performed in all material respects all covenants and agreements required by this Agreement to be complied with or performed by it under this Agreement at or prior to the Closing Date, and FNF shall have received a certificate dated as of the Closing Date and signed on behalf of FNT by a duly authorized executive officer of FNT to such effect.

(c) Third-Party Consents and Waivers.  All consents and waivers required to be obtained by FNT from third parties other than Governmental Entities in connection with the consummation of the transactions contemplated hereby shall have been obtained, other than those which, if not obtained, individually or in the aggregate, would not have an FNT Material Adverse Effect.

(d) Other Agreements.  FNT shall have executed and delivered the Cross-Indemnity Agreement and the Tax Disaffiliation Agreement.

(e) NYSE Listing.  The shares of FNT Class A Common Stock (i) constituting the FNT Shares and the Replacement Restricted Shares and (ii) to be reserved for issuance upon conversion of the Replacement Options, shall have been authorized for listing on the New York Stock Exchange upon official notice of issuance.

(f) Tax Matters.  FNF shall have received (i) an opinion of its special tax advisor, Deloitte Tax LLP, in substance and form satisfactory to FNF, dated the Closing Date, to the effect that, for U.S. federal income tax purposes, the Asset Contribution will qualify as a reorganization within the meaning of Section 368(a) of the Code (taking into account the Spin-off), and the Spin-off will qualify as a tax-free transaction under Section 355 and related provisions of the Code (including Section 361(c)(1)) for both FNF and its stockholders, and (ii) from the IRS a private letter ruling, in substance and form satisfactory to FNF, that specifically includes rulings 1, 6, 15, 24 and 25 as requested in Section VI of the request letter from Deloitte Tax LLP to the IRS dated June 2, 2006, or rulings substantially to that effect, and such rulings shall be in full force and effect.

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

Section 7.1.  Termination.   This Agreement may be terminated and abandoned at any time prior to the Closing, whether before or after approval of matters presented in connection with the FNT Stockholders Meeting:

(a) by mutual written consent of FNT and FNF, as authorized by action of the respective special committees of independent members of the boards of directors of FNT and FNF;

(b) by either FNT or FNF:

(i) if, upon a vote at the FNT Stockholders Meeting or any adjournment or postponement thereof, the FNT Stockholder Approval shall not have been obtained;

(ii) if the Closing shall not have been consummated on or before December 31, 2006; provided that the right to terminate this Agreement pursuant to this clause (ii) shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure of the Closing to be consummated by such date;

(iii) if the FIS Merger Agreement or the Leasing Merger Agreement shall have been terminated;

(iv) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and nonappealable; or

(c) by FNF in its sole discretion.

Section 7.2.  Effect of Termination.   In the event of termination of this Agreement by either FNF or FNT as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any Liability on the part of FNF or FNT, other than Section 3.1(m), Section 3.2(m), this Section 7.2 and Article VIII. Nothing contained in this Section 7.2 shall relieve any party from any Liability resulting from any willful and material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement. If FNF terminates this Agreement pursuant to Section 7.1(c), FNF shall reimburse FNT for all of its reasonable costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees of Banc of America Securities LLC and FNT’s attorneys and accountants and any SEC filing expenses incurred in connection with the FNT Stockholder Approval.

Section 7.3.  Amendment.   This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties, as authorized by action of the respective special committees of independent members of the boards of directors of each of the parties.

Section 7.4.  Extension; Waiver.   At any time prior to the Closing, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to Section 7.3, waive compliance with any of the agreements of the other parties contained in this Agreement. The conditions to each of the parties’ obligations to consummate the transactions contemplated hereby are for the sole benefit of such party and may be waived by such party in whole or in part. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.1.  Nonsurvival of Representations and Warranties.   None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Closing.

Section 8.2.  Fees and Expenses.   Except as otherwise provided in Section 7.2, prior to the Closing each party hereto shall pay its own fees and expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby. For the avoidance of doubt, FNT shall bear all SEC registration fees, any state filing fees, and all printing, mailing, solicitation and other expenses associated with the Information Statement, the Form S-1 and the FNT Stockholder Vote. All transfer, documentary, sales, use, stamp, registration and other such taxes and fees (including penalties and interest) incurred in connection with the transactions contemplated by this Agreement shall be paid by FNT when due, and FNT will indemnify FNF against Liability for any such taxes.

Section 8.3.  Notices.   All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered Personally or sent by overnight courier (providing proof of delivery) or by facsimile to the parties at the following addresses or facsimile numbers (or as shall be specified by like notice):

(a) if to FNF, to

601 Riverside Ave.,
Jacksonville, FL 32207
Fax: (904) 357-1005
Attention: General Counsel

and, if prior to Closing, with a copy (which shall not constitute notice) to:

LeBoeuf, Lamb, Greene & MacRae LLP
125 West 55th Street
New York, NY 10019
Fax: (212) 424-8500
Attention: Robert S. Rachofsky
                    Gary D. Boss

and, if prior to Closing, with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
Fax: (212) 558-3588
Attention: Neil T. Anderson
                    John J. O’Brien

(b) if to FNT, to

601 Riverside Ave.,
Jacksonville, FL 32207
Fax: (904) 854-4380
Attention: General Counsel

and, if prior to Closing, with a copy (which shall not constitute notice) to:

Foley & Lardner LLP
One Independent Drive, Suite 1300
Jacksonville, FL 32202
Fax: (904) 359-8700
Attention: Charles V. Hedrick, Esq.

Any notice, request or other communication given as provided above shall be deemed given to the receiving party upon actual receipt, if delivered personally; on the next business day after deposit with an overnight courier, if sent by an overnight courier; or upon confirmation of successful transmission if sent by facsimile (provided that if given by facsimile such notice, request or other communication shall be followed up within one business day by dispatch pursuant to one of the other methods described herein).

Section 8.4.  Interpretation.   When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. Any fact or item disclosed on any section of the Disclosure Schedule shall be deemed disclosed on all other sections of the Disclosure Schedule to the extent such fact’s or item’s application to such other section is reasonably apparent on the face of the Disclosure Schedule. Disclosure of any item in the Disclosure Schedule shall not be deemed an admission that such item represents a material item, fact, exception of fact, event or circumstance or that occurrence or non-occurrence of any change or effect related to such item would result in an FNF Material Adverse Effect or an FNT Material Adverse Effect. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. As used herein, “the date of this Agreement”, “the date hereof”, “of even date herewith” and similar expressions refer to June 25, 2006.

Section 8.5.  Counterparts.   This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to the other party.

Section 8.6.  Entire Agreement; Third-Party Beneficiaries.   This Agreement (including the Disclosure Schedule) and the other agreements referred to herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. Except as expressly provided in Section 5.16, this Agreement is for the sole benefit of the parties hereto and their successors and permitted assigns, and nothing in this Agreement, express or implied, is intended or shall be construed to confer upon any Person other than the parties hereto and their successors and permitted assigns any legal or equitable rights, remedies or claims. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with this Agreement without notice or Liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 8.7.  Assignment.   Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise (other than by operation of law in a merger) by any party without the prior written consent of the other party, and any such assignment that is not consented to shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

Section 8.8.  Governing Law.   This Agreement shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

Section 8.9.  Enforcement; Venue; Waiver of Jury Trial.

(a) The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state court, which in either case is located in Jacksonville, Florida (any such federal or state court, a “Jacksonville Court”), in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Jacksonville Court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such Jacksonville Court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Jacksonville Court.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.9.

Section 8.10.  Severability.   Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

IN WITNESS WHEREOF, FNF and FNT have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

FIDELITY NATIONAL FINANCIAL, INC.

/s/  Alan L. Stinson
Name: Alan L. Stinson

Title:	Executive Vice President and Chief Operating Officer

FIDELITY NATIONAL TITLE GROUP, INC.

/s/  Raymond R. Quirk
Name: Raymond R. Quirk

Title:	Chief Executive Officer

Schedule A

Scheduled Entities

Fidelity National Insurance Company

Fidelity National Insurance Services, Inc.

Fidelity National Timber Resources Inc.

FNF Holding, LLC

FNF International Holdings, Inc.

National Alliance Marketing Group, Inc.

Rocky Mountain Aviation, Inc.

ANNEX B

[LETTERHEAD OF BANC OF AMERICA SECURITIES LLC]

June 25, 2006

Special Committee of the Board of Directors
Fidelity National Title Group, Inc.
601 Riverside Avenue
Jacksonville, Florida 32207

Members of the Special Committee:

You have requested our opinion as to the fairness, from a financial point of view, to Fidelity National Title Group, Inc. (“FNT”) of the Consideration (as defined below) to be paid by FNT pursuant to the Securities Exchange and Distribution Agreement, dated as of June 25, 2006 (the “Agreement”), between Fidelity National Financial, Inc. (“FNF”) and FNT. As more fully described in the Agreement, FNT will acquire various businesses, subsidiaries and other assets, and will assume certain liabilities, of FNF (the “Transaction”), including (i) all of the outstanding shares of the capital stock of Fidelity National Insurance Company, Fidelity National Insurance Services, Inc. and National Alliance Marketing Group, Inc. (collectively, the “Specialty Insurance Companies”), (ii) all of the outstanding shares of the capital stock of FNF Capital Leasing, Inc. (“FNF Leasing”), (iii) 14,400,000 shares of the common stock of Fidelity Sedgwick Holdings, Inc. (“FSH”), the holding company of Sedgwick CMS Holdings, Inc. (“Sedgwick CMS”), which shares represent approximately 40% of the outstanding shares of the common stock of FSH (the Specialty Insurance Companies, FNF Leasing and Sedgwick CMS collectively being referred to as the “Businesses”), (iv) 70,720 membership interests in Cascade Timberlands LLC (“Cascade”), which membership interests represent approximately 70.7% of the outstanding membership interests in Cascade, and (v) all of the outstanding capital stock or other equity interests in certain other subsidiaries of FNF, cash or marketable securities and certain real property of FNF (such other assets, together with Cascade, the “Other Assets” and, together with the Businesses, the “Transferred Assets”). The Agreement provides that, in connection with the Transaction, FNT will issue to FNF that number of shares of Class A common stock, par value $0.0001 per share, of FNT (“FNT Class A Common Stock”) equal to the sum of (a) 34,042,553 and (b)(i) the amount of cash included in the Other Assets, not to exceed $275,000,000, divided by (ii) $23.50 (such aggregate resulting number of shares of FNT Class A Common Stock, the “Consideration”). The terms and conditions of the Transaction are more fully set forth in the Agreement.

For purposes of the opinion set forth herein, we have:

(i) reviewed certain publicly available financial statements and other business and financial information relating to FNT and the Transferred Assets;

(ii) reviewed certain internal financial statements and other financial and operating data concerning FNT and the Transferred Assets;

(iii) reviewed certain financial forecasts and estimates relating to FNT and certain of the Other Assets prepared by the management of FNT, including estimates as to the anticipated investment strategy for the cash portion of the Other Assets and the potential rates of return for such investments (the “FNT Forecasts”);

(iv) reviewed certain financial forecasts relating to the Businesses prepared by the managements of FNF and the Businesses (the “Transferred Businesses Forecasts”);

(v) discussed the past and current operations, financial condition and prospects of FNT with senior executives of FNT, discussed the past and current operations, financial condition and prospects of the Businesses with senior executives of FNT, FNF and the Businesses, and discussed certain business and financial matters pertaining to the Other Assets with senior executives of FNT and FNF;

(vi) reviewed the potential pro forma financial impact of the Transaction on the future financial performance of FNT, including the potential effect on FNT’s estimated earnings and book value per share and return on equity;

The Special Committee of the Board of Directors
Fidelity National Title Group, Inc.
June 25, 2006

(vii) reviewed the reported prices and trading activity for FNT Class A Common Stock;

(viii) compared the financial performance of FNT and the Businesses, respectively, with that of certain publicly traded companies we deemed relevant;

(ix) compared certain financial terms of the Transaction to financial terms, to the extent publicly available, of certain other transactions we deemed relevant with respect to the Businesses and Cascade;

(x) participated in discussions and negotiations among the Special Committee of the Board of Directors of FNT (the “Special Committee”) and representatives of FNF and their respective advisors;

(xi) reviewed the Agreement and certain related documents;

(xii) with respect to certain real property comprising the Other Assets (the “Real Property Assets”), reviewed and discussed with the senior executives of FNT and FNF certain appraisals prepared by a third party consultant to FNF and/or the purchase prices paid by FNF for such properties;

(xiii) reviewed public announcements made by FNT and FNF, and held discussions with the Special Committee and the managements of FNT and FNF, regarding the proposed Transaction and certain related transactions, including the proposed conversion, concurrently with the closing of the Transaction, of all shares of Class B common stock of FNT held by FNF into shares of FNT Class A Common Stock, subsequent spin-off to FNF’s stockholders of all of the shares of FNT Class A Common Stock held by FNF and merger of FNF with and into Fidelity National Information Services, Inc. (“FIS” and, such related transactions, the “Related Transactions”); and

(xiv) performed such other analyses and considered such other factors as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information reviewed by us for the purposes of this opinion. With respect to the FNT Forecasts, we have assumed, at the direction of FNT, that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of FNT as to the future financial performance of FNT and the other matters covered thereby. With respect to the Transferred Businesses Forecasts, we have assumed, upon the advice of FNF and at the direction of FNT, that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the managements of FNF and the Businesses as to the future financial performance of the Businesses. We have not made any independent valuation or appraisal of the Transferred Assets or the assets or liabilities of FNT, nor have we been furnished with any such valuations or appraisals (other than certain appraisals relating to the Real Property Assets, which we have reviewed and relied upon, without independent verification, for purposes of this opinion). We have assumed, with the consent of FNT, that, other than those liabilities relating to the Transferred Assets to be assumed by FNT as specified in the Agreement, FNT will not incur any liability or other obligations in connection with the Transaction or the Related Transactions that would impact our analyses in any material respect. We also have assumed, with the consent of FNT, that the Transaction and the Related Transactions will be consummated as provided in or contemplated by the Agreement and related documents, with full satisfaction of all covenants and conditions set forth in the Agreement and related documents and without any waivers thereof, and in compliance with all applicable laws and contractual and other requirements. We further have assumed, with the consent of FNT, that all regulatory, governmental and third party consents, approvals, agreements, waivers and rulings necessary for the consummation of the Transaction will be obtained without any adverse effect on FNT, the Transferred Assets or the Transaction.

We express no view or opinion as to any terms or aspects of the Transaction (other than the Consideration to the extent expressly specified herein), including, without limitation, the Related Transactions, the form or structure of the Transaction or any tax or accounting aspects thereof.

The Special Committee of the Board of Directors
Fidelity National Title Group, Inc.
June 25, 2006

In addition, no opinion is expressed as to the relative merits of the Transaction in comparison to other transactions available to FNT or in which FNT might engage or as to whether any transaction might be more favorable to FNT as an alternative to the Transaction, nor are we expressing any opinion as to the underlying business decision of the Special Committee to proceed with or effect the Transaction. We are not expressing any opinion as to what the value of FNT Class A Common Stock actually will be when issued or the prices at which FNT Class A Common Stock may trade at any time.

We have acted as financial advisor to the Special Committee in connection with the Transaction, for which services we will receive fees, a portion of which is payable upon rendering this opinion and a significant portion of which is contingent upon the consummation of the Transaction. We or our affiliates in the past have provided, currently are providing and in the future may provide financial advisory and financing services to FNT, for which services we and our affiliates have received and expect to receive compensation, including, among other things, acting as administrative agent, book manager, lead arranger and lender under certain revolving credit facilities of FNT. We or our affiliates in the past have provided, currently are providing and in the future may provide financial advisory and financing services to FNF and certain of its affiliates, for which services we and our affiliates have received and expect to receive compensation, including, among other things, (i) having acted as financial advisor to FNF in connection with the spin-off of FNT to FNF’s stockholders in 2005 and to Sedgwick CMS in connection with the sale of Sedgwick CMS to FNF in January 2006 (the “Sedgwick Acquisition”), (ii) having provided financing to an affiliate of FNF in connection with the Sedgwick Acquisition and providing financing to Sedgwick CMS in connection with certain acquisition transactions, (iii) having acted as lead arranger and co-manager for FIS in connection with certain public offerings and (iv) acting as administrative agent, book manager, joint or co-lead arranger and lender under certain revolving credit facilities of FNF and certain of its affiliates. In addition, one of our affiliates currently has an investment in FIS. In the ordinary course of our businesses, we and our affiliates may actively trade or hold the securities or loans of FNT, FNF and certain of their respective affiliates for our own accounts or for the accounts of customers and, accordingly, we or our affiliates may at any time hold long or short positions in such securities or loans.

It is understood that this letter is for the benefit and use of the Special Committee in connection with and for purposes of its evaluation of the Transaction. We express no opinion or recommendation as to how the stockholders of FNT should vote or act in connection with the Transaction.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and we do not have any obligation to update, revise or reaffirm this opinion.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Consideration to be paid by FNT pursuant to the Agreement is fair, from a financial point of view, to FNT.

Very truly yours,

/ s / Banc of America Securities LLC
BANC OF AMERICA SECURITIES LLC

ANNEX C

FORM OF
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
FIDELITY NATIONAL TITLE GROUP, INC.

Fidelity National Title Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

First: The Corporation was originally incorporated under the name “FNT Holdings, Inc.” The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 23, 2005. By an Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on October 13, 2005, the Corporation’s name was changed to “Fidelity National Title Group, Inc.”

Second: This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

Third: This Amended and Restated Certificate of Incorporation amends, restates and integrates the provisions of the Corporation’s original Certificate of Incorporation.

Fourth: The text of this Amended and Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I

NAME

The name of the corporation (the “Corporation”) is “Fidelity National Financial, Inc.”

ARTICLE II

REGISTERED AGENT

The address of the registered office of the Corporation in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. The name of the Corporation’s registered agent at that address is “The Corporation Trust Company.”

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV

CAPITAL STOCK

Section 4.1.  The total number of shares of all classes of stock which the Corporation shall have authority to issue is 650,000,000, consisting of 600,000,000 shares of Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), and 50,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”).

Section 4.2.  Shares of Preferred Stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation and title as shall be fixed by the

Board of Directors of the Corporation (the “Board of Directors”) prior to the issuance of any shares thereof. The Board of Directors is hereby authorized to fix the designation and title for each such class or series of Preferred Stock, to fix the voting powers, whether full or limited, or no voting powers, and such powers, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, and to fix the number of shares constituting such class or series (but not below the number of shares thereof then outstanding), in each case as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it.

Section 4.3.  Except as otherwise expressly required by law or provided in this Certificate of Incorporation, and subject to any voting rights provided to holders of Preferred Stock at any time outstanding, the holders of any outstanding shares of Class A Common Stock shall vote together as a single class on all matters with respect to which stockholders are entitled to vote under applicable law, this Certificate of Incorporation or the Bylaws of the Corporation, or upon which a vote of stockholders is otherwise duly called for by the Corporation. At each annual or special meeting of stockholders, each holder of record of shares of Class A Common Stock on the relevant record date shall be entitled to cast one vote in person or by proxy for each share of the Class A Common Stock standing in such holder’s name on the stock transfer records of the Corporation.

ARTICLE V

DIRECTORS

Section 5.1.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, consisting of not less than one nor more that fourteen members with the exact number of directors to be determined from time to time exclusively by resolution adopted by the Board of Directors. The directors, other than those who may be elected by the holders of any class or series of Preferred Stock as set forth in this Certificate of Incorporation, shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 2006 annual meeting of stockholders; the term of the initial Class II directors shall terminate on the date of the 2007 annual meeting of stockholders and the term of the initial Class III directors shall terminate on the date of the 2008 annual meeting of stockholders. At each annual meeting of stockholders beginning in 2008, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term.

Section 5.2.  If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify for office, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, however resulting, may be filled only by an affirmative vote of the majority of the directors then in office, even if less than a quorum, or by an affirmative vote of the sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.

Section 5.3.  Notwithstanding any of the foregoing provisions, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation, or the resolution or resolutions adopted by the Board of Directors pursuant to Section 4.2 of this Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article V unless expressly provided by such terms.

ARTICLE VI

CORPORATE OPPORTUNITIES

Section 6.1.  In anticipation of the possibility (a) that the officers and/or directors of the Corporation may also serve as officers and/or directors of Fidelity (as defined below) and (b) that the Corporation and Fidelity may engage in the same or similar activities or lines of business and have an interest in the same corporate opportunities, and in recognition of the benefits to be derived by the Corporation through its continued contractual, corporate and business relations with Fidelity, the provisions of this Article VI are set forth to regulate, to the fullest extent permitted by law, the conduct of certain affairs of the Corporation as they relate to Fidelity and its officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.

Section 6.2.  (a) Except as may be otherwise provided in a written agreement between the Corporation and Fidelity, Fidelity shall have no duty to refrain from engaging in the same or similar activities or lines of business as the Corporation, and, to the fullest extent permitted by law, neither Fidelity nor any officer or director thereof (except in the event of any violation of Section 6.3 hereof, to the extent such violation would create liability under applicable law) shall be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of any such activities of Fidelity.

(b) The Corporation may from time to time be or become a party to and perform, and may cause or permit any subsidiary of the Corporation to be or become a party to and perform, one or more agreements (or modifications or supplements to pre-existing agreements) with Fidelity. Subject to Section 6.3 hereof, to the fullest extent permitted by law, no such agreement, nor the performance thereof in accordance with its terms by the Corporation or any of its subsidiaries or FIS, shall be considered contrary to any fiduciary duty to the Corporation or to its stockholders of any director or officer of the Corporation who is also a director, officer or employee of FIS. Subject to Section 6.3 hereof, to the fullest extent permitted by law, no director or officer of the Corporation who is also a director, officer or employee of FIS shall have or be under any fiduciary duty to the Corporation or its stockholders to refrain from acting on behalf of the Corporation or any of its subsidiaries or on behalf of FIS in respect of any such agreement or performing any such agreement in accordance with its terms.

Section 6.3.  In the event that a director or officer of the Corporation who is also a director or officer of Fidelity acquires knowledge of a potential transaction or matter which may be a corporate opportunity of both the Corporation and Fidelity, such director or officer of the Corporation shall, to the fullest extent permitted by law, have fully satisfied and fulfilled the fiduciary duty of such director or officer to the Corporation and its stockholders with respect to such corporate opportunity, if such director or officer acts in a manner consistent with the following policy:

(a) a corporate opportunity offered to any person who is an officer of the Corporation, and who is also a director but not an officer of Fidelity, shall belong to the Corporation, unless such opportunity is expressly offered to such person in a capacity other than such person’s capacity as an officer of the Corporation, in which case it shall not belong to the Corporation;

(b) a corporate opportunity offered to any person who is a director but not an officer of the Corporation, and who is also a director or officer of Fidelity, shall belong to the Corporation only if such opportunity is expressly offered to such person in such person’s capacity as a director of the Corporation; and

(c) a corporate opportunity offered to any person who is an officer of both the Corporation and Fidelity shall belong to the Corporation only if such opportunity is expressly offered to such person in such person’s capacity as an officer of the Corporation.

Notwithstanding the foregoing, the Corporation shall not be prohibited from pursuing any corporate opportunity of which the Corporation becomes aware.

Section 6.4.  Any person purchasing or otherwise acquiring any interest in shares of the capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article VI.

Section 6.5.  (a) For purposes of this Article VI, a director of any company who is the chairman of the board of directors of that company shall not be deemed to be an officer of the company solely by reason of holding such position.

(b) The term “Corporation” shall mean, for purposes of this Article VI, the Corporation and all corporations, partnerships, joint ventures, associations and other entities in which the Corporation beneficially owns (directly or indirectly) fifty percent or more of the outstanding voting stock, voting power, partnership interests or similar voting interests. The term “Fidelity” shall mean, for purposes of this Article VI and of Article IX hereof, Fidelity National Information Services, Inc., a Georgia corporation, and any successor thereof, and all corporations, partnerships, joint ventures, associations and other entities in which it beneficially owns (directly or indirectly) fifty percent or more of the outstanding voting stock, voting power, partnership interests or similar voting interests.

Section 6.6.  Anything in this Certificate of Incorporation to the contrary notwithstanding, the foregoing provisions of this Article VI shall terminate, expire and have no further force and effect on the date that no person who is a director or officer of the Corporation is also a director or officer of Fidelity. Neither the alteration, amendment, termination, expiration or repeal of this Article VI nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VI shall eliminate or reduce the effect of this Article VI in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article VI, would accrue or arise, prior to such alteration, amendment, termination, expiration, repeal or adoption.

ARTICLE VII

REMOVAL OF DIRECTORS

Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the outstanding capital stock of the Corporation then entitled to vote generally in the election of directors, considered for purposes of this Article VII as one class.

ARTICLE VIII

ELECTION OF DIRECTORS

Elections of directors at an annual or special meeting of stockholders shall be by written ballot unless the Bylaws of the Corporation shall otherwise provide.

ARTICLE IX

WRITTEN CONSENT OF STOCKHOLDERS

Any action required or permitted to be taken by stockholders may be effected only at a duly called annual or special meeting of stockholders and may not be effected by a written consent or consents by stockholders in lieu of such a meeting.

ARTICLE X

SPECIAL MEETINGS

Special meetings of the stockholders of the Corporation for any purposes may be called at any time by a majority vote of the Board of Directors or the Chairman of the Board or Chief Executive Officer of the Corporation. Except as required by law or provided by resolutions adopted by the Board of Directors designating the rights, powers and preferences of any Preferred Stock, special meetings of the stockholders of the Corporation may not be called by any other person or persons.

ARTICLE XI

OFFICERS

The officers of the Corporation shall be chosen in such manner, shall hold their offices for such terms and shall carry out such duties as are determined solely by the Board of Directors, subject to the right of the Board of Directors to remove any officer or officers at any time with or without cause.

ARTICLE XII

INDEMNITY

The Corporation shall indemnify to the full extent authorized or permitted by law any person made, or threatened to be made, a party to any action or proceeding (whether civil or criminal or otherwise) by reason of the fact that such person is or was a director or officer of the Corporation or by reason of the fact that such director or officer, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) pursuant to Section 174 of the DGCL or (d) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this Article XII shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

ARTICLE XIII

AMENDMENT

The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at any time may be added or inserted, in the manner now or hereafter prescribed by law. All rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article XIII. Notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of Preferred Stock required by law, by this Certificate of Incorporation or by the resolution or resolutions adopted by the Board of Directors designating the rights, powers and preferences of such Preferred Stock, the provisions set forth in (a) Section 2.2 (except for Section 2.2(a)), Section 2.3, Section 3.1 (except for Section 3.1(a)) and Article IX of the Bylaws of the Corporation and (b) Articles V, VI, VII, IX, X and XIII of this Certificate of Incorporation, may not be repealed, altered, amended or rescinded, in whole or in part, nor a new Certificate of Incorporation be adopted, unless approved by a majority of the Board of Directors then in office and approved by holders of two-thirds of the votes entitled to be cast, voting as a single class, by holders of all outstanding capital stock which by its terms may be voted on all matters submitted to stockholders of the Corporation generally.

ARTICLE XIV

BUSINESS COMBINATIONS

The Corporation expressly elects to be governed by Section 203 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed this Certificate of Incorporation on behalf of the Corporation this   day of          , 2006.

FIDELITY NATIONAL TITLE GROUP, INC.

By:
Name:

Title:

ANNEX D

Fidelity National Title Group, Inc.
2005 Omnibus Incentive Plan, as Amended

D-i

Fidelity National Title Group, Inc.

2005 Omnibus Incentive Plan, as Amended

Article 1

Establishment, Objectives, and Duration

1.1.  Establishment of the Plan.  Fidelity National Title Group, Inc., a Delaware corporation (hereinafter referred to as the “Company”), hereby establishes an incentive compensation plan to be known as the “Fidelity National Title Group, Inc. 2005 Omnibus Incentive Plan, as Amended” (hereinafter referred to as the “Plan”). The Plan permits the granting of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Other Awards.

The Plan first became effective on September 26, 2005 (the “Effective Date”). The Plan, as amended, will become effective on October 23, 2006 if it is approved by the Company’s stockholders at the 2006 annual meeting. The Plan shall remain in effect as provided in Section 1.3 hereof.

1.2.  Objectives of the Plan.  The objectives of the Plan are to optimize the profitability and growth of the Company through incentives that are consistent with the Company’s goals and that link the personal interests of Participants to those of the Company’s stockholders.

The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make or are expected to make significant contributions to the Company’s success and to allow Participants to share in the success of the Company.

1.3.  Duration of the Plan.  No Award may be granted under the Plan after the day immediately preceding the tenth anniversary of the Effective Date, or such earlier date as the Board shall determine. The Plan will remain in effect with respect to outstanding Awards until no Awards remain outstanding.

Article 2

Definitions

The following terms, when capitalized, shall have the meanings set forth below:

2.1.  “Award” means, individually or collectively, Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, and Other Awards granted under the Plan.

2.2.  “Award Agreement” means an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award.

2.3.  “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.4.  “Board” means the Board of Directors of the Company.

2.5.  “Change in Control” means that the conditions set forth in any one of the following subsections shall have been satisfied:

(a) an acquisition immediately after which any Person possesses direct or indirect Beneficial Ownership of 25% or more of either the then outstanding shares of Company common stock (the “Outstanding Company Common Stock”) or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided that, immediately after such acquisition, the acquirer’s Beneficial Ownership of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be, exceeds FNF’s; provided further that the following acquisitions shall be excluded: (i) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (ii) any acquisition by the Company or by FNF, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company, a Parent or a Subsidiary, or (iv) any acquisition pursuant to a transaction that complies with paragraphs (i), (ii) and (iii) of subsection (c) of this Section 2.5; or

(b) during any period of two consecutive years, the individuals who, as of the beginning of such period, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided that for purposes of this Section 2.5, any individual who becomes a member of the Board subsequent to the beginning of such period and whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(c) consummation of a reorganization, merger, share exchange, consolidation or sale or other disposition of all or substantially all of the assets of the Company (“Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which:

(i) all or substantially all of the individuals and entities who have Beneficial Ownership, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will have Beneficial Ownership, directly or indirectly, of more than 50% of, respectively, the outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, the Company or a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Resulting Corporation”) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be;

(ii) no Person (other than (1) the Company, (2) the parent organization of the Company or Resulting Corporation, (3) an employee benefit plan (or related trust) sponsored or maintained by the Company or Resulting Corporation, or (4) any entity controlled by the Company or Resulting Corporation) will have Beneficial Ownership, directly or indirectly, of 25% or more of, respectively, the outstanding shares of common stock of the Resulting Corporation or the combined voting power of the outstanding voting securities of the Resulting Corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed prior to the Corporate Transaction; and

(iii) individuals who were members of the Incumbent Board will continue to constitute at least a majority of the members of the board of directors of the Resulting Corporation; or

(d) the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding anything to the contrary in the foregoing definition, neither an initial public offering of the Company’s common stock nor the distribution of the Company’s common stock held by FNF to FNF’s stockholders (the “Distribution”) shall constitute a Change in Control for purposes of this Plan. In addition, as long as FNF owns more than 50% of the Outstanding Company Common Stock or Outstanding Company Voting Securities, a change in control of FNF shall also be considered a Change in Control under the Plan. For this purpose, whether a change in control of FNF has occurred shall be determined in the same manner as described above with respect to the Company, except that if the change in control is the result of an acquisition of FNF’s outstanding common stock or outstanding voting securities, Beneficial Ownership of more than 50% of FNF’s outstanding common stock or outstanding voting securities must be acquired before a Change in Control will be deemed to have occurred under the Plan.

2.6.  “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.7.  “Committee” means the entity, as specified in Section 3.1, authorized to administer the Plan.

2.8.  “Company” means Fidelity National Title Group, Inc., a Delaware corporation, and any successor thereto.

2.9.  “Consultant” means any consultant or advisor to the Company, a Parent or a Subsidiary.

2.10.  “Director” means any individual who is a member of the Board of Directors of the Company, a Parent or a Subsidiary.

2.11.  “Dividend Equivalent” means, with respect to Shares subject to an Award, a right to be paid an amount equal to the dividends declared and paid on an equal number of outstanding Shares.

2.12.  “Effective Date” shall have the meaning ascribed to such term in Section 1.1 hereof.

2.13.  “Employee” means any employee of the Company, a Parent or a Subsidiary.

2.14.  “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.15.  “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.16.  “Fair Market Value” means the fair market value of a Share as determined in good faith by the Committee or pursuant to a procedure specified in good faith by the Committee; provided, however, that if the Committee has not specified otherwise, Fair Market Value shall mean the closing price of a Share as reported in a consolidated transaction reporting system on the date of valuation, or, if there was no such sale on the relevant date, then on the last previous day on which a sale was reported.

2.17.  “FNF” means Fidelity National Financial, Inc., a Delaware corporation, and any successor thereto.

2.18.  “Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article 7 herein.

2.19.  “Incentive Stock Option” or “ISO” means an Option that is intended to meet the requirements of Code Section 422.

2.20.  “Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422.

2.21.  “Option” means an Incentive Stock Option or a Nonqualified Stock Option granted under the Plan, as described in Article 6 herein.

2.22.  “Other Award” means a cash, Share-based or Share-related Award (other than an Award described in Article 6, 7, 8, 9 or 10 of the Plan) that is granted pursuant to Article 11 herein.

2.23.  “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. Notwithstanding the foregoing, for purposes of determining whether any individual may be a Participant for purposes of any grant of Incentive Stock Options, “Parent” shall have the meaning ascribed to such term in Code Section 424(e).

2.24.  “Participant” means a current or former Employee, Director or Consultant who has rights relating to an outstanding Award.

2.25.  “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

2.26.  “Performance Period” means the period during which a performance measure must be met.

2.27.  “Performance Share” means an Award granted to a Participant, as described in Article 9 herein.

2.28.  “Performance Unit” means an Award granted to a Participant, as described in Article 10 herein.

2.29.  “Period of Restriction” means the period Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture and are not transferable, as provided in Articles 8 and 9 herein.

2.30.  “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof.

2.31.  “Replacement Awards” means Awards issued in substitution of awards granted under equity-based incentive plans sponsored or maintained by an entity with which the Company engages in a merger, acquisition or other business transaction, pursuant to which awards relating to interests in such entity (or a related entity) are outstanding immediately prior to such merger, acquisition or other business transaction. For all purposes hereunder, Replacement Awards shall be deemed Awards.

2.32.  “Restricted Stock” means an Award granted to a Participant, as described in Article 8 herein.

2.33.  “Restricted Stock Unit” means an Award granted to a Participant, as described in Article 9 herein.

2.34.  “Share” means a share of Class A common stock of the Company, par value $0.0001 per share, subject to adjustment pursuant to Section 4.3 hereof.

2.35.  “Stock Appreciation Right” or “SAR” means an Award granted to a Participant, either alone or in connection with a related Option, as described in Article 7 herein.

2.36.  “Subsidiary” means any corporation in which the Company owns, directly or indirectly, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns, directly or indirectly, at least fifty percent (50%) of the combined equity thereof. Notwithstanding the foregoing, for purposes of determining whether any individual may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” shall have the meaning ascribed to such term in Code Section 424(f).

2.37.  “Tandem SAR” means an SAR that is granted in connection with a related Option, as described in Article 7 herein.

Article 3

Administration

3.1.  The Committee.  The Plan shall be administered by the Compensation Committee of the Board or such other committee as the Board shall select (the “Committee”). The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board. In addition, (a) until such time as a Committee is appointed, the full Board may serve as the Committee and (b) until such time as the Company becomes a separate publicly held corporation (as that term is used in Treasury Regulation Section 1.162-27(f)(4)(iii)), the Compensation Committee of FNF’s Board of Directors may serve as the Committee.

3.2.  Authority of the Committee.  Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select the Employees, Directors and Consultants who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any Award Agreement or other agreement or instrument entered into in connection with the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and, subject to the provisions of Section 19.3 herein, amend the terms and conditions of any outstanding Award and Award Agreement. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authority as identified herein.

3.3.  Decisions Binding.  All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, its stockholders, Directors, Employees, Consultants and their estates and beneficiaries and any transferee of an Award.

Article 4

Shares Subject to the Plan; Individual Limits; and Anti-Dilution Adjustments

4.1.  Number of Shares Available for Grants.

(a) Subject to adjustment as provided in Section 4.3 herein, the maximum number of Shares that may be delivered pursuant to Awards under the Plan shall be 23,500,000, provided that:

(i) Shares that are potentially deliverable under an Award that is canceled, forfeited, settled in cash, expires or is otherwise terminated without delivery of such Shares shall not be counted as having been delivered under the Plan.

(ii) Shares that are held back, tendered or returned to cover the Exercise Price or tax withholding obligations with respect to an Award shall not be counted as having been delivered under the Plan.

(iii) Shares that have been issued in connection with an Award of Restricted Stock that is canceled or forfeited prior to vesting or settled in cash, causing the Shares to be returned to the Company, shall not be counted as having been delivered under the Plan.

Notwithstanding the foregoing, if Shares are returned to the Company in satisfaction of taxes relating to Restricted Stock, in connection with a cash out of Restricted Stock (but excluding upon forfeiture of Restricted Stock) or in connection with the tendering of Shares by a Participant in satisfaction of the Exercise Price or taxes relating to an Award, such issued Shares shall not become available again under the Plan if (x) the transaction resulting in the return of Shares occurs more than ten years after the date the Plan is approved by stockholders in a manner that constitutes stockholder approval for purposes of the New York Stock Exchange listing standards or (y) such event would constitute a “material revision” of the Plan subject to stockholder approval under then applicable rules of the New York Stock Exchange.

Shares delivered pursuant to the Plan may be authorized but unissued Shares, treasury Shares or Shares purchased on the open market.

(b) Subject to adjustment as provided in Section 4.3 herein, 23,500,000 Shares may be delivered in connection with “full value Awards,” meaning Awards other than Options, SARs, or Other Awards for which the Participant pays the grant date intrinsic value directly or by forgoing a right to receive a cash payment from the Company.

(c) Notwithstanding the foregoing, for purposes of determining the number of Shares available for grant as Incentive Stock Options, only Shares that are subject to an Award that expires or is cancelled, forfeited or settled in cash shall be treated as not having been issued under the Plan.

4.2.  Individual Limits.  Subject to adjustment as provided in Section 4.3 herein, the following rules shall apply with respect to Awards and any related dividends or Dividend Equivalents intended to qualify for the Performance-Based Exception:

(a) Options:  The maximum aggregate number of Shares with respect to which Options may be granted in any one fiscal year to any one Participant shall be 4,000,000 Shares.

(b) SARs:  The maximum aggregate number of Shares with respect to which Stock Appreciation Rights may be granted in any one fiscal year to any one Participant shall be 4,000,000 Shares.

(c) Restricted Stock:  The maximum aggregate number of Shares of Restricted Stock that may be granted in any one fiscal year to any one Participant shall be 2,000,000 Shares.

(d) Restricted Stock Units:  The maximum aggregate number of Shares with respect to which Restricted Stock Units may be granted in any one fiscal year to any one Participant shall be 2,000,000 Shares.

(e) Performance Shares:  The maximum aggregate number of Shares with respect to which Performance Shares may be granted in any one fiscal year to any one Participant shall be 2,000,000 Shares.

(f) Performance Units:  The maximum aggregate compensation that can be paid pursuant to Performance Units awarded in any one fiscal year to any one Participant shall be $25,000,000 or a number of Shares having an aggregate Fair Market Value not in excess of such amount.

(g) Other Awards:  The maximum aggregate compensation that can be paid pursuant to Other Awards awarded in any one fiscal year to any one Participant shall be $25,000,000 or a number of Shares having an aggregate Fair Market Value not in excess of such amount.

(h) Dividends and Dividend Equivalents:  The maximum dividend or Dividend Equivalent that may be paid in any one fiscal year to any one Participant shall be $2,000,000.

4.3.  Adjustments in Authorized Shares and Awards.  In the event of any merger, reorganization, consolidation, recapitalization, liquidation, stock dividend, split-up, spin-off, stock split, reverse stock split, share combination, share exchange, extraordinary dividend, or any change in the corporate structure affecting the Shares, such adjustment shall be made in the number and kind of shares that may be delivered under the Plan as set forth in Section 4.1(a) and (b), the individual limits set forth in Section 4.2, and, with respect to outstanding Awards, the number and kind of shares subject to outstanding Awards, the Exercise Price, grant price or other price of shares subject to outstanding Awards, any performance conditions relating to shares, the market price of shares, or per-share results, and other terms and conditions of outstanding Awards, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that, unless otherwise determined by the Committee, the number of shares subject to any Award shall always be rounded down to a whole number.

Article 5

Eligibility and Participation

5.1.  Eligibility.  Persons eligible to participate in the Plan include all Employees, Directors and Consultants.

5.2.  Actual Participation.  Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, Directors and Consultants, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

Article 6

Options

6.1.  Grant of Options.  Subject to the terms and provisions of the Plan, Options may be granted to Participants in such amounts, upon such terms, and at such times as the Committee shall determine.

6.2.  Award Agreement.  Each Option grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO. Options that are intended to be ISOs shall be subject to the limitations set forth in Code Section 422.

6.3.  Exercise Price.  The Exercise Price for each grant of an Option under the Plan shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted; provided, however, that this restriction shall not apply to Replacement Awards or Awards that are adjusted pursuant to Section 4.3 herein. No ISO granted to a Participant who, at the time the ISO is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary shall have an Exercise Price that is less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date the ISO is granted.

6.4.  Duration of Options.  Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th)

anniversary date of its grant. No ISO granted to a Participant who, at the time the ISO is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary shall be exercisable later than the fifth (5th) anniversary of the date of its grant.

6.5.  Exercise of Options.  Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as set forth in the Award Agreement and as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

6.6.  Payment.  Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised and specifying the method of payment of the Exercise Price.

The Exercise Price of an Option shall be payable to the Company in full: (a) in cash or its equivalent, (b) by tendering Shares or directing the Company to withhold Shares from the Option having an aggregate Fair Market Value at the time of exercise equal to the Exercise Price, (c) by broker-assisted cashless exercise, (d) in any other manner then permitted by the Committee, or (e) by a combination of any of the permitted methods of payment. The Committee may limit any method of payment, other than that specified under (a), for administrative convenience, to comply with applicable law, or for any other reason.

6.7.  Restrictions on Share Transferability.  The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

6.8.  Dividend Equivalents.  At the discretion of the Committee, an Award of Options may provide the Participant with the right to receive Dividend Equivalents, which may be paid currently or credited to an account for the Participant, and may be settled in cash and/or Shares, as determined by the Committee in its sole discretion, subject in each case to such terms and conditions as the Committee shall establish.

6.9.  Termination of Employment or Service.  Each Participant’s Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company, a Parent and/or a Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options, and may reflect distinctions based on the reasons for termination of employment or service.

6.10.  Nontransferability of Options.

(a) Incentive Stock Options.  ISOs may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and shall be exercisable during a Participant’s lifetime only by such Participant.

(b) Nonqualified Stock Options.  Except as otherwise determined by the Committee, NQSOs may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and shall be exercisable during a Participant’s lifetime only by such Participant.

Article 7

Stock Appreciation Rights

7.1.  Grant of SARs.  Subject to the terms and provisions of the Plan, SARs may be granted to Participants in such amounts, upon such terms, and at such times as the Committee shall determine. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR.

The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

The grant price of a Freestanding SAR shall at least equal to the Fair Market Value of a Share on the date of grant of the SAR, and the grant price of a Tandem SAR shall equal the Exercise Price of the related Option; provided, however, that this restriction shall not apply to Replacement Awards or Awards that are adjusted pursuant to Section 4.3 herein.

7.2.  Exercise of Tandem SARs.  A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. To the extent exercisable, Tandem SARs may be exercised for all or part of the Shares subject to the related Option. The exercise of all or part of a Tandem SAR shall result in the forfeiture of the right to purchase a number of Shares under the related Option equal to the number of Shares with respect to which the SAR is exercised. Conversely, upon exercise of all or part of an Option with respect to which a Tandem SAR has been granted, an equivalent portion of the Tandem SAR shall similarly be forfeited.

Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Exercise Price of the ISO.

7.3.  Exercise of Freestanding SARs.  Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them and sets forth in the Award Agreement.

7.4.  Award Agreement.  Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

7.5.  Term of SARs.  The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

7.6.  Payment of SAR Amount.  Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) the difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

(b) the number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

7.7.  Dividend Equivalents.  At the discretion of the Committee, an Award of SARs may provide the Participant with the right to receive Dividend Equivalents, which may be paid currently or credited to an account for the Participant, and may be settled in cash and/or Shares, as determined by the Committee in its sole discretion, subject in each case to such terms and conditions as the Committee shall establish.

7.8.  Termination of Employment or Service.  Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company, a Parent and/or a Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all SARs, and may reflect distinctions based on the reasons for termination of employment or service.

7.9.  Nontransferability of SARs.  Except as otherwise determined by the Committee, SARs may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and shall be exercisable during a Participant’s lifetime only by such Participant.

Article 8

Restricted Stock

8.1.  Grant of Restricted Stock.  Subject to the terms and provisions of the Plan, Restricted Stock may be granted to Participants in such amounts, upon such terms, and at such times as the Committee shall determine.

8.2.  Award Agreement.  Each Restricted Stock grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction and, if applicable, Performance Period(s), the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

8.3.  Other Restrictions.  The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, a requirement that the issuance of Shares of Restricted Stock be delayed, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock. The Company may retain in its custody any certificate evidencing the Shares of Restricted Stock and place thereon a legend and institute stop-transfer orders on such Shares, and the Participant shall be obligated to sign any stock power requested by the Company relating to the Shares to give effect to the forfeiture provisions of the Restricted Stock.

8.4.  Removal of Restrictions.  Subject to applicable laws, Restricted Stock shall become freely transferable by the Participant after the last day of the Period of Restriction applicable thereto. Once Restricted Stock is released from the restrictions, the Participant shall be entitled to receive a certificate evidencing the Shares.

8.5.  Voting Rights.  Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares during the Period of Restriction.

8.6.  Dividends and Other Distributions.  Except as otherwise provided in a Participant’s Award Agreement, during the Period of Restriction, Participants holding Shares of Restricted Stock shall receive all regular cash dividends paid with respect to all Shares while they are so held, and, except as otherwise determined by the Committee, all other distributions paid with respect to such Restricted Stock shall be credited to Participants subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid and paid at such time following full vesting as are paid the Shares of Restricted Stock with respect to which such distributions were made.

8.7.  Termination of Employment or Service.  Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain unvested Restricted Stock following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company, a Parent and/or a Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Awards of Restricted Stock, and may reflect distinctions based on the reasons for termination of employment or service.

8.8.  Nontransferability of Restricted Stock.  Except as otherwise determined by the Committee, during the applicable Period of Restriction, a Participant’s Restricted Stock and rights relating thereto shall be available during the Participant’s lifetime only to such Participant, and such Restricted Stock and related rights may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated other than by will or by the laws of descent and distribution.

Article 9

Restricted Stock Units and Performance Shares

9.1.  Grant of Restricted Stock Units/Performance Shares.  Subject to the terms and provisions of the Plan, Restricted Stock Units and Performance Shares may be granted to Participants in such amounts, upon such terms, and at such times as the Committee shall determine.

9.2.  Award Agreement.  Each grant of Restricted Stock Units or Performance Shares shall be evidenced by an Award Agreement that shall specify the applicable Period(s) of Restriction and/or Performance Period(s) (as the case may be), the number of Restricted Stock Units or Performance Shares granted, and such other provisions as the

Committee shall determine. The initial value of a Restricted Stock Unit or Performance Share shall be at least equal to the Fair Market Value of a Share on the date of grant; provided, however, that this restriction shall not apply to Replacement Awards or Awards that are adjusted pursuant to Section 4.3 herein.

9.3.  Form and Timing of Payment.  Except as otherwise provided in Article 17 herein or a Participant’s Award Agreement, payment of Restricted Stock Units or Performance Shares shall be made at a specified settlement date that shall not be earlier than the last day of the Period of Restriction or Performance Period, as the case may be. The Committee, in its sole discretion, may pay earned Restricted Stock Units and Performance Shares by delivery of Shares or by payment in cash of an amount equal to the Fair Market Value of such Shares (or a combination thereof). The Committee may provide that settlement of Restricted Stock Units or Performance Shares shall be deferred, on a mandatory basis or at the election of the Participant.

9.4.  Voting Rights.  A Participant shall have no voting rights with respect to any Restricted Stock Units or Performance Shares granted hereunder; provided, however, that the Committee may deposit Shares potentially deliverable in connection with Restricted Stock Units or Performance Shares in a rabbi trust, in which case the Committee may provide for pass through voting rights with respect to such deposited Shares.

9.5.  Dividend Equivalents.  At the discretion of the Committee, an Award of Restricted Stock Units or Performance Shares may provide the Participant with the right to receive Dividend Equivalents, which may be paid currently or credited to an account for the Participant, and may be settled in cash and/or Shares, as determined by the Committee in its sole discretion, subject in each case to such terms and conditions as the Committee shall establish.

9.6.  Termination of Employment or Service.  Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive a payout respecting an Award of Restricted Stock Units or Performance Shares following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company, a Parent and/or a Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Restricted Stock Units or Performance Shares, and may reflect distinctions based on the reasons for termination of employment or service.

9.7.  Nontransferability.  Except as otherwise determined by the Committee, Restricted Stock Units and Performance Shares and rights relating thereto may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

Article 10

Performance Units

10.1.  Grant of Performance Units.  Subject to the terms and conditions of the Plan, Performance Units may be granted to Participants in such amounts, upon such terms, and at such times as the Committee shall determine.

10.2.  Award Agreement.  Each grant of Performance Units shall be evidenced by an Award Agreement that shall specify the number of Performance Units granted, the Performance Period(s), the performance goals and such other provisions as the Committee shall determine.

10.3.  Value of Performance Units.  The Committee shall set performance goals in its discretion that, depending on the extent to which they are met, will determine the number and/or value of Performance Units that will be paid out to the Participants.

10.4.  Form and Timing of Payment.  Except as otherwise provided in Article 17 herein or a Participant’s Award Agreement, payment of earned Performance Units shall be made following the close of the applicable Performance Period. The Committee, in its sole discretion, may pay earned Performance Units in cash or in Shares that have an aggregate Fair Market Value equal to the value of the earned Performance Units (or a combination thereof). The Committee may provide that settlement of Performance Units shall be deferred, on a mandatory basis or at the election of the Participant.

10.5.  Dividend Equivalents.  At the discretion of the Committee, an Award of Performance Units may provide the Participant with the right to receive Dividend Equivalents, which may be paid currently or credited to an account for the Participant, and may be settled in cash and/or Shares, as determined by the Committee in its sole discretion, subject in each case to such terms and conditions as the Committee shall establish.

10.6.  Termination of Employment or Service.  Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive a payout respecting an Award of Performance Units following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company, a Parent and/or a Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Performance Units and may reflect distinctions based on reasons for termination of employment or service.

10.7.  Nontransferability.  Except as otherwise determined by the Committee, Performance Units and rights relating thereto may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

Article 11

Other Awards

11.1.  Grant of Other Awards.  Subject to the terms and conditions of the Plan, Other Awards may be granted to Participants in such amounts, upon such terms, and at such times as the Committee shall determine. Types of Other Awards that may be granted pursuant to this Article 11 include, without limitation, the payment of cash or Shares based on attainment of performance goals established by the Committee, the payment of Shares as a bonus or in lieu of cash based on attainment of performance goals established by the Committee, and the payment of Shares in lieu of cash under other Company incentive or bonus programs.

11.2.  Payment of Other Awards.  Payment under or settlement of any such Awards shall be made in such manner and at such times as the Committee may determine.

11.3.  Termination of Employment or Service.  The Committee shall determine the extent to which the Participant shall have the right to receive Other Awards following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company, a Parent and/or a Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, may be included in an agreement entered into with each Participant, but need not be uniform among all Other Awards, and may reflect distinctions based on the reasons for termination of employment or service.

11.4.  Nontransferability.  Except as otherwise determined by the Committee, Other Awards and rights relating thereto may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

Article 12

Replacement Awards

Each Replacement Award shall have substantially the same terms and conditions (as determined by the Committee) as the award it replaces; provided, however, that the number of Shares subject to Replacement Awards, the Exercise Price, grant price or other price of Shares subject to Replacement Awards, any performance conditions relating to Shares underlying Replacement Awards, or the market price of Shares underlying Replacement Awards or per-Share results may differ from the awards they replace to the extent such differences are determined to be appropriate and equitable by the Committee, in its sole discretion.

Article 13

Performance Measures

The Committee may specify that the attainment of one or more of the performance measures set forth in this Article 13 shall determine the degree of granting, vesting and/or payout with respect to Awards (including any related dividends or Dividend Equivalents) that the Committee intends will qualify for the Performance-Based

Exception. The performance goals to be used for such Awards shall be chosen from among the following performance measure(s): earnings per share, economic value created, market share (actual or targeted growth), net income (before or after taxes), operating income, adjusted net income after capital charge, return on assets (actual or targeted growth), return on capital (actual or targeted growth), return on equity (actual or targeted growth), return on investment (actual or targeted growth), revenue (actual or targeted growth), cash flow, operating margin, share price, share price growth, total stockholder return, and strategic business criteria consisting of one or more objectives based on meeting specified market penetration goals, productivity measures, geographic business expansion goals, cost targets, customer satisfaction or employee satisfaction goals, goals relating to merger synergies, management of employment practices and employee benefits, or supervision of litigation and information technology, and goals relating to acquisitions or divestitures of Subsidiaries and/or other affiliates or joint ventures. The targeted level or levels of performance with respect to such performance measures may be established at such levels and on such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. Awards (including any related dividends or Dividend Equivalents) that are not intended to qualify for the Performance-Based Exception may be based on these or such other performance measures as the Committee may determine.

Achievement of performance goals in respect of Awards intended to qualify under the Performance-Based Exception shall be measured over a Performance Period, and the goals shall be established not later than ninety (90) days after the beginning of the Performance Period or, if less than (90) days, the number of days that is equal to twenty-five percent (25%) of the relevant Performance Period applicable to the Award. The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that Awards that are designed to qualify for the Performance-Based Exception may not be adjusted upward (the Committee may, in its discretion, adjust such Awards downward).

Article 14

Beneficiary Designation

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing during the Participant’s lifetime with the Committee. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

Article 15

Deferrals

If permitted by the Committee, a Participant may defer receipt of amounts that would otherwise be provided to such Participant with respect to an Award, including Shares deliverable upon exercise of an Option or SAR or upon payout of any other Award. If permitted, such deferral (and the required deferral election) shall be made in accordance with, and shall be subject to, the terms and conditions of the applicable nonqualified deferred compensation plan, agreement or arrangement under which such deferral is made and such other terms and conditions as the Committee may prescribe.

Article 16

Rights of Participants

16.1.  Continued Service.  Nothing in the Plan shall:

(a) interfere with or limit in any way the right of the Company, a Parent or a Subsidiary to terminate any Participant’s employment or service at any time,

(b) confer upon any Participant any right to continue in the employ or service of the Company, a Parent or a Subsidiary, nor

(c) confer on any Director any right to continue to serve on the Board of Directors of the Company, a Parent or a Subsidiary.

16.2.  Participation.  No Employee, Director or Consultant shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive future Awards.

Article 17

Change in Control

Except as otherwise provided in a Participant’s Award Agreement, upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

(a) any and all outstanding Options and SARs granted hereunder shall become immediately exercisable; provided, however, that the Committee instead may instead provide that such Awards shall be automatically cashed out upon a Change in Control;

(b) any Period of Restriction or other restriction imposed on Restricted Stock, Restricted Stock Units and Other Awards shall lapse; and

(c) any and all Performance Shares, Performance Units and other Awards (if performance-based) shall be deemed earned at the target level (or if no target level is specified, the maximum level) with respect to all open Performance Periods.

Article 18

Additional Forfeiture Provisions

The Committee may condition a Participant’s right to receive a grant of an Award, to vest in the Award, to exercise the Award, to retain cash, Shares, other Awards, or other property acquired in connection with the Award, or to retain the profit or gain realized by the Participant in connection with the Award, including cash or other proceeds received upon sale of Shares acquired in connection with an Award, upon compliance by the Participant with specified conditions relating to non-competition, confidentiality of information relating to or possessed by the Company, non-solicitation of customers, suppliers, and employees of the Company, cooperation in litigation, non-disparagement of the Company and its officers, directors and affiliates, and other restrictions upon or covenants of the Participant, including during specified periods following termination of employment with or service for the Company, a Parent and/or a Subsidiary.

Article 19

Amendment, Modification, and Termination

19.1.  Amendment, Modification, and Termination.  The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment that requires stockholder approval in order for the Plan to continue to comply with the New York Stock Exchange listing standards or any rule promulgated by the United States Securities and Exchange Commission or any securities exchange on which the securities of the Company are listed shall be effective unless such amendment shall be approved by the requisite vote of stockholders of the Company entitled to vote thereon within the time period required under such applicable listing standard or rule.

19.2.  Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.  The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 hereof)

affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. With respect to any Awards intended to comply with the Performance-Based Exception, any such exception shall be specified at such times and in such manner as will not cause such Awards to fail to qualify under the Performance-Based Exception.

19.3.  Awards Previously Granted.  No termination, amendment or modification of the Plan or of any Award shall adversely affect in any material way any Award previously granted under the Plan without the written consent of the Participant holding such Award, unless such termination, modification or amendment is required by applicable law and except as otherwise provided herein.

19.4.  Compliance with the Performance-Based Exception.  If it is intended that an Award (and/or any dividends or Dividend Equivalents relating to such Award) comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate such that the Awards (and/or dividends or Dividend Equivalents) maintain eligibility for the Performance-Based Exception. If changes are made to Code Section 162(m) or regulations promulgated thereunder to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this Article 19, make any adjustments to the Plan and/or Award Agreements it deems appropriate.

Article 20

Withholding

20.1.  Tax Withholding.  The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, domestic or foreign taxes required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.

20.2.  Use of Shares to Satisfy Withholding Obligation.  With respect to withholding required upon the exercise of Options or SARs, upon the vesting or settlement of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, or upon any other taxable event arising as a result of Awards granted hereunder, the Committee may require or may permit Participants to elect that the withholding requirement be satisfied, in whole or in part, by having the Company withhold, or by tendering to the Company, Shares having a Fair Market Value equal to the minimum statutory withholding (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes) that could be imposed on the transaction and, in any case in which it would not result in additional accounting expense to the Company, taxes in excess of the minimum statutory withholding amounts. Any such elections by a Participant shall be irrevocable, made in writing and signed by the Participant.

Article 21

Indemnification

Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company to the fullest extent permitted by Delaware law against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification is subject to the person having been successful in the legal proceedings or having acted in good faith and what is reasonably believed to be a lawful manner in the Company’s best interests. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article 22

Successors

All obligations of the Company under the Plan and with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company.

Article 23

Legal Construction

23.1.  Gender, Number and References.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural. Any reference in the Plan to an act or code or to any section thereof or rule or regulation thereunder shall be deemed to refer to such act, code, section, rule or regulation, as may be amended from time to time, or to any successor act, code, section, rule or regulation.

23.2.  Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

23.3.  Requirements of Law.  The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

23.4.  Governing Law.  To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Florida, without giving effect to conflicts or choice of law principles.

23.5.  Non-Exclusive Plan.  Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable, including other incentive arrangements and awards that do or do not qualify under the Performance-Based Exception.

23.6.  Code Section 409A Compliance.  To the extent applicable, it is intended that this Plan and any Awards granted under the Plan comply with the requirements of Code Section 409A and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service (collectively “Section 409A”). Any provision that would cause the Plan or any Award granted under the Plan to fail to satisfy Section 409A shall have no force or effect until amended to comply with Section 409A, which amendment may be retroactive to the extent permitted by Section 409A.

ANNEX E

FIDELITY NATIONAL TITLE GROUP, INC.
ANNUAL INCENTIVE PLAN

Section 1. Establishment and Purpose

Fidelity National Title Group, Inc. (hereinafter referred to as the “Company”) hereby establishes a short-term incentive compensation plan to be known as the “Fidelity National Title Group, Inc. Annual Incentive Plan” (hereinafter referred to as the “Plan”).

The purpose of the Plan is to enhance the Company’s ability to attract and retain highly qualified executives and to provide such executives with additional financial incentives to promote the success of the Company and its Subsidiaries. Awards payable under the Plan are intended to constitute “performance-based compensation” under Section 162(m) of the Code and regulations promulgated thereunder, and the Plan shall be construed consistently with such intention.

The Plan is effective as of October 23, 2006, subject to the approval of the Plan by the stockholders of the Company at the 2006 annual meeting. The Plan will remain in effect until such time as it shall be terminated by the Board, pursuant to Section 8 herein.

Section 2. Definitions

Unless the context requires otherwise, the following words, when capitalized, shall have the meanings ascribed below:

(a) “Board” means the Board of Directors of the Company.

(b) “Code” means the Internal Revenue Code of 1986, as amended.

(c) “Committee” means the Compensation Committee of the Board of Directors.

(d) “Company” means Fidelity National Title Group, Inc.

(e) “Participant” means the Company’s Chief Executive Officer and each other executive officer of the Company that the Committee determines, in its discretion, is or may be a “covered employee” of the Company within the meaning of Section 162(m) of the Code and regulations promulgated thereunder who is selected by the Committee to participate in the Plan.

(f) “Performance Period” means the fiscal year of the Company or such shorter or longer period as determined by the Committee.

(g) “Plan” means the Fidelity National Title Group, Inc. Annual Incentive Plan, as may be amended from time to time.

(h) “Subsidiary” means any corporation in which the Company owns, directly or indirectly, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns, directly or indirectly, at least fifty percent (50%) of the combined equity thereof.

Section 3. Administration

The Plan shall be administered by the Compensation Committee of the Board of Directors. Subject to applicable laws and the provisions of the Plan (including any other powers given to the Committee hereunder), and except as otherwise provided by the Board, the Committee shall have full and final authority in its discretion to establish rules and take all actions, including, without limitation, interpreting the terms of the Plan and any related rules or regulations or other documents enacted hereunder and deciding all questions of fact arising in their application, determined by the Committee to be necessary in the administration of the Plan.

All decisions, determinations and interpretations of the Committee shall be final, binding and conclusive on all persons, including the Company, its Subsidiaries, its stockholders, the Participants and their estates and beneficiaries.

Section 4. Eligibility

Eligibility under the Plan is limited to Participants designated by the Committee, in its sole and absolute discretion.

Section 5. Form of Payment

Payment of incentive awards under the Plan shall be made in cash.

Section 6. Determination of Incentive Awards

(a) Designation of Participants, Performance Period and Performance Objectives. Within 90 days after the beginning of each Performance Period or, if less than 90 days, the number of days which is equal to twenty-five percent (25%) of the relevant Performance Period applicable to an award, the Committee shall, in writing, select the Participants to whom incentive awards shall be granted, designate the applicable Performance Period, establish the Target Incentive Bonus for each Participant, and establish the performance objective or objectives that must be satisfied in order for a Participant to receive an incentive award for such Performance Period. Any such performance objectives will be based upon one or more of the following performance measures, as determined by the Committee:

(i) earnings per share,

(ii) economic value created,

(iii) market share (actual or targeted growth),

(iv) net income (before or after taxes),

(v) operating income,

(vi) adjusted net income after capital charge,

(vii) return on assets (actual or targeted growth),

(viii) return on capital (actual or targeted growth),

(ix) return on equity (actual or targeted growth),

(x) return on investment (actual or targeted growth),

(xi) revenue (actual or targeted growth),

(xii) cash flow,

(xiii) operating margin,

(xiv) share price,

(xv) share price growth,

(xvi) total stockholder return, and

(xvii) strategic business criteria consisting of one or more objectives based on meeting specified market penetration goals, productivity measures, geographic business expansion goals, cost targets, customer satisfaction or employee satisfaction goals, goals relating to merger synergies, management of employment practices and employee benefits, or supervision of litigation and information technology, and goals relating to acquisitions or divestitures of Subsidiaries and/or other affiliates or joint ventures.

The targeted level or levels of performance with respect to such performance measures may be established at such levels and on such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

(b) Target Incentive Bonus. Each Participant will have an incentive award opportunity (the “Target Incentive Bonus”) that will be based on achieving the target performance objectives established by the Committee. The Target Incentive Bonus will be a percentage of the Participant’s annual salary at the end of the Performance Period or such other amount as the Committee may determine. If the performance objectives established by the Committee are met at the target level, the Participant will receive an incentive award equal to 100% of the Target Incentive Bonus. If the performance objectives established by the Committee are met at a level below or above the target level, the Participant will receive an incentive award equal to a designated percentage of the Target Incentive Bonus, as determined by the Committee.

(c) Maximum Award. The maximum incentive award that may be paid under the Plan to a Participant during any fiscal year shall be $25,000,000.

(d) Committee Certification and Payment of Awards. As soon as reasonably practicable after the end of each Performance Period, the Committee shall (i) determine whether the performance objectives for the Performance Period have been satisfied, (ii) determine the amount of the incentive award to be paid to each Participant for such Performance Period and (iii) certify such determination in writing. Awards shall be paid to the Participants following such certification by the Committee no later than the 15th day of the third month following the close of the Performance Period with respect to which the awards are made.

(e) Committee Discretion. Notwithstanding the foregoing, the Committee retains the discretion to reduce the amount of any incentive award that would otherwise be payable to a Participant, including a reduction in such amount to zero.

Section 7. Termination of Employment

Unless otherwise determined by the Committee, a Participant shall have no right to an incentive award under the Plan for any Performance Period in which the Participant is not actively employed by the Company or a Subsidiary on the last day of the Performance Period to which such award relates. The Committee, in its sole and absolute discretion, may impose such additional service restrictions as it deems appropriate.

Section 8. Amendment or Termination of the Plan

The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment that requires stockholder approval in order to maintain the qualification of incentive awards as performance-based compensation pursuant to Code Section 162(m) and regulations promulgated thereunder shall be made without such stockholder approval. If changes are made to Code Section 162(m) or regulations promulgated thereunder to permit greater flexibility with respect to any incentive award or awards available under the Plan, the Committee may, subject to this Section 8, make any adjustments to the Plan and/or incentive awards it deems appropriate.

Section 9. Taxes

Any amount payable to a Participant under this Plan shall be subject to any applicable Federal, state and/or local income and employment taxes and any other amounts that the Company is required at law to deduct and withhold from such payment.

Section 10. General Provisions

(a) No Rights to Employment. Nothing contained in the Plan shall create any rights of employment in any Participant or in any way affect the right and power of the Company or a Subsidiary to discharge any Participant or otherwise terminate the Participant’s employment at any time with or without cause or to change the terms of employment in any way.

(b) Non-Exclusive Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable.

(c) Unfunded Plan. Awards under the Plan will be paid from the general assets of the Company, and the rights of Participants under the Plan will be only those of general unsecured creditors of the Company.

(d) Non-alienation of Benefits. Except as expressly provided herein, no Participant shall have the power or right to sell, transfer, assign, pledge or otherwise encumber the Participant’s interest under the Plan.

(e) Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(f) Successors. All obligations of the Company under the Plan shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company and references to the “Company” herein shall be deemed to refer to such successors.

(g) Governing Law. To the extent not preempted by federal law, the Plan shall be construed in accordance with and governed by the laws of the state of Florida, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

(h) Code Section 409A Compliance. To the extent applicable, it is intended that this Plan and any incentive awards granted hereunder comply with the requirements of Section 409A of the Code and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service (“Section 409A”). Any provision that would cause the Plan or any incentive award granted hereunder to fail to satisfy Section 409A shall have no force or effect until amended to comply with Section 409A, which amendment may be retroactive to the extent permitted by Section 409A.

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